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As filed with the Securities and Exchange Commission on August 13, 2004

        Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LaBranche & Co Inc.
(Exact name of registrant as specified in its charter)

Delaware	6211	13-4064735
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
One Exchange Plaza New York, New York 10006-3008 (212) 425-1144 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

George M.L. LaBranche, IV
Chairman, President and
Chief Executive Officer
One Exchange Plaza
New York, New York 10006-3008
(212) 425-1144
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to: Jeffrey M. Marks, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

9 1/2% Senior Notes due 2009	$200,000,000	100%	$200,000,000	$25,340.00

11% Senior Notes due 2012	$260,000,000	100%	$260,000,000	$32,942.00

(1)
Pursuant to Rule 457(f)(2), represents the book value of the outstanding 9 1/2% Senior Notes due 2009 and 11% Senior Notes due 2012 for which the registered securities will be exchanged. Estimated solely for the purpose of calculating the registration fee.

(2)
Calculated Pursuant to Rule 457(f)(2).

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated August 13, 2004

Offer To Exchange
$200,000,000 principal amount of its 9 1/2% Senior Notes due 2009 that have been registered under the Securities Act of 1933
for
any and all outstanding
9 1/2% Senior Notes due 2009
and
$260,000,000 principal amount of its 11% Senior Notes due 2012 that have been registered under the Securities Act of 1933
for
any and all outstanding
11% Senior Notes due 2012

THE EXCHANGE OFFER

        We are offering to exchange all of our (i) outstanding 2009 senior notes for an equal principal amount of our 9 1/2% Senior Notes due 2009 that have been registered under the Securities Act of 1933, as amended, which we refer to as the 2009 exchange notes, and (ii) outstanding 2012 senior notes for an equal principal amount of our 11% Senior Notes due 2012 that have been registered under the Securities Act, which we refer to as the 2012 exchange notes and, together with the 2009 exchange notes, as the exchange notes. The exchange notes are substantially identical to the outstanding senior notes, except that the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer. The exchange notes will represent the same debt as the outstanding senior notes and will be issued under the same indenture.

        The exchange offer expires at 5:00 p.m., New York City time, on                           , 2004, unless extended.

        The exchange offer is not conditioned upon the tender of any minimum aggregate amount of the outstanding 9 1/2% Senior Notes due 2009 or 11% Senior Notes due 2012, which we refer to in this prospectus as the outstanding 2009 senior notes and the outstanding 2012 senior notes, respectively, and the outstanding senior notes, collectively.

        Tenders of outstanding senior notes may be withdrawn at any time on or prior to the expiration of the exchange offer.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding senior notes where such outstanding senior notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        There is no existing public market for the exchange notes. We do not intend to list the exchange notes on any securities exchange or quotation system.

        Interest on the exchange notes will accrue from May 18, 2004, or from the most recent interest payment date to which interest has been paid, and is payable on May 15 and November 15 of each year, beginning on November 15, 2004. The 2009 exchange notes will mature on May 15, 2009 and the 2012 exchange notes will mature on May 15, 2012.

        We urge you to carefully consider the risk factors beginning on page 13 of this prospectus before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2004.

        We are not making an offer to sell, or a solicitation of an offer to buy, the outstanding 2009 senior notes and 2012 senior notes, or any of the exchange notes, in any jurisdiction where, or to any person to or from whom, the offer or sale is not permitted.

        You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

        We urge you to contact us with any questions about this exchange offer or if you require additional information to verify the information contained in this document.

        We are not making any representation to any holder of the outstanding 2009 senior notes or 2012 senior notes regarding the legality of an investment in the exchange notes by it under any legal investment or similar laws or regulations. You should not consider any information in this document to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the exchange notes.

        The federal securities laws prohibit trading in our securities while in possession of material non-public information with respect to us.

NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

        NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

i

        We sold the outstanding senior notes to Credit Suisse First Boston LLC, as the initial purchaser, on May 18, 2004, in transactions not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act. The initial purchaser placed the outstanding senior notes with qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("Qualified Institutional Buyers" or "QIBs"), each of whom agreed to comply with certain transfer restrictions and other restrictions. Accordingly, the outstanding senior notes may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available. We are offering the exchange notes hereby in order to satisfy our obligations under a registration rights agreement between the initial purchaser and us relating to the outstanding senior notes.

        The 2009 exchange notes will bear interest at a rate of 9 1/2% per annum, and the 2012 exchange notes will bear interest at a rate of 11% per annum, in each case, payable semiannually on May 15 and November 15 of each year, commencing November 15, 2004. Holders of exchange notes of record on November 1, 2004 will receive on November 15, 2004 an interest payment in an amount equal to (x) the accrued interest on such exchange notes from the date of issuance thereof to November 15, 2004, plus (y) the accrued interest on the previously held outstanding 2009 senior notes and 2012 senior notes from the date of issuance of such 2009 senior notes and 2012 senior notes (May 18, 2004) to the date of exchange thereof. The outstanding 2009 senior notes and the 2009 exchange notes mature on May 15, 2009 and the outstanding 2012 senior notes and the 2012 exchange notes mature on May 15, 2012.

        The outstanding 2009 senior notes were initially represented by two global 2009 senior notes (the "Old 2009 Global Notes") in registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC" or the "Depositary"), as depositary, and the outstanding 2012 senior notes were initially represented by two global 2012 senior notes (the "Old 2012 Global Notes" and, together with the Old 2009 Global Notes, the "Old Global Notes") in registered form, registered in the name of Cede & Co., as nominee for the Depositary. The 2009 exchange notes that are exchanged for outstanding 2009 senior notes represented by the Old 2009 Global Notes initially will be represented by one or more global exchange notes (the "2009 Exchange Global Notes") in registered form, registered in the name of the Depositary, and the 2012 exchange notes that are exchanged for outstanding 2012 senior notes represented by the Old 2012 Global Notes initially will be represented by one or more global exchange notes (the "2012 Exchange Global Notes" and, together with the 2009 Exchange Global Notes, the "Exchange Global Notes"). See "Description of Exchange Notes—Book-Entry, Delivery and Form." References herein to "Global Notes" shall be references to the Old Global Notes and the Exchange Global Notes.

        Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission, exchange notes issued in transactions such as this exchange offer in exchange for outstanding 2009 senior notes and 2012 senior notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such outstanding 2009 senior notes and 2012 senior notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is our "affiliate" (within the meaning of Rule 405 of the Securities Act)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the exchange notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes. Holders of outstanding 2009 senior notes and 2012 senior notes wishing to accept the exchange offer must represent to us that such conditions have been met.

        The exchange notes will be a new issue of securities for which there currently is no market. The initial purchasers are not obligated to make a market in the exchange notes, and any such market making may be discontinued at any time without notice. As the outstanding 2009 senior notes and 2012 senior notes were issued and the exchange notes are being issued to a limited number of institutions that typically hold similar securities for investment, there can be no assurance as to the development, liquidity or maintenance of any trading market for the exchange notes. See "Risk Factors."

AVAILABLE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov.

        Our common stock is listed on the New York Stock Exchange. You may also inspect the information we file with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        Copies of our SEC filings are available on our website at www.labranche.com. You may also request a copy of these filings (excluding exhibits), at no cost, by writing or telephoning our chief financial officer at the following address:

    LaBranche & Co Inc.
    One Exchange Plaza
    New York, New York 10006-3008
    Attention: Chief Financial Officer
    Telephone: (212) 425-1144

        To obtain timely delivery, you must request information no later than five business days before making your investment decision.

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are included throughout this prospectus, including in the sections entitled "Prospectus Summary" and "Risk Factors." These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, profitability, liquidity and capital resources. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases to identify forward-looking statements in this prospectus.

        Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following:

  •
  changes in general economic conditions;

  •
  possible changes in our regulatory environment;

  •
  our or our employees' failure to comply with applicable laws and regulations;

  •
  potential liability under federal and state securities laws and in litigation against us;

  •
  our debt obligations;

  •
  our ability to raise additional capital and secure additional financing;

  •
  a decrease in our revenues due to changes in the economy or the securities markets;

  •
  potential losses from trading transactions;

  •
  failure to comply with net capital and net liquid asset requirements;

  •
  the ability to attract and retain key personnel;

  •
  difficulty managing our growth; and

  •
  competition.

        Given these uncertainties, prospective investors are cautioned not to place undue reliance on our forward looking statements. Except as required by law, we disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward looking statements contained in this prospectus to reflect future events or developments.

PROSPECTUS SUMMARY

        This summary highlights key information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus, including "Risk Factors," our consolidated financial statements and the notes to those financial statements, and the other documents to which this prospectus refers, before making an investment decision.

        The following description of our business contains forward-looking statements, which involve risks and uncertainties. Our results could differ materially from those anticipated in these forward-looking statements as a result of some factors. See "Forward Looking Statements" and "Risk Factors."

  As used in this prospectus, unless the context otherwise requires or indicates:

  •
  "senior notes" refers to the outstanding senior notes and the exchange notes offered in the exchange offer, collectively;

  •
  "LSP" refers to LaBranche Structured Products, LLC;

  •
  "LSPS" refers to LaBranche Structured Products Specialists, LLC;

  •
  "LABDR" refers to LABDR Services, Inc.;

  •
  "BV" refers to LaBranche & Co. B.V.; and

  •
  "LFSI" refers to LaBranche Financial Services, Inc.

        Unless the context otherwise requires, the terms "we," "us" and "our," when used in this prospectus, refer to LaBranche & Co Inc. and its subsidiaries, including LaBranche & Co. LLC, LSP, LSPS, LABDR, BV and LFSI.

Our Company

        We are a holding company that, through our wholly owned subsidiaries, operates principally in two business segments: the Specialist segment and the Execution and Clearing segment.

        LaBranche & Co. LLC, the core of our Specialist segment, was founded in 1924 and is the largest specialist firm on the New York Stock Exchange, or the NYSE, as measured by the dollar and share volume of traded stocks and the total number of common stock listings. As of June 30, 2004, the entities within our Specialist segment were specialists for 572 common stock listings on the NYSE, including 105 S&P 500 Index companies and seven of the 30 companies comprising the Dow Jones Industrial Average, or the DJIA, and 250 other NYSE-listed securities (e.g., preferred stocks and derivative securities). We are also the specialist for 105 common stock listings, 286 options listings, four futures and three exchange traded funds, or ETFs, on the American Stock Exchange, or the AMEX, the New York Board of Trade, or the NYBOT, and the Philadelphia Stock Exchange, or the PHLX, as well as a market maker for approximately 115 ETFs, 43 options and four futures contracts on various other exchanges, including the Chicago Board of Options Exchange, or the CBOE.

        All trading of securities on the NYSE is conducted through an auction process. An NYSE specialist firm is granted the franchise by the NYSE to conduct the auction in, and maintain a fair and orderly market for, securities listed on the NYSE. NYSE specialist firms conduct their auctions at specific trading posts located on the floor of the exchange. Because the specialist firm runs the auction in its specialist stocks, it takes into account all current buy and sell interest and offers in those stocks and gathers orders to price its stocks appropriately. The number of specialist firms on the NYSE has decreased from 37 at December 31, 1996 to seven at June 30, 2004. Of the seven specialist firms, the five largest specialist firms, as ranked by their number of specialist stocks, were responsible for approximately 95.8% and 95.6% of total NYSE share volume in 2002 and 2003, respectively.

        Since our initial public offering in August 1999, we have increased the number of our listed companies and specialist market share both internally and through acquisitions. Since the NYSE implemented its new specialist allocation process in March 1997, we have been selected by 156 new listed companies and have acquired eleven specialist operations, adding approximately 500 NYSE common stocks and 52 AMEX common stocks. As a result of such internal growth and selective acquisitions, our LaBranche & Co. LLC subsidiary currently is the largest NYSE specialist as illustrated by the following data:

  •
  the dollar volume traded of stocks for which LaBranche & Co. LLC was the specialist on the NYSE in 2003 was $2.5 trillion, or 26.9% of total 2003 NYSE dollar volume, and in 2002 was $2.7 trillion, or 27.2% of total 2002 NYSE dollar volume;

  •
  the share volume traded of stocks for which LaBranche & Co. LLC was the specialist on the NYSE in 2003 was 94.5 billion, or 28.3% of total 2003 NYSE share volume, and in 2002 was 102.1 billion, or 28.7% of total 2002 NYSE share volume; and

  •
  as of December 31, 2003, the total number of LaBranche & Co. LLC's NYSE common stock listings was 578, or 22.4% of all NYSE common stock listings, and as of December 31, 2002, its total number of NYSE common stock listings was 589, or 22.8% of all NYSE common stock listings.

        LaBranche & Co. LLC's listed companies currently include:

  •
  105 of the S&P 500 Index companies; and

  •
  seven of the 30 companies comprising the DJIA. Our DJIA stocks are 3M Co., Altria Group, Inc., American Express Company, E.I. du Pont de Nemours and Company, Exxon Mobil Corporation, Merck & Co. Inc. and SBC Communications Inc.

        Our Specialist segment also includes the operations of LSP, LSPS, LABDR and BV. LSP is a registered broker-dealer that operates as a specialist in options, ETFs and futures on the AMEX, the NYBOT and the PHLX, and is a market maker in ETFs, futures and options on several exchanges. LSPS is a specialist in ETFs traded on the NYSE that commenced operations on July 2, 2004. LABDR provides disaster recovery services and back-up facilities to our subsidiaries. BV represents LaBranche & Co. LLC in European markets and provides client services to LaBranche & Co. LLC's European listed companies.

        Our Execution and Clearing segment currently is comprised of the operations of LFSI. LFSI provides securities execution and clearing services to retail and institutional clients and correspondents. LFSI's central focus is to bring the customer closer to the point of sale and provide price discovery at the highest possible speed and lowest possible cost. LFSI, a registered broker-dealer and a member of the NYSE and other exchanges, provides securities clearing, securities execution and other related services to its own retail customers, customers of introducing brokers and institutional customers, including traders, professional investors and broker-dealers.

Our Competitive Position

        We are committed to providing the highest quality service to our various constituencies. Our strong competitive position is based on the following factors:

  •
  Leading Position in the Specialist Market. We have a long-standing reputation as one of the leading specialist firms on the NYSE and have established and are expanding our presence on the AMEX. We have successfully grown our business and improved our services through widely varying market conditions. Trading in the stocks for which we were the specialist during 2003 accounted for 28.3% of the share volume traded on the NYSE. By this measure, we were the largest specialist firm on the NYSE.

  •
  Diverse and High Quality Specialist Stocks. Our listed companies operate in a variety of industries, including financial services, media, oil and gas, retail, technology and telecommunications. Many of our listed companies are leaders in their respective fields.

  •
  Strong Skills. We utilize our strong trading skills to participate actively as principal in our specialist stocks. We significantly improve liquidity in our specialist stocks, particularly during periods of market volatility. In 2003, approximately 26.6% of our trades were as principal compared to an average of approximately 25.0% for all NYSE specialists.

  •
  Innovative Customer Oriented Services. We provide our listed companies with a high level of service and information about trading activity, in addition to our specialist functions on the trading floor and provide customized support services to assist in their investor relations efforts.

  •
  Completed Acquisitions. Since 1997, we have acquired eleven specialist operations adding approximately 500 NYSE common stocks and 52 AMEX common stocks, helping to solidify our position as one of the leading NYSE specialist firms, and establishing and expanding our presence on the AMEX.

        We are a Delaware corporation that was incorporated in June 1999. Our principal executive offices are located at One Exchange Plaza, 25th Floor, New York, New York 10006, and our telephone number is (212) 425-1144. Our Internet address is www.labranche.com. The contents of our website are not incorporated by reference herein. We make available free of charge, on or through the investor relations section of our web site, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These filings also are available on the SEC's website at www.sec.gov.

The Exchange Offer

Original Issuance of the Outstanding Senior Notes
We issued $200.0 million aggregate principal amount of our 2009 senior notes and $260.0 million aggregate principal amount of our 2012 senior notes to Credit Suisse First Boston LLC, as the initial purchaser, on May 18, 2004. The initial purchaser then resold the outstanding senior notes to qualified institutional buyers, as defined under Rule 144A of the Securities Act, in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. Because they were sold pursuant to exemptions from registration, the outstanding senior notes are subject to transfer restrictions.

We used the net proceeds of the offering of the outstanding senior notes to repurchase our then-outstanding 9 1/2% senior notes due 2004 and 12% senior subordinated notes due 2007, which we refer to as the 2004 notes and 2007 notes, respectively. We also used the net proceeds to repurchase all of the outstanding shares of our Series B preferred stock.

In connection with the issuance of the outstanding senior notes, we entered into a registration rights agreement in which we agreed to deliver to you this prospectus and to use our reasonable best efforts to complete the exchange offer or to file and cause to become effective a registration statement covering the resale of the outstanding senior notes.
The Exchange Offer
We are offering to exchange up to $200.0 million principal amount of 2009 exchange notes for an identical principal amount of the outstanding 2009 senior notes and up to $260.0 million principal amount of 2012 exchange notes for an identical principal amount of the outstanding 2012 senior notes. The outstanding senior notes may be exchanged only in $1,000 increments. We will accept any and all outstanding senior notes validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on , 2004. Holders may tender some or all of their outstanding senior notes pursuant to the exchange offer. The terms of the exchange notes are identical in all material respects to the terms of the outstanding senior notes for which they are exchanged, except that:
• the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer;

	•	the exchange notes bear a different CUSIP number than the outstanding senior notes for which they are exchanged; and
•
the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate in some circumstances relating to the timing of the exchange offer.
Resale of Exchange Notes
We believe you may offer, sell or otherwise transfer the exchange notes you receive in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:
	•	you acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;
	•	you are not participating and have no understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and
	•	you are not an affiliate of ours.

If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from these requirements, you may incur liability under the Securities Act. We will neither assume nor indemnify you against any such liability.

Each broker-dealer receiving exchange notes for its own account in exchange for outstanding senior notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes received in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless we extend the exchange offer. It is possible that we will extend the exchange offer until all of the outstanding senior notes are tendered.
Withdrawal Rights
You may withdraw the outstanding senior notes you tendered by furnishing a notice of withdrawal to the exchange agent or by complying with applicable Automated Tender Offer Program, or ATOP, procedures of The Depository Trust Company, or DTC, at any time before 5:00 p.m. New York City time on the expiration date. See "The Exchange Offer—Withdrawal of Tenders."

Accrued Interest on the Exchange Notes and the Outstanding Senior Notes
The exchange notes will bear interest from May 18, 2004 or, if later, from the most recent date of payment of interest on the outstanding senior notes. Accordingly, holders of outstanding senior notes that are accepted for exchange will not receive interest that is accrued but unpaid on the outstanding senior notes at the time of completion of the exchange offer.
Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. See "The Exchange Offer — Conditions." The exchange offer is not conditioned on any minimum principal amount of outstanding 2009 senior notes and 2012 senior notes being tendered.
Representations and Warranties	By participating in the exchange offer, you represent to us that, at the time of the consummation of the exchange offer, among other things:
	•	you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;
	•	you are not participating and have no understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;
	•	you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.
	•	if you are not a broker-dealer, you are not engaged and do not intend to engage in the distribution of exchange notes; and
	•	if you are a broker-dealer, you will receive exchange notes for your own account in exchange for your outstanding senior notes that were acquired as a result of market-making activities or other trading activities and you will deliver a prospectus in connection with any resale of exchange notes.
Procedures for Tendering the Outstanding Senior Notes	To accept the exchange offer, you must send the exchange agent either
	•	a properly completed and executed letter of transmittal; or
	•	a computer-generated message transmitted by means of DTC's ATOP system that, when received by the exchange agent, will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;
and either

• a timely confirmation of book-entry transfer of your outstanding senior notes into the exchange agent's account at DTC; or
• the documents necessary for compliance with the guaranteed delivery procedures described below.
Other procedures may apply to holders of certificated notes. For more information, see "The Exchange Offer—Procedures for Tendering."
Tenders by Beneficial Owners	If you are a beneficial owner whose outstanding senior notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those outstanding senior notes in the exchange offer, please contact the registered holder as soon as possible and instruct that holder to tender on your behalf and comply with the instructions in this prospectus.
Guaranteed Delivery Procedures	If you are unable to comply with the procedures for tendering on or prior to the exchange date, you may tender your outstanding senior notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer—Guaranteed Delivery Procedures."
Acceptance of the Outstanding Senior Notes and Delivery of the Exchange Notes	If the conditions described under "The Exchange Offer—Conditions" are satisfied or waived, we will accept for exchange any and all outstanding senior notes that are properly tendered and not withdrawn on or prior to the expiration date.
Effect of Not Tendering	Any of the outstanding senior notes that are not tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding senior notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of an exemption from registration. Upon completion of the exchange offer, we will have no further obligation, except under limited circumstances, to provide for registration of the outstanding senior notes under the federal securities laws.
Federal Income Tax Considerations	Exchanging your outstanding 2009 senior notes and 2012 senior notes for exchange notes pursuant to the exchange offer should not be a taxable event for United States federal income tax purposes. See "Certain Federal Income Tax Considerations."
Exchange Agent	U.S. Bank National Association is serving as exchange agent for the exchange offer. The address for the exchange agent is listed under "The Exchange Offer—Exchange Agent."

The Exchange Notes

        The following is a brief summary of some of the terms of the exchange notes. The exchange notes will evidence the same debt as the outstanding senior notes. The outstanding senior notes and the exchange notes will be governed by the same indenture. We define certain capitalized terms used in this summary in "Description of Exchange Notes—Certain Definitions" in this prospectus.

Issuer	LaBranche & Co Inc.
Notes Offered Hereby	$200.0 million aggregate principal amount of 2009 exchange notes.
$260.0 million aggregate principal amount of 2012 exchange notes.
Maturity Date	The 2009 exchange notes will mature on May 15, 2009.
The 2012 exchange notes will mature on May 15, 2012.
Interest	Interest on the 2009 exchange notes will accrue at the rate of 9 1/2% per annum, and interest on the 2012 exchange notes will accrue at the rate of 11% per annum. Interest on the exchange notes of each series will be payable semiannually, in cash, in arrears on May 15 and November 15 of each year, commencing on November 15, 2004.
Ranking	The exchange notes will be general unsecured obligations and will rank equal in right of payment with all of our other existing and future unsecured obligations, and senior in right of payment to all of our existing and future subordinated indebtedness. The exchange notes will be effectively subordinated to all of our future secured indebtedness and any indebtedness of our subsidiaries.
Redemption	We may redeem some or all of the 2009 exchange notes and any unexchanged 2009 senior notes on or after May 15, 2007 and some or all of the 2012 exchange notes and any unexchanged 2012 senior notes on or after May 15, 2008 at the redemption prices set forth in this prospectus.
We may also redeem up to 33% of the aggregate principal amount of the 2009 exchange notes and any unexchanged 2009 senior notes and up to 33% of the aggregate principal amount of the 2012 exchange notes and any unexchanged 2012 senior notes at a redemption price of 109.5%, in the case of the 2009 exchange notes and any unexchanged 2009 senior notes, and 111%, in the case of the 2012 exchange notes and any unexchanged 2012 senior notes, using the proceeds of certain equity offerings completed on or before May 15, 2007. We may make this redemption only if, after the redemption, at least 67% of the aggregate principal amount of the originally issued 2009 exchange notes and unexchanged 2009 senior notes and at least 67% of the aggregate principal amount of the originally issued 2012 exchange notes and any unexchanged 2012 senior notes, as the case may be, remains outstanding.

Change in Control	If we sell substantially all our assets or experience specific kinds of changes of control, we must offer to repurchase the exchange notes at a price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
Basic Covenants of the Indenture	The exchange notes will be subject to the terms of an indenture with U.S. Bank National Association, the trustee under the indenture. The indenture contains covenants that, among other things, will limit our ability to borrow money, make certain restricted payments, engage in transactions with stockholders or affiliates, engage in transactions with subsidiaries or place liens on assets. See "Description of Exchange Notes—Certain Covenants."
Excess Proceeds Offer	On September 15, 2004, we will be required to offer to repurchase on a pro rata basis senior notes of each series at a price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase to the extent of any net cash proceeds from the offering of the outstanding senior notes that we did not use to repurchase our 2004 notes, 2007 notes and shares of our Series B preferred stock and pay related fees and expenses, pursuant to an "Excess Proceeds Offer." We expect to make an Excess Proceeds Offer of approximately $18.2 million on September 15, 2004.
Exchange Offer; Registration Rights	We have agreed to offer to exchange the outstanding senior notes for a new issue of substantially identical debt securities registered under the Securities Act as evidence of the same underlying obligation of indebtedness. We have also agreed to provide a shelf registration statement to cover resales of the senior notes under certain circumstances. If we fail to satisfy these obligations, we have agreed to pay special interest to holders of the senior notes under specified circumstances. The filing of the registration statement of which this prospectus forms a part satisfies our filing requirement under the registration rights agreement. See "Description of Exchange Notes—Registration Rights; Special Interest."
Use of Proceeds	We will not receive any cash proceeds from the exchange offer. We have used the net proceeds of the issuance of the outstanding senior notes to repurchase our 2004 notes, 2007 notes and shares of our Series B preferred stock and to pay the related fees and expenses. We are required to use any remaining proceeds from the issuance of the outstanding senior notes to make the Excess Proceeds Offer described above.

Risk Factors

        Acquiring exchange notes involves substantial risk. See the "Risk Factors" section of this prospectus for a description of certain of the risks you should consider before participating in the exchange offer.

Summary Historical Consolidated Financial Data

        The summary historical consolidated financial data set forth below for the years ended December 31, 2002 and 2003 and as of December 31, 2002 and 2003 have been derived from our consolidated financial statements, which have been audited by KPMG LLP, independent registered public accounting firm, and are included in this prospectus. The summary historical consolidated financial data set forth below for the year ended December 31, 2001 and as of December 31, 2001 have been derived from our consolidated financial statements, which were audited by Arthur Andersen LLP, independent public auditors, and are included in this prospectus. The summary historical consolidated financial data set forth below for the years ended December 31, 1999 and 2000 and as of December 31, 1999 and 2000 have been derived from our consolidated financial statements audited by Arthur Andersen LLP, independent public auditors. The selected historical consolidated financial data for the six months ended June 30, 2003 and 2004 were derived from our unaudited financial statements included in this prospectus. Our management believes that the unaudited historical financial statements contain all adjustments needed to present fairly the information contained in those statements.

        You should read the summary historical consolidated financial data in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and related notes included in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	1999	2000	2001	2002	2003	2003	2004
						(unaudited)
	(in thousands)
STATEMENTS OF OPERATIONS DATA:
Revenues:
Net gain on principal transactions	$150,971	$282,948	$340,795	$342,400	$202,207	$111,906	$92,743
Commissions	37,222	45,381	62,866	92,044	94,443	47,375	49,248
Other	12,844	16,480	20,469	18,401	9,339	4,857	28,624

Total revenues	$201,037	$344,809	$424,130	$452,845	$305,989	$164,138	$170,615

Income (loss) before managing directors' compensation, limited partners' interest in earnings of subsidiary, minority interest, and provision (benefit) for income taxes	134,468	166,577	156,711	166,124	(185,074)	33,306	(31,641)

Net income (loss) applicable to common stockholders	$29,034	$81,923	$64,115	$80,285	$(183,403)	$15,008	$(18,699)

Diluted earnings (loss) per share	$0.72	$1.69	$1.13	$1.34	$(3.08)	$0.25	$(0.31)

Cash dividends declared per share of common stock	—	—	—	—	$0.24	$0.16	—

Other Data:
EBITDA(1)	$66,363	$226,946	$248,210	$228,159	$(124,405)	$63,696	$5,789
Adjusted EBITDA(2)	66,363	226,946	248,210	228,159	109,931	63,696	55,394
Provision (benefit) for income taxes	23,899	84,654	85,124	78,898	(6,007)	16,062	(15,424)
Interest expense	8,286	41,893	52,049	48,589	48,188	23,928	31,694
Depreciation and amortization	5,144	18,476	39,450	13,446	12,803	6,589	6,106

	As of December 31,					As of June 30,
	1999	2000	2001	2002	2003	2003	2004
						(unaudited)
	(in thousands)
STATEMENTS OF FINANCIAL CONDITION DATA:
Cash and short term investments	$109,196	$287,643	$189,524	$119,045	$508,844	$409,154	$484,761
Total assets	505,896	1,004,122	2,000,837	1,912,802	1,959,602	2,188,602	2,391,382
Total long term and subordinated indebtedness(3)	162,330	397,828	429,205	383,233	275,891	383,538	498,814
Members' capital/Stockholders' equity	251,972	370,901	928,358	989,688	772,964	973,813	756,971

(1)
EBITDA is defined as net income (loss) applicable to common stockholders after minority interest but before Series A and Series B preferred dividends and discount accretion, provision (benefit) for income taxes, interest expense (excluding interest income) and depreciation and amortization expense. We present EBITDA because Consolidated EBITDA (as defined in the indentures) will be used in the calculation of certain ratios under the indentures governing the Senior Notes. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

  EBITDA has implications as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these implications are:

  •
  EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or capital commitments;

  •
  EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

  •
  EBITDA does not reflect the significant interest expense, or cash requirements necessary to service interest or principal payments, on our debt.

  The following is a reconciliation of EBITDA to our net income (loss) applicable to common stockholders:

	Year Ended December 31,					Six Months Ended June 30,
	1999	2000	2001	2002	2003	2003	2004
	(in thousands)
Net income (loss) applicable to common stockholders	$29,034	$81,923	$64,115	$80,285	$(183,403)	$15,008	$(18,699)
Preferred dividends and discount accretion	—	—	7,472	6,941	4,014	2,109	2,112
Provision (benefit) for income taxes	23,899	84,654	85,124	78,898	(6,007)	16,062	(15,424)
Interest expense	8,286	41,893	52,049	48,589	48,188	23,928	31,694
Depreciation and amortization	5,144	18,476	39,450	13,446	12,803	6,589	6,106

EBITDA	$66,363	$226,946	$248,210	$228,159	$(124,405)	$63,696	$5,789

(2)
Adjusted EBITDA for the 2003 fiscal year equals EBITDA plus (a) the pre-tax charge of $63.5 million which we accrued in 2003 in connection with our settlement of the NYSE and SEC investigations of the specialist trading activities of LaBranche & Co. LLC, (b) the impairment charge relating to our goodwill in the amount of $170.3 million to reflect the results of our annual impairment testing as of December 31, 2003 under SFAS No. 142, and (c) a non-cash charge of $0.5 million for impairment of our AMEX exchange membership. Adjusted EBITDA for the first six months of 2004 equals EBITDA plus (a) the charges of $55.9 million we accrued in the second quarter of 2004 for premium and consent payments, accelerated discount amortization and related fees with respect to the repurchase of a substantial portion of our 2004 notes and 2007 notes in May 2004 plus (b) a non-cash charge of $18.3 million for impairment of our exchange memberships and minus (c) an appreciation in fair value of $24.6 million of our investment in Lava Trading Inc. due to the recent agreement of a major financial institution to acquire Lava. We present Adjusted EBITDA by adjusting EBITDA to eliminate the impact of these items, which we do not consider indicative of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to the limitations applicable to EBITDA. In addition, with respect to the add-back to Adjusted EBITDA of our $63.5 million settlement charge in 2003, we cannot assure you that we will not become subject to other determinations, judgments or settlements that could require us to pay substantial fines, penalties or restitution. It is also possible that we may incur goodwill impairment charges in the future as a result of our annual goodwill impairment testing or testing of the value of our exchange memberships. Adjusted EBITDA should not be viewed as a reliable predictor of our ability to generate earnings or cash to service our debt. The following is a reconciliation of EBITDA to Adjusted EBITDA:

	Year Ended December 31, 2003	Six Months Ended June 30, 2004
EBITDA	$(124,405)	$5,789
Restitution and fines	63,519	—
Goodwill impairment	170,302	—
Exchange memberships impairment	515	18,327
Debt repurchase related expenses	—	55,857
Appreciation of non-marketable investment	—	(24,579)

Adjusted EBITDA	$109,931	$55,394

(3)
Excludes subordinated liabilities related to contributed exchange memberships and, in 2003, excludes $100.0 million principal amount of 2004 notes due in August 2004, which is classified as short-term debt.

RISK FACTORS

        In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding whether an investment in the exchange notes is suitable for you. If any of the adverse events contemplated by these risk factors actually occurs, our business, financial condition and results of operations could be materially adversely affected and you may lose all or part of your investment in the exchange notes. The risks and uncertainties described below are not the only ones facing our company, and additional risks and uncertainties may also impair our business operations.

Risks Related To Our Business

The market structure in which we operate may change, making it difficult for us to maintain our levels of profitability.

        The market structure in which we operate is subject to changes that could adversely affect our financial condition and results of operations. Most notably, the NYSE's recent proposed changes in its automated trade execution system and the SEC's recent proposed structural changes in the U.S. equity trading markets may have an adverse effect on our business.

        In February 2004 and again more recently on August 2, 2004, the NYSE proposed to expand its Direct+® trading system to eliminate the current limits on size, timing and types of orders that currently may be executed electronically through the Direct+® system and thereby create a so-called hybrid market intended to incorporate a number of new trade execution options while preserving the option of access to auction price discovery and deep liquidity. Specifically, the NYSE's proposals would eliminate the 1,099-share restriction on NYSE Direct+® orders, as well as the prohibition against entering orders for the same account within 30 seconds, and would permit market orders and immediate-or-cancel orders to be eligible for Direct+® execution. In addition, the NYSE's proposals contain a number of other new features designed to "create a liquidity pool accessible for electronic and auction price discovery; the opportunity for benefits associated with human judgment at the point of sale; and accountable performance with focused communication by specialists." The NYSE has indicated that it already has begun the technological work necessary to implement its proposed changes in the NYSE Direct+® system and has estimated that, subject to approval of its proposed changes by the SEC, a pilot or phased start of the new Direct+® system will get underway in six to twelve months.

        In February 2004, the SEC proposed new rules which would require, subject to certain exceptions, that every "order execution facility" (i.e., every national securities exchange, national securities association that operates an order execution facility, alternative trading system, exchange specialist and market maker, OTC market maker, block positioner and any other broker or dealer that executes orders internally by trading as principal or crossing orders as agent), establish, maintain and enforce polices and procedures reasonably designed to prevent the execution of a "trade through" (viz., the execution of an order at a price that is inferior to a price displayed in another market) in its market. This requirement would apply to all incoming orders in "NMS Stocks," all NASDAQ, NYSE and AMEX-listed stocks and any order execution facility that executes orders internally within its market, whether or not that market posts its best bid and offer in the consolidated quote system. The two major exceptions to this requirement, however, would (1) allow customers (and broker dealers trading for their own accounts) to "opt-out" of the protections of the rule by providing informed consent to the execution of their orders, on an order-by-order basis, in one market without regard to the possibility of obtaining a better price in another market, and (2) take into account the differences between the speed of execution in electronic versus manual markets by providing an automated market with the ability to trade through a non-automated market at a price up to a certain amount away from the best bid or offer displayed by the non-automated market.

        While the effect on our business operations of adoption of the NYSE's and the SEC's proposed rule changes, either in their current form or in a modified form, cannot be predicted with certainty, it is possible that the proposed rule changes will adversely affect our future NYSE specialist trading revenues. There has been considerable discussion and numerous comments on the proposed regulatory changes, but the extent, nature, impact and timing of these changes are currently unknown.

We are subject to extensive regulation under federal and state laws that could result in fines or other penalties.

        On March 29, 2004, we entered into a definitive agreement with the NYSE and the SEC to settle investigations by the NYSE and the SEC concerning specialist trading activity. The findings, neither admitted nor denied, include violations of Section 11(b) of the Exchange Act and rules promulgated thereunder concerning specialist trading, including the requirement that a specialist maintain a fair and orderly market, violation of various NYSE rules and violations of Section 15(b)(4)(E) of the Exchange Act, including failure to supervise with respect to certain transactions in which one or more employees allegedly violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. Pursuant to the agreement, and without admitting or denying any wrongdoing, we paid on April 7, 2004 a total of $63.5 million for certain trades that occurred during the five-year period from 1999 through 2003. This settlement resolved the NYSE and the SEC investigations of specialist trading activity concerning us for all periods through 2003. The settlement represented a subsequent event reportable for 2003 under accounting principles generally accepted in the United States of America, and we recorded a $63.5 million pre-tax charge for 2003. The four other largest NYSE specialist firms also settled the investigations concerning their specialist trading activity during the 1999 through 2003 period at the same time. The two smaller NYSE specialist firms more recently settled the investigations concerning their specialist trading activity during the 1999 through 2003 period.

        We are subject to extensive regulation under both federal and state laws. In addition, the SEC, the NYSE, the NASD, the AMEX, other self-regulatory organizations, more commonly known as "SROs," and state securities commissions require strict compliance with their respective rules and regulations. As a result of our acquisitions since 1997 and the consequent increase in the size of our business and in the number of our employees, the risk that we will not detect or prevent employee misconduct has increased. Employee misconduct that may be difficult to detect could result in losses. There have been a number of highly publicized cases involving fraud, stock manipulation or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. Misconduct by employees could include, among other things, binding us to transactions that exceed authorized limits or present unacceptable risks, or hiding from us unauthorized or unsuccessful activities, which, in either case, may result in unknown and unmanaged risks or losses. Employee misconduct could also involve the improper use or disclosure of confidential information, which could result in regulatory sanctions and serious reputational or financial harm.

        If there are any additional investigations or actions against us or any of our subsidiaries, such investigations or actions could result in settlements, determinations or judgments requiring substantial payments by us, including the costs of defending such investigations or actions, the imposition of substantial sanctions, fines or penalties and the suspension or revocation of our registration with the SEC as a broker dealer or our suspension or expulsion as a member firm of the NYSE and the AMEX, in which case we would be unable to operate our business.

        It also may be difficult for us to comply with other new or revised legislation or regulations imposed by the SEC, other U.S. or foreign governmental regulatory authorities and SROs, including the NYSE and the AMEX. Failure to comply would have an adverse effect on our business, financial condition and/or operating results. Other changes in the interpretation or enforcement of existing laws and rules by the SEC, these governmental authorities and SROs also could have an adverse effect on our business, financial condition and/or operating results.

Failure to comply with undertakings set forth in the settlement with the NYSE and SEC could adversely affect us.

        In connection with the settlement of the NYSE and the SEC investigations concerning our NYSE specialist trading activity, we agreed to, and will comply with the following undertakings:

  •
  implementation of systems and procedures to ensure appropriate follow up and review with regard to information provided to LaBranche & Co. LLC on a daily basis by the NYSE with regard to specialists' override of the Principal Inhibitor function, which identifies specialist principal trades that may have been effected while an executable agency order was reflected in the order book on the same side of the market;

  •
  creation of a committee, including LaBranche & Co. LLC's chief compliance officer and at least two members of senior management, specifically charged with meeting periodically (no less frequently than monthly) to evaluate specialist rule compliance;

  •
  development and/or enhancement of systems and procedures to track and maintain records identifying the individuals acting as specialist and clerk for each security at all times throughout each trading day;

  •
  annual certification, through LaBranche & Co. LLC's chief executive officer, that a review has been conducted by the chief compliance officer of trading in LaBranche & Co. LLC's principal account for the purpose of detecting interpositioning, trading ahead and unexecuted limit order violations;

  •
  bi-annual assessment of, and reports on, the adequacy of the resources devoted to LaBranche & Co. LLC's compliance function, and devotion of adequate funds and staffing to the compliance department; and

  •
  retention of an independent consultant to review and evaluate LaBranche & Co. LLC's compliance systems, policies and procedures reasonably designed to ensure that LaBranche & Co. LLC is in compliance with federal securities laws and NYSE rules with regard to specialist trading.

        If we are, in the future, unable to satisfy or maintain compliance with any of these undertakings for reasons that we cannot foresee such failure could have a material adverse effect on our business and our regulatory compliance structure.

We also are subject to the risks of securities laws liability and related civil litigation.

        Many aspects of our business involve substantial risks of legal liability. A specialist is exposed to substantial risks of liability under federal and state securities laws, other federal and state laws and court decisions, as well as rules and regulations promulgated by the SEC, the NYSE and the AMEX.

        The above-described NYSE and SEC investigations of our NYSE specialist trading practices have also resulted in the initiation of purported class action proceedings against us and certain of our officers and directors in the United States District Court for the Southern District of New York and other proceedings in other courts, all of which are described under "Business—Legal Proceedings." Another action has been commenced by five entities against four national securities exchanges and 35 securities brokers (including our LSP subsidiary), in the United States District Court for the Northern District of Illinois, alleging that LSP conspired with the other defendants by allegedly failing to execute orders, canceling orders and refusing to cancel orders for the purchase and sale of options.

        While we deny the allegations of wrongdoing against us in these actions, there can be no assurance as to the ultimate outcome or timing of their resolution. The range of possible resolutions could include determinations and judgments against us or settlements that could require substantial payments by us, including the costs of defending such investigations and suits, which could have a material adverse effect on our financial condition, results of operations and cash flows.

        We also are subject to the risk of civil litigation and claims in the ordinary course of our business operations. In particular, LFSI, as successor in interest to ROBB PECK McCOOEY Clearing Corporation, or RPMCC, has been the target, from time to time, of various claims and lawsuits incidental to the ordinary course of RPMCC's business operations. It is possible that we could incur significant legal expenses in defending ourselves against these and future lawsuits or claims. An adverse resolution of any future lawsuits or claims against us could have an adverse effect on our business, financial condition and/or operating results.

We may have insufficient capital in the future and may be unable to secure additional financing when we need it.

        Our business depends on the availability of adequate capital. We cannot be sure that we will have sufficient capital in the future or that additional financing will be available on a timely basis, or on terms favorable to us. Historically, we have satisfied these needs with internally generated funds, the issuance of subordinated debt by our operating subsidiaries and the issuance of common stock, and notes representing our indebtedness, including the outstanding senior notes. While we currently anticipate that our available cash resources and credit facilities will be sufficient to meet our anticipated working capital, regulatory capital and capital expenditure requirements through at least the next twelve months, we may need to raise additional funds to:

  •
  increase the capital available to us for our inventory positions;

  •
  expand or diversify our operations;

  •
  acquire complementary businesses; or

  •
  respond to unanticipated capital requirements.

        We may be required to obtain this additional financing on short notice as a result of rapid, unanticipated developments, such as a steep market decline.

Our revenues may decrease due to changes affecting the economy or changes affecting the securities markets, such as decreased volume, volatility or liquidity.

        As illustrated by the last several years, adverse changes affecting the economy and/or the securities markets typically result in a decline in market volatility or liquidity, thus lowering revenues from our specialist, market making and execution and clearing activities. Historically, increases in our revenues have resulted primarily from increases in the volume of trading on the NYSE, volatility in the prices of publicly traded securities and favorable conditions in the securities markets. In recent years, however, the economy has slowed and financial markets have become less prosperous in comparison to the immediately preceding several years. It is possible that continued adverse economic conditions will result in continued declines in market volume or compromised market liquidity, in which case our revenues and our results of operations would continue to be adversely affected. Many elements of our cost structure do not decline if we experience reductions in our revenues. As a result, if economic and market conditions cause our revenues to decline, we may be unable to adjust our cost structure on a timely basis and could suffer losses.

        Many of the difficult global market and economic conditions that existed during 2001 and 2002 have continued through 2003 and 2004. Weak corporate earnings, continuing uncertainty about the strength and pace of the global economic recovery and continued reports of corporate accounting and governance irregularities and insider and mutual fund trading scandals have undermined investor confidence, and the equity markets in which we operate have experienced significant declines in recent years. Uncertainty surrounding lingering terrorist threats and increased geopolitical tensions also has contributed to investors becoming increasingly risk-averse.

        These conditions have affected our recent results of operations and may adversely affect our operations in the future. While U.S. equity prices generally recovered in 2003, adverse changes in the economy and the securities markets could continue or return, resulting in:

  •
  losses from declines in the market value of securities held in our accounts;

  •
  a decline in trading volume on the NYSE, the AMEX and other exchanges;

  •
  a decline in volatility in the securities markets in which we act as a specialist;

  •
  the failure of buyers and sellers of securities to fulfill their settlement obligations; and

  •
  increases in claims and litigation.

        Whether market and economic conditions will continue to improve and whether we will be able adequately to protect our interests and maintain revenues in the future is uncertain.

Risks associated with our trading transactions could result in trading losses.

        A majority of our Specialist segment's revenues are derived from trading by us as principal. We may incur trading losses relating to these activities, since each such trade primarily involves the purchase, sale or short sale of securities for our own account. In any period, we may incur trading losses in a significant number of our specialist stocks, options, rights and ETFs for a variety of reasons, including price declines, lack of trading volume and the required performance of our specialist obligations. From time to time, we have large position concentrations in securities of a single issuer or issuers engaged in a specific industry. In general, because our inventory of securities is marked-to-market on a daily basis, any downward price movement in these securities results in an immediate reduction of our revenues and operating profits. LSP's specialist and market maker trading in options, ETFs, futures, other derivative instruments and foreign currencies also exposes it to certain additional risks associated with such factors as price fluctuations, foreign exchange currency movements, changes in the liquidity of markets, volatility and counterparty credit. Although we have adopted and carry out risk management procedures, we cannot be sure that these procedures have been formulated properly to identify or completely limit our risks, and even if formulated properly, we cannot be sure that we will successfully implement these procedures. As a result, we may not be able to manage our risks successfully or avoid trading losses.

        Our securities transactions are conducted as principal and agent with broker-dealer counterparties located in the United States. While the NYSE, the AMEX and the clearing houses monitor the credit standing of the counterparties with which we conduct business, we cannot be certain that any of these counterparties will not default on their obligations. If any do, our business, financial condition and/or operating results could be adversely affected.

Specialist and market maker rules require us to make unprofitable trades and refrain from making profitable trades.

        Our roles as a specialist and market maker, at times, require us to make trades that adversely affect our profitability. In addition, as a specialist and market maker, we are at times required to refrain from trading for our own account in circumstances in which it may be to our advantage to trade. For example, we may be obligated to act as a principal when buyers or sellers outnumber each other and take a position counter to the market, buying or selling shares to support an orderly market in the affected stocks. In addition, specialists and market makers generally may not trade for their own account when public buyers are meeting public sellers in an orderly fashion and may not compete with public orders at the same price. By having to support an orderly market, maintain inventory positions and refrain from trading under some favorable conditions, we are subject to risk. In addition, one consequence of the SEC and the NYSE investigations of NYSE specialist trading practices may be amendments by the NYSE and, possibly, the AMEX of the rules, practices and procedures governing our specialist and market making activities in a manner that could adversely affect our trading revenues.

Failure to comply with net capital and net liquid asset requirements may result in the revocation of our registration with the SEC or our expulsion from the NYSE and/or the AMEX.

        The SEC, the NYSE, the AMEX and various other regulatory agencies have stringent rules with respect to the maintenance of minimum levels of capital and net liquid assets by securities broker-dealers and specialist firms. LaBranche & Co. LLC currently is required to maintain minimum net liquid assets of approximately $446.0 million. Failure by any of our broker-dealer and specialist subsidiaries to maintain its required level of net capital and net liquid assets may subject it to suspension or revocation of its SEC registration or suspension or expulsion by the NYSE and/or the AMEX. If this occurs, we would be unable to operate our business. In addition, a change in these rules, the imposition of new rules or any unusually large capital requirement or charge against the regulatory capital of any of our broker-dealer subsidiaries could limit those of our operations which require intensive use of capital. These rules also could restrict our ability to withdraw capital from our broker-dealer subsidiaries, thus limiting our ability to expand, diversify or even maintain our present levels of business, pay dividends, repay debt and repurchase shares of our outstanding stock.

We depend primarily on our specialist activities, and if they fail to generate revenues as anticipated, it would adversely affect our financial condition and results of operations.

        We derive the vast majority of our revenues from specialist activities. If demand for our specialist services fails to grow, grows more slowly than we currently anticipate or declines, our financial condition and results of operations would be adversely affected. We expect our specialist activities to continue to account for the vast majority of our revenues for the foreseeable future. Our future success will depend on:

  •
  continued growth in the volume of trading and the number of listings on the NYSE, the AMEX and other exchanges;

  •
  being chosen as the specialist for additional listing companies;

  •
  our ability to respond to regulatory and technological changes; and

  •
  our ability to respond to changing demands in the marketplace.

        Recently, a number of NYSE-listed companies have sought to have their shares listed for trading on the NASDAQ market system, while retaining their listing on the NYSE. Trades of NYSE-listed stock on NASDAQ and other alternative trading systems could reduce the levels of trading of NYSE-listed and AMEX-listed securities executed through NYSE and AMEX specialists. This, in turn, could have an adverse effect on our revenues. Over the past few years, a number of alternative trading systems have been developed or emerged. These alternative trading systems may compete with specialists by increasing trading in NYSE-listed and AMEX-listed securities off the NYSE and the AMEX trading floors. In addition, as described above, the SEC and the NYSE's recently proposed market structure rule changes could result in increased trading of NYSE-listed and AMEX-listed securities in electronically-matched orders and thus reduced levels of trading of such securities through specialists.

        Historically, a relatively small number of listed companies have accounted for a significant portion of our revenues from our NYSE specialist trading activities. The loss of any of these listed companies could have an adverse effect on our revenues. For the years ended December 31, 2001, 2002 and 2003, transactions in our 10 most actively traded NYSE specialist stocks accounted for approximately 28.2%, 27.5% and 19.0% of our total NYSE principal trading revenues, respectively. For the six months ended June 30, 2003 and 2004, transactions in our 10 most actively traded NYSE specialist stocks accounted for approximately 20.1% and 17.7% of our total NYSE trading revenues, respectively. The composition of these ten most actively traded specialist stocks changes frequently. We cannot be certain that we will be able to retain these or any other of our top listed companies. We can lose these listed companies if they cease to be traded on the NYSE as a result of being acquired or otherwise delisted. In addition, under recently revised NYSE procedures allowing listed companies greater latitude to request a change in their specialist or if the NYSE were to determine that we have failed to fulfill our obligations as specialist for a listed company, our registration as the specialist for that listed company could be canceled or suspended.

        We cannot be sure that we will be able to compete effectively with current or future competitors. Our failure to compete effectively would have an adverse effect on our profitability. We obtain all our new listings on the NYSE by going through an allocation process. In this process, either a committee of the NYSE or the listing company chooses the specialist. The competition for obtaining new listing companies is intense. We expect competition to continue and intensify in the future. Some of our competitors may have significantly greater financial and other resources than we have and may have greater name recognition. These competitors may be able to respond more quickly to new or evolving opportunities and listing company requirements. They also may be able to undertake more extensive promotional activities to attract new listing companies.

Our success depends on our ability to accurately process and record our transactions, and any failure to do so could subject us to losses.

        Our specialist, market making and clearing and execution activities require us to accurately record and process a very large number of transactions on a daily basis. Any failure or delay in recording or processing transactions could cause substantial losses for brokers, their customers and/or us and could subject us to claims for losses. We rely on our staff to operate and maintain our information and communications systems properly, and we depend on the integrity and performance of those systems. Our recording and processing of trades is subject to human and processing errors. Moreover, extraordinary trading volume or other events could cause our information and communications systems to operate at an unacceptably low speed or even fail. Any significant degradation or failure of our information systems or any other systems in the trading process could cause us to fail to complete transactions or could cause brokers who place trades through us to suffer delays in trading.

        Any information or communication systems failure or decrease in information or communications systems performance that causes interruptions in our operations could have an adverse effect on our business, financial condition and/or operating results. Our systems may fail as a result of a hardware, software, power or telecommunications failure. In addition, our offices are located in close proximity to the site of the September 11, 2001 terrorist attacks on the World Trade Center. The aftermath of the attacks on the World Trade Center required us to close our operations and temporarily operate from our disaster recovery site. The NYSE also was forced to stop operating for four consecutive trading days, which caused our operations to halt and could have compromised the liquidity of the NYSE during closure. It is possible that additional terrorist attacks or acts of war may occur in the future and that such attacks could compromise or disable our systems. Although we have established back-up disaster recovery centers in New Jersey and New York, they may not be effective in preventing an interruption of our business.

        We also are dependent on the proper and timely function of complex information and communications systems maintained and operated by or for the NYSE, the AMEX and clearing and depositary institutions. Failures or inadequate or slow performance of any of these systems could adversely affect our ability to operate and complete trades. The failure to complete trades on a timely basis could subject us to losses and claims for losses of brokers and their customers.

Our future success will depend on the ability to upgrade information and communications systems, and any failure to do so could harm our business and profitability.

        The development of complex communications and new technologies, including Internet based technologies, may render our existing information and communications systems outdated. In addition, our information and communications systems must be compatible with those of the NYSE and the AMEX. As a result, when the NYSE or the AMEX upgrades its systems, we will need to make corresponding upgrades. Our future success will depend on our ability, on a cost-effective basis, to timely respond to changing technologies. Our failure to do so could have an adverse effect on our business, financial condition and/or operating results.

        The NYSE's ability to develop information and communications systems and complex computer and other technology systems has been instrumental in its growth and success. We are dependent on the continuing development of technological advances by the NYSE and the AMEX, a process over which we have no control. If the NYSE for any reason is unable to continue its history of computer-related and other technological developments and advances, it could have an adverse effect on the success of the NYSE, including its ability to grow, to manage its trading volumes and to attract new listings. Any such developments can be expected to adversely affect our operations, financial condition and operating results.

If we lose the services of our key personnel or cannot hire additional qualified personnel, our business will be harmed.

        Our future success depends on the continued service of key employees, particularly Michael LaBranche, our Chairman, Chief Executive Officer and President. The loss of the services of any of our key personnel or the inability to identify, hire, train and retain other qualified personnel in the future could have an adverse effect on our business, financial condition and/or operating results. Competition for key personnel and other highly qualified management, trading, compliance and technical personnel is intense. We cannot assure you that we will be able to attract or retain highly qualified personnel in the future.

        In connection with our 1999 reorganization from partnership to corporate form and initial public offering of our common stock, a number of our current managing directors received substantial amounts of our common stock in exchange for their partnership interests. Because the shares of common stock were received in exchange for partnership interests, ownership of the shares is not dependent upon the continued employment of those managing directors. In addition, in and subsequent to our 1999 reorganization, many of our employees who are not managing directors have received grants of stock options and restricted stock units. The steps we have taken to encourage the continued service of these individuals, who include key senior personnel, may not be effective.

        Our current and prospective employees may experience uncertainty about their future roles with us and our business prospects. This uncertainty may adversely affect our ability to attract and retain key personnel, which would adversely affect our business and results of operations.

We may have difficulty successfully managing our growth.

        Our business has grown since 1997, primarily due to acquisitions we have made during this period. The growth of our business has increased the demands upon our management and operations. This growth has required, and will continue to require, an increase in investment in management personnel, financial and management systems and controls and facilities. The scope of procedures for assuring compliance with applicable rules and regulations has changed as the size and complexity of our business has increased. In response, we have implemented formal compliance procedures that are regularly updated. Our future operating results will depend on our ability to continue:

  •
  to improve our systems for operations, financial control and communication and information management;

  •
  to refine our compliance procedures and enhance our compliance oversight;

  •
  to maintain strong relationships with, and attract new, listed companies; and

  •
  to retain and incentivize our employees.

Three of our current or former executive officers are in a position to substantially control matters requiring a stockholder vote.

        Certain of our current and former managing directors who currently own a significant percentage of our outstanding common stock have entered into a stockholders' agreement under which they have agreed, among other things, that their shares of our common stock will be voted, for as long as they own their shares, as directed by a majority vote of Michael LaBranche, our Chairman, Chief Executive Officer and President, Alfred O. Hayward, Jr., our executive officer, director and Chief Executive Officer of LaBranche & Co. LLC and James G. Gallagher, a former executive officer and director. Accordingly, these individuals have the ability substantially to control most matters requiring approval by our common stockholders. These matters include the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all our assets. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, a merger or consolidation, a takeover or another business combination.

Risks Related to the Exchange Offer

If you do not properly tender, or you cannot tender, your outstanding senior notes, your ability to transfer such outstanding senior notes will be adversely affected.

        We will issue exchange notes only in exchange for outstanding senior notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding senior notes and you should carefully follow the instructions on how to tender your outstanding senior notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the outstanding senior notes. If you do not tender your outstanding senior notes or if we do not accept your outstanding senior notes because you did not tender your outstanding senior notes properly, then, after we consummate the exchange offer, you will continue to hold outstanding senior notes that are subject to the existing transfer restrictions. In addition, if you tender your outstanding senior notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding senior notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any outstanding senior notes, you may have difficulty selling them because there will be fewer outstanding senior notes outstanding. In addition, if a large number of outstanding senior notes are not tendered or are tendered improperly, the limited number of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

We have significant debt obligations.

        We have a significant amount of debt. As of June 30, 2004, our total debt outstanding was $507.7 million. LaBranche & Co. LLC also may borrow, subject to certain conditions, up to $200.0 million to finance its specialist security positions under a line-of-credit with a U.S. commercial bank. Our significant level of debt could have important consequences, including the following:

  •
  our ability to obtain additional financing to fund growth, working capital, capital expenditures, debt service requirements or other purposes may be impaired;

  •
  our ability to use operating cash flow in other areas of our business may be limited because we dedicate a substantial portion of these funds to make principal and interest payments; and

  •
  our amount of debt may limit our flexibility to adjust to changing market conditions, changes in our industry and economic downturns.

Our ability to take certain actions are restricted by the terms of our indebtedness.

        The covenants in the indenture governing the outstanding senior notes and the exchange notes, LaBranche & Co. LLC's $200.0 million credit agreement with a bank and $15.0 million subordinated note purchase agreements, as well as any future financing agreements, may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. These covenants limit or restrict our ability and the ability of our subsidiaries to:

  •
  incur additional debt;

  •
  pay dividends and make distributions;

  •
  repurchase our securities;

  •
  make certain investments;

  •
  create liens on our assets;

  •
  transfer or sell assets;

  •
  enter into transactions with affiliates;

  •
  issue or sell stock of subsidiaries; or

  •
  merge or consolidate.

        The subordinated note purchase agreements also require LaBranche & Co. LLC to comply with certain financial ratios. LaBranche & Co. LLC's ability to comply with these ratios may be affected by events beyond our or its control. If any of the covenants in our indebtedness are breached, or if LaBranche & Co. LLC is unable to comply with required financial ratios, we or it may be in default under such agreements. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments, including payments on the exchange notes.

Your right to receive payments on the exchange notes will be effectively subordinated to the debt of our subsidiaries.

        We are a holding company and conduct all of our operations through our subsidiaries. Consequently, our ability to satisfy our obligations, including payments on the outstanding senior notes and the exchange notes, will depend upon our ability to receive distributions from our subsidiaries. The amount of distributions depends largely upon each subsidiary's earnings and operational capital requirements. None of our subsidiaries has guaranteed our obligations under the outstanding senior notes and the exchange notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to, or make funds available for payment on, the 2009 exchange notes and 2012 exchange notes. You will not have a claim against any of our subsidiaries, and indebtedness and other liabilities, including trade payables, of our subsidiaries will be effectively senior to your claims against those subsidiaries.

        Further, LaBranche & Co. LLC, LFSI, LSP and LSPS are broker dealers and specialists regulated by the SEC, the NYSE and other exchanges. Such regulations include strict rules regarding capital requirements and approvals for withdrawals of capital from and, in some cases, other distributions by broker dealers. These regulations could prevent us from obtaining funds necessary to satisfy our obligations to pay interest on or repay our indebtedness, including the outstanding senior notes and the exchange notes. See "Business—Regulatory Matters" for a discussion of our net capital requirements.

We may not be able to generate sufficient cash flow to meet our debt service obligations, including payments on the outstanding senior notes and the exchange notes.

        Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be, to an extent, subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our debt, including the outstanding senior notes and the exchange notes, or to fund our other liquidity needs. If our future cash flow from operations is insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to sell assets, obtain additional equity capital or restructure or refinance all or a portion of our debt, including the outstanding senior notes and the exchange notes, on or before maturity. We cannot assure you that we will be able to refinance our debt, including the outstanding senior notes and the exchange notes, on a timely basis or on satisfactory terms, if at all.

We may not be able to finance a change of control offer required by the indenture governing the outstanding senior notes and the exchange notes and the indentures governing the 2004 notes and 2007 notes.

        If we were to experience a change of control, we would be required to offer to repurchase all senior notes and exchange notes then outstanding, as well as all of our then-outstanding 2004 notes and 2007 notes, in each case at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. This purchase requirement may delay or make it harder for others to obtain control of us. If a change of control were to occur, it is possible that we would not have sufficient funds to repurchase these notes or that restrictions in the Credit Agreement and LaBranche & Co. LLC's subordinated note purchase agreements and such other notes would not allow such repurchases. If we do not have sufficient funds at the time of a repurchase obligation or cannot meet any obligations under the Credit Agreement, the subordinated note purchase agreements the indenture governing the outstanding senior notes and the exchange notes, or the indentures governing the 2004 notes and the 2007 notes, we would be forced to seek third-party financing. However, it is possible that we would not be able to obtain such financing.

If you are a broker-dealer or participating in a distribution of the exchange notes, you may be required to deliver prospectuses and comply with other requirements.

        If you tender your outstanding senior notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding senior notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

A liquid trading market for the exchange notes may not develop.

        There is no established trading market for the exchange notes. We do not intend to list the exchange notes on any national securities exchange or to seek the admission of the exchange notes for quotation through the National Association of Securities Dealers Automated Quotation System. The liquidity of any market for the exchange notes will depend on the number of holders of the exchange notes, the interest of securities dealers in making a market in the exchange notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. If an active trading market does not develop, the market price and liquidity of the exchange notes may be adversely affected. If the exchange notes are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and other factors. In addition, if a large number of a series of outstanding senior notes are not tendered or are tendered improperly, the limited number of exchange notes for which that series of outstanding senior notes is exchangeable that would be issued and outstanding after consummation of the exchange offer could lower the market price of those exchange notes.

THE EXCHANGE OFFER

Original Issuance of the Outstanding Senior Notes

        In connection with the issuance of the outstanding senior notes pursuant to a purchase agreement dated as of May 4, 2004 by and between us and the initial purchaser, the initial purchaser and its respective assignees became entitled to the benefits of the registration rights agreement dated as of May 4, 2004 by and among us and the initial purchaser.

        The registration rights agreement requires us to file the registration statement of which this prospectus is a part for a registered exchange offer relating to an issue of new exchange notes identical in all material respects to the outstanding senior notes for which they are exchangeable but containing no restrictive legend. Under the registration rights agreement, we are required to:

  •
  file the registration statement not later than August 16, 2004;

  •
  use our reasonable best efforts to cause the registration statement to be declared effective by the SEC not later than November 16, 2004;

  •
  promptly following the effectiveness of the registration statement, offer the exchange notes in exchange for the outstanding senior notes;

  •
  keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date of notice of the exchange offer is mailed to the holders of the outstanding senior notes;

  •
  use our reasonable best efforts to consummate the exchange offer not later than 30 days after the registration statement relating to the exchange offer becomes effective; and

  •
  deliver to each holder of record entitled to participate in the exchange offer as many copies of the prospectus forming part of the exchange registration statement, and any amendment or supplement thereto, as such persons may reasonably request.

The exchange offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the registration rights agreement.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all currently outstanding senior notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. Exchange notes of the same series will be issued in exchange for an equal principal amount of outstanding 2009 senior notes or 2012 senior notes accepted in the exchange offer. Currently outstanding senior notes may be tendered only in integral multiples of $1,000. This prospectus, together with the letter of transmittal, is being sent to all record holders of outstanding senior notes as of August    , 2004. The exchange offer is not conditioned upon any minimum principal amount of currently outstanding 2009 senior notes or 2012 senior notes being tendered in exchange. However, our obligation to accept currently outstanding senior notes for exchange is subject to certain conditions as set forth herein under "—Conditions."

        Currently outstanding senior notes will be deemed accepted when, as and if we give oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders of currently outstanding senior notes for the purposes of receiving the exchange notes and delivering them to the holders.

        Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to other issuers not related to us, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by each holder without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  the holder is not a broker-dealer who acquires the exchange notes directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

  •
  the holder is not our "affiliate," as that term is defined in Rule 405 under the Securities Act; and

  •
  the exchange notes are acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

        By participating in the exchange offer, you represent to us that, at the time of the consummation of the exchange offer, among other things:

  •
  you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

  •
  you are not participating and have no understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

  •
  you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  •
  if you are not a broker-dealer, you are not engaged and do not intend to engage in the distribution of exchange notes; and

  •
  if you are a broker-dealer, you will receive exchange notes for your own account in exchange for your outstanding senior notes that were acquired as a result of market-making activities or other trading activities and you will deliver a prospectus in connection with any resale of exchange notes.

        If a holder of currently outstanding senior notes is engaged in or intends to engage in a distribution of the exchange notes or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, the holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer to satisfy its prospectus delivery obligations under the Securities Act in connection with a resale of exchange notes for its own account. We have agreed that we will keep the registration statement of which this prospectus is a part effective for a period of up to 180 days or such earlier date as each participating broker-dealer shall have notified us in writing that it has resold all exchange notes acquired in the exchange offer. See "Plan of Distribution."

        As soon as practicable after the close of the exchange offer, we will:

  •
  accept for exchange all currently outstanding senior notes validly tendered and not validly withdrawn as part of the exchange offer; and

  •
  deliver to the Trustee for cancellation all currently outstanding senior notes so accepted for exchange and cause the Trustee to authenticate and deliver promptly to each holder of currently outstanding senior notes exchange notes of the applicable series in a principal amount equal to the principal amount of the securities of such holder so accepted for exchange.

        In the event that:

  (1)
  applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, or

  (2)
  for any other reason the exchange offer is not consummated by December 16, 2004; or

  (3)
  the initial purchaser of the currently outstanding senior notes notifies us following the consummation of the exchange offer that the senior notes held by it are not eligible to be exchanged for the exchange notes in the exchange offer; or

  (4)
  any holders of the currently outstanding senior notes are prohibited by law or the SEC from participating in the exchange offer or may not resell the exchange notes acquired by them in the exchange offer to the public without delivering a prospectus, we will, subject to certain exceptions:

    (a)
    promptly and in any event within 90 days (the "Shelf Filing Date") file a shelf registration statement covering resales of the currently outstanding 2009 senior notes and 2012 senior notes or the exchange notes, as the case may be;

    (b)
    use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 180th calendar day following the Shelf Filing Date; and

    (c)
    use our reasonable best efforts to keep the shelf registration statement effective until the earliest of (i) the time when the senior notes covered by the shelf registration statement are no longer restricted securities pursuant to Rule 144A under the Securities Act, (ii) two years from the effective date of the shelf registration statement and (iii) the date on which all senior notes registered thereunder are disposed of in accordance therewith.

        We will, in the event that a shelf registration statement is filed, provide to each holder of the currently outstanding senior notes copies of the prospectus that is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the currently outstanding senior notes or the exchange notes, as the case may be. A holder that sells currently outstanding senior notes or exchange notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and will be bound by the provisions of the registration rights agreement that are applicable to that holder including certain indemnification rights and obligations.

        We will pay additional cash interest on the currently outstanding senior notes or exchange notes, subject to certain exceptions:

  (1)
  if we fail to file the registration statement, of which this prospectus is a part, with the SEC on or prior to August 16, 2004, or if the shelf registration statement has not been filed with the SEC on or prior to the Shelf Filing Date;

  (2)
  if the registration statement has not been declared effective by the SEC on or prior to November 16, 2004, the exchange offer is not consummated on or prior to December 16, 2004 or, in lieu thereof, the shelf registration statement has not been declared effective by the SEC within 180 days after the Shelf Filing Date; and

  (3)
  after the registration statement or shelf registration statement, as the case may be, is declared effective, such registration statement or shelf registration statement, respectively, ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (3), a "Registration Default").

Such additional interest shall accrue from and including the date on which any such Registration Default shall occur to, but excluding, the date on which all Registration Defaults have been cured.

        The rate of the additional interest in the case of the currently outstanding senior notes will be 0.25% per year with respect to the first 90-day period following the occurrence of such Registration Default, which rate shall increase by 0.25% per year for each subsequent 90-day period until all such Registration Defaults have been cured, up to a maximum rate per year of 1.0%. The Company will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the currently outstanding senior notes and the exchange notes of each such series. We will not be required to pay additional interest for more than one Registration Default at any given time.

        Upon completion of the exchange offer, subject to certain exceptions, holders of currently outstanding senior notes who do not exchange their currently outstanding senior notes for exchange notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their senior notes, unless the currently outstanding senior notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, we will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors—If you do not properly tender, or cannot tender, your outstanding senior notes, your ability to transfer such outstanding senior notes will be adversely affected."

Expiration Date; Extensions; Amendments; Termination

        The term "expiration date" shall mean                        , 2004, which is 30 days following the commencement of the exchange offer, unless the exchange offer is extended if and as required by applicable law, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

        In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and may notify the holders of the currently outstanding senior notes by mailing an announcement or by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right to delay acceptance of any currently outstanding senior notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of currently outstanding senior notes not previously accepted if any of the conditions set forth herein under "—Conditions" shall have occurred and shall not have been waived by us if permitted to be waived, by giving oral or written notice of such delay, extension or termination to the exchange agent. We also reserve the right to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the currently outstanding senior notes. If any material change is made to terms of the exchange offer, the exchange offer shall remain open for a minimum of an additional ten business days, if the exchange offer would otherwise expire during such period. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of the delay to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the currently outstanding senior notes of the amendment including providing public announcement, or giving oral or written notice to the holders of the currently outstanding senior notes. A material change in the terms of the exchange offer could include, among other things, a change in the timing of the exchange offer, a change in the exchange agent, and other similar changes in the terms of the exchange offer.

        Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any such public announcement.

Interest on the Exchange Notes

        The 2009 exchange notes will accrue interest payable in cash at 9 1/2% per annum, and the 2012 exchange notes will accrue interest payable in cash at 11% per annum, from the later of:

  •
  the last interest payment date on which interest was paid on the currently outstanding 2009 senior notes and 2012 senior notes surrendered in exchange therefor; or

  •
  if the currently outstanding 2009 senior notes or 2012 senior notes are surrendered for exchange on a date subsequent to the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment.

Procedures For Tendering

        To tender in the exchange offer, a holder of currently outstanding senior notes must complete, sign and date the letter of transmittal, and mail or otherwise deliver the letter of transmittal or facsimile, or an agent's message, together with the currently outstanding senior notes and any other required documents, to the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date. In addition:

  •
  certificates for the currently outstanding senior notes must be received by the exchange agent along with the letter of transmittal;

  •
  a timely confirmation of a book-entry transfer of the currently outstanding senior notes, if such procedure is available, into the exchange agent's account at DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent on or prior to the expiration date; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The method of delivery of currently outstanding senior notes, letters of transmittal and all other required documents is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand-delivery service. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or currently outstanding senior notes should be sent to us.

        Delivery of all documents must be made to the exchange agent at its address set forth below. Holders of currently outstanding senior notes may also request their respective brokers, dealers, commercial banks, trust companies or nominees to tender their notes for them.

        The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering currently outstanding senior notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant.

        The tender by a holder of currently outstanding senior notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

        Only a holder of currently outstanding senior notes may tender its notes in the exchange offer. The term "holder" for this purpose means any person in whose name currently outstanding senior notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

        Any beneficial owner whose currently outstanding senior notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his or her behalf. If the beneficial owner wishes to tender on his or her own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his or her notes, either make appropriate arrangements to register ownership of such notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution, unless the notes tendered pursuant thereto are tendered:

  •
  by a registered holder or by a participant in DTC whose name appears on a security position listing as the owner who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the exchange notes are being issued directly to such registered holder or deposited into the participant's account at DTC; or

  •
  for the account of an eligible institution.

        Member firms of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bankers or trust companies having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act qualify as eligible institutions.

        If the letter of transmittal is signed by the recordholder(s) of the notes tendered thereby, the signature must correspond with the name(s) written on the face of the senior notes without alteration, enlargement or any change whatsoever. If the letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the notes.

        If the letter of transmittal is signed by a person other than the registered holder of any senior notes listed therein, those notes must be endorsed or accompanied by bond powers and a proxy that authorize such person to tender the senior notes on behalf of the registered holder, in each case as the name of the registered holder or holders appear on the notes.

        If the letter of transmittal or any notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        A tender will be deemed to have been received as of the date when the tendering holder's duly signed letter of transmittal accompanied by currently outstanding senior notes, or a timely confirmation received of a book-entry transfer of currently outstanding notes into the exchange agent's account at

DTC with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent. Issuances of exchange notes in exchange for currently outstanding senior notes tendered pursuant to a notice of guaranteed delivery by an eligible institution will be made only against delivery of the letter of transmittal and any other required documents, and the tendered currently outstanding notes or a timely confirmation received of a book-entry transfer of currently outstanding notes into the exchange agent's account at DTC with the exchange agent.

        All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of the tendered notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all currently outstanding senior notes not properly tendered or any currently outstanding senior notes that, if accepted, would, in our opinion or that of our counsel, be unlawful. We also reserve the absolute right to waive any conditions of the exchange offer or irregularities or defects in tender as to particular currently outstanding senior notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of currently outstanding senior notes must be cured within such time as we will determine. None of us, the exchange agent and any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of currently outstanding senior notes, and none of them shall incur any liability for failure to give such notification. Tenders of currently outstanding senior notes will not be deemed made until such irregularities have been cured or waived. Any currently outstanding senior notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        In addition, we reserve the right in our sole discretion, subject to the provision of the indenture, to:

  •
  purchase or make offers for any currently outstanding senior notes that remain outstanding subsequent to the expiration date or, as set forth under "—Expiration Date; Extensions; Amendments; Termination," to terminate the exchange offer in accordance with the terms of the registration rights agreement; and

  •
  to the extent permitted by applicable law, purchase currently outstanding senior notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers could differ from the terms of the exchange offer.

Acceptance Of Notes For Exchange; Delivery Of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, all currently outstanding senior notes properly tendered will be accepted, promptly after the expiration date, and the exchange notes will be issued promptly after acceptance of the currently outstanding senior notes. See "—Conditions" below. For purposes of the exchange offer, currently outstanding senior notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent.

        In all cases, issuance of exchange notes for currently outstanding senior notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such notes or a timely book-entry confirmation of such notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered currently outstanding senior notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if currently outstanding senior notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged notes will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer. In the case of currently outstanding senior notes tendered by the book-entry transfer procedures described below, the non-exchanged currently outstanding senior notes will be credited to an account maintained with DTC.

Book Entry Transfer

        The exchange agent will make a request to establish an account with respect to the currently outstanding senior notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of currently outstanding senior notes by causing DTC to transfer such notes into the exchange agent's account at DTC in accordance with such DTC's procedures for transfer. However, although delivery of currently outstanding senior notes may be effected through book-entry transfer into the exchange agent's account at DTC, an agent's message or the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "—Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent. All references in the prospectus to deposit of currently outstanding senior notes shall be deemed to include DTC's book-entry delivery method.

Guaranteed Delivery Procedure

        If a registered holder of currently outstanding senior notes desires to tender such notes, and such notes are not immediately available, or time will not permit the holder's currently outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, a tender may be effected if:

  1.
  the tender is made through an eligible institution;

  2.
  prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed letter of transmittal or facsimile thereof and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder and the amount of such notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the expiration date, the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  3.
  the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

Withdrawal Of Tenders

        Except as otherwise provided herein, tenders of currently outstanding senior notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City, time on the expiration date, at its address set forth below under "—Exchange Agent" and prior to acceptance for exchange thereof by us. Any such notice of withdrawal must:

  1.
  specify the name of the person having tendered or depositing the notes to be withdrawn;

  2.
  identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of such notes;

  3.
  be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the notes to register the transfer of such notes into the name of the depositor withdrawing the tender;

  4.
  specify the name in which any such notes are to be registered, if different from that of the depositor; and

  5.
  if the notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the depositor.

        All questions as to the validity, form and eligibility and time of receipt of such notices will be determined by us, which determination shall be final and binding on all parties. Any notes so withdrawn will be deemed not validly tendered for exchange for purposes of the exchange offer. Any notes that have been tendered for exchange and that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of initial notes tendered by book-entry transfer, such notes will be credited to an account maintained with the book-entry transfer facility for the notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under "—Procedures for Tendering" and "—Book-Entry Transfer" above at any time on or prior to the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, currently outstanding senior notes will not be required to be accepted for exchange, nor will exchange notes be issued in exchange for any currently outstanding senior notes, and we may terminate or amend the exchange offer as provided herein before the acceptance of such notes if:

  1.
  because of any change in law, or applicable interpretations thereof by the SEC, we determine that we are not permitted to effect the exchange offer;

  2.
  the exchange offer, or the making of the exchange by a holder, violates any applicable law, rule or regulation or applicable interpretation of the staff of the SEC;

  3.
  an action or proceeding is commenced or threatened that would materially impair our ability to proceed with the exchange offer; or

  4.
  not all government approvals that we deem necessary for the consummation of the exchange offer have been received.

        The foregoing conditions are for our sole benefit and may be waived by us, in whole or part, in our absolute discretion (except for those conditions regarding violation of any law, rule or regulation or obtaining governmental or regulatory approvals, which cannot be waived). Any determination we make regarding an event, development or circumstance described or referred to above will be conclusive and binding.

        We have no obligation to, and will not knowingly, permit acceptance of tenders of currently outstanding senior notes:

  •
  from our affiliates within the meaning of Rule 405 under the Securities Act;

  •
  from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations by the SEC; or

  •
  if the exchange notes to be received by the holder or holders of such notes in the exchange offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act, and without material restrictions under the "blue sky" or securities laws of substantially all the states of the United States.

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the currently outstanding senior notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The costs of the exchange offer and the unamortized expenses related to the issuance of the currently outstanding senior notes will be amortized over the term of the exchange notes.

Exchange Agent

        U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

  By Mail, Overnight Mail or Courier:
  U.S. Bank Corporate Trust Services
  60 Livingston Ave
  Attn: Specialized Finance
  St. Paul, MN 55107
  Phone: (800) 934-6802
  Fax: (651) 495-8158

Fees and Expenses

        We will pay the expenses of soliciting tenders under the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telephone, facsimile or in person by our officers and regular employees.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the currently outstanding senior notes, and in handling or forwarding tenders for exchange.

        The expenses to be incurred in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and Trustee and accounting, legal, printing and related fees and expenses.

        We will pay all transfer taxes, if any, applicable to the exchange of currently outstanding senior notes pursuant to the exchange offer. If, however:

  •
  certificates representing exchange notes or currently outstanding senior notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the currently outstanding senior notes tendered; or

  •
  if tendered senior notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  if a transfer tax is imposed for any reason other than the exchange of currently outstanding senior notes pursuant to the exchange offer,

        then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

USE OF PROCEEDS

        There will be no cash proceeds payable to us from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive currently outstanding senior notes in like principal amount, the terms of which are identical in all material respects to the exchange notes. Currently outstanding senior notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness. We used the net proceeds from the sale of the currently outstanding senior notes to fully fund the repurchase of $93.1 million aggregate principal amount of 2004 notes and $236.4 million aggregate principal amount of 2007 notes, to repurchase all of our then-outstanding shares of Series B preferred stock and to pay fees and expenses related thereto. We also are required to use any remaining net proceeds from the issuance of the currently outstanding senior notes to make an Excess Proceeds Offer as described in "Description of Exchange Notes—Excess Proceeds Offer." We expect to make an Excess Proceeds Offer of approximately $18.2 million on September 15, 2004.

RATIOS OF EARNINGS TO FIXED CHARGES

	For the Year Ended December 31,					For the Six Months Ended June 30,
	1999	2000	2001	2002	2003	2004
Earnings (Loss):
Pre-tax income (loss)(1)	$78,277	$166,577	$145,848	$158,315	$(185,331)	$(31,419)
Add: fixed charges	8,698	42,099	64,067	59,485	54,430	34,988

Pre-tax earnings (loss) before fixed charges	$86,975	$208,676	$209,915	$217,800	$(130,901)	$3,569

Fixed charges:
Interest expense on all indebtedness	8,289	40,433	50,286	46,663	46,103	25,149
Other	409	1,666	1,968	2,078	2,155	6,568
Preferred stock dividend requirements	—	—	11,813	10,744	6,172	3,271

Total fixed charges	$8,698	$42,099	$64,067	$59,485	$54,430	$34,988

Ratio of earnings (loss) to fixed charges(2)	10.00	4.96	3.28	3.66	(2.52)	0.01

  (1)
  Pre-tax income (loss) does not include minority interest, preferred stock dividend requirements and income or loss from equity investees. For the year ended December 31, 1999 pre-tax income includes limited partners' interests.

  (2)
  The ratio of loss to fixed charges for 2003 represents a $191.5 million deficiency, which was the result of our goodwill impairment charge of $170.3 million and the $63.5 million accrual for the settlement of the NYSE and SEC investigations of our specialist trading activities.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of June 30, 2004 on a historical basis and as adjusted to give effect to our repurchase of all outstanding shares of our Series B preferred stock. You should read this table in conjunction with our consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included in this prospectus.

	June 30, 2004
	Actual	As Adjusted
	(in thousands, except share data)
	(unaudited)
Indebtedness:
2004 notes, at carrying value(1)	$6,855	$6,855
2007 notes, at carrying value	13,529	13,529
2009 senior notes and 2012 senior notes	460,000	460,000
Other indebtedness(2)	27,285	27,285

Total indebtedness	$507,669	$507,669

Stockholders' equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; 39,186 shares of Series B preferred stock issued and outstanding at June 30, 2004(3)	38,665	—
Common stock, $.01 par value, 200,000,000 shares authorized; 59,822,872 shares issued and outstanding at June 30, 2004(4)	598	598
Additional paid-in capital	685,031	685,031
Retained earnings(5)	32,677	32,156
Unearned compensation	—	—

Total stockholders' equity	756,971	717,785

Total capitalization	$1,264,640	$1,225,454

(1)
Classified as short-term debt as of June 30, 2004, as reported in our consolidated statements of financial condition as of June 30, 2004 included in this prospectus.

(2)
Includes subordinated indebtedness of $17.3 million, promissory notes of $8.0 million and a subordinated note of $2.0 million but excludes subordinated liabilities related to contributed exchange memberships of $13.6 million as of June 30, 2004, as reported in our consolidated statements of financial condition as of June 30, 2004 included in this prospectus.

(3)
The "as adjusted" column reflects the successful completion, on July 13, 2004, of our offer to purchase any and all of the 39,185.773 outstanding shares of our Series B preferred stock and subsequent retirement of all such shares.

(4)
Excludes (a) 2,267,500 shares of common stock reserved for options with a weighted-average exercise price of $27.81 per share, (b) restricted stock and restricted stock units for 848,672 shares of common stock, in each case under our Equity Incentive Plan, and (c) 950,613 shares of common stock reserved for options with a weighted-average exercise price of $8.01 per share.

(5)
The "as adjusted" column reflects a $0.5 million after-tax charge during the 2004 fiscal third quarter related to the unamortized discount associated with the repurchase of shares of our Series B preferred stock.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The selected historical consolidated financial data set forth below for the years ended December 31, 2002 and 2003 and as of December 31, 2002 and 2003 have been derived from our consolidated financial statements, which have been audited by KPMG LLP, independent registered public accounting firm, and are included in this prospectus. The selected historical consolidated financial data set forth below for the year ended December 31, 2001 and as of December 31, 2001 have been derived from our consolidated financial statements, which were audited by Arthur Andersen LLP, independent public auditors, and are included in this prospectus. The selected historical consolidated financial data set forth below for the years ended December 31, 1999 and 2000 and as of December 31, 1999 and 2000 have been derived from our consolidated financial statements audited by Arthur Andersen LLP, independent public auditors. The selected historical consolidated financial data for the six months ended June 30, 2003 and 2004 were derived from our unaudited financial statements included in this prospectus. Our management believes that the unaudited historical financial statements contain all adjustments needed to present fairly the information contained in those statements.

        You should read the selected historical consolidated financial data in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and related notes included in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
STATEMENT OF OPERATIONS DATA:	1999	2000	2001	2002	2003	2003	2004
						(unaudited)
	(in thousands)
Revenues:
Net gain on principal transactions	$150,971	$282,948	$340,795	$342,400	$202,207	$111,906	$92,743
Commissions	37,222	45,381	62,866	92,044	94,443	47,375	49,248
Other	12,844	16,480	20,469	18,401	9,339	4,857	28,624

Total revenues	$201,037	$344,809	$424,130	$452,845	$305,989	$164,138	$170,615

Expenses:
Employee compensation and benefits	34,268	88,759	110,832	131,511	99,123	50,915	50,436
Interest	8,286	41,893	52,049	48,589	48,188	23,928	31,694
Exchange, clearing and brokerage fees	3,601	5,148	22,367	37,729	40,406	21,598	18,583
Lease of exchange memberships	8,416	10,933	20,536	25,939	24,773	12,655	8,097
Depreciation and amortization of intangibles	5,144	18,476	39,450	13,446	12,803	6,589	6,106
Communications	1,193	1,500	4,795	6,653	8,705	4,160	4,248
Legal and professional fees	1,622	1,868	4,959	8,072	8,034	3,124	5,788
Occupancy	998	1,310	3,932	5,446	5,832	3,062	2,706
Restitution and fines	—	—	—	—	63,519	—	—
Goodwill impairment	—	—	—	—	170,302	—	—
Exchange memberships impairment	—	—	—	—	515	—	18,327
Debt repurchase premium	—	—	—	—	—	—	49,028
Other	3,041	8,345	8,499	9,336	8,863	4,801	7,243

Total expenses before managing directors' compensation, limited partners' interest in earnings of subsidiary, minority interest, and provision (benefit) for income taxes	66,569	178,232	267,419	286,721	491,063	130,832	202,256

Income (loss) before managing directors' compensation, limited partners' interest in earnings of subsidiary, minority interest, and provision (benefit) for income taxes	134,468	166,577	156,711	166,124	(185,074)	33,306	(31,641)
Managing directors' compensation	56,191	—	—	—	—	—	—

Income (loss) before limited partners' interest in earnings of subsidiary, minority interest, and provision (benefit) for income taxes	78,277	166,577	156,711	166,124	(185,074)	33,306	(31,641)
Limited partners' interest in earnings of subsidiary	25,344	—	—	—	—	—	—

Income (loss) before minority interest and provision (benefit) for income taxes	52,933	166,577	156,711	166,124	(185,074)	33,306	(31,641)
Minority interest	—	—	—	—	322	127	370

Income (loss) before provision (benefit) for income taxes	52,933	166,577	156,711	166,124	(185,396)	33,179	(32,011)
Provision (benefit) for income taxes	23,899	84,654	85,124	78,898	(6,007)	16,062	(15,424)

Net income (loss)	29,034	81,923	71,587	87,226	(179,389)	17,117	(16,587)
Series A preferred dividends and discount accretion	—	—	7,472	6,941	4,014	2,109	2,112

Net income (loss) applicable to common stockholders	$29,034	$81,923	$64,115	$80,285	$(183,403)	$15,008	$(18,699)

Diluted earnings (loss) per share	$0.72	$1.69	$1.13	$1.34	$(3.08)	$0.25	$(0.31)

Cash dividends declared per share of common stock	—	—	—	—	$0.24	$0.16	—

Other Data:
EBITDA(1)	$66,363	$226,946	$248,210	$228,159	$(124,405)	$63,656	$5,789
Adjusted EBITDA(2)	66,363	226,946	248,210	228,159	109,931	63,656	55,394
Provision (benefit) for income taxes	23,899	84,654	85,124	78,898	(6,007)	16,062	(15,424)
Interest expense	8,286	41,893	52,049	48,589	48,188	23,928	31,694
Depreciation and amortization	5,144	18,476	39,450	13,446	12,803	6,589	6,106
	As of December 31,					As of June 30,
	1999	2000	2001	2002	2003	2003	2004
						(unaudited)
	(in thousands)
STATEMENTS OF FINANCIAL CONDITION DATA:
Cash and short term investments	$109,196	$287,643	$189,524	$119,045	$508,844	$409,154	$484,761
United States government obligations	1,471	—	328,048	395,840	—	—	249
Securities owned, at market value	148,563	146,505	225,559	189,228	441,888	514,672	763,377
Total assets	505,896	1,004,122	2,000,837	1,912,802	1,959,602	2,188,602	2,391,382
Total long term and subordinated indebtedness(3)	162,330	397,828	429,205	383,233	275,891	383,538	498,814
Members' capital/Stockholders' equity	251,972	370,901	928,358	989,688	772,964	973,813	756,971

(1)
EBITDA is defined as net income (loss) applicable to common stockholders after minority interest but before Series A and Series B preferred dividends and discount accretion, provision (benefit) for income taxes, interest expense (excluding interest income) and depreciation and amortization expense. We present EBITDA because Consolidated EBITDA (as defined in the indentures) will be used in the calculation of certain ratios under the indentures governing the Senior Notes. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

  EBITDA has implications as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these implications are:

    •
    EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or capital commitments;

    •
    EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

    •
    EBITDA does not reflect the significant interest expense, or cash requirements necessary to service interest or principal payments, on our debt.

  The following is a reconciliation of EBITDA to our net income (loss) applicable to common stockholders:

	Year Ended December 31,					Six Months Ended June 30,
	1999	2000	2001	2002	2003	2003	2004
	(in thousands)
Net income (loss) applicable to common stockholders	$29,034	$81,923	$64,115	$80,285	$(183,403)	$15,008	$(18,699)
Preferred dividends and discount accretion	—	—	7,472	6,941	4,014	2,109	2,112
Provision (benefit) for income taxes	23,899	84,654	85,124	78,898	(6,007)	16,062	(15,424)
Interest expense	8,286	41,893	52,049	48,589	48,188	23,928	31,694
Depreciation and amortization	5,144	18,476	39,450	13,446	12,803	6,589	6,106

EBITDA	$66,363	$226,946	$248,210	$228,159	$(124,405)	$63,656	$5,789

(2)
Adjusted EBITDA for the 2003 fiscal year equals EBITDA plus (a) the pre-tax charge of $63.5 million which we accrued in 2003 in connection with our settlement of the NYSE and SEC investigations of the specialist trading activities of LaBranche & Co. LLC, (b) the impairment charge relating to our goodwill in the amount of $170.3 million to reflect the results of our annual impairment testing as of December 31, 2003 under SFAS No. 142 and (c) a non-cash charge of $0.5 million for impairment of our AMEX exchange membership. Adjusted EBITDA for the first six months of 2004 equals EBITDA plus (a) the charges of $55.9 million we accrued in the second quarter of 2004 for premium and consent payments, accelerated discount amortization and related fees with respect to the repurchase of a substantial portion of our 2004 notes and 2007 notes in May 2004 plus (b) a non-cash charge of $18.3 million for impairment of our exchange memberships and minus (c) an appreciation in fair value of $24.6 million of our investment in Lava Trading Inc. due to the recent agreement of a major financial institution to acquire Lava. We present Adjusted EBITDA by adjusting EBITDA to eliminate the impact of these items, which we do not consider indicative of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to the limitations applicable to EBITDA. In addition, with respect to the add-back to Adjusted EBITDA of our $63.5 million settlement charge in 2003, we cannot assure you that we will not become subject to other determinations, judgments or settlements that could require us to pay substantial fines, penalties or restitution. It is also possible that we may incur impairment charges in the future as a result of our annual goodwill impairment testing or testing of the value of our exchange memberships. Adjusted EBITDA should not be viewed as a reliable predictor of our ability to generate earnings or cash to service our debt. The following is a reconciliation of EBITDA to Adjusted EBITDA:

	Year Ended December 31, 2003	Six Months Ended June 30, 2004
EBITDA	$(124,405)	$5,789
Restitution and fines	63,519	—
Goodwill impairment	170,302	—
Exchange memberships impairment	515	18,327
Debt repurchase related expenses	—	55,857
Appreciation of non-marketable investment	—	(24,579)

Adjusted EBITDA	$109,931	$55,394

(3)
Excludes subordinated liabilities related to contributed exchange memberships and, in 2003, excludes $100.0 million principal amount of 2004 notes due in August 2004, which is classified as short term debt.

Quarterly Results (unaudited)

        The following represents our unaudited quarterly results for 2002, 2003 and the first two quarters of 2004. These quarterly results were prepared in accordance with accounting principles generally accepted in the United States of America and reflect all adjustments.

	2003 Fiscal Quarter				2004 Fiscal Quarter
	First	Second	Third	Fourth	First	Second
	(in thousands, except per share data)
Total revenues	$76,634	$87,504	$70,904	$70,947	$79,913	$90,702
Total operating expenses	65,361	65,471	64,608	295,624	66,272	135,984

Income (loss) before minority interest and provision (benefit) for income taxes	11,273	22,033	6,296	(224,677)	13,641	(45,282)
Minority interest	—	127	167	28	175	195

Income (loss) before provision (benefit) for income taxes	11,273	21,906	6,129	(224,705)	13,466	(45,477)
Provision (benefit) for income taxes	5,746	10,316	2,917	(24,986)	5,552	(20,976)

Net income (loss)	5,527	11,590	3,212	(199,719)	7,914	(24,501)
Preferred dividends and discount accretion	1,167	942	950	954	1,056	1,056

Net income (loss) applicable to common stockholders	$4,360	$10,648	$2,262	$(200,673)	$6,858	$(25,557)

Earnings (loss) per share
Basic	$0.07	$0.18	$0.04	$(3.36)	$0.11	$(0.43)
Diluted	$0.07	$0.18	$0.04	$(3.36)	$0.11	$(0.43)
	2002 Fiscal Quarter				2003 Fiscal Quarter
	First	Second	Third	Fourth	First	Second
	(in thousands, except per share data)
Total revenues	$122,680	$98,108	$118,265	$113,792	$76,634	$87,504
Total operating expenses	69,164	69,884	77,582	70,091	65,361	65,471

Income before minority interest and provision for income taxes	53,516	28,224	40,683	43,701	11,273	22,203
Minority interest	—	—	—	—	—	127

Income before provision for income taxes	53,516	28,224	40,683	43,701	11,273	21,906
Provision for income taxes	25,864	13,283	19,306	20,445	5,746	10,316

Net income	27,652	14,941	21,377	23,256	5,527	11,590
Preferred dividends and discount accretion	2,076	1,741	1,600	1,524	1,167	942

Net income available to common stockholders	$25,576	$13,200	$19,777	$21,732	$4,360	$10,648

Earnings per share
Basic	$0.44	$0.22	$0.34	$0.37	$0.07	$0.18
Diluted	$0.43	$0.22	$0.33	$0.36	$0.07	$0.18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

        Unless the context otherwise requires, the terms "LaBranche," "we," "us" and "our" shall mean LaBranche & Co Inc. and its wholly-owned subsidiaries. This discussion should be read in conjunction with our Condensed Consolidated Financial Statements and the Notes thereto contained in this prospectus.

Executive Overview

        While our total revenues for the first half of 2004 increased to $170.6 million from $164.1 million for the comparable 2003 period, this increase was primarily the result of (i) a $24.6 million increase in the carrying value of our investment in Lava Trading, Inc., a trading technology corporation, attributable to the recent agreement of a major financial institution to acquire Lava, and (ii) the continued growth and development of our LSP subsidiary, which recorded revenues of $16.6 million for the first half of 2004, compared to $7.8 million for the comparable 2003 period. Our NYSE principal trading revenues, however, declined as a result of the trends in certain of our important revenue drivers, such as lower trading volume and lower market volatility.

        During the first quarter of 2004, we saw evidence of a possible trend of higher equity trading activity on the NYSE. The average daily share volume traded on the NYSE and the share and dollar volume of our specialist stocks were greater in the first quarter of 2004 than during any single quarter of 2003. However, in the second quarter of 2004, average daily share volume traded on the NYSE declined, thus giving our specialists fewer opportunities to commit our capital for principal trades. In addition, throughout the first half of 2004, a significant decline in market volatility, as compared to that of prior years, negatively affected our equity specialist revenue generation. Factors such as increased program trading also adversely affected our ability to trade as principal and reduced our opportunity to potentially profit from principal trades.

        We cannot predict whether the current trends in our revenue drivers will continue, and we cannot predict the effect of these revenue drivers on our NYSE specialist trading in future periods. The impact of each revenue driver on our quarterly operating results may vary significantly, with positive and negative trends offsetting each other. If trends in NYSE share volume, market volatility and our shares traded as principal deteriorate further, such trends may negatively affect our results of operations. SEC and NYSE proposed changes to the NYSE market structure may also have a significant effect on our future operating results. As indicated in its most recent proposal on August 2, 2004, the NYSE is seeking to expand its Direct+® system to eliminate the current limits on the size, timing and types of orders that currently may be made electronically through the Direct+® system. We cannot predict whether or how any proposed NYSE and SEC changes to the NYSE market structure, if implemented, will affect our profitabilityin the future. There has been considerable discussion and numerous comments on the proposed regulatory changes, but the extent, nature and timing of these changes are currently unknown.

        On March 29, 2004, we entered into an agreement with the NYSE and the SEC to settle their investigations of our NYSE specialist trading activity. On April 7, 2004, under the terms of the settlement, we paid an aggregate of $63.5 million. This settlement resolved the NYSE and the SEC investigations of our NYSE specialist trading activity for all periods through 2003. As part of the settlement with the NYSE and the SEC, we agreed to, and will comply with, the following undertakings:

  •
  implementation of systems and procedures to ensure appropriate follow up and review with regard to information provided to LaBranche & Co. LLC on a daily basis by the NYSE with regard to specialists' override of the Principal Inhibitor function, which identifies specialist principal trades that may have been effected while an executable agency order was reflected in the order book on the same side of the market;

  •
  creation of a committee, including LaBranche & Co. LLC's chief compliance officer and at least two members of senior management, specifically charged with meeting periodically (no less frequently than monthly) to evaluate specialist rule compliance;

  •
  development and/or enhancement of systems and procedures to track and maintain records identifying the individuals acting as specialist and clerk for each security at all times throughout each trading day;

  •
  annual certification, through LaBranche & Co. LLC's chief executive officer, that a review has been conducted by the chief compliance officer of trading in LaBranche & Co. LLC's principal account for the purpose of detecting interpositioning, trading ahead and unexecuted limit order violations;

  •
  bi-annual assessment of, and reports on, the adequacy of the resources devoted to LaBranche & Co. LLC's compliance function, and devotion of adequate funds and staffing to the compliance department; and

  •
  retention of an independent consultant to review and evaluate LaBranche & Co. LLC's compliance systems, policies and procedures reasonably designed to ensure that LaBranche & Co. LLC is in compliance with federal securities laws and NYSE rules with regard to specialist trading.

        We do not expect these changes or enhancements to adversely affect our net gain on principal transactions, but instead should serve to enhance our risk management activities related to our specialist trading activity.

        In terms of liquidity, the closing, on May 18, 2004, of our offering of $460.0 million aggregate principal amount of outstanding senior notes, as part of a refinancing of our indebtedness, has enabled us to extend the maturity of a substantial portion of our short-term debt and the majority of our long-term debt. The consummation of this offering also has enabled us to repurchase and retire all the outstanding shares of our Series B preferred stock and eliminate our obligation to pay non-tax deductible preferred stock dividends.

New Accounting Developments

        In December 2003, the FASB issued FIN 46(R), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46(R) requires a company to consolidate a variable interest entity ("VIE") if the company has variable interests that give it a majority of the expected losses or a majority of the expected residual returns, or both, of the entity. FIN 46(R) is effective no later than the end of the first reporting period that ends after March 15, 2004. As of June 30, 2004, we have determined that none our investments would be considered a VIE under the guidance provided in FIN 46(R), and therefore, the implementation of FIN 46(R) has had no impact on our consolidated financial statements.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instrument with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the interim period beginning after June 15, 2003. Since May 31, 2003, we have not entered into or modified any financial instruments with characteristics of both liabilities and equity as defined under SFAS No. 150. Additionally, we have no mandatorily redeemable stock. The implementation of SFAS No. 150 has had no impact on the accompanying condensed consolidated financial statements.

Critical Accounting Estimates

  Goodwill

        We determine the fair value of each of our reporting units and the fair value of each reporting unit's goodwill under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." In determining fair value, we use standard analytical approaches to business enterprise valuation ("BEV"), such as the market comparable approach and the income approach. The market comparable approach is based on comparisons of the subject company to similar companies engaged in an actual merger or acquisition or to public companies whose stocks are actively traded. As part of this process, multiples of value relative to financial variables, such as earnings or stockholders' equity, are developed and applied to the appropriate financial variables of the subject company to indicate its value. The income approach involves estimating the present value of the subject company's future cash flows by using projections of the cash flows that the business is expected to generate, and discounting these cash flows at a given rate of return. Each of these BEV methodologies requires the use of management estimates and assumptions. For example, under the market comparable approach, we assigned a certain control premium to the average public market price of our common stock during the fourth quarter of 2003 in estimating the fair value of our reporting units. Similarly, under the income approach, we assumed certain growth rates for our revenues, expenses, earnings before interest, depreciation and amortization, income taxes, returns on working capital and other assets and capital expenditures, among others. We also assumed a certain discount rate and terminal growth rates in our calculations. For our 2003 goodwill impairment test, we engaged an independent business valuation firm to assist us in our BEV analyses. In our 2003 SFAS No. 142 test, we compared the fair values of our reportable units and the fair values of our reporting units' goodwill—based on the methods described above—to their respective carrying values in two separate steps under SFAS No. 142 guidelines to arrive at the $170.3 million impairment charge we recognized during the 2003 fiscal fourth quarter. Given the subjectivity involved in selecting which BEV approach to use and in determining the input variables for use in our analyses, it is possible that a different valuation model and the selection of different input variables could produce a materially different estimate of fair value.

        The Company reviews the reasonableness of the carrying amount of its goodwill on an annual calendar basis unless a "trigger event" or change in circumstances would require an interim reassessment of impairment. For the three-month period ended June 30, 2004, no such events or change in circumstances occurred that would necessitate goodwill impairment testing. However, we can provide no assurance that any future goodwill impairment testing will not result in goodwill impairment charges for the year ending December 31, 2004 or beyond.

  Non-Marketable Securities

        The use of fair value to measure certain non-marketable investments is a critical accounting estimate. Investments in non-marketable securities consist of investments in equity securities of private companies, limited liability company interests and limited partnership interests, which do not have readily available price quotations. Our principal non-marketable investment, by its nature, has little or no price transparency. Certain investments in non-marketable securities are initially carried at cost as an approximation of fair value. Adjustments to carrying value are made if there are third-party transactions evidencing a change in value. In the absence of such transactions, we apply a discount factor to the carrying value of the investment, if we conclude that the expected realizable value of the investment is less than its carrying value. In arriving at these conclusions, we consider factors such as the financial performance of the entity, its cash flow forecasts, expected timing of a possible initial public offering, trends within that company's industry and any specific rights associated with our investment, such as conversion features. For the quarter ended June 30, 2004, we recognized a pre-tax unrealized gain of approximately $24.6 million to reflect an increase in the carrying value, less related escrow funds, of our principal non-marketable investment in Lava as an approximation of its fair value at June 30, 2004. The appreciation in fair value of this non-marketable investment was based on the purchase price contracted by a major financial institution for all of Lava's outstanding common stock and common stock equivalents.

        Given management's judgment involved in valuing certain of our non-marketable securities, it is possible, at any given point in time, that a third-party could reach a different conclusion of fair value utilizing the same variables as we have in our analysis.

  Other-Than-Temporary Impairment of Exchange Memberships

        The determination of the fair value of our exchange memberships is a critical accounting estimate. Exchange memberships owned by us are originally carried at cost, pursuant to the American Institute of Certified Public Accountants' ("AICPA"), Audit and Accounting Guide—Brokers and Dealers in Securities. Adjustments to carrying value are made if we deem that an "other-than-temporary" decline in value, as defined in Emerging Issues Task Force ("EITF") Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, has occurred. In determining whether the value of the exchange memberships we own is impaired (i.e., fair market value is below cost) and whether such impairment is temporary or other-than-temporary, we consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sale and lease prices of memberships on a particular exchange and their duration, the current condition of the particular exchange's market structure, legal and regulatory developments affecting the particular exchange's market structure and earnings capability, trends in new listings on the particular exchange, general global and national economic factors and our knowledge and judgment of the specialist industry and the securities market as a whole.

        As a result of our analysis of the above-mentioned factors for the quarter ended June 30, 2004, together with those that prevailed during 2003, we adjusted the carrying value (or cost basis) of our LaBranche & Co. LLC and LFSInc. subsidiaries' NYSE memberships to reflect an $18.3 million other-than-temporary pre-tax impairment charge for the quarter ended June 30, 2004.

        Our analysis of sales prices of NYSE memberships from March 2003 through June 2004 indicates that the sales prices of NYSE memberships have trended downward. In addition, the prices of NYSE memberships sold during July 2004 were lower than the average sales price of these memberships for the three-month, six-month, nine-month and twelve-month periods ended June 30, 2004 and December 31, 2003, respectively. In contrast to historic periods, the lease prices of NYSE memberships over the past twelve months also have decreased in line with recent sales prices of NYSE memberships. This trend in NYSE seat lease prices also appears to evidence a decline in the current value of our NYSE memberships that is other-than-temporary as of June 30, 2004.

        We still consider our NYSE memberships core operating assets, as they provide us with a competitive advantage through direct access to the NYSE trading floor. However, all principal indicators we evaluated during our 2004 second quarter assessment of NYSE membership values appear to indicate that the marketplace has shifted its position on the perceived value of the future economic benefits of ownership of an NYSE membership.

        Our conclusions at June 30, 2004 are the result of weighing all current factors as described in the preceding paragraphs against those same factors in prior quarterly reporting periods, and reflect our view of the potential impact of the cumulative effect of these trends on the current value of NYSE memberships at June 30, 2004. We can provide no assurance that the consistent application of this accounting policy to future reporting periods will not result in further adjustments to the carrying value of our NYSE memberships.

        As a result of applying our other-than-temporary impairment accounting policy to our AMEX exchange memberships at the end of 2003, we recognized a $0.5 million other-than-temporary impairment of our AMEX exchange membership for 2003. We can provide no assurance that the consistent application of this accounting policy to future reporting periods will not result in further adjustments to the carrying value of our AMEX memberships.

Completed Preferred Stock Exchange Offer

        On January 21, 2004, we issued one share of our Series B preferred stock in exchange for each of the approximately 39,186 shares of our then-issued and outstanding Series A preferred stock pursuant to an exchange offer commenced on December 6, 2003. Each share of Series B preferred stock had a liquidation preference of $1,000 per share and generally accrued cumulative preferred dividends at an annual rate of 8.0% of its liquidation preference until March 15, 2005, 10.0% until March 15, 2006 and 10.8% thereafter, payable on the first day of January and the first day of July of each year. Under the terms of the Series B preferred stock, because we did not pay the January 1, 2004 dividend with respect to the then-outstanding Series A preferred stock, and did not pay the dividend on July 1, 2004 with respect to the Series B preferred stock, the dividends with respect to the Series B preferred stock had been accruing at an annual rate of 9.0%. The increase in the annual dividend rate from 8.0% to 9.0% with respect to the Series B preferred stock resulted in an additional charge of approximately $0.1 million per quarter.

Completed Refinancing of Our Indebtedness

        On April 5, 2004, we offered to purchase for cash all our outstanding $100.0 million aggregate principal amount of 2004 notes and $250.0 million aggregate principal amount of 2007 notes in connection with a refinancing of this indebtedness. In conjunction with the offer, we also solicited consents of the registered holders of 2004 notes and 2007 notes to eliminate substantially all of the restrictive covenants, certain events of default and related provisions contained in the indentures governing such notes. We received the requisite number of consents to these changes in the indentures governing the 2004 notes and 2007 notes by the applicable expiration date, April 19, 2004. On May 18, 2004, the offer was completed, and we purchased approximately $93.1 million aggregate principal amount of the 2004 notes and $236.4 million aggregate principal amount of the 2007 notes. The aggregate purchase price we paid for these 2004 notes and 2007 notes and the related consent payments was approximately $386.9 million, which included the purchase price, the premium and consent payments of approximately $49.0 million, and accrued but unpaid interest up to, but not including, the settlement date. Upon completion of the offer, the indentures governing the remaining outstanding 2004 notes and 2007 notes also were stripped of substantially all their restrictive covenants, certain events of default and other related provisions.

        In order to fund the repurchase of 2004 notes and 2007 notes, we issued $460.0 million aggregate principal amount of the 2009 senior notes and 2012 senior notes to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The indenture governing the 2009 notes and 2012 notes contains provisions substantially similar to the indentures that governed the 2004 notes and the 2007 notes prior to their amendment. For a more complete description of the restrictive covenants in the indenture governing the 2009 senior notes and 2012 senior notes, please see "—Liquidity and Capital Resources" and "Description of Exchange Notes." In connection with our purchase of the 2004 notes and 2007 notes and our payment for consents delivered on or prior to April 19, 2004, we recorded a charge of approximately $55.9 million in the second quarter of 2004 for premium and consent payments, accelerated debt issuance cost amortization and discount accretion and related fees. In connection with the issuance of the 2009 senior notes and 2012 senior notes, we capitalized certain costs in the aggregate amount of approximately $12.7 million, and are amortizing these costs over the life of the 2009 senior notes and 2012 senior notes.

Repurchase of Series B Preferred Stock

        On June 14, 2004, we commenced an offer to purchase any and all of the approximately 39,186 outstanding shares of our Series B preferred stock. On July 12, 2004, the offer expired, with 100% of the outstanding shares of our Series B preferred stock having been tendered. On July 13, 2004, we purchased all of the tendered shares at a price of $1,000 per share, plus accrued and unpaid dividends up to but not including the date of purchase, for approximately $42.6 million, and all outstanding shares of our Series B preferred stock were retired. As a result of the purchase, we recorded an expense in the third quarter of 2004 of approximately $0.5 million due to the acceleration of the discount accretion on the shares that were purchased.

        Of the approximately 39,186 then-outstanding shares of Series B preferred stock, approximately 9,760 shares had been held in escrow in order to secure the indemnification obligations of the former stockholders of ROBB PECK McCOOEY Financial Services, Inc. ("RPM") in connection with our acquisition of RPM in March 2001. In connection with the completion of the offer to purchase all outstanding shares of our Series B preferred stock, this escrow arrangement was terminated in order to facilitate our objective of repurchasing and retiring all shares of our Series B preferred stock without forfeiting any material right to indemnification under the merger agreement governing our acquisition of RPM.

Off Balance Sheet Arrangements

        LFSI, through the normal course of business, enters into various securities transactions as agent. The execution, settlement and financing of these transactions can result in off-balance sheet risk and concentration of credit risk, which are typical of any execution and clearing agent that provides these services for its customers. LFSI's execution and clearing activities involve settlement and financing of various customer securities transactions on a cash or margin basis. These activities may expose LFSI to off-balance sheet risk in the event the customer or other broker is unable to fulfill its contractual obligations and LFSI has to purchase or sell securities at a loss. For margin transactions, LFSI may be exposed to significant off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur in their accounts.

Results of Operations

Specialist Segment Operating Results

						For the Six Months Ended June 31,
	For the Years Ended December 31,							Six Months 2004 vs. 2003 Percentage Change
(000's omitted)				2002 vs 2001 Percentage Change	2003 vs 2002 Percentage Change
	2001	2002	2003			2003	2004
REVENUES:
Net gain on principal transactions	$340,795	$342,400	$202,206	0.5%	(40.9)%	$111,906	$92,743	(17.1)%
Commissions	42,098	50,653	47,450	20.3	(6.3)	23,631	24,818	5.0
Other	12,838	8,116	6,927	(36.8)	(14.7)	3,836	3,212	(16.3)

Total segment revenues	395,731	401,169	256,583	1.4	(36.0)	139,373	120,773	(13.3)
Operating expenses	174,937	176,704	144,730	1.0	(18.1)	72,583	71,025	(2.1)
Goodwill impairment	—	—	166,251	—	—	—	—	—
Exchange membership Impairment	—	—	—	—	—	—	16,300	—
Restitution and fines	—	—	63,519	—	—	—	—	—

Income (loss) before minority interest and taxes	$220,794	$224,465	$(117,917)	1.7%	(152.5)%	$66,790	$33,448	(49.9)%

        Revenues from our Specialist segment consist primarily of net gain on principal transactions in securities for which we act as specialist. Net gain on principal transactions represents trading gains net of trading losses and SEC transaction fees, where applicable, and are earned by us when we act as principal buying and selling our specialist stocks, rights, options, ETFs and futures. Also included in net gain on principal transactions are accrued dividends receivable or payable on our stock positions, net gains and losses resulting from our market-making activities in ETFs, options and futures, and the net gains and losses resulting from trading of foreign currencies, futures, equities and U.S. Government obligations underlying the rights, ETFs and options for which we act as specialist or market-maker. These revenues are primarily affected by changes in share volume traded and fluctuations in the price of our stocks, options, ETFs and futures in which we are the specialist or in which we make a market.

        Commissions revenue generated by our Specialist segment consists primarily of fees earned when our specialists act as agents by executing limit orders in equities on behalf of brokers, professional traders and broker dealers after a specified period of time; we do not earn commissions in equities when we match market orders or when we act as a specialist or a market-maker in other products.

        Other revenue at our Specialist segment consists primarily of interest income, proprietary trading gains or losses and gains or losses from an investment in a hedge fund.

Six Months Ended June 30, 2004 Compared to Six Months Ended June 30, 2003

        When assessing the performance and financial results of a specific period, we examine certain metrics to determine their impact on financial results. Some of the key metrics that we review and their values for the first half of 2004 and 2003 were as follows:

	For the Six Months Ended June 30,
			Six Months 2004 vs 2003 Percentage Change
(000's omitted)
	2003	2004
NYSE average daily share volume (in millions)	1,448.1	1,500.2	3.6%
LAB share volume on the NYSE (in billions)	48.2	49.2	2.1
LAB dollar value on the NYSE (in billions)	$1,210.4	$1,439.6	18.9
Share volume of principal shares traded (in billions)	15.0	11.8	(21.3)
Dollar value of principal shares traded (in billions)	$379.7	$364.3	(4.1)
Average closing price of the CBOE Volatility Index	29.0	16.5	(43.1)
Program trading as an approximate percentage of NYSE average daily share volume (1)	38.2%	47.3%	—

(1)
The program trading percentage is determined using the average of weekly percentages throughout the appropriate time periods. Due to the weekly nature of our source data, the values indicated do not exactly coincide with our three-month and six-month reporting periods

        Generally, an increase in the average daily share volume on the NYSE, an increase in volatility (as measured by the average closing price of the Chicago Board of Options Exchange's Volatility Index®, or the "VIX") or an increase in the dollar value and share volume of stocks in which specialists trade in enables the specialist to increase its level of principal participation and thus its ability to realize net gain on principal transactions. While we monitor these metrics each period, they are not the sole indicators or factors in any given period that determine our level of revenues, profitability or overall performance. Other factors, such as extreme price movements, unanticipated listed company news and events and other uncertainties may influence our financial performance either positively or negatively.

        The decrease in net gain on principal transactions during the first six months of 2004 can be attributed primarily to the decline in specialist revenues at our LaBranche & Co. LLC subsidiary to $77.4 million for the first six months ended June 30, 2004 from $105.0 million for the same period in

2003. This decrease in revenues can be attributed to the decrease in principal shares traded, which occurred despite an increase in share volume traded of LaBranche & Co. LLC's specialist stocks and the NYSE average daily share volume. This decrease in share volume of principal shares traded reflects the specialists' reduced level of participation, which reduces our opportunity to profit. The significant decline in the volatility in the market, as measured by the average closing price of the VIX, also reduced our opportunity to trade profitably as principal. Another factor that we believe is affecting our NYSE equity specialist's principal trading revenues is the continuing rise in program trading. Program trading involves reducing large share orders into many smaller orders, resulting in the orders being matched electronically, and thus reducing the opportunity for specialists to participate. Program trading accounted for approximately 47.3% of NYSE daily share volume during the first six months of 2004, as compared to approximately 38.2% for the same period in 2003. Net gain on principal transactions related to our LSP subsidiary increased to $15.4 million for the six months ended June 30, 2004 as compared to $7.0 million for the same period in 2003. LSP's revenue growth is a result of the increase in the number of its derivatives traders, the number of different products that LSP trades, the volume of trading and the expansion of LSP's trading activities to additional exchanges.

        Commissions revenue at LaBranche & Co. LLC remained relatively flat from the six months ended June 30, 2003 to the six months ended June 30, 2004.

        Other revenues decreased as a result of lower interest rates on our short-term treasury investments and stock-borrow transactions.

        For a discussion of operating expenses, see "Our Operating Expenses" below.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        Some of the key metrics that our management reviews and their values for 2003 and 2002 are as follows:

	2002	2003	Percentage Change
NYSE average daily share volume (in millions)	1,441.0	1,398.4	(3.0)%
LAB Share volume on the NYSE (in billions)	102.1	94.5	(7.4)%
LAB Dollar value on the NYSE (in billions)	$2,686.5	$2,477.4	(7.8)%
Share volume of principal shares traded (in billions)	35.7	27.6	(22.7)%
Dollar value of principal shares traded (in billions)	$983.4	$725.1	(26.3)%
Closing price of the CBOE Volatility Index	30.5	24.1	(21.0)%

        In 2003, our net gain on principal transactions decreased primarily as a result of decreases in NYSE share and dollar volumes traded for stocks in which we are the specialist, decreases in NYSE market share and general volatility in the marketplace. Throughout 2003, the dollar value and share volume of principal shares traded decreased significantly, thereby reducing our opportunity to trade profitably. The NYSE's share of consolidated volume of trades of NYSE-listed stocks decreased to 79.5% as of December 31, 2003 as compared to 82.0% as of December 31, 2002. The decline in volatility in the market, as measured by the VIX also contributed to the lower net gain on principal transactions. Of our total $202.2 million and $342.4 million of net gain on principal transactions for the years ended December 31, 2003 and 2002, respectively, $16.9 million and $0.9 million, respectively, were generated from our derivative trading activities at our LSP subsidiary.

        Commissions revenue earned by our Specialist segment decreased due to a decrease in the share volume executed by us as agent and the effect of competitive price pressures on our billing structure. The total share volume executed by us as agent in our specialist stocks decreased 6.7% to 8.4 billion shares for 2003 from 9.0 billion shares for 2002. The share volume executed by us as agent is affected by the share volume of LaBranche & Co. LLC's specialist stocks on the NYSE, which decreased 7.4% as noted in the key metrics chart above.

        For a discussion of our operating expenses, see "Our Operating Expenses" below.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        Some of the key metrics that our management reviews and their values for 2003 and 2002 are as follows:

        Net gain on principal transactions increased as a result of increased share volumes in our specialist stocks traded on the NYSE, which led to a 31.3% increase in our principal trading share volumes from 27.2 billion shares for 2001 to 35.7 billion shares for 2002. The increase in net gain on principal transactions was also the result of a full year of revenues from our 2001 acquisitions. The increase was partially offset by unfavorable market conditions including a 19.8% decline in the NYSE Composite Index for 2002. Notwithstanding these unfavorable market conditions, we were required to fulfill our obligation as a specialist to minimize short-term imbalances between supply and demand and maintain fair and orderly markets in our listed company stocks.

        Commissions revenue earned by our Specialist segment increased as a result of increased share volume executed by us as agent, as well as the impact of our 2001 acquisitions, which increased the number of our specialist stocks. This increase was partially offset by a reduction in billed commissions, as a result of our effort to provide the lowest execution costs to our clients. The total share volume executed by us as agent in our specialist stocks increased 45.2% to 9.0 billion shares for 2002, from 6.2 billion shares for 2001.

        Other revenue earned by our Specialist segment decreased primarily due to a decline in interest income as a result of significantly lower interest rates for our short to medium term investments and stock-borrow transactions. In addition, the decrease was due to a decline in proprietary trading revenues, as well as an increase in losses from our investment in a hedge fund. The decrease in other revenue was partially offset by a reduction of losses from our investments in joint trading books, as well as the reversal of a commercial paper investment loss accrual.

        Operating expenses for our Specialist segment increased slightly due to an increase in employee compensation and related benefits and an increase in lease of exchange memberships, both of which were the result of a full year effect from our 2001 acquisitions. These increases were offset by a significant decrease in amortization of intangibles, a result of the adoption of SFAS No. 142 on January 1, 2002.

        For a further discussion of operating expenses see "Our Operating Expenses" below.

Execution and Clearing Segment Operating Results

						For the Six Months Ended June 30,
	For the Years Ended December 31,							Six Months 2004 vs 2003 Percentage Change
(000's omitted)				2003 vs 2002 Percentage Change	2002 vs 2001 Percentage Change
	2001	2002	2003			2003	2004
REVENUES:
Commissions	$20,768	$41,391	$46,994	99.3%	13.5%	$23,744	$24,429	2.9%
Other	6,412	3,174	915	(50.5)	(71.2)	657	382	(41.9)

Total segment revenues	27,180	44,565	47,908	64.0	7.5	24,401	24,811	1.7
Operating expenses	39,805	54,390	57,807	36.6	6.3	30,577	27,670	(9.5)
Goodwill impairment	—	—	4,051	—	—	—	—	—
Exchange membership Impairment	—	—	—	—	—	—	2,027	—

Loss before minority interest and taxes	$(12,625)	$(9,825)	$(13,950)	(22.2)%	42.0%	$(6,176)	$(4,886)	20.9%

        Our Execution and Clearing segment's commissions revenue includes fees charged to customers for execution, clearance and direct-access floor brokerage services.

        Our Execution and Clearing segment's other revenues consist of interest income, and proprietary trading gains or losses and fees charged to customers for the use of our proprietary front-end order execution system. (for the 2003 periods only).

Six Months Ended June 30, 2004 Compared to Six Months Ended June 30, 2003

        Commissions revenue from our Execution and Clearing segment increased due to the growth of our institutional execution group and expansion of its customer base. This increase was partially offset by a decline in our direct-access order flow, which was due to a reduction in the number of direct-access floor brokers. Our commissions for acting as a clearing agent also decreased as a result of a decline in volumes.

        For a discussion of operating expenses, see "Our Operating Expenses" below.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        Commissions revenue from our Execution and Clearing segment increased primarily due to a full year of revenues from our institutional execution group which commenced operations in July 2002. The growth in institutional execution group was also the result of the general growth and expansion of its customer base. The increase in institutional execution group was partially offset by a decline in direct-access and clearance revenues resulting from a discontinuation of the prime brokerage business, a decline in clearing customers and a general decrease in the volume of direct access executions during 2003.

        Other revenue from our Execution and Clearing segment decreased primarily due to the decline in proprietary trading revenues as well as a decline in interest income. Interest income decreased as a result of significantly lower interest rates for our short-term investments and stock-borrow transactions and the decrease in customer debit account balances. Proprietary trading revenues decreased due to the discontinuation of proprietary trading during 2003.

        For a discussion of operating expenses see "Our Operating Expenses" below.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        Commissions revenue from our Execution and Clearing segment increased due to the growth and expansion of our business, as well as a full year of revenues from the operations of the execution and clearing business which we acquired on March 15, 2001.

        Other revenue from our Execution and Clearing segment decreased primarily due to the decline in interest income at our Execution and Clearing segment as a result of significantly lower interest rates for our short-term investments and stock-borrow transactions.

        The increase in operating expenses for our Execution and Clearing segment was primarily due to an increase in exchange, clearing and brokerage fees expense. This increase was due to the growth and expansion of our execution and clearing business, as well as a full year of fees from our Execution and Clearing segment. For a further discussion of operating expenses see "Our Operating Expenses" below.

Other Segment Operating Results

						For the Six Months Ended June 30,		1st Six Months of 2004 vs. 2003 Percentage Change
	For the Years Ended December 31,			2003 vs 2002 Percentage Change	2002 vs 2001 Percentage Change
(000's omitted)
	2001	2002	2003			2003	2004
REVENUES:
Other	$1,219	$7,111	$1,497	(78.9)%	483.3%	$364	$25,031	—

Total segment revenues	1,219	7,111	1,497	(78.9)%	483.3%	364	25,031	—
Debt repurchase Premium	—	—	—	—	—	—	49,028	—
Operating expenses	52,677	55,627	54,703	(1.7)%	5.6%	27,672	36,206	30.8%

Loss before minority interest and taxes	$(51,458)	$(48,516)	$(53,206)	9.7%	(5.7)%	$(27,308)	$(60,203)	120.5%

        The portion of our revenues that is not generated from our two principal business segments consists primarily of unrealized gains or losses from our non-marketable investments and interest income.

Six Months Ended June 30, 2004 Compared to Six Months Ended June 30, 2003

        Other revenue increased primarily as a result of the appreciation in the value of our investment in Lava Trading Inc. of $24.6 million. The determination of Lava's fair value is the result of its pending acquisition by a third party and reflects a discount due to certain contingencies related to a portion of the purchase price held in escrow to secure certain of our indemnification obligations under the merger agreement.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        Other revenue decreased as a result of a net appreciation in the value of our non-marketable investments during 2002 as compared to a net depreciation in the value of these investments during 2003. The decrease was also due to a decline in interest income during 2003 as a result of significantly lower interest rates for our short to medium term investments.

        For a discussion of operating expenses see "Our Operating Expenses" below.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        Other revenue increased due to the appreciation in the value of our investment in Lava Trading Inc. by approximately $9.0 million. This increase was partially offset by a decline in interest income as a result of significantly lower interest rates for our short- to medium-term investments, as well as the decrease in the values related to certain of our other non-marketable investments.

        Operating expenses increased primarily due to an increase in employee compensation and related benefits expense.

        For a further discussion of operating expenses see "Our Operating Expenses" below.

Our Operating Expenses

						For the Six Months Ended June 30,		1st Six Months of 2004 vs. 2003 Percentage Change
	For the Years Ended December 31,			2003 vs 2002 Percentage Change	2002 vs 2001 Percentage Change
(000's omitted)
	2001	2002	2003			2003	2004
EXPENSES:
Employee compensation and related benefits	$110,832	$131,511	$99,123	(24.6)%	18.7%	$50,915	$50,436	(0.9)%
Interest	52,049	48,589	48,188	(0.8)%	(6.6)%	23,928	31,694	32.5%
Exchange, clearing and brokerage fees	22,367	37,729	40,406	7.1%	68.7%	21,598	18,583	(14.0)%
Goodwill impairment	—	—	170,302	—	—	—	—	—
Restitution and fines	—	—	63,519	—	—	—	—	—
Exchange membership Impairment	—	—	—	—	—	—	18,327	—
Debt repurchase premium	—	—	—	—	—	—	49,028	—
Other Operating Expenses	82,171	68,892	69,525	0.9%	(16.2)%	34,391	34,188	(0.6)%

Total expenses before minority interest and taxes	267,419	286,721	491,063	71.3%	7.2%	130,832	202,256	54.6%
Minority Interest	—	—	322	—	—	—	—	—

Provision (benefit) for income taxes	$85,124	$78,898	$(6,007)	(107.6)%	(7.4)	$16,062	$(15,424)	(196.0)%

        After our goodwill impairment charge, our largest operating expense in 2003 was employee compensation and related benefits. Our largest operating expense in the first half of 2004, excluding the premium incurred in connection with our 2004 second quarter repurchase of a substantial portion of our outstanding indebtedness, was employee compensation and related benefits. Our Specialist segment's employee compensation and related benefits expense consists of salaries, wages and profitability-based compensation paid to our floor traders and related support staff. The employee compensation and related benefits expense related to our Execution and Clearing segment consists of salaries, wages and profitability-based compensation paid to our execution and clearing professionals, as well as compensation based on commissions earned by various trading professionals. Profitability-based compensation may include cash awards and stock-based compensation paid or granted to managing directors, trading professionals and other employees based on our profitability.

        Interest expense is incurred primarily from the indebtedness not allocated to either of our two principal segments. This indebtedness was incurred in connection with our reorganization from partnership to corporate form in 1999, our subsequent acquisitions, the issuance of promissory notes in exchange for our preferred stock and our recently completed debt refinancing. The interest expense at our Specialist segment is primarily attributable to subordinated indebtedness that has been approved by the NYSE for inclusion in the net capital of our LaBranche & Co. LLC subsidiary, as well as margin interest expense related to our derivative specialist and market-making business. Customers' free credit balances, bank loans and stock loans generate interest expense at our Execution and Clearing segment.

        Exchange, clearing and brokerage fees expense at our Specialist segment consists primarily of fees paid by us to the NYSE, AMEX, other exchanges, the Depository Trust Clearing Corporation, known as the DTCC, and to third-party execution and clearing companies. The fees paid by us to these entities are based primarily on the volume of transactions executed by us as principal and as agent, a fee based on exchange seat use, an allocation fee requiring specialist firms to share the cost of newly allocated listings, technology fees (for the 2003 periods only), a flat annual fee and execution and clearing fees. Our Execution and Clearing segment's exchange, clearing and brokerage fees expense consist primarily of floor brokerage fees related to the direct access business, and fees paid to the NYSE, AMEX and DTCC.

Six Months Ended June 30, 2004 Compared to Six Months Ended June 30, 2003

        Employee compensation and related benefits expense decreased slightly as a result of a decrease in employee salaries and profitability-based compensation at LaBranche & Co. LLC and LFSI. In addition, the expiration and payment of a retention bonus plan liability and a decrease in deferred compensation expense, both related to prior acquisitions, contributed to the decrease in employee compensation expense. These decreases were partially offset by increases in salaries and profitability-based compensation at LSP, severance expense related to employee terminations at LaBranche & Co. LLC and an increase in incentive compensation associated with commissions earned at LFSI. Employee compensation and related benefits expense decreased to 29.6% of total revenues for the first six months of 2004 from 31.0% of total revenues for the same period in 2003.

        Exchange, clearing and brokerage fees expense declined primarily due to decreases in fees at both our Specialist segment and Execution and Clearing segment. The decrease at our Specialist segment was primarily the result of the elimination of the NYSE technology fee in July 2003 and fewer allocation fees for new listings. Decreases in floor brokerage fees relating to reduced direct-access commissions at our Execution and Clearing segment also contributed to the decrease in exchange, clearing and brokerage expenses for the six months ended June 30, 2004. These decreases were partially offset by an increase in commission expense and exchange fees due to increased activity in our derivatives trading business. Our exchange, clearing and brokerage fees expense decreased to 10.9% of total revenues for the first six months of 2004 from 13.2% of total revenues for the same period in 2003.

        Interest expense increased primarily as a result of the acceleration of the debt issuance cost amortization and bond discount accretion related to the portions of the $100.0 million aggregate principal amount of 2004 notes and $250.0 million aggregate principal amount of 2007 notes that were purchased on May 18, 2004 prior to their maturity. Of the total $7.8 million increase, $5.5 million relates to the acceleration of discount accretion and debt issuance cost amortization. The remaining increase was the result of an increase in margin interest charges attributable to the growth and expansion of our derivatives trading activities. Interest expense increased to 18.6% of total revenues for the six months ended June 30, 2004 from 14.6% of total revenues for the same period in 2003.

        During the second quarter of 2004, we recorded an other-than-temporary impairment charge relating to our other-than-temporary exchange memberships of $18.3 million, of which $16.3 million was attributable to our Specialist segment and $2.0 million was attributable to our Execution and Clearing segment. The other-than-temporary impairment charge was related to the 39 NYSE memberships we own, each of which was valued at $1.5 million at June 30, 2004, as compared to $2.0 million at March 31, 2004.

        We incurred a $49.0 million charge in connection with our repurchase of the majority of our outstanding 2004 notes and 2007 notes. This charge was attributable to the payment of a consent premium, which was offered to debt holders who tendered their 2004 notes and 2007 notes by April 19, 2004, and a premium for tendering the 2004 notes and 2007 notes for purchase prior to their maturity.

        While the net change in total operating expenses from the six-month period ended June 30, 2004 to the 2003 comparable period was insignificant, certain categories materially changed. Lease of exchange memberships expense decreased due to the decrease in the average annual lease cost of an NYSE membership and a decrease in the number of our NYSE leased memberships. The average annual lease cost of a NYSE membership has declined to approximately $236,000 for the first six months of 2004 as compared to $319,000 for the same period in 2003. In the first six months of 2004, we leased approximately 10 fewer memberships than we leased in the same period in 2003. Lease of exchange memberships expense decreased to 4.7% of total revenues for the six months ended June 30, 2004, from 7.7% of total revenues for the same period in 2003. Offsetting this decline was an increase in legal and professional fees expense, bank and other fees and directed-brokerage arrangement expense. Legal and professional fees expense increased as a result of legal, consulting and accounting fees incurred related to outstanding litigation and consulting services provided in connection with Sarbanes-Oxley Act compliance. The increase in bank and other fees was due to the fees on a committed revolving credit facility established in the first quarter of 2004, which was terminated upon the completion of the refinancing of our indebtedness on May 18, 2004, and investment banking, credit rating service and printing fees related to the repurchase of a majority of our outstanding 2004 notes and 2007 notes in the second quarter of 2004. Our Execution and Clearing segment experienced an increase in directed brokerage arrangement expenses as a result of the growth and expansion of our institutional execution group.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        Employee compensation and related benefits expense decreased as a result of a reduction in profitability-based compensation accruals and other employee benefits due to lower revenues for 2003. The decrease was partially offset by an increase in employee salaries due to the hiring of additional trading and support personnel for LSP and LFSI. Employee compensation and related benefits expense increased to 32.4% of total revenues for 2003, from 29.0% of total revenues for 2002 as a result of lower revenues.

        In the fourth quarter of 2003, we recorded an impairment charge on our goodwill of $170.3 million, of which $166.2 million is attributable to our Specialist segment and $4.1 million is attributable to our Execution and Clearing segment. In determining the goodwill impairment, we first compared the fair value of each reporting unit to its carrying value through an analysis of our market capitalization and discounted cash flows techniques. For the year ended December 31, 2003, we engaged an independent valuation firm to assist us with these fair value tests. Since the carrying value of each reporting unit exceeded its fair value, we then compared the implied fair value of each reporting unit's goodwill to its carrying value. The implied fair value of each reporting unit's goodwill was determined by valuing all assets and liabilities as if each reporting unit had been acquired in a business combination. The impairment charge, which represents the excess of the carrying value of each reporting unit's goodwill over its implied fair value, was necessary to properly reflect the carrying value of our goodwill at December 31, 2003.

        During 2003, the NYSE and the SEC announced the commencement of investigations regarding the trading practices of several NYSE specialist firms, including LaBranche & Co. LLC. In February 2004, we and LaBranche & Co. LLC agreed in principle with the NYSE and the staff of the SEC, subject to final approval by the SEC, to settle the NYSE and SEC specialist trading investigations. Pursuant to the agreement in principle, we paid on April 7, 2004 a total of $63.5 million for certain trades that occurred during the five-year period from 1999 to 2003. An accrual was made for the $63.5 settlement as of December 31, 2003.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        Employee compensation and related benefits expense increased due to our 2001 acquisitions and the general expansion of our business, which increased our average number of employees by approximately 96 individuals for the year ended December 31, 2002, as compared to the same period in 2001. Employee compensation and related benefits expense increased to 29.0% of total revenues for 2002, from 26.1% of total revenues for 2001.

        Interest expense decreased as the result of the repayment of $21.4 million principal amount of subordinated indebtedness during 2002, as well as the early retirement during 2002 of $12.1 million principal amount of other indebtedness, which we assumed in connection with our 2001 acquisitions. This decrease was partially offset by additional interest charges associated with the $16.4 million of subordinated indebtedness incurred in connection with the acquisition of Bocklet & Co. LLC in October 2001, which was repaid in October 2002. Interest expense decreased to 10.7% of total revenues for 2002, from 12.3% of total revenues for 2001.

        Exchange, clearing and brokerage fees expense increased primarily due to the increased activities, growth and expansion of our Execution and Clearing segment, as well as a full year of fees from our expanded Execution and Clearing segment. In addition, an increase in our principal share volume as a result of an increase in overall share volume on the NYSE, our 2001 acquisitions and the expansion of our AMEX specialist business led to an increase in fees at our Specialist segment. Exchange, clearing and brokerage fees expense increased to 8.3% of total revenues for 2002, from 5.3% of total revenues for 2001.

        Other operating expenses decreased primarily due to a decline in depreciation and amortization of intangibles expense incurred at our Specialist segment as a result of the adoption of SFAS No. 142 as of January 1, 2002. This decrease in other operating expenses was partially offset by increases in lease of exchange memberships, legal and professional fees, communications, occupancy and other expenses due to the growth and expansion of our operating segments, as well as our 2001 acquisitions.

        Provision for income taxes decreased due to a decline in non-deductible amortization of goodwill and other intangible assets as a result of the adoption of SFAS No. 142.

Liquidity and Capital Resources

        As of June 30, 2004, we had $2,391.4 million in assets, of which $484.8 million consisted of cash and short term investments, primarily in government obligations maturing within three months, cash and securities segregated under federal regulations and overnight repurchase agreements. To date, we have financed our operations primarily with retained earnings from operations and proceeds from our debt and equity offerings. Due to the nature of the securities business and our role as a specialist, market-maker and execution agent, the amount of our cash and short-term investments, as well as our operating cash flow, may vary considerably due to a number of factors, including the dollar value of our positions as principal, whether we are net buyers or sellers of securities, the dollar volume of executions by our customers and clearing house requirements. Certain regulatory requirements constrain the use of a portion of our liquid assets for financing, investing or operating activities. Similarly, the nature of our business lines, capital necessary to maintain current operations and our current funding needs subject our cash and cash equivalents to different requirements and uses.

        Our significant cash requirements relate to our 2009 senior notes and 2012 senior notes, and certain other obligations. As of June 30, 2004 the scheduled maturities of our indebtedness and operating lease obligations, without taking into account any available roll-over provisions, were:

	<1 Year	1-3 Years	3-5 Years	>5 Years
	(000's omitted)
Short-Term and Long Term Debt (1)	$8,855	$13,642	$208,000	$260,000
Subordinated Liabilities	5,985	8,300	3,000	—
Operating Lease Obligations	2,728	4,067	1,000	182
Other Long-Term Obligations (2)	6,000	12,000	776	—

Total	$23,568	$38,009	$212,786	$260,182

(1)
Amounts represent aggregate amount to be paid at maturity and do not include discounts of approximately $0.1 million as of June 30, 2004.

(2)
Amounts represent aggregate amount to be paid pursuant to the deferred compensation plan that we assumed in connection with our acquisition of RPM in March 2001.

        The above table includes indebtedness with short term and long term maturities, whose interest and principal payments have a significant effect on the liquidity necessary to finance our current operations. In addition, a significant portion of our indebtedness imposes certain financial covenants that affect our operations and the use of our capital resources.

        As of June 30, 2004, our indebtedness had short term and long term maturities, and the related interest and principal payments have a significant effect on the cash available to finance our current operations. Our most significant short term indebtedness relates to the $6.9 million aggregate principal amount of outstanding 2004 notes, which mature in August 2004. As of June 30, 2004, our most significant long term indebtedness was the $200.0 million aggregate principal amount of 2009 senior notes, which mature in May 2009, and the $260.0 million aggregate principal amount of 2012 senior notes, which mature in May 2012. As of June 30, 2004, there were no material changes to the scheduled maturities of our indebtedness and operating lease obligations, other than with respect to the refinancing of our 2004 notes and 2007 notes, which was completed on May 18, 2004, as more fully described above in "—Completed Refinancing of Our Indebtedness."

        The 2009 senior notes and the 2012 senior notes were issued pursuant to a new indenture that is substantially similar to the indentures that governed our 2004 notes and 2007 notes prior to their amendment in connection with the refinancing of our indebtedness. The new indenture includes certain covenants that, among other things, limit our ability to make certain investments, engage in transactions with stockholders and affiliates, create liens on our assets and sell assets or engage in mergers and consolidations, except in accordance with certain specified conditions. In addition, our ability to incur additional indebtedness (other than certain "permitted indebtedness"), pay dividends, redeem stock or repurchase subordinated indebtedness prior to maturity will be limited if our consolidated fixed charge coverage ratio is at or below a threshold of 1.75:1 until September 30, 2004 and 2.00:1 thereafter. The "consolidated fixed charge coverage ratio" reflects a comparison between (1) our consolidated earnings before interest, taxes, depreciation and amortization expenses, or "EBITDA," and (2) the sum of our consolidated interest expense and the tax-effected multiple of dividend payments with respect to any outstanding shares of our preferred stock. As of June 30, 2004, our consolidated fixed charge coverage ratio was approximately 1.91:1. The indenture governing the 2009 senior notes and 2012 senior notes provides for certain exceptions to the limitations on restricted payments, including, for example, the repurchase of all outstanding shares of our Series B preferred stock within 120 days after May 18, 2004, as described herein.

        In addition, under the indenture governing the 2009 senior notes and 2012 senior notes, if our cumulative "restricted payments" since May 18, 2004 are greater than the sum of (i) 50.0% of our cumulative consolidated net income since July 1, 2004 plus (ii) 100.0% of the net cash proceeds received from any issuance or sale of our capital stock since July 1, 2004 plus (iii) $15.0 million, we will not be entitled to make a "restricted payment." The indenture governing the 2009 senior notes and 2012 senior notes provides for certain exceptions to the limitations on restricted payments, including, for example, the repurchase of all outstanding shares of our Series B preferred stock within 120 days after May 18, 2004, as described herein. We have not yet made any restricted payments under the terms of the new indenture. We cannot be sure if, when or to what extent this covenant will prevent us from making restricted payments in the future. For a more detailed description of our ability to make restricted payments, see "Description of the Exchange Notes—Limitation on Restricted Payments."

        The indenture governing the 2009 senior notes and 2012 senior notes permits us to redeem some or all of the 2009 senior notes (including 2009 exchange notes issued in exchange therefor) on or after May 15, 2007 and some or all of the 2012 senior notes (including 2012 exchange notes issued in exchange therefor) on or after May 15, 2008 at varying redemption prices, based on the date of redemption. In addition, we have the option to redeem up to 33.0% of the aggregate principal amount of the 2009 senior notes (including 2009 exchange notes issued in exchange therefor) at a redemption price of 109.5% and up to 33.0% of the aggregate principal amount of the 2012 senior notes (including 2012 exchange notes issued in exchange therefor) at a redemption price of 111.0% using the proceeds of certain equity offerings which we may complete on or prior to May 15, 2007. Under the terms of the indenture, if we sell substantially all our assets or experience specific kinds of changes in control, we will be required to offer to repurchase the 2009 senior notes and the 2012 senior notes (including any exchange notes issued in exchange therefor), on a pro rata basis, at a price in cash equal to 101.0% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

        To the extent we do not use the net proceeds of the sale of the 2009 senior notes and 2012 senior notes to repurchase the 2004 notes and 2007 notes in the April 2004 tender offer, pay the related fees and expenses and repurchase the outstanding shares of our Series B preferred stock before September 15, 2004, the indenture requires us to use such "excess proceeds" to offer to repurchase an equal principal amount of 2009 senior notes and 2012 senior notes (including any exchange notes issued in exchange therefor) at a price of 101% of their principal amount, on a pro rata basis. Based on the aggregate principal amount of 2004 notes and 2007 notes that we repurchased in May 2004, the completed repurchase of all outstanding shares of our Series B preferred stock and related fees and expenses incurred in connection therewith, we expect to commence an offer to purchase approximately $18.2 million in aggregate principal amount of 2009 senior notes and 2012 senior notes (including any exchange notes issued in exchange therefor) on September 15, 2004. If this "Excess Proceeds Offer" is accepted in full, none of the net proceeds of the offering of the 2009 senior notes and 2012 senior notes will be available to finance our day-to-day operations.

        In connection with the issuance of the 2009 senior notes and 2012 senior notes, we entered into a registration rights agreement in which we agreed to file with the SEC by August 16, 2004, and to use our best efforts to cause the registration to become effective by November 14, 2004, a registration statement in order to exchange the currently outstanding 2009 senior notes and 2012 senior notes for a new issue of debt securities registered under the Securities Act, or, in certain circumstances, file a shelf registration. The terms of the exchange notes must be identical to those of the currently outstanding 2009 senior notes and 2012 senior notes (except for provisions relating to the transfer restrictions and payment of additional interest). If we fail to satisfy these obligations in the time frames set forth in the registration rights agreement, we will be required to pay additional interest to the holders of the 2009 senior notes and 2012 senior notes under certain circumstances. The filing of the registration statement of which this prospectus forms a part will satisfy the filing requirement described above.

        After the refinancing of our indebtedness and the repurchase of all outstanding shares of our Series B preferred stock, the after-tax cost of our ongoing interest payment obligations with respect to the 2009 senior notes and 2012 senior notes will result in approximately the same level of after-tax cost of our interest payment obligations with respect to the 2004 notes and 2007 notes and our dividend payment obligations with respect to our Series B preferred stock.

        Following the refinancing of our indebtedness described above, the remaining $6.9 million aggregate principal amount of outstanding 2004 notes will continue to accrue interest at a rate of 9.5% per annum until they mature on August 15, 2004. We expect to be able to repay such principal amount, plus accrued and unpaid interest thereon, in full on August 15, 2004. The remaining $13.6 million aggregate principal amount of 2007 notes will continue to accrue interest at a rate of 12.0% per annum until they mature on March 2, 2007. To the extent we are allowed under the terms of the indenture governing the 2009 senior notes and the 2012 senior notes, we may seek to repurchase some or all of the remaining 2007 notes from time to time on the open market.

        On June 14, 2004, we commenced an offer to purchase any and all of the approximately 39,186 outstanding shares of our Series B preferred stock. On July 12, 2004, the offer expired, with 100.0% of the outstanding shares of our Series B preferred stock having been tendered. On July 13, 2004, we purchased all of the tendered shares at a price of $1,000 per share, plus accrued and unpaid dividends up to but not including the date of purchase for approximately $42.6 million, and all outstanding shares of our Series B preferred stock were retired. As a result of the repurchase, we are no longer required to pay dividends with respect to preferred stock.

        Of the approximately 39,186 then-outstanding shares of our Series B preferred stock, approximately 9,760 shares had been held in escrow in order to satisfy the indemnification obligations of the former stockholders of RPM in connection with our acquisition of RPM in March 200.1 Upon completion of the offer to purchase all outstanding shares of our Series B preferred stock, this escrow arrangement was terminated in order to facilitate our objective of repurchasing and retiring all shares of our Series B preferred stock without forfeiting any material right to indemnification under the merger agreement governing our acquisition of RPM.

        For the second quarter of 2004, our reported revenues included a $24.6 million appreciation in the carrying value of our investment in Lava Trading, Inc. due to the recent agreement of a major financial institution to acquire Lava. The acquisition was consummated in the third quarter of 2004. Upon the closing of the Lava acquisition, we received cash of approximately $39.0 million. Further consideration of approximately $9.5 million is being held in escrow to secure our indemnification obligations as a stockholder of Lava in connection with the merger agreement and may be released in whole or in part 15 months after the closing of the acquisition. Under the terms of the indenture governing the 2009 senior notes and the 2012 senior notes, to the extent we do not use the net after-tax proceeds of the Lava transaction to repurchase certain of our secured indebtedness, repay the indebtedness of our subsidiaries or purchase "replacement assets," we will be required, on the 361st day following the closing of the Lava transaction, to offer to purchase 2009 senior notes and 2012 senior notes at 100.0% in an aggregate principal amount equal to such net after-tax proceeds.

        A potential source of liquidity for LaBranche & Co. LLC is the committed line of credit that it maintains with a bank. In October 2003, LaBranche & Co. LLC extended this $200.0 million committed credit agreement to October 29, 2004 on the same terms and conditions as the expiring agreement. In connection with the credit agreement, we pay a quarterly fee of 0.25% of the total committed line of credit. Amounts outstanding under this credit facility would be secured by our inventory of specialist stocks and bear interest at the bank's broker loan rate. This facility can only be used to finance inventory requirements at LaBranche & Co. LLC. To date, we have not utilized this facility. In order to maintain the availability of funds under this credit facility, we must comply with certain financial and other covenants.

        As a specialist and market-maker, we are required to maintain certain levels of capital and liquid assets as promulgated by various regulatory agencies, which regulate our business. As part of our overall risk management policy (see "Quantitative and Qualitative Disclosures about Market Risk"), we attempt to balance our responsibility as specialist, market maker and broker-dealer with our overall capital resources. These requirements restrict our ability to make use of cash and other liquid assets for corporate actions, such as repaying our debt, repurchasing stock or making an acquisition.

        As a broker-dealer, LaBranche & Co. LLC is subject to regulatory requirements intended to ensure the general financial soundness and liquidity of broker-dealers and requiring the maintenance of minimum levels of net capital, as defined in SEC Rule 15c3-1. LaBranche & Co. LLC is required to maintain minimum net capital, as defined, equivalent to the greater of $100,000 or 1/15 of aggregate indebtedness, as defined. NYSE Rule 326(c) also prohibits a broker-dealer from repaying subordinated borrowings, paying cash dividends, making loans to any parent, affiliates or employees, or otherwise entering into transactions which would result in a reduction of its total net capital to less than 150.0% of its required minimum capital. Moreover, broker-dealers are required to notify the SEC prior to repaying subordinated borrowings, paying dividends and making loans to any parent, affiliates or employees, or otherwise entering into transactions which, if executed, would result in a reduction of 30.0% or more of their excess net capital (net capital less minimum requirement). The SEC has the ability to prohibit or restrict such transactions if the result is deemed detrimental to the financial integrity of the broker-dealer. As of June 30, 2004, LaBranche & Co. LLC's net capital, as defined, was $455.5 million, which exceeded the minimum requirements by $453.7 million.

        The NYSE generally requires its specialist firms to maintain a minimum dollar regulatory capital amount in order to establish that they can meet, with their own net liquid assets, their position requirement. As of June 30, 2004, our specialist subsidiary, LaBranche & Co. LLC's NYSE minimum required dollar amount of net liquid assets, as defined, was $446.0 million, compared to actual net liquid assets, as defined, of $452.2 million.

        The AMEX generally requires its equity specialist firms to maintain a cash or liquid asset position of the greater of (a) $1.0 million or (b) an amount sufficient to assume a position of sixty trading units of each security in which the specialist is registered. As of June 30, 2004, LaBranche & Co. LLC satisfied the AMEX equity specialist liquid asset requirements.

        As a registered broker-dealer and member firm of the NYSE, LFSI also is subject to SEC Rule 15c3-1, as adopted and administered by the NYSE and the SEC. Under the alternative method permitted by the rule, the minimum required net capital of LFSI as of June 30, 2004 was equal to the greater of $1.5 million or 2.0% of aggregate debit items, as defined. As of June 30, 2004, LFSI's net capital, as defined, was $10.1 million, which exceeded its minimum net capital requirement by $8.6 million.

        As a clearing broker-dealer, LFSI has elected to compute a reserve requirement for Proprietary Accounts of Introducing Broker-Dealers ("PAIB Calculation"), as defined. The PAIB Calculation is computed in order for correspondent firms to classify their assets held by LFSI as allowable assets in the correspondents' net capital calculation. At June 30, 2004, the reserve requirement was approximately $2.1 million. LFSI had cash and securities on deposit in a Special Reserve Bank Account of $3.5 million as of July 2, 2004 to comply with its reserve requirement.

        As a registered broker-dealer and AMEX member firm, LSP is subject to SEC Rule 15c3-1, as adopted and administered by the AMEX and the SEC. LSP is required to maintain minimum net capital, as defined, equivalent to the greater of $100,000 or 1/15 of aggregate indebtedness, as defined. As of June 30, 2004, LSP's net capital, as defined, was $21.9 million, which exceeded its minimum net capital requirement by $21.6 million.

        Failure by any of our broker-dealer subsidiaries to maintain its required net capital and net liquid assets, where applicable, may subject it to suspension or revocation of its SEC registration or its suspension or expulsion by the NYSE, the AMEX and/or any other exchange of which it is a member firm.

        As evidenced by the foregoing requirements, our broker-dealer subsidiaries require a substantial amount of capital. In particular, LaBranche & Co. LLC's net liquid asset ("NLA") requirement of $446.0 million limits our ability to utilize a substantial portion of our liquid assets for other corporate purposes. Although a portion of the NLA requirement of $446.0 million is met by LaBranche & Co. LLC's securities positions, pending trades and other assets associated with its equity specialist activities, a substantial portion of LaBranche & Co. LLC's cash and cash equivalents as of June 30, 2004 was used to meet its NLA requirement.

        On March 29, 2004, we agreed with the NYSE and the SEC to settle the NYSE and SEC investigations concerning NYSE specialist trading activity. Pursuant to this agreement, we paid on April 7, 2004 a total of $63.5 million for certain trades that occurred during the five-year period from 1999 through 2003. This settlement resolved the NYSE and the SEC investigations of specialist trading activity concerning us for all periods through 2003. Concurrently with the settlement payment, we contributed capital to our LaBranche & Co. LLC subsidiary sufficient to enable it to remain in compliance with its capital and regulatory requirements. Although this capital contribution reduced our excess short term assets available for financing our operations and limited our excess cash available for developing certain segments of our business operations, our cash flows from operations are projected to be sufficient to meet our day to day operating needs for at least the next 12 months.

        In connection with our acquisition of RPM, we assumed its liabilities and obligations under its deferred compensation plan. The deferred compensation plan provides for the payment, on or before December 15, 2007, of approximately $30.2 million, plus interest at a rate of 8.0% per year, to certain former employees of RPM. While the payment of benefits under this deferred compensation plan may be accelerated in certain circumstances, no more than $6.0 million in deferred compensation benefits (including interest) may be paid in any 12 consecutive month period beginning March 15, 2001. After taking into account all payments of deferred compensation plan benefits through June 30, 2004, approximately $18.3 million, plus interest, remains payable under the RPM deferred compensation plan. If the plan is terminated, the deferred compensation benefits (including interest) of all participants, to the extent not previously paid, must be distributed to the participants in one lump sum.

        We also assumed RPM's liabilities and obligations under its retention bonus pool, which required that we pay, on March 15, 2004, $9.0 million as bonus compensation to certain former employees of RPM designated by a committee appointed in the agreement governing our acquisition of RPM. We paid the required bonus compensation on March 15, 2004. No further amounts are due under this retention bonus pool. As of June 30, 2004, the subordinated indebtedness of LaBranche & Co. LLC aggregated $17.3 million (excluding subordinated liabilities related to contributed exchange memberships) and consisted of senior subordinated notes and junior subordinated notes. These notes mature on various dates between December 2004 and June 2008, and bear interest at annual rates ranging from 7.7% to 10.0%. Each of the junior subordinated notes has an automatic rollover provision, which extends the maturity for an additional year, unless the lender provides at least seven months advance notice of its intention not to renew prior to maturity. LaBranche & Co. LLC is entitled to prepay—with written consent from the NYSE—the junior subordinated notes without penalty under the terms of the agreements relating thereto. The senior subordinated notes originally were issued in the aggregate principal amount of $15.0 million, but, in accordance with their terms, $3.0 million in principal amount must be repaid on June 3 of each of 2004, 2005, 2006, 2007 and 2008. LaBranche & Co. LLC repaid $3.0 million in accordance with these terms in June 2004. LaBranche & Co. LLC may prepay, at a premium, all or any part of such senior subordinated notes at any time, provided that the amount prepaid is not less than 5.0% of the aggregate principal amount of such senior subordinated notes then outstanding. Upon the occurrence of a change of control, LaBranche & Co. LLC may, but is not required to, make one irrevocable separate offer to each holder of the senior subordinated notes to prepay all of the senior subordinated notes then held by that holder. The occurrence of a change of control also constitutes an event of acceleration under the senior subordinated notes.

        As of June 30, 2004, $10.0 million of our outstanding indebtedness consisted of one note for $2.0 million, which matures in June 2005 and bears interest at an annual rate of 8.0%, and eight separate notes, each in the principal amount of $1.0 million, which mature in August 2007 and bear interest at annual rates ranging from 9.0% to 10.0%.

        As of June 30, 2004, we are anticipating a net operating loss ("NOL") for tax purposes in 2004, which is expected to result in a tax receivable (net of other tax liabilities) of approximately $30.8 million as of June 30, 2004. In connection with the completion of the Lava acquisition in August 2004, this anticipated tax receivable will be approximately halved. We are expecting a Federal tax carryback refund in 2005 from the utilization of the 2004 NOL as well as reduced state and local tax payments going forward on any net income earned until the NOL are fully utilized. We estimate the NOL will be fully utilized by no later than 2006.

        We currently anticipate that we will be able to meet our working capital, regulatory capital and capital expenditure requirements through at least the next twelve months.

Credit Ratings

        Our 2009 senior notes and 2012 senior notes were sold in private sales to institutional investors on May 18, 2004. The remaining 2004 notes, in the aggregate principal amount of $6.9 million, and the remaining 2007 notes, in the aggregate principal amount of $13.6 million, are publicly held. The following table sets forth the credit ratings on this indebtedness as of June 30, 2004:

	Moody's Investors Services	Standard & Poor's
2009 senior notes	Ba1	B
2012 senior notes	Ba1	B
2004 notes	Ba1	B
2007 notes	Ba2	CCC+

        In January 2004, Standard & Poor's downgraded the 2004 notes to a B rating and the 2007 notes to a CCC+ rating. On February 23, 2004, Moody's cut the 2004 notes rating to Ba1 and the 2007 notes rating to Ba2 from Ba1, changing our rating outlook with respect to those notes to negative from stable. The remaining $6.9 million principal amount of 2004 notes will mature on August 15, 2004.

Cash Flows

        Our cash flows are related primarily to our specialist trading activities, as well as to our financing activities related to the expansion of our business.

        At December 31, 2003, our cash and cash equivalents of $491.9 million represented an increase of $414.9 million during 2003. The increase in cash and cash equivalents was primarily the result of investments in government obligations with original maturities of 90 days or less, which are classified as cash and cash equivalents as of December 31, 2003, as well as from our operating activities. This increase was offset by $1.0 million used in investing activities. Cash of $43.0 million was used in financing activities, due primarily to the buyback of our preferred stock.

        At December 31, 2002, our cash and cash equivalents of $77.0 million represented an increase of $25.0 million during 2002. This increase resulted from $95.5 million provided by our operating activities, offset by $6.1 million used for investing activities, including our acquisition of Hochstin & Company, Inc., a NYSE floor brokerage company, in October 2002, and $64.4 million used for financing activities, primarily for the repayment of indebtedness and the repurchase of shares of our Series A preferred stock.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

        As of and through June 30, 2004, we have had no changes or disagreements with KPMG LLP, our independent auditors.

        On May 20, 2002, our Board of Directors, upon recommendation of the Audit Committee, dismissed Arthur Andersen LLP as our independent auditors and engaged KPMG LLP as our new independent auditors to audit our financial statements during 2002.

        Through May 20, 2002, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of any such disagreements in connection with its report on our consolidated financial statements for those periods. There were no reportable events regarding us, as defined in Item 304(a)(1)(v) of Regulation S-K, during the interim period through May 20, 2002. Arthur Andersen LLP submitted a letter, dated May 20, 2002, stating its agreement with our statements filed on Form 8-K dated May 20, 2002 related to our dismissal of Arthur Andersen LLP as our independent auditors.

        Through May 20, 2002, we did not consult with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Because our specialist activities on the NYSE and AMEX expose our capital to significant risks, managing these risks is a constant priority for us. Our central role in the auction process helps us to reduce risks by enabling us to incorporate up-to-date market information in the management of our inventory, subject to our specialist obligations. We have developed a risk management process that is designed to balance our ability to profit from our specialist activities with our exposure to potential losses. Our risk management process includes participation by our corporate compliance committee, executive operating committee, our floor management committee, our floor captains and our specialists. These parties' roles are described as follows:

        Corporate Compliance Committee.    Our corporate compliance committee was established in February 2002 and consists of representatives from senior management of LaBranche & Co. LLC, compliance personnel, our general counsel and several additional senior floor specialists, known as post managers. The role of the corporate compliance committee is to implement, monitor and report to senior management on the statutory and regulatory compliance efforts of our specialist business. The corporate compliance committee also establishes, reviews and revises our policies and procedures governing LaBranche & Co. LLC's regulatory compliance structure.

        Executive Operating Committee.    Our executive operating committee is composed of three executive officers of LaBranche & Co. LLC. This committee is responsible for approving all risk management procedures and trading guidelines for our specialist stocks, after receiving recommendations from our floor management committee. In addition, our executive operating committee reviews all unusual situations reported to it by our floor management committee.

        Floor Management Committee.    Our floor management committee is composed of twelve post managers. This committee is responsible for formulating and overseeing our overall risk management procedures and trading guidelines for each of our specialist stocks. In determining these procedures and guidelines, our floor management committee considers the recommendations from our floor captains. Our post managers meet with their respective floor captains on a weekly basis to review and, if necessary, revise the risk management procedures and trading guidelines for LaBranche & Co. LLC and/or for particular specialist stocks. In addition, post managers are always available on the trading floor to review and assist with any unusual situations reported by any floor captain. Our floor management committee reports to our executive operating committee about each of these situations as they occur.

        Floor Captains.    We have sixteen floor captains who monitor the activities of LaBranche & Co. LLC's specialists throughout the trading day from various positions at LaBranche & Co. LLC's trading posts. The floor captains observe trades and constantly review trading activities on a real-time basis. In addition, the floor captains are readily available to assist LaBranche & Co. LLC's specialists in determining when to deviate from our procedures and guidelines to react to any unusual situations or market conditions. The floor captains report these unusual situations to their respective post managers, including any deviations from our procedures and guidelines. Floor captains meet with each specialist at least once a week to evaluate the specialist's adherence to our risk management procedures and trading guidelines. Floor captains also meet to review risk procedures and guidelines and, if appropriate, make recommendations to the floor management committee.

        Specialists.    LaBranche & Co. LLC's specialists conduct auctions of our specialist stocks based upon the conditions of the marketplace. In doing so, specialists observe our risk management procedures and trading guidelines in tandem with their responsibility to create and maintain a fair and orderly market. Specialists immediately notify a captain of any unusual situations or market conditions requiring a deviation from our procedures and guidelines.

        Our equity specialist operations on the AMEX are conducted by six equity specialists. We have one post manager on the AMEX who monitors the trading activities of the AMEX equity specialists by observing trades and reviewing positions on a real-time basis. As a member of the floor management committee, the post manager regularly communicates with other members of the floor management committee regarding any deviations from our AMEX procedures and guidelines set by LaBranche & Co. LLC's executive operating committee.

        Circuit Breaker Rules.    The NYSE and AMEX have instituted certain circuit breaker rules intended to halt trading in all NYSE/AMEX listed stocks in the event of a severe market decline. The circuit breaker rules impose temporary halts in trading when the Dow Jones Industrial Average drops a certain number of points. Current circuit breaker levels are set quarterly at 10, 20 and 30 percent of the Dow Jones Industrial Average closing values of the previous month, rounded to the nearest 50 points. These rules provide investors extra time to respond to severe market declines and provide us an additional opportunity to assure compliance with our risk management procedures.

  Equity Market Risk

        A high concentration of LaBranche & Co. LLC's principal trading revenue is generated from its ten and twenty-five most profitable NYSE specialist stocks. However, the percentage of LaBranche & Co. LLC's specialist trading revenue generated from its ten most profitable specialist stocks has decreased from 28.2% to 27.5% to 19.0% of total principal trading revenue for 2001, 2002 and 2003, respectively, and has decreased from 20.1% to 17.7% of total principal trading revenue for the six months ended June 30, 2003 and 2004, respectively. The percentage of LaBranche & Co. LLC's specialist trading revenue generated from its twenty-five most profitable specialist stocks has decreased from 51.9% to 48.0% to 36.7% of total principal trading revenue for 2001, 2002 and 2003, respectively, and has decreased from 38.3% to 34.5% of total principal trading revenue for the six months ended June 30, 2003 and 2004, respectively. LaBranche & Co. LLC is not overly reliant on a particular group of specialist stocks, as the composition of its ten and twenty-five most profitable specialist stocks changes frequently.

        Our specialist activities are subject to a number of risks, including risks of price fluctuations, rapid changes in the liquidity of markets and foreign exchange risk related to American Depositary Receipts ("ADRs"). In any period, we may incur trading losses in our specialist stocks for a variety of reasons, including price fluctuations of our specialist stocks, lack of trading volume in our specialist stocks and the performance of our specialist obligations. From time to time, we may have large position concentrations in securities of a single issuer or issuers engaged in a specific industry. In general, because our inventory of securities is marked-to-market on a daily basis, any significant price movement in these securities could result in a reduction of our revenues and operating profits.

        We have developed a risk management process, which is intended to balance our ability to profit from our specialist activities with our exposure to potential losses. We have invested substantial capital, along with the NYSE, in real-time, on-line systems which give our management instant access to specific trading information at any time during the trading day, including our aggregate long and short positions and our capital and profit-and-loss information on an aggregate or per issue basis. Subject to the specialist's obligation to maintain a fair and orderly market and to applicable regulatory requirements, we constantly seek to manage our trading positions relative to our principal trading revenues.

  Derivatives Market Risk

        As a specialist and market-maker in options, ETFs and futures, LSP is responsible for creating a fair and orderly market and trades securities as principal out of both obligation and inclination. LSP's options, ETFs, futures and foreign currency trading exposes it to certain risks, such as price fluctuations, foreign currency movements and changes in the liquidity of markets. In addition, these derivative instruments expose LSP to volatility, credit and foreign exchange risk, among other types of risk.

        Certain members of LSP's management are responsible for managing these risks. These individuals utilize a third-party software application to monitor LSP's positions on a real-time basis. By monitoring actual and theoretical profit and loss, volatility and other standard risk measures, these individuals seek to insure that all LSP traders are within the parameters set by management. LSP's traders purchase and sell futures, the stocks underlying certain positions, and foreign currencies in an attempt to hedge market and foreign currency risk. LSP's aggregate risk is under constant evaluation by certain members of management and its traders, and all significant trading strategies and positions are discussed among them. LSP's options, futures and ETF trading is executed on national and foreign exchanges. These trades clear through the Options Clearing Corporation, the National Securities Clearing Corporation or the applicable exchange clearing organization thereby reducing potential credit risk.

        The following chart illustrates how specified movements in the underlying securities prices of LSP's entire portfolio on the dates indicated would have impacted profits and losses from its trading activities:

	Profit or (Loss) if the underlying securities move:
(000's omitted)
	-15.0%	-5.0%	0%	+5.0%	+15.0%
Portfolio as of:
March 31, 2003	$610	$396	$(5)	$194	$(44)
June 30, 2003	$(930)	$(47)	$(8)	$295	$610
September 30, 2003	$3,963	$144	$(16)	$176	$2,486
December 31, 2003	$(3,642)	$(1,691)	$7	$693	$2,197
March 31, 2004	$1,646	$(477)	$(4)	$1,557	$4,893
June 30, 2004	$(5,972)	$(909)	$4	$1,771	$5,440

        The information in the above table is based on certain theoretical assumptions, and thus does not fully represent the profit or loss exposure to changes in volatility, interest rates and dividends. The zero percent change column represents the profit or loss LSP would experience on a daily basis if the market remained unchanged.

  Foreign Currency Risk

        In connection with LaBranche & Co. LLC's trading of U.S. registered shares of foreign issuers, it is exposed to varying degrees of foreign currency risk. The pricing of these securities is based upon the value of the ordinary securities as denominated in their local currencies. Thus, a change in a foreign currency rate relative to the U.S. dollar will result in a change in the value of U.S. registered shares in which LaBranche & Co. LLC acts as the specialist.

        LSP trades international ETFs that are denominated and settled in U.S. dollars, but the pricing of these ETFs is also affected by changes in the relevant foreign currency rate. In addition, LSP trades foreign currencies and derivatives denominated in foreign currencies, which creates exposure to foreign currency risk for LSP.

        The following chart illustrates how the specified movements in the U.S. dollar versus the foreign currencies to which LSP and LaBranche & Co. LLC are exposed as of the dates indicated would have impacted profits and losses from its trading activities:

	Profit or (Loss) if the foreign currencies relative to the U.S. dollar move:
(000's omitted)
	-15.0%	-5.0%	+5.0%	+15.0%
Portfolio as of:
March 31, 2004	$1,325	$442	$(422)	$(1,325)
June 30, 2004	$(402)	$(134)	$134	$402

        The information in the above table is based on certain assumptions and it does not fully represent the profit and loss exposure to changes in security prices, volatility, interest rates and other related factors.

  Execution, Clearing and Operational Risk

        In connection with their specialist and market-making activities, LaBranche & Co. LLC and LSP are engaged in various securities trading and lending activities and assume positions in stocks, rights, options, ETFs, futures and foreign currencies for which they are exposed to credit risk associated with the nonperformance of counterparties in fulfilling their contractual obligations pursuant to these securities transactions. LaBranche & Co. LLC and LSP are also exposed to market risk associated with the sale of securities not yet purchased, which can be directly impacted by volatile trading on the NYSE, AMEX and other exchanges. Additionally, in the event of nonperformance and unfavorable market price movements, LaBranche & Co. LLC and LSP may be required to purchase or sell financial instruments at a loss.

        LFSI's execution and clearing activities require that LFSI execute transactions in accordance with customer instructions and accurately record and process the resulting transactions. Any failure, delay or error in executing, recording and processing transactions, whether due to human error or failure of LFSI's information or communication systems could cause substantial losses for brokers, customers and/or LFSI and could subject LFSI to claims for losses.

        Clearing activities include settling each transaction with both the contra broker and the customer. In connection with LFSI's institutional and direct access floor brokerage customers, a transaction is settled either when the customer pays for securities purchased and takes delivery, or delivers securities sold for payment. Settling transactions for retail customers and professional investors involves financing the transaction until the customer makes payment or, for margin accounts, advancing credit to the customer within regulatory and internal guidelines. Clearing direct-access brokers' transactions includes guaranteeing their transactions to the contra broker on the exchange floor.

        These clearing activities may expose LFSI to off-balance sheet risk in the event customers or brokers are unable to fulfill their contractual obligations and it is necessary to purchase or sell securities at a loss. For margin transactions, LFSI may be exposed to off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur in their accounts.

        The amount of risk related to LFSI's execution and clearance activities is linked to the size of the transaction, market volatility and the creditworthiness of customers and brokers. LFSI's largest transactions involve those for institutional and direct-access floor brokerage customers.

        LFSI systematically monitors its open transaction risk starting when the transaction occurs and continuing until the designated settlement date. Transactions that remain unsettled after settlement date are scrutinized and necessary action is taken to reduce LFSI's risk. Credit risk that could result from contra brokers defaulting is minimized since much of the settlement risk for transactions with brokers is essentially transferred to the National Securities Clearing Corporation. The credit risk associated with institutional and direct-access clearing customers is minimized since these customers have been qualified by the Depository Trust Company ("DTC"), the DTC participants or have met the prime broker qualification standards at other brokerage firms. Before conducting business with a prospective customer, LFSI's senior management, in conjunction with its compliance department, reviews the prospective customer's experience in the securities industry, financial condition and personal background, including a background check with a risk reporting agency. For retail customers and professional investors, LFSI seeks to control the risks associated with customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. LFSI monitors margin levels daily pursuant to such guidelines and requires customers to deposit additional collateral or reduce positions when necessary.

        In each of our segments, we rely heavily on our information systems in managing our risk. Accordingly, working in conjunction with the NYSE, we have made significant investments in our trade processing and execution systems. Our use of, and dependence on, technology has allowed us to sustain our growth over the past several years. Management members and floor captains at our NYSE and AMEX operations must constantly monitor our positions and transactions in order to mitigate our risks and identify troublesome trends should they occur. The substantial capital we have invested, along with the NYSE, in real-time, on-line systems give management instant access to specific trading information at any time during the trading day, including:

  •
  our aggregate long and short positions;

  •
  the various positions of each of our trading professionals;

  •
  our overall position in a particular stock; and

  •
  capital and profit-and-loss information on an aggregate, per specialist or per issue basis.

        Our information systems send and receive data from the NYSE and AMEX through dedicated data feeds. The NYSE supplies us with specialist position reporting system terminals both on the trading floor and in our offices. These terminals allow us to monitor our NYSE trading profits and losses as well as our positions. For our AMEX equity operations, our in-house technology staff has developed applications to monitor our current positions and profits and losses. Our derivative trading operation utilizes a third-party software application to monitor its positions and profits and losses on a real-time basis.

        We have developed and implemented a business continuity plan, which includes a comprehensive disaster recovery plan. We have back-up disaster recovery centers in New York and New Jersey.

  Regulatory Risk

        As registered broker-dealers, LaBranche & Co. LLC, LFSI and LSP are subject to certain regulatory requirements intended to insure their general financial soundness and liquidity. These subsidiaries are subject to SEC Rules 15c3-1, 15c3-3 and other requirements adopted and administered by both the NYSE and AMEX.

        The USA Patriot Act requires U.S. financial institutions, including banks, broker-dealers, futures commission merchants and investment companies, to implement policies, procedures and controls which are reasonably designed to detect and report instances of money laundering and the financing of terrorism. LFSI's Compliance Department actively monitors and updates LFSI's anti-money laundering practices.

BUSINESS

Overview

        We are a holding company that is the sole member of LaBranche & Co. LLC, LSP and LSPS, the sole stockholder of LFSI and LABDR, and the sole owner of BV. Founded in 1924, LaBranche & Co. LLC, a registered broker-dealer, is one of the oldest and largest specialist firms on the NYSE and is a specialist in equity securities on the AMEX. LFSI, a registered broker-dealer and a member of the NYSE and other exchanges, provides securities clearing, securities execution and other related services to its own retail customers, customers of introducing brokers and institutional customers, including traders, professional investors and broker dealers. LFSI also provides direct access floor brokerage services to institutional customers. LSP is a registered broker-dealer that operates as a specialist in options, ETFs and futures on the AMEX, the NYBOT and the PHLX, and is a market maker in ETFs, futures and options on several exchanges. LSPS is a specialist in ETFs traded on the NYSE, and commenced operations on July 2, 2004. LABDR provides disaster recovery services and back-up facilities to our other subsidiaries. BV represents LaBranche & Co. LLC in European markets and provides client services to LaBranche & Co. LLC's European listed companies.

        We currently view our business as operating principally in two separate segments: the Specialist segment and the Execution and Clearing segment.

        Our Specialist segment currently includes the operations of LaBranche & Co. LLC, LSP, LSPS, LABDR and BV. As of June 30, 2004, the entities within our Specialist segment were specialists on the NYSE, the AMEX, the NYBOT and the PHLX, as well as market makers on the AMEX, the NYBOT, and the CBOE. Collectively, our Specialist segment is the specialist for 572 common stock listings and three ETFs on the NYSE and 105 common stock listings, 286 options listings, four futures and three ETFs on the AMEX, the NYBOT and the PHLX, and is a market maker for approximately 115 ETFs, 43 options and four futures contracts on various exchanges, including the CBOE.

        Our Execution and Clearing segment currently includes the operations of LFSI. LFSI's central focus is to bring the customer closer to the point of sale and provide price discovery at the highest possible speed and lowest possible cost.

        Compensation and related benefits for certain employees and certain company-wide professional fees are allocated to our two principal business segments. However, certain revenues and administrative and corporate overhead expenses, which consist primarily of interest on our public debt, are not specifically allocated to our two principal business segments and thus are treated as "other" revenues and expenses. A description of our principal business segments is presented below.

Our Specialist Segment

The Specialist Industry

        The NYSE is currently the largest securities market in the world. At year-end 2003, the global market capitalization of all shares listed on the NYSE was approximately $17.3 trillion and the NYSE had nearly 2,800 listed companies, including approximately 470 non-U.S. companies from approximately 50 countries.

        The NYSE's average daily trading volume for 2003 was 1,398.4 million shares, down slightly from 1,441.0 million shares in 2002.

        All trading of securities on the NYSE is conducted through an auction process. The auction process for each security is managed by the exclusive specialist for that security. The specialist is a broker dealer that applies for and, if accepted, is assigned the role to maintain a fair and orderly market in its specialist stocks. The number of specialist units on the NYSE has decreased substantially over the past several years due to consolidation within the industry. There are currently seven NYSE specialist firms, of which the five largest, as ranked by number of specialist stocks, were responsible for 95.8% and 95.6% of total NYSE share volume traded in 2002 and 2003, respectively.

        A specialist firm is granted an exclusive franchise by the NYSE to conduct the auction in each of its NYSE-listed stocks. Specialist firms conduct their auctions at specific trading posts located on the floor of the NYSE. Because the specialist firm runs the auction in its specialist stocks, it takes into account all current buy and sell interest and offers in those stocks and gathers orders to price its stocks appropriately.

        Specialist firms compete for the original listing of stocks through an allocation process organized by the NYSE. As part of this allocation process, companies seeking a listing may select a specialist firm in one of two ways. Under the first method, the NYSE's allocation committee selects the specialist firm based on specific criteria. Under the second method, available since March 1997, the listing company requests that the allocation committee select three to five potential specialist firms suitable for the stock, based on criteria specified by the listing company. The listing company then has the opportunity to meet with each specialist firm identified by the allocation committee. Within one week after meeting the competing specialist firms, the listing company must select a specialist firm. Currently, substantially all companies seeking a listing on the NYSE opt to make the final choice of their own specialist firm under the second allocation method.

        When assigned a particular stock, the specialist firm agrees to specific obligations. The specialist firm's role is to maintain, as far as practicable, trading in the stock that will be fair and orderly. This implies that the trading will have reasonable depth and price continuity, so that, under normal circumstances, a customer may buy or sell stock in a manner consistent with market conditions. A specialist firm helps market participants achieve price improvement in their trades because the best bids and offers are discovered through the auction process. In performing its obligations, the specialist firm is exposed to all transactions that occur in each of its specialist stocks on the NYSE floor. In any given transaction, the specialist firm may act as:

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  auctioneer by setting opening prices for its specialist stocks and by matching the highest bids with the lowest offers, permitting buyers and sellers to trade directly;

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  a facilitator bringing together buyers and sellers who do not know of each other in order to execute a trade which would not otherwise occur;

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  an agent for broker dealers who wish to execute transactions as instructed by their customers (typically, these orders are limit orders entrusted to the specialist at prices above or below the current market price); or

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  a principal using its own capital to buy or sell stocks for its own account.

        The specialist firm's decision to buy or sell shares of its specialist stocks as principal for its own account may be based on obligation or inclination. For example, the specialist firm may be obligated to buy or sell its specialist stock to counter short-term imbalances in the prevailing market, thus helping to maintain a fair and orderly market in that stock. At other times, the specialist firm may be inclined to buy or sell the stock as principal based on attractive opportunities. The specialist firm may trade at its election so long as the trade will contribute to a fair and orderly market. In actively traded stocks, the specialist firm continually buys and sells its specialist stocks at varying prices throughout each trading day. The specialist firm's goal and expectation is to profit from differences between the prices at which it buys and sells these stocks. In fulfilling its specialist obligations, however, the specialist firm may, at times, be obligated to trade against the market, adversely impacting its profitability. See "Risk Factors—Risk Related to Our Business—Specialist and market maker rules require us to make unprofitable trades and refrain from making profitable trades."

        In addition, the specialist firm's trading practices are subject to a number of restrictions, as described under "—NYSE and AMEX Rules Governing Our Specialist Activities."

Recent Trends in NYSE Trading

        Specialist firms generate revenues by executing trades, either as agent or principal, in their specialist stocks. Accordingly, the specialist firms' revenues are significantly impacted by the share volume of trading on the NYSE. Over the last several years, the annual growth of trading volume has diminished. For instance, the compound annual growth rate of trading volume was 24.3% from 1998 through 2000, compared to 6.2% during 2001 through 2003. The declining growth of trading volume in recent years is principally the result of the decrease in the average annual equity mutual fund inflow from $218.0 billion during the period from 1998 through 2000 to $52.0 billion during the period from 2001 through 2003, which, in turn, may be further attributed to:

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  weak corporate earnings and a decline in investor confidence in the general state of the economy;

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  revelations of numerous accounting and corporate governance irregularities; and

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  uncertainty surrounding terrorist attacks and increased geopolitical tension.

        In addition to the declining annual growth of trading volume on the NYSE, several other factors negatively impacted specialists' revenues during 2003, including:

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  the decrease in the level of volatility of stock prices as measured by the CBOE's Volatility Index®, a key measure of market expectation of near-term volatility and investor sentiment. As volatility in markets diminishes, the need for specialists to employ capital to mitigate volatility decreases, which in turn reduces specialists' level of principal participation;

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  the increase in program trading as a percentage of total NYSE average daily share volume. Program trading has resulted in large orders being divided into smaller orders and subsequently executed through the NYSE's SuperDOT® system. As a result, specialists' principal participation is diminished; and

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  the decrease in the percentage of trades in NYSE-listed stocks being executed on the floor of the NYSE.

        Despite the significant increases in the major stock indices during 2003, including the DJIA, the S&P 500 Index and the NYSE Composite Index, the combination of the aforementioned factors adversely affected our specialist operations.

        The majority of trades in NYSE-listed stocks takes place through NYSE specialist firms. In 2003, specialist firms handled 79.5% of trades in NYSE-listed stocks compared to 82.0% in 2002. The percentage of trades in NYSE-listed stocks on the floor of the NYSE is affected as follows:

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  some stocks are listed on multiple exchanges, such as regional exchanges, and trades take place on those exchanges; and

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  NYSE-listed stocks may be traded off the NYSE in the over-the-counter market and in alternative trading systems, or "ATSs".

        Technological advances have contributed to increased trading through ATSs, such as electronic communications networks, known as "ECNs," and electronic crossing systems. While the first ECN was created in 1969, most of the others currently in operation were started only during the past several years. These systems electronically facilitate the matching of buy and sell orders that are entered by their network members. If a match does not occur, some ATSs will forward unfilled orders to other ATSs or to exchanges such as the NYSE. Some of these networks also allow limited negotiation between members to facilitate a match. These ATSs generally limit trades over their systems to their members, who are typically large financial institutions, professional traders or brokerage firms. Additionally, some ATSs are being developed to facilitate trading by retail investors. In April 1999, the SEC ruled that these networks are allowed, and in specified cases are required, to register and become subject to regulation as stock exchanges.

        Despite the presence of these ATSs, to date, there has been only a slight decline in the percentage of equity shares traded on the NYSE. The percentage of annual trading of NYSE-listed stocks on the NYSE has ranged from 79.5% to 84.0% for the past five years. The decline in the NYSE's share of trading volume from 82.0% in 2002 to 79.5% in 2003 was primarily due to the increase in low-priced NYSE stocks being traded on other markets. It is unclear, however, how ATSs and other new technologies will affect the future percentages of trading in listed stocks conducted on the NYSE.

        In response to the development of ATSs, in 2001 the NYSE launched Network NYSE, a suite of market information and auto-execution products offering new choices to different types of customers. Some examples of these products include:

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  NYSE Direct+®, an automatic execution service for limit orders up to 1,099 shares, enabling investors to execute orders automatically at the national best bid offer;

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  NYSE OpenBook(SM), an online market data product allowing subscribers to view information on the NYSE limit order books; and

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  Institutional Express(SM), an electronic gateway to satisfy large order requirements and the growing information needs of NYSE member firms and their institutional customers.

        The NYSE has recently proposed to broaden the access and functionality of its NYSE Direct+® automatic execution system by eliminating the rule requiring at least 30 seconds between orders for the same customer, eliminating the 1,099-share size limit for orders on NYSE Direct+ and adding market orders to the types of orders eligible for NYSE Direct+®. If the SEC approves the NYSE's proposals, the NYSE may qualify as a "fast market" under proposed SEC changes to the so-called "trade through" rule described under "NYSE and AMEX Rules Governing Our Specialist Activities." We believe that the proposed enhancements to NYSE Direct+ should enable the NYSE to remain competitive for order flow by offering a combination of best price, high liquidity and fast execution.

        In its most recent proposal on August 2, 2004, the NYSE is seeking to expand its Direct+® system to eliminate the current limits on the size, timing and types of orders that currently are made electronically through Direct+®. We cannot predict whether or how any proposed NYSE and SEC changes to the NYSE marketplace structure, if implemented, will affect our ability to generate revenue in the future. There has been considerable discussion and numerous comments on the proposed regulatory changes, but the extent, nature and timing of these changes are currently unknown. The NYSE has indicated that it already has begun the technological work necessary to implement its proposed changes in the NYSE Direct+® system and has estimated that, subject to approval of its proposed changes by the SEC, a pilot or phased start of the new Direct+® will get underway in six to twelve months.

Our Specialist Operations

        Our NYSE and AMEX Equity Specialists.    Our NYSE and AMEX equity Specialist operations are conducted through our LaBranche & Co. LLC subsidiary. As a specialist in equity securities and rights listed on the NYSE and in equity securities on the AMEX, LaBranche & Co. LLC's role is to maintain, as far as practicable, a fair and orderly market in its specialist stocks. In doing so, it provides a service to its listed companies, and to the brokers, traders and investors who trade in its specialist stocks. As a result of our commitment to providing high quality specialist services, we have developed a solid reputation among our constituencies, including investors, members of the Wall Street community and our listed companies.

        While our Specialist business has grown considerably since our 1999 initial public offering, our results have weakened over the past several years. Revenues from our Specialist operations have decreased from $395.7 million in 2001 to $256.6 million in 2003. Since our initial public offering, we have increased the number of our listed companies and specialist market share both internally and through acquisitions. Since the NYSE implemented its new specialist allocation process in March 1997 through December 231, 2003, we have been selected by 145 new listed companies, resulting from 310 listing interviews. In addition, we have acquired eleven specialist operations since 1997, adding approximately 500 NYSE common stocks and 52 AMEX common stocks. As a result of internal growth and selective acquisitions, LaBranche & Co. LLC has become the largest NYSE specialist as illustrated by the following data:

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  the dollar volume traded of stocks for which LaBranche & Co. LLC was the specialist on the NYSE in 2003 was $2.5 trillion, or 26.9% of total 2003 NYSE dollar volume, and in 2002 was $2.7 trillion, or 27.2% of total 2002 NYSE dollar volume;

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  the share volume traded of stocks for which LaBranche & Co. LLC was the specialist on the NYSE in 2003 was 94.5 billion, or 28.3% of total 2003 NYSE share volume, and in 2002 was 102.1 billion, or 28.7% of total 2002 NYSE share volume; and

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  as of December 31, 2003, the total number of LaBranche & Co. LLC's NYSE common stock listings was 578, or 22.4% of all NYSE common stock listings, and as of December 31, 2002, its total number of NYSE common stock listings was 589, or 22.8% of all NYSE common stock listings.

        In addition, LaBranche & Co. LLC acted as the specialist for 258 other NYSE-listed securities (e.g., preferred stocks and derivative securities).

        Our listed companies currently include:

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  105 of the S&P 500 Index companies; and

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  seven of the 30 companies comprising the DJIA. Our DJIA stocks are 3M Co., Altria Group, Inc., American Express Company, E.I. du Pont de Nemours and Company, Exxon Mobil Corporation, Merck & Co. Inc. and SBC Communications Inc.

        Our AMEX Options and ETF Operations.    Through September 25, 2002, our AMEX specialist operations for both equities and options were conducted entirely by LaBranche & Co. LLC. Since then, we have conducted our options, ETFs and other derivatives specialist and market making business activities on the AMEX, the NYBOT, the CBOE and the PHLX through LSP and on the NYSE through LSPS. Our equity specialist activities on the AMEX continue to be conducted by LaBranche & Co. LLC.

        During 2003, LSP's operations expanded substantially. In April 2003, LSP formed an options specialist joint account on the AMEX with Botta Capital Management, LLC. Under this arrangement, LSP holds a 66% interest in the net profits of the joint account with respect to approximately 60 option listings. In November 2003, LSP obtained an additional 22 option listings from another AMEX firm. LSP also gained approximately 20 listings though the AMEX allocation process during 2003. In addition, LSP expanded its market making activities to different derivative products as well as other financial markets. As of June 30, 2004, LSP acted as the specialist for 286 options, four futures and three ETFs listed on the AMEX, the NYBOT and the PHLX, and acted as a market maker in 115 ETFs, 43 options and four futures on various other exchanges, including the CBOE. LSPS commenced operations on July 2, 2004 as a specialist in ETFs on the NYSE.

        LSP is responsible for creating a fair and orderly market in the trading of its specialist options, ETFs and futures. In doing so, LSP may at times be obligated to trade against the market, adversely impacting the profitability of the trade or creating a position that may not necessarily be desired. To hedge the risk of its derivative positions, LSP may buy or sell the underlying asset(s). Similarly, LSPS is responsible for creating a fair and orderly market in the trading as specialist in ETFs on the NYSE. In doing so, LSP may at times be obligated to trade against the market, adversely impacting the profitability of the trade or creating a position that may not necessarily be desired. To hedge the risk of its derivative positions, LSPS also may buy or sell the underlying asset(s).

        As a registered market maker in options, ETFs and futures, LSP has an obligation generally to engage in a course of dealings that is reasonably calculated to contribute to the maintenance of a fair and orderly market. LSP also may hedge these positions with the underlying assets or other financial instruments.

        Our Specialist Support Services.    In April 2002, BV was organized to represent LaBranche & Co. LLC in European markets and to provide client services to LaBranche & Co. LLC's European listed companies. BV was established under Dutch law, and its office is in Amsterdam, The Netherlands. Through a services agreement, BV provides monitoring and trading services for LaBranche & Co. LLC's specialist stock positions, as specifically directed by appropriately designated LaBranche & Co. LLC personnel. In addition, BV markets the services of our specialist entities to existing and prospective European companies.

NYSE and AMEX Rules Governing Our Specialist Activities

        Under NYSE and AMEX rules, a specialist has a duty to maintain, as far as practicable, a fair and orderly market in its specialist securities. In order to fulfill its obligations, the specialist must at times trade for its own account, even when it may adversely affect the specialist's profitability. In addition, under some circumstances, the specialist is prohibited from making trades as principal in its specialist stocks. The specialist's obligations are briefly described below.

        Requirement to Trade as Principal. A specialist must buy and sell securities as principal when necessary to minimize an actual or reasonably anticipated short-term imbalance between supply and demand in the auction market. The specialist must effect these transactions when their absence could result in an unreasonable lack of continuity and/or depth in its specialist stocks. The specialist is not expected to act as a barrier in a rising market or a support in a falling market, but must use its own judgment to try to keep such price increases and declines equitable and consistent with market conditions.

        A specialist must make firm and continuous two-sided quotations that are timely and that accurately reflect market conditions. In making these quotations, the specialist's transactions are calculated to contribute to the maintenance of price continuity with reasonable depth.

        Trading Restrictions.    In trading for its own account, the specialist must avoid initiating a market destabilizing transaction. All purchases and sales must be reasonably necessary to permit the specialist to maintain, as far as practicable, a fair and orderly market in its specialist stocks. In addition, the specialist must comply with the following trading requirements:

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  A specialist must first satisfy a customer's market buy order (an order to buy at the prevailing market price) before buying any stock for its own account. Similarly, a specialist must first satisfy a customer's market sell order (an order to sell at the prevailing market price) before selling any stock for its own account.

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  A specialist must first satisfy a customer's limit order held by it before buying or selling at the same price for its own account. A limit order is an order either to buy only at or below a specified price, or to sell only at or above a specified price. A specialist may not have priority over any customer's limit order. A specialist, however, may buy or sell at the same price as a customer limit order as long as that limit order is executed first.

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  If a public buyer wants to buy at a particular price and a seller wants to sell at the same price, the buyer and seller trade directly with each other, without specialist interaction.

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  The specialist does not charge commissions for trades in which it acts as a principal.

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  Except in some circumstances in less active markets, the specialist may not, without permission from an exchange official, initiate destabilizing trades for its own account which cause the stock price to rise or fall.

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  Any transactions by the specialist for its own account must be effected in a reasonable and orderly manner in relation to the condition of the general market, the market in the particular stock and the adequacy of the specialist's position to the immediate and reasonably anticipated needs of the market.

        In addition, the specialist cannot be in a control relationship with any of its listed companies. Generally, this means a specialist may not acquire more than 5% of any common or preferred issue of its specialist stocks and may not own 10% or more of any common or preferred stock. A specialist may not hold any position as an officer or director with, receive payments or loans from, or engage in certain business transactions with, any of its listed companies.

        New SEC-Proposed Market Rules.    On February 26, 2004, the SEC proposed new rules, which are designed to modernize the regulatory structure of the U.S. equity markets. Among the rules proposed by the SEC is a modification of the so-called "trade through rule," which requires that orders for exchange listed stocks (except ETFs) be executed at the best price, regardless of the potential added time it would take to get that best price. The rule proposal would allow "fast" automated markets to "trade through" the best price of a "slow" non-automated market and enable the investor to make the trade on the fast market, so long as the price is within five cents of the national best bid and offer. The NYSE has recently proposed to enhance its NYSE Direct+® automated execution system. If approved, these enhancements may qualify the NYSE as a "fast market" within the meaning of these SEC proposals. However, an additional proposal by the SEC would allow investors to "opt out" of trade through protection and trade on any market, regardless of price. This proposed SEC rule could cause a reduction of trading volume on the NYSE, thereby reducing our revenues derived from acting as specialist on the NYSE. If the SEC does not deem the NYSE a "fast market" or a significant number of investors choose to "opt out" of trade through protection, our revenues could be materially adversely affected.

        New Proposed NYSE Market Rules.    In its most recent proposal on August 2, 2004, the NYSE is seeking to expand its Direct+® system to eliminate the current limits on the size, timing and types of orders that currently are made electronically through Direct+®. We cannot predict whether or how any proposed NYSE and SEC changes to the NYSE marketplace structure, if implemented, will affect our ability to generate revenue in the future. There has been considerable discussion and numerous comments on the proposed regulatory changes, but the extent, nature and timing of these changes are currently unknown. The NYSE has indicated that it already has begun the technological work necessary to implement its proposed changes in the NYSE Direct+® system and has estimated that, subject to approval of its proposed changes by the SEC, a pilot or phased start of the new Direct+® will get underway in six to twelve months.

Listed Company Services

        We are committed to providing our listed companies with a high level of service, in addition to our specialist functions on the trading floor. We have a Corporate Relations Department consisting of

15 full-time employees devoted to serving our listed companies. The most important function of the Corporate Relations Department is to provide current market information to our listed companies.

        In addition, we keep management of our listed companies informed on general market trends. We organize annual educational conferences that review trends in the securities industry and equity markets. For newly listed companies on the NYSE, we provide additional investor relations support services to assist the companies with their transition to the NYSE. These services add significant value for companies considering a listing on the NYSE.

Competition in the Specialist Industry

        We obtain each of our new listings on the NYSE and the AMEX by participating in an allocation process. As part of this process, either the allocation committee of the NYSE or the AMEX, or the listing company chooses the specialist firm. We compete with other specialist firms based on a number of factors, including:

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  the strength of our capital base;

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  our willingness to commit our own capital and trade for our own account while conducting our specialist operations; and

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  the ancillary services we offer our specialist companies, such as providing information on the trading activities in their stocks.

        The specialist industry experienced a vast and accelerated consolidation over the past several years. In 2003, the five largest specialist units as ranked by their number of specialist stock listings accounted for 95.6% of total NYSE share volume compared to 95.8% in 2002. The competition for obtaining newly listed companies is intense. We expect competition to continue and intensify as some of our competitors may have greater financial resources and product service offerings than we do.

Our Specialist Segment's Competitive Position

        We are committed to providing the highest quality service to our various constituencies. Our strong competitive position is based on the following factors:

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  Leading Position in the Specialist Market. We have a long-standing reputation as one of the leading specialist firms on the NYSE and have established and are expanding our presence on the AMEX. We have successfully grown our business and improved our services through widely varying market conditions. Trading in the stocks for which we were the specialist during 2003 accounted for 26.9% of the dollar volume and 28.3% of the share volume traded on the NYSE. By these measures, we were the largest specialist firm on the NYSE. As of December 31, 2003, we were the specialist for 578 common stocks listed on the NYSE and 108 common stocks, 213 options, four futures, and three ETFs listed on the AMEX and the NYBOT. Of our NYSE common stock listings, 133 were non-U.S. listings as of December 31, 2003.

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  Diverse and High Quality Specialist Stocks. Our listed companies operate in a variety of industries, including financial services, media, oil and gas, retail, technology and telecommunications. Many of our listed companies are leaders in their respective fields. They range in market capitalization from some of the smallest on the NYSE and the AMEX to some of the largest and most well-known. Being the specialist in the stocks of industry leaders could benefit us as these leading companies expand their businesses through internal growth and acquisitions.

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  Strong Skills. We utilize our strong trading skills to participate actively as principal in our specialist stocks. We significantly improve liquidity in our specialist stocks, particularly during periods of market volatility. In 2003, approximately 26.6% of our trades were as principal compared to an average of approximately 25.0% for all NYSE specialists.

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  Innovative Customer Oriented Services. We provide our listed companies with a high level of service and information about trading activity, in addition to our specialist functions on the trading floor and provide customized support services to assist in their investor relations efforts.

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  Completed Acquisitions. Since 1997, we have acquired eleven specialist operations adding approximately 500 NYSE common stocks and 52 AMEX common stocks, helping to solidify our position as one of the leading NYSE specialist firms, and establishing and expanding our presence on the AMEX.

Our Execution and Clearing Segment

Recent Trends in Execution and Clearing Industry

        During the last few years, the traditional clearing industry has experienced a major consolidation, resulting in a small number of highly capitalized and extremely focused competitors. Utilizing enormous scale, the top few competitors in the business have captured a dominant share of the correspondent clearing market while providing retail sales organizations with a cost effective and dependable operations platform. This business is highly specialized, requires significant balance sheet resources and has become dominated by large commercial and investment banks.

        As electronic delivery methods and clearing procedures proliferate, the cost of providing executions has dropped and there has been an accompanying drop in the general level of commissions. The contraction in financing activity and flow of money to mutual fund managers has pressured both the "buy" and the "sell" sides severely. With the resumption of economic growth and the return of financing activity, we believe that industry capacity should be more fully utilized and commissions should stabilize.

Our Execution and Clearing Operations

        Our execution and clearing segment provides securities clearing, trade execution and other related services to its own retail customers, customers of introducing brokers and institutional customers, including traders, professional investors and other broker dealers. The Execution and Clearing segment also provides direct access floor brokerage services to our institutional customers.

        Unlike traditional clearing firms, LFSI is not focused on the commoditized, bulk clearance, custody and execution business. LFSI targets specialized lines of business where flexibility, technological expertise and a highly versatile execution and clearance platform provides us with a competitive advantage. LFSI's central focus is to bring the customer closer to the point of sale and provide price discovery at the highest possible speed and lowest possible cost.

        Our Institutional Execution Group, or "IEG" specializes in providing institutions with personalized service by reacting to their execution needs. IEG's primary focus is to provide institutional customers with timely executions at the best price with minimal market impact. IEG offers the ability both to execute and to clear trades on the NYSE, the AMEX and the NASDAQ/OTC with seamless straight through processing from order origination to trade execution. Customers of IEG can also utilize its web-based technology to preserve anonymous representation of their orders on the NYSE trading floor and other venues. IEG also provides soft dollar execution and administrative services to institutional customers.

        IEG's growth strategy has two focuses. The first is to maintain the best and newest technologies in accommodating all execution styles. Several third party electronic trading conduits, as well as internally developed products, are installed on our desks. We have installed a platform to participate in this business which now accounts for nearly 50% of NYSE volume. The second is to leverage our infrastructure by increasing our sales and trading staff and expanding geographically. We operate satellite offices in Massachusetts and Minnesota. IEG has active relationships with over 173 institutional accounts and is actively prospecting nationwide.

Regulatory Matters

        The securities industry in the United States is subject to regulation under both Federal and state laws. In addition, the SEC, the NYSE, the AMEX and other regulatory organizations require compliance with their rules and regulations.

        Our broker dealer subsidiaries, LaBranche & Co. LLC, LFSI, LSP and LSPS, are subject to regulations concerning operational and financial aspects of their respective businesses. They are subject to registration requirements of various government entities and SROs, with which they must comply before they can conduct business. They are also subject to laws, rules and regulations requiring them to comply with financial reporting rules, trade practices, capital structure obligations and record retention requirements. Failure by any of our broker dealer subsidiaries to comply with any of these laws, rules or regulations could result in censure, fine, the issuance of cease-and-desist orders or the suspension or disqualification of its directors, officers or employees and other negative consequences, which could have an adverse effect on our business. From time to time, in the ordinary course of business, we have been subject to fines for violations of such laws, rules or regulations. In particular, we recently agreed with the NYSE and the SEC to a settlement of the NYSE's and the SEC's recent investigation of NYSE specialist trading activity. See the discussion below under "—Legal Proceedings," for a detailed description of these proceedings.

        LaBranche & Co. LLC and LSP are under constant review by the NYSE and other exchanges on which they transact on all aspects of their operations and financial condition. In particular, as part of the price discovery mechanism implemented by the NYSE, every NYSE specialist transaction is published immediately on the tape and broadcast worldwide. The NYSE's Market Surveillance Division employs sophisticated monitoring and stringent rules approved by the SEC in its examination of NYSE specialists' trading in all stocks.

        As a broker-dealer, LaBranche & Co. LLC is subject to regulatory requirements intended to ensure the general financial soundness and liquidity of broker-dealers and requiring the maintenance of minimum levels of net capital, as defined in SEC Rule 15c3-1. LaBranche & Co. LLC is required to maintain minimum net capital, as defined, equivalent to the greater of $100,000 or 1/15 of aggregate indebtedness, as defined. NYSE Rule 326(c) also prohibits a broker-dealer from repaying subordinated borrowings, paying cash dividends, making loans to any parent, affiliates or employees, or otherwise entering into transactions which would result in a reduction of its total net capital to less than 150.0% of its required minimum capital. Moreover, broker-dealers are required to notify the SEC prior to repaying subordinated borrowings, paying dividends and making loans to any parent, affiliates or employees, or otherwise entering into transactions which, if executed, would result in a reduction of 30.0% or more of their excess net capital (net capital less minimum requirement). The SEC has the ability to prohibit or restrict such transactions if the result is deemed detrimental to the financial integrity of the broker-dealer. As of June 30, 2004, LaBranche & Co. LLC's net capital, as defined, was $455.5 million, which exceeded the minimum requirements by $453.7 million.

        The NYSE generally requires its specialist firms to maintain a minimum dollar regulatory capital amount in order to establish that they can meet, with their own net liquid assets, their position requirement. As of June 30, 2004, our specialist subsidiary, LaBranche & Co. LLC's NYSE minimum required dollar amount of net liquid assets, as defined, was $446.0 million, compared to actual net liquid assets, as defined, of $452.2 million.

        The AMEX generally requires its equity specialist firms to maintain a cash or liquid asset position of the greater of (a) $1.0 million or (b) an amount sufficient to assume a position of sixty trading units of each security in which the specialist is registered. As of June 30, 2004, LaBranche & Co. LLC satisfied the AMEX equity specialist liquid asset requirements.

        As a registered broker-dealer and member firm of the NYSE, LFSI also is subject to SEC Rule 15c3-1, as adopted and administered by the NYSE and the SEC. Under the alternative method permitted by the rule, the minimum required net capital of LFSI as of June 30, 2004 was equal to the greater of $1.5 million or 2.0% of aggregate debit items, as defined. As of June 30, 2004, LFSI's net capital, as defined, was $10.1 million, which exceeded its minimum net capital requirement by $8.6 million.

        As a clearing broker-dealer, LFSI has elected to compute a reserve requirement for Proprietary Accounts of Introducing Broker-Dealers ("PAIB Calculation"), as defined. The PAIB Calculation is computed in order for correspondent firms to classify their assets held by LFSI as allowable assets in the correspondents' net capital calculation. At June 30, 2004, the reserve requirement was approximately $2.1 million. LFSI had cash and securities on deposit in a Special Reserve Bank Account of $3.5 million as of July 1, 2004 to comply with its reserve requirement.

        As a registered broker-dealer and AMEX member firm, LSP is subject to SEC Rule 15c3-1, as adopted and administered by the AMEX and the SEC. LSP is required to maintain minimum net capital, as defined, equivalent to the greater of $100,000 or 1/15 of aggregate indebtedness, as defined. As of June 30, 2004, LSP's net capital, as defined, was $21.9 million, which exceeded its minimum net capital requirement by $21.6 million.

        Failure by any of our broker-dealer subsidiaries to maintain its required net capital and net liquid assets, where applicable, may subject it to suspension or revocation of its SEC registration or its suspension or expulsion by the NYSE, the AMEX and/or any other exchange of which it is a member firm.

        As evidenced by the foregoing requirements, our broker-dealer subsidiaries require a substantial amount of capital. In particular, LaBranche & Co. LLC's NLA requirement of $446.0 million limits our ability to utilize a substantial portion of our liquid assets for other corporate purposes. Although a portion of the NLA requirement of $446.0 million is met by LaBranche & Co. LLC's securities positions, pending trades and other assets associated with its equity specialist activities, a substantial portion of LaBranche & Co. LLC's cash and cash equivalents as of June 30, 2004 was used to meet its NLA requirement.

Employees

        As of December 31, 2003, we had 597 full-time employees. As of June 30, 2004, we had 554 full time employees of which 409 were employed at our Specialist segment, 108 were employed at our Execution and Clearing segment and 37 were employed at LaBranche & Co Inc. Of the total 554 full time employees, 101 were NYSE specialists, 11 were AMEX specialists, 36 were part of our institutional execution group, 215 were trading assistants and the remaining 191 employees worked in clearing operations, corporate relations, management, administration, finance and other departments.

        Our employees are not covered by a collective bargaining agreement. We have never experienced an employment related work stoppage. We consider our employee relations to be good.

Property

        Our offices are located at One Exchange Plaza, New York, New York, where we lease approximately 36,000 square feet under two separate leases expiring in January 2008, and at 120 Broadway, New York, New York, where we lease approximately 45,000 square feet under a sublease expiring in March 2006. We also lease five trading posts on the floor of the NYSE, approximately 16,000 square feet of additional space at locations in New York and New Jersey under leases expiring between July 2004 and September 2012, respectively, and approximately 1,100 square feet in Amsterdam, The Netherlands, under a lease expiring in April 2009. The lease expiring in July 2004 will not be renewed and is not necessary to our operations. We believe that our current leased space is suitable and adequate for the operation of our business as presently conducted and as contemplated to be conducted in the near future.

Legal Proceedings

        On April 22, 2003, the NYSE announced that it was reviewing the trading practices of several specialist firms, including LaBranche & Co. LLC, with respect to alleged "interpositioning," pursuant to which specialists are alleged to have improperly intervened in matches between buyers and sellers by not complying with their "negative obligation" to "stand out of the way" when a natural match can occur between a buyer and a seller. On September 26, 2003, the NYSE Division of Enforcement informed LaBranche & Co. LLC's representatives of its belief that interpositioning by LaBranche & Co. LLC specialists amounted in the aggregate to approximately $5.0 million during the three-year period from 2000 to 2002. On October 15, 2003, the NYSE Division of Enforcement informed LaBranche & Co. LLC's representatives that a new NYSE Market Surveillance Division study indicated that LaBranche & Co. LLC specialists also improperly "traded ahead" of customer orders placed on the "Designated Order Turnaround" or "DOT" system, and that this "specialist advantage" or "DOT inferior" trading amounted in the aggregate to approximately $38.5 million during the 2000 to 2002 period. On October 16, 2003, the NYSE announced that it had determined to bring disciplinary action against the five largest NYSE specialist firms, including LaBranche & Co. LLC, and seek substantial fines for their alleged trading ahead of customer orders during the 2000 to 2002 period. On October 17, 2003, the SEC issued a formal Order of Investigation with respect to the specialist trading practices of the five largest NYSE specialist firms, including LaBranche & Co. LLC. In December 2003, the SEC and the NYSE also indicated that they were expanding the period covered by their investigations to include 1998, 1999 and 2003.

        On January 21, 2004, the staff of the SEC issued a "Wells Notice" notifying LaBranche & Co. LLC and us that the staff was considering recommending that the SEC bring a civil enforcement action against LaBranche & Co. LLC and us for possible violations of securities laws and NYSE rules. LaBranche & Co. LLC received a similar notice from the NYSE, which restated the NYSE's intent to bring a formal disciplinary proceeding against LaBranche & Co. LLC for possible violations of securities laws and NYSE rules.

        On March 29, 2004, we entered into a definitive agreement with the NYSE and the SEC to settle the investigations by the NYSE and the SEC concerning specialist trading activity. The settlement is in the form of administrative orders with findings based on a neither admit nor deny offer of settlement. The findings, neither admitted nor denied, include violations of Section 11(b) of the Exchange Act and rules promulgated thereunder concerning specialist trading, including the requirement that a specialist maintain a fair and orderly market, and violations of Section 15(b)(4)(E) of the Exchange Act, including failure to supervise with respect to certain transactions in which one or more employees allegedly violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. Pursuant to the agreement, and without admitting or denying any wrongdoing, we have paid a total of $63.5 million for certain trades that occurred during the five-year period from 1999 through 2003. This settlement resolved the NYSE and the SEC investigations of specialist trading activity concerning us for all periods through 2003. As the settlement was a subsequent event reportable for 2003 under accounting principles generally accepted in the United States of America, we recorded a $63.5 million pre-tax charge for 2003. The four other largest NYSE specialist firms have also settled the investigations concerning their specialist trading activity during the 1999 through 2003 period. On April 7, 2004, we paid the entire $63.5 million required under the settlement.

        Since October 16, 2003, 13 purported class action proceedings and one non-class action proceeding have been filed against us and certain of our officers and directors in the United States District Court for the Southern District of New York alleging improper specialist firm trading. Nine of the purported class action lawsuits, Sofran v. LaBranche & Co Inc., et al., No. 03 CV 8201, Semon v. LaBranche & Co Inc., et al., No. 03 CV 8255, Haug v. LaBranche & Co Inc., et al., No. 03 CV 8265, Labul v. LaBranche & Co Inc., et al., No. 03 CV 8365, Murphy v. LaBranche & Co Inc., et al., No. 03 CV 8462, Strain v. LaBranche & Co Inc., et al., No. 03 CV 8509, Yopp v. LaBranche & Co Inc., et al., No. 03 CV 8783, Ferris v. LaBranche & Co Inc., et al., No. 03 CV 8806, and Levin v. LaBranche & Co Inc., et al., No. 03 CV 8918, have been brought by purchasers of our common stock during class periods alleged to have begun as early as August 1999 and to have concluded on October 15, 2003. The plaintiffs in these lawsuits allege that we and certain of our past and present officers violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and Section 20(a) of the Exchange Act by materially misrepresenting our or LaBranche & Co. LLC's alleged illegal activities and our financial performance. These plaintiffs seek unspecified money damages, attorneys' fees and reimbursement of expenses. On December 16, 2003, the Labul action was voluntarily dismissed without prejudice. On March 22, 2004, the court consolidated these cases under the caption In re LaBranche Securities Litigation and appointed lead plaintiffs and lead plaintiffs' counsel. On June 7, 2004, the plaintiffs filed an amended consolidated complaint, and on July 12, 2004, the plaintiffs filed a corrected consolidated complaint.

        Four of the purported class action lawsuits, Pirelli v. LaBranche & Co Inc., et al., No. 03 CV 8264, Marcus v. LaBranche & Co Inc., et al., No. 03 CV 8521, Empire v. LaBranche & Co Inc., et al., No. 03 CV 8935, and the California Public Employees' Retirement System (CalPERS) v. The New York Stock Exchange, Inc., et al, No. 03 CV 9968, have been brought by persons or entities who purchased and/or sold shares of stocks of NYSE and AMEX listed companies for which LaBranche & Co. LLC or any of the six other largest specialist firms acted as specialists during a class period alleged to have begun as early as October 17, 1998 and to have concluded on October 15, 2003. An additional action, Rosenbaum Partners, LP v. The New York Stock Exchange, Inc., et al., No. 04 CV 2038, was brought by an individual plaintiff who does not allege to be representing a class. The plaintiffs in these lawsuits allege that we, LaBranche & Co. LLC, our Chairman and Chief Executive Officer and the six other specialist firms violated Section 10(b) of the Exchange Act, Rule 10b-5 thereunder and Section 20(a) of the Exchange Act by materially misrepresenting their allegedly illegal activities and profiting on purchases and/or sales of NYSE and AMEX securities. The CalPERS and Rosenbaum actions also name the NYSE as a defendant. The plaintiffs in these cases seek unspecified money damages, restitution, attorneys' fees and reimbursement of expenses. On May 27, 2004, the court consolidated these cases under the caption In re NYSE Specialists Securities Litigation and appointed lead plaintiffs and lead plaintiffs' counsel.

        On or about December 4, 2003, an action purportedly brought on behalf of the general public, Posner v. LaBranche & Co Inc., et al., No. BC307099, was filed against us in the Superior Court of the State of California, County of Los Angeles. The plaintiff alleges that we, certain of our past and present officers, other specialist firms and individuals at other specialist firms violated California Business and Professions Code §17200 by engaging in illegal specialist trading activities. Plaintiff seeks an order permanently enjoining the alleged misconduct, restitution, an order declaring acts and practices to be "unlawful, unfair and/or fraudulent," an accounting to determine the amount to be returned by defendants and the amounts to be refunded to members of the public and the creation of an administrative process for defendants' customers to recover their losses and attorneys' fees. On February 27, 2004, the defendants in the action removed the action to the United States District Court for the Central District of California (No. CV04-1345). On May 17, 2004, the lawsuit was transferred to the United States District Court for the Southern District of New York (No. 04 Civ. 3966)

        On or about November 6, 2003, a purported shareholder derivative action, Brown v. George M.L. LaBranche IV, et al., No. 03 603512, was filed by two of our shareholders, purportedly on behalf of us, against certain of our past or present directors and officers, in the Supreme Court of the State of New York, New York County. Plaintiffs allege breaches of fiduciary duty arising out of statements by us concerning our specialist trading business that are alleged to have been false and misleading because we failed to disclose alleged violations of NYSE rules. According to plaintiffs, "[a]t least a majority of the Individual Defendants had knowledge of, or were reckless in not knowing of these false and misleading statements and the improper transactions concealed by such statements, and failed to establish and maintain adequate policies, systems and procedures reasonably designed to detect and prevent such improper transactions." Plaintiffs seek damages, return of all compensation received by the defendants for periods during which they breached their fiduciary duties, an order requiring implementation of corrective measures to prevent repetition of the alleged wrongful conduct, attorneys fees and reimbursement of expenses.

        On January 20, 2004, five plaintiffs commenced an action in the United States District Court for the Northern District of Illinois. The lawsuit, Last Atlantis Capital LLC v. Chicago Board of Options Exchange, Inc., et al., Civ. No. 04 C 0397), names as defendants 35 alleged securities brokers and/or dealers that plaintiffs assert made markets in options, including us and LSP (the "market maker defendants") and four national securities exchanges (the AMEX, the CBOE, the PHLX and the Pacific Stock Exchange). Plaintiffs allege that they purchased options from, and/or sold options to, the market maker defendants, and that the defendants conspired with one another to allegedly fail to execute, cancel or refuse to cancel, orders by plaintiffs for the purchase and/or sale of certain options contracts, assertedly discriminating against plaintiffs. Plaintiffs allege violations of federal antitrust law (Section 1 of the Sherman Act) and securities law (Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder), breach of contract, common law fraud, breach of fiduciary duty, violation of the Illinois Consumer Fraud and Deceptive Business Practices Act and tortious interference with business relations. Plaintiffs seek injunctive relief, as well as damages (including treble and punitive damages) in an unspecified amount. There currently is a trial date scheduled for February 14, 2005.

        We believe that the claims asserted against us in the proceedings described above are without merit, and we deny all allegations of wrongdoing. There can be no assurance, however, as to the outcome or timing of the resolution of these proceedings. We therefore are unable to estimate the amount or potential range of any loss that may arise out of these proceedings. The range of possible resolutions could include determinations and judgments against us or settlements that could require substantial payments by us that could have a material adverse effect on our financial condition, results of operations and cash flows.

        We and, in particular, certain of the business operations conducted by LFSI's predecessor in interest, ROBB PECK McCOOEY Clearing Corporation, have been the target, from time to time, of various claims and lawsuits incidental to the ordinary course of their respective businesses. While the ultimate outcome of those claims and lawsuits which currently are pending cannot be predicted with certainty, we believe, based on our understanding of the facts of these proceedings, that their ultimate resolution will not, in the aggregate, have a material adverse effect on our financial condition or results of operations.

MANAGEMENT

        Our directors and executive officers are as follows:

Name	Age	Position
Michael LaBranche	49	Chairman, Chief Executive Officer and President
Alfred O. Hayward, Jr.	56	Director and Executive Vice President; Chief Executive Officer of LaBranche & Co. LLC
Thomas E. Dooley	47	Director
David A. George	61	Director
Donald E. Kiernan	63	Director
S. Lawrence Prendergast	63	Executive Vice President, Finance
Harvey S. Traison	64	Senior Vice President and Chief Financial Officer
William J. Burke, III	50	Secretary and Chief Executive Officer of LaBranche Financial Services, Inc.

        Michael LaBranche has been our Chairman, Chief Executive Officer and President since our initial public offering in August 1999. Mr. LaBranche has served as Chairman of the Management Committee of LaBranche & Co. LLC since 1996, as a member of the Management Committee of LaBranche & Co. LLC since 1988 and as a specialist with LaBranche & Co. LLC since 1977. He currently is a Governor of the NYSE and is a member of the NYSE's Market Performance Committee. Mr. LaBranche is a member of the Board of Directors of Lava Trading, Inc., the Securities Industry Automation Corporation (SIAC), a subsidiary of the NYSE and the AMEX and the Securities Industry Association (SIA).

        Alfred O. Hayward, Jr. has been our Executive Vice President and a member of our Board of Directors since our initial public offering in August 1999. In November 2003, Mr. Hayward became Chief Executive Officer of our LaBranche & Co. LLC subsidiary. Mr. Hayward has been a specialist with LaBranche & Co. LLC since 1983 and has served as a member of the Management Committee of LaBranche & Co. LLC since 1994. He currently sits on the NYSE Arbitration Panel and is involved with NYSE education programs. Mr. Hayward has served as a NYSE Floor Official and has also served as the Chairman of the NYSE's Allocation Committee.

        Thomas E. Dooley has been a member of our Board of Directors since March 2000. Mr. Dooley is Co-Chairman and Chief Executive Officer of DND Capital Partners, a venture capital and investment advisory firm that specializes in the media and telecommunications markets. Prior to joining DND Capital Partners in June 2000, Mr. Dooley was Deputy Chairman of Viacom Inc. He was also a member of Viacom's Executive Committee, its Board of Directors and served as Executive Vice President, Finance, Corporate Development and Communications. Mr. Dooley currently is a director of the North Shore Long Island Jewish Hospital System and The Tennis Channel.

        David A. George has been a member of our Board of Directors since June 1, 2001. From May 1999 to September 2001, Mr. George was a senior director of Goldman Sachs Group, Inc., the public holding company and parent of Goldman, Sachs & Co. From 1994 to May 1999, Mr. George was a limited partner and advisor of Goldman, Sachs & Co. Mr. George also served as a member of the management committee and as a managing partner of Goldman, Sachs & Co. from 1988 to 1994. Mr. George joined Goldman Sachs in 1973 in the Investment Banking Division and held numerous positions, including head of the Operations, Technology and Finance Division and the Private Finance Division. Mr. George also served as Goldman Sachs' Chief Financial Officer and as chairman of its Finance Committee. From 1967 to 1973, Mr. George was an attorney at the law firm of Dewey, Ballantine, Bushby, Palmer & Wood. Mr. George currently serves as a trustee of New York Presbyterian Hospital, and as Co-Chairman and Co-Chief Executive Officer of PetCareRx, a national pet pharmacy that provides pet medications, health and nutritional supplements directly to pet owners.

        Donald E. Kiernan became a member of our Board of Directors on March 6, 2003. Mr. Kiernan was Senior Executive Vice President and Chief Financial Officer of SBC Communications Inc. from October 1993 until his retirement in August 2001. From 1990 to October 1993, he served as Vice President of Finance for SBC Communications Inc. Mr. Kiernan is a Certified Public Accountant and was a partner of Arthur Young & Company and its successor firm, Ernst & Young LLP. Mr. Kiernan also serves on the boards of directors of Seagate Technologies, Horace Mann Educators Corporation, Health Management Associates, Inc. and Viad Corp.

        S. Lawrence Prendergast has been our Executive Vice President, Finance since our initial public offering in August 1999. He also served as a member of our Board of Directors from the time of our initial public offering in August 1999 until January 2003. From May 1997 to August 1999, Mr. Prendergast was the Chairman and CEO of AT&T Investment Management Corp. Prior to 1997, Mr. Prendergast had been the Vice President and Treasurer of AT&T for 14 years. Mr. Prendergast currently is a director of AT&T Investment Management Corp., a money management subsidiary of AT&T.

        Harvey S. Traison has been our Senior Vice President and Chief Financial Officer since March 2000. Mr. Traison also served as a member of our Board of Directors from March 2000 until January 2003. As of December 31, 1999, Mr. Traison retired from service as Vice President, Treasurer and a member of the Board of Directors of DaimlerChrysler North America Holding Corporation and DaimlerChrysler Canada Finance Inc. Mr. Traison joined Daimler-Benz (a predecessor of DaimlerChrysler) in 1984. Mr. Traison currently is a trustee of the Marlboro Music Festival.

        William J. Burke, III became the Chief Executive Officer of our LaBranche Financial Services, Inc. subsidiary in January 2003. He has served as our Secretary since our initial public offering in August 1999 and as the director of business development and director of risk management of our LaBranche & Co. LLC subsidiary from October 1999 to January 2003. From 1991 to 1996, Mr. Burke was the managing partner of W.J. Burke & Co. LLC, a registered market-maker on the NYSE, and was a sole-proprietor specialist on the NYSE from 1989 to 1991. Prior to 1989, Mr. Burke was a vice president of Salomon Brothers. Mr. Burke is a director of the Kenyon Review, a journal of culture and literature.

        There are no family relationships among any of our directors and executive officers.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
CERTAIN STOCKHOLDERS AND MANAGEMENT

        The following table sets forth information as of July 30, 2004 regarding the beneficial ownership of our common stock by: (i) each person known by us to own beneficially more than five percent of our outstanding common stock; (ii) each of our directors and nominees for director; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation" below); and (iv) all our directors and executive officers as a group.

        All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. Unless otherwise indicated, the address of each beneficial owner is: c/o One Exchange Plaza, New York, New York 10006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock issuable pursuant to options, to the extent such options are exercisable or convertible within 60 days after July 30, 2004, are treated as outstanding for purposes of computing the percentage of the person holding such securities, but are not treated as outstanding for purposes of computing the percentage of any other person.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
George M.L. (Michael) LaBranche, IV(2)	4,067,761	6.7%
Alfred O. Hayward, Jr.(3)	1,966,468	3.3%
Thomas E. Dooley	5,632	*
David A. George	5,427	*
Donald E. Kiernan	3,946	*
S. Lawrence Prendergast(4)	207,000	*
Harvey S. Traison(5)	106,000	*
William J. Burke, III	700,800	1.2%
All executive officers and directors as a group (8 persons)(6)	7,063,034	11.6%

*
Less than 1%

(1)
Each of our managing directors at the time of our initial public offering in August 1999 entered into a stockholders' agreement pursuant to which he or she agreed to vote his or her shares as determined by a majority of Messrs. LaBranche, Hayward and James G. Gallagher, a former director and executive officer of the Company who retired in January 2003. Messrs. LaBranche, Hayward and Gallagher beneficially own an aggregate of 6,799,129 shares of common stock, constituting approximately 11.2% of the outstanding shares of our common stock. As a result of the stockholders' agreement, Messrs. LaBranche, Hayward and Gallagher, acting together as a group, may be deemed to beneficially own an aggregate of 25,595,456 shares of common stock (including the 6,799,129 shares beneficially owned by them individually), constituting approximately 42.2% of the outstanding shares of our common stock. Each of Messrs. LaBranche, Hayward and Gallagher disclaims beneficial ownership of any and all shares of common stock held by any person or entity other than him.

(2)
Includes options to purchase 566,667 shares of our common stock which are exercisable within 60 days.

(3)
Includes options to purchase 110,000 shares of our common stock which are exercisable within 60 days.

(4)
Includes options to purchase 200,000 shares of our common stock which are exercisable within 60 days.

(5)
Includes options to purchase 100,000 shares of our common stock which are exercisable within 60 days.

(6)
Includes options to purchase 976,667 shares of our common stock which are exercisable within 60 days.

EXECUTIVE COMPENSATION

        The following table sets forth the annual compensation during fiscal 2003, 2002 and 2001 of our Chief Executive Officer and our four other highest paid executive officers named in the table whose total salary for fiscal 2003 exceeded $100,000 for services rendered in all capacities. These amounts may not be indicative of amounts to be paid to the named executive officers in future years.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)		Securities Underlying Stock Options	All Other Compensation(2)
Michael LaBranche Chairman, Chief Executive Officer and President	2003 2002 2001	$250,000 250,000 250,000	$	— 1,200,000 725,000	— 200,000 —	$6,468 23,989 20,725
Alfred O. Hayward, Jr. Executive Vice President, Chief Executive Officer of LaBranche & Co. LLC	2003 2002 2001	250,000 250,000 250,000		163,100 400,000 225,000	— 30,000 —	$6,468 24,489 20,725
Harvey S. Traison Senior Vice President and Chief Financial Officer	2003 2002 2001	250,000 250,000 250,000		119,100 265,000 205,000	— — 100,000	$6,468 24,489 20,725
William J. Burke, III Secretary and Chief Executive Officer of LaBranche Financial Services, Inc.	2003 2002 2001	250,000 250,000 250,000		— 320,000 175,000	— — —	$6,468 23,989 20,725
S. Lawrence Prendergast Executive Vice President, Finance	2003 2002 2001	250,000 250,000 250,000		— — —	— — —	— — —

(1)
Reflects bonus amount earned in such fiscal year. In last year's proxy statement the figures reported for 2002 bonuses were amounts paid during 2002. A portion of the bonuses earned in 2002, however, were paid in January 2003. Accordingly, the bonus figures for 2002 included herein have been reclassified to reflect bonuses earned during such year.

(2)
Fiscal 2003 includes $6,000 of matching contributions under our 401(k) plan, $396 of premiums paid for group-term life insurance and $72 of premiums paid for accidental death and dismemberment insurance for each of the named executive officers, except Mr. Prendergast.

        Fiscal 2002 includes $17,961 paid under our profit-sharing plan, $450 of premiums paid for group-term life insurance and $78 of premiums paid for accidental death and dismemberment insurance for each of the named executive officers, except Mr. Prendergast. Messrs. LaBranche and Burke received $5,500 of matching contributions under our 401(k) plan and Messrs. Hayward and Traison received $6,000 of matching contributions under our 401(k) plan.

        Fiscal 2001 includes $14,797 paid under our profit-sharing plan, $5,100 of matching contributions under our 401(k) plan, $720 of premiums paid for group-term life insurance and $108 of premiums paid for accidental death and dismemberment insurance for each of the named executive officers, except Mr. Prendergast.

Employment Agreements

        As part of the reorganization of our firm from partnership to corporate form in connection with our initial public offering in August 1999, Messrs. LaBranche, Hayward and Burke entered into employment agreements, pledge agreements and agreements regarding noncompetition and other covenants. In April 2000, we entered into an employment agreement with Mr. Traison, our Senior Vice President and Chief Financial Officer, which contains comparable provisions regarding noncompetition. The material terms of the employment, noncompetition and pledge agreements are described below.

        The employment agreement with each of Messrs. LaBranche, Hayward and Burke, which had an initial term of three years and remains in effect until the termination of his employment with us, requires him to devote his entire working time to our business and affairs, contains various restrictive covenants and is terminable on 90 days' notice by either party. The employment agreement with Mr. Traison, which had an initial term of three years and has been automatically renewed for an additional two years, requires him to devote substantially all his business time to the performance of his duties and responsibilities to us, is terminable on 90 days' notice by either party and provides for automatic one-year renewals, subject to notice of termination.

        Messrs. LaBranche, Hayward and Burke also have agreed not to use or disclose confidential information and not to compete with us or solicit our employees or listed companies until the later of August 24, 2004 or 12 months following the termination of their employment with us. Mr. Traison has agreed not to use or disclose confidential information and not to compete with us or solicit our employees or listed companies until 12 months following the termination of his employment with us. Each of their agreements also provides that he will take all actions and do all things reasonably requested by us during a 90-day transition period following termination of employment to maintain the business, goodwill and business relationships in which or with which he was previously involved on our behalf. In addition, if any of Messrs. LaBranche, Hayward or Burke breaches the noncompetition or nonsolicitation provisions of his agreement before the termination thereof, then he will be liable for liquidated damages in an amount equal to 75% of the aggregate value of the common stock and cash received by him from us in connection with our reorganization from partnership to corporate form in August 1999. The liquidated damages provision is guaranteed by a separate pledge agreement entered into by each of Messrs. LaBranche, Hayward and Burke. In December 2002, we waived our lien under the pledge agreements with respect to those shares of common stock which were no longer subject to the restrictions on transfer imposed under the stockholders' agreement executed by our managing directors (including Messrs. LaBranche, Hayward and Burke) in connection with our reorganization from partnership to corporate form in August 1999. We also agreed to waive our lien with respect to the remainder of the shares of common stock received by our managing directors in connection with our August 1999 reorganization as and when such shares are freed of the transfer restrictions imposed under the stockholders' agreement. Until those shares of common stock are released from our lien, however, we will retain our rights under the liquidated damages provisions of the noncompetition agreements and the pledge agreements. The liquidated damages and pledge arrangements discussed above are not exclusive of any injunctive relief to which we may be entitled for a breach of a covenant against competition or solicitation. Prior to and after the expiration of the pledge agreements, we will be entitled to all available remedies for breach of the noncompetition agreements. The employment and noncompetition agreements generally provide that any disputes thereunder will be resolved by binding arbitration.

Option Grants In Last Fiscal Year

        We did not grant any options to our named executive officers during 2003.

Fiscal Year End Option Values

        The following table sets forth the number of options and value of unexercised options held by each of our named executive officers at December 31, 2003. None of our named executive officers exercised any of his options in 2003.

	Number of Unexercised Options at Year End		Value of Unexercised In-the- Money Options at Year End
	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael LaBranche	500,000	200,000	—	—
Alfred O. Hayward, Jr.	100,000	30,000	—	—
Harvey S. Traison	66,667	33,333	—	—
William J. Burke, III	—	—	—	—
S. Lawrence Prendergast	200,000	—	—	—

Director Compensation

        Three non-employee directors serve as members of our Board of Directors. Each of our non-employee directors currently receives an annual retainer of $50,000 and attendance fees of $2,500 per board meeting and $2,500 per committee meeting attended. The meeting attendance fees are paid after the end of each year in shares of our common stock under our Equity Incentive Plan. Our employee directors do not receive any additional compensation for serving on our Board of Directors or any committee of our Board, and our non-employee directors do not receive any compensation from us other than the retainer and attendance fees described above.

Compensation Committee Interlocks and Insider Participation

        No member of our compensation committee has been an employee of ours. None of our executive officers serves as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Payments for Use of NYSE Memberships

        Some of our executive officers have contributed the use of their NYSE memberships to our LaBranche & Co. LLC subsidiary and receive payments from LaBranche & Co. LLC based on the market value of the memberships. For 2003, the named executive officers listed below received payments from LaBranche & Co. LLC in the amounts set forth opposite their names:

Name	Payment Amounts
Michael LaBranche	$302,500
Alfred O. Hayward, Jr.	302,500
William J. Burke, III	302,500

Ownership Interest in Limited Liability Company

        Michael LaBranche owns a 12.5% membership interest in a limited liability company in which we also own a 25% membership interest. This limited liability company, which owns a 100% interest in one small aircraft and an 18.75% interest in another small aircraft, allows its members to share flight time based on their respective membership interests. Neither we nor Mr. LaBranche has derived any income from the ownership of our or his membership interest in this limited liability company.

DESCRIPTION OF EXCHANGE NOTES

        The exchange notes and the outstanding senior notes are identical in all material respects, except that the exchange notes:

  •
  have been registered under the Securities Act;

  •
  will not contain transfer restrictions and registration rights that relate to the outstanding notes;

  •
  will bear a different CUSIP number than the outstanding senior notes for which they were exchanged; and

  •
  will not contain provisions relating to the payment of additional interest to be made to the holders of the outstanding senior notes under circumstances related to the timing of the exchange offer.

        Any outstanding 2009 senior notes that remain outstanding after the exchange offer, together with the 2009 exchange notes issued in the exchange offer, and any outstanding 2012 senior notes that remain outstanding after the exchange, together with the 2012 exchange notes issued in the exchange offer, each will be treated as a single class of securities under the indenture for voting, exchange and other purposes.

        The exchange notes are being issued pursuant to an indenture dated as of May 18, 2004 (the "Indenture") by and among the Company and U.S. Bank National Association, as Trustee (the "Trustee"). The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). A copy of the Indenture may be obtained from the Company.

        You can find definitions of certain capitalized terms used in this description under "Certain Definitions." When we refer to the "Company" in this section, we mean only LaBranche & Co Inc. and not its Subsidiaries. When we refer to the "Indenture," in this section, we mean the indenture governing the outstanding senior notes, and upon the completion of the exchange offer, the exchange notes.

Overview of the Exchange Notes

        The exchange notes will:

  •
  be general unsecured senior obligations of the Company,

  •
  rank equal in right of payment with all other existing and future senior unsecured obligations of the Company,

  •
  rank senior in right of payment to all existing and future subordinated Indebtedness of the Company,

  •
  be effectively subordinated to all existing and future secured Indebtedness of the Company, and

  •
  not be guaranteed by any Subsidiary of the Company and therefore will be effectively subordinated to all existing and future Indebtedness of the Company's Subsidiaries.

        As of June 30, 2004, as set forth in "Capitalization" in this prospectus (including subordinated indebtedness but excluding subordinated liabilities related to contributed exchange memberships):

  •
  the Company and its Subsidiaries had consolidated Indebtedness of $507.7 million,

  •
  the Company would have had long-term Indebtedness of $481.5 million, none of which was secured, and

  •
  Subsidiaries of the Company had long-term Indebtedness of $17.3 million, excluding any intercompany Indebtedness.

Principal, Maturity and Interest

        The exchange notes will be limited to $460.0 million aggregate principal amount, consisting of $200.0 million aggregate principal amount of 2009 exchange notes and $260.0 million aggregate principal amount of 2012 exchange notes. The 2009 exchange notes will mature on May 15, 2009 and the 2012 exchange notes will mature on May 15, 2012. Interest on the 2009 exchange notes will accrue at the rate of 9 1/2% per annum and interest on the 2012 exchange notes will accrue at the rate of 11% per annum. Interest on the 2009 exchange notes and the 2012 exchange notes will be payable semiannually in cash on each May 15 and November 15, commencing on November 15, 2004, to the persons who are registered holders of the exchange notes (the "Holders") at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the exchange notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

        The exchange notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the exchange notes. The exchange notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to the Holders.

        The Company will pay principal (and premium, if any) on the exchange notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of the Holders.

        The exchange notes will not be entitled to the benefit of any mandatory sinking fund.

Optional Redemption

        Optional Redemption upon Public Equity Offerings.    At any time, or from time to time, on or prior to May 15, 2007, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 33% of the aggregate principal amount of the 2009 exchange notes and any unexchanged 2009 senior notes and up to 33% of the aggregate principal amount of the 2012 exchange notes and any unexchanged 2012 senior notes at a redemption price equal to 109.5% of the principal amount thereof, in the case of the 2009 exchange notes and unexchanged 2009 senior notes, and 111% of the principal amount thereof, in the case of the 2012 exchange notes and unexchanged 2012 senior notes, in each case, plus accrued and unpaid interest thereon to the date of redemption (the "Redemption Date"), provided, that:

  (1)
  after giving effect to any such redemption at least 67% of the aggregate principal amount of the 2009 exchange notes and unexchanged 2009 senior notes and at least 67% of the aggregate principal amount of the 2012 exchange notes and unexchanged 2012 senior notes, as the case may be, originally issued remains outstanding; and

  (2)
  the Company shall make such redemption not more than 60 days after the consummation of such Public Equity Offering.

        Optional Redemption.    The Company may, at its option, redeem the 2009 exchange notes and unexchanged 2009 senior notes, in whole or in part, at any time after May 15, 2007 and redeem the 2012 exchange notes and unexchanged 2012 senior notes, in whole or in part, at any time after May 15,

2008, at the following redemption prices, expressed as percentages of the principal amount of the exchange notes of such series, if redeemed during the twelve month period commencing on May 15, of any year set forth below:

2009 Exchange Notes and 2009 Senior Notes

Year	Percentage
2007	104.750%
2008	102.375%
2009 and thereafter	100.000%

2012 Exchange Notes and 2012 Senior Notes

Year	Percentage
2008	105.500%
2009	102.750%
2010 and thereafter	100.000%

        Optional Redemption Procedure.    In the event that less than all of the 2009 exchange notes and unexchanged 2009 senior notes or the 2012 exchange notes and unexchanged 2012 senior notes are to be redeemed at any time, selection of the notes of the relevant series for redemption will be made by the Trustee either:

  (1)
  in compliance with the requirements of the principal national securities exchange, if any, on which the exchange notes or senior notes of the relevant series are listed; or

  (2)
  if the exchange notes of the relevant series are not then listed on a national securities exchange, on a pro rata basis.

        No exchange notes or senior notes of a principal amount of $1,000 or less shall be redeemed in part.

        Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of exchange notes and unexchanged senior notes to be redeemed at its registered address. If any exchange note or unexchanged senior note is to be redeemed in part only, the notice of redemption that relates to such exchange note or unexchanged senior note shall state the portion of the principal amount thereof to be redeemed. A new exchange note or unexchanged senior note of the relevant series in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original exchange note or unexchanged senior note. On and after the Redemption Date, interest will cease to accrue on exchange notes, unexchanged senior notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Excess Proceeds Offer

        On September 15, 2004 (the "Excess Proceeds Offer Trigger Date"), the aggregate amount of Excess Proceeds that have not been applied to repurchase the outstanding shares of the Company's Series B preferred stock (the "Excess Proceeds Offer Amount") shall be used by the Company to fund its offer (the "Excess Proceeds Offer"), to be made on a date (the "Excess Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the Excess Proceeds Offer Trigger Date, to purchase from all Holders on a pro rata basis, that principal amount of exchange notes and any unexchanged senior notes equal to the Excess Proceeds Offer Amount at a price equal to 101% of the principal amount of the exchange notes and any unexchanged senior notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase.

        Each Excess Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Excess Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Excess Proceeds Offer, Holders may elect to tender their exchange notes and any unexchanged senior notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender exchange notes and any unexchanged senior notes in an amount exceeding the Excess Proceeds Offer Amount, exchange notes and any unexchanged senior notes of tendering Holders will be purchased on a pro rata basis based on the principal amount of exchange notes and any unexchanged senior notes of each series tendered. An Excess Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of exchange notes and any unexchanged senior notes pursuant to a Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Excess Proceeds" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Excess Proceeds" provisions of the Indenture by virtue thereof.

Change of Control

        Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's exchange notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase.

        Within 30 days following the date upon which the Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have an exchange note purchased pursuant to a Change of Control Offer will be required to surrender the exchange note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the exchange note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

        If a Change of Control Offer is required to be made, there can be no assurance that the Company will be permitted by the terms of the Credit Agreement or other Indebtedness of the Company to make such a Change of Control Offer or that it will have available funds sufficient to pay the Change of Control purchase price for all the exchange notes that might be delivered by Holders seeking to accept the Change of Control Offer and holders of any other Indebtedness of the Company seeking to accept a similar change of control offer. A Change of Control may be a default under the Credit Agreement or other Indebtedness of the Company. In the event the Company is required to purchase outstanding exchange notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

        Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to require the purchase of exchange notes upon a Change of Control. Restrictions in the Indenture on the ability of the Company and the Restricted Subsidiaries to Incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require the purchase of the exchange notes and certain other Indebtedness of the Company, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such purchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of exchange notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Certain Covenants

        The Indenture contains, among others, the following covenants:

  Limitation on Incurrence of Additional Indebtedness

        The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Indebtedness, the Company may Incur Indebtedness and the Restricted Subsidiaries may Incur Acquired Indebtedness, in each case if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.75 to 1 if such Indebtedness is Incurred prior to the end of the Company's second fiscal quarter following the Issue Date and 2.00 to 1 if such Indebtedness is Incurred thereafter.

  Limitation on Restricted Payments

        The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

  (a)
  declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of the Company, on or in respect of shares of the Company's Capital Stock;

  (b)
  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

  (c)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness which is subordinated in right of payment to the exchange notes, except a payment of interest or any principal payment at the Stated Maturity thereof; or

  (d)
  make any Investment, other than a Permitted Investment

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

  (1)
  a Default or an Event of Default shall have occurred and be continuing; or

  (2)
  the Company is not able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "—Limitation on Incurrence of Additional Indebtedness;" or

  (3)
  the aggregate amount of Restricted Payments, including the proposed Restricted Payment, made subsequent to the Issue Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

  (A)
  50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from the beginning of the first full fiscal quarter following the Issue Date and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the "Reference Date"), treating such period as a single accounting period; plus

  (B)
  100% of the aggregate net cash proceeds received by the Company from any Person, other than a Subsidiary of the Company, from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or of other securities that have been converted into Qualified Capital Stock of the Company; plus

  (C)
  without duplication of any amounts included in clause (3)(B) above, 100% of the aggregate net cash proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Qualified Capital Stock, excluding, in the case of clauses (3)(B) and (C), any net proceeds (i) from a sale of Qualified Capital Stock received from a Subsidiary of the Company or applied in accordance with clause (2)(b) of the immediately following paragraph or (ii) used to redeem exchange notes and any unexchanged senior notes under "—Redemption—Optional Redemption upon Public Equity Offerings;" plus

    (A)
    an amount equal to the lesser of:

    (i)
    the sum of the Fair Market Value of the Capital Stock of an Unrestricted Subsidiary owned by the Company and/or the Restricted Subsidiaries and the aggregate amount of all Indebtedness of such Unrestricted Subsidiary owed to the Company and each Restricted Subsidiary on the date of Revocation of such Unrestricted Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under "—Limitation on Designations of Unrestricted Subsidiaries;" and

    (ii)
    the Designation Amount treated as a Restricted Payment pursuant to clause (d) above with respect to such Unrestricted Subsidiary on the date of the Designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under "—Limitation on Designations of Unrestricted Subsidiaries;" plus

    (B)
    in the case of the disposition of an Investment treated as a Restricted Payment pursuant to clause (d) above to a Person other than the Company or one of its Subsidiaries, an amount equal to the lesser of:

    (i)
    the amount of such Investment treated as a Restricted Payment pursuant to clause (d) above, and

      (ii)
      the amount in cash received by the Company or any Restricted Subsidiary upon such disposition.

        The provisions set forth in the immediately preceding paragraph do not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of the Company or any Restricted Subsidiary or of Capital Stock of the Company, in each case to the extent constituting a Restricted Payment pursuant to clause (b) or (c) of the first paragraph of this covenant either:

  (a)
  solely in exchange for shares of Qualified Capital Stock of the Company, or

  (b)
  through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Qualified Capital Stock;

  (3)
  the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an Incurrence of Refinancing Indebtedness permitted in accordance with the covenant described under "—Limitation on Incurrence of Additional Indebtedness;"

  (4)
  so long as no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock (or options therefor) of the Company from officers, directors, employees, consultants or former officers, directors, employees or consultants of the Company (or any of its Subsidiaries) pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $5.0 million in any year;

  (5)
  the repurchase or other acquisition within 120 days of the Issue Date of any shares of the Company's Series B preferred stock, together with the payment of any accrued but unpaid dividends to the date of such repurchase or acquisition, with the net cash proceeds from this offering;

  (6)
  the repurchase by the Company of 2004 notes and 2007 notes that were tendered pursuant to the Company's offer to purchase and consent solicitation statement dated April 5, 2004; and

  (7)
  so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $15.0 million since the date of the Indenture.

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) and (4) of this paragraph shall be included in the calculation.

  Limitation on Asset Sales

        The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

  (2)
  at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from the Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such Asset Sale; and

  (3)
  upon the consummation of the Asset Sale, the Company may apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

  (a)
  to repay any Indebtedness of the Company to the extent secured by a Lien pursuant to clause (a), (b), (c), (d), (e) or (h) of "—Limitation on Liens," and effect a permanent reduction in the availability in respect of the Indebtedness (without refinancing the Indebtedness);

  (b)
  to repay any Indebtedness of a Wholly Owned Restricted Subsidiary owed to any Person other than the Company or any of its Affiliates and effect a permanent reduction in any availability in respect of the Indebtedness (without refinancing the Indebtedness);

  (c)
  to acquire Replacement Assets; or

  (d)
  a combination of prepayment and investment permitted by the preceding clauses (3)(a), (b) and (c).

The assumption by the transferee in an Asset Sale (and release of the Company and its Restricted Subsidiaries of further liability) of Indebtedness for borrowed money of the Company or any Restricted Subsidiary other than Disqualified Capital Stock or Indebtedness subordinated in right of payment to the exchange notes shall be deemed to be cash applied in accordance with this covenant. The receipt by the Company or the applicable Restricted Subsidiary of marketable securities of a company subject to and then current in its obligations as a reporting company under Section 13 or 15 under the Exchange Act, which are resold for cash or Cash Equivalents by the Company or the Restricted Subsidiary within 120 days of the relevant Asset Sale and applied in accordance with this covenant, shall be deemed to be cash received pursuant to clause (2) above.

        On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to the Asset Sale as set forth in clause (3) of the immediately preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), the aggregate amount of Net Cash Proceeds that have not been applied on or before the Net Proceeds Offer Trigger Date as permitted in that clause (3) (a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of exchange notes and any unexchanged senior notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the exchange notes and any unexchanged senior notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided that the Company may make a concurrent offer to repurchase on a pro rata basis Indebtedness of a Wholly Owned Restricted Subsidiary or Indebtedness of the Company ranking pari passu with the exchange notes and any unexchanged senior notes (including the exchange notes and any unexchanged senior notes of the other series).

        If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Pending application in accordance with this covenant, Net Cash Proceeds may be used to repay revolving credit borrowings without reducing commitments thereunder.

        The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

        In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "—Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

        Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their exchange notes and any unexchanged senior notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender exchange notes in an amount exceeding the Net Proceeds Offer Amount, exchange notes and any unexchanged senior notes of tendering Holders will be purchased on a pro rata basis based on the principal amount of exchange notes and any unexchanged senior notes (and other Indebtedness for which a concurrent offer is being made as permitted by this covenant, including exchange notes and any unexchanged senior notes of the other series) tendered. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of exchange notes and any unexchanged senior notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

  Limitation on Distributions and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (a)
  pay dividends or make any other distributions on or in respect of its Capital Stock;

  (b)
  make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

  (c)
  transfer any of its property or assets to the Company or any other Restricted Subsidiary,

        except for such encumbrances or restrictions existing under or by reasons of:

    (1)
    applicable law, rule or regulation or NYSE, AMEX or other exchange rules or regulations;

    (2)
    the Indenture;

    (3)
    customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

    (4)
    any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (5)
    agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

    (6)
    any other agreement entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date so long as any such restrictions expressly permit scheduled payments on the exchange notes and any unexchanged senior notes;

    (7)
    customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under the Indenture; and

    (8)
    any agreement governing Refinancing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5) and expressly permit dividends and other distributions for scheduled payments on the exchange notes and any unexchanged senior notes.

  Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries

        The Company will not permit:

  (a)
  any Restricted Subsidiary to issue any Capital Stock other than to the Company or a Restricted Subsidiary (other than directors' qualifying shares or as may be required by law);

  (b)
  any Person (other than the Company or a Restricted Subsidiary) to own or control any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or as may be required by law);

        provided, that clauses (a) and (b) will not prohibit:

    (1)
    any sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary effected in accordance with "—Limitation on the Sale of Assets,"

    (2)
    any sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary effected in accordance with "—Merger, Consolidation and Sale of Assets."

  Limitation on Liens

        The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon, or enter into or otherwise become liable in respect of, a Sale and Leaseback Transaction with respect to, any property or assets of the Company or any of the Restricted Subsidiaries, whether owned on the

Issue Date or acquired after the Issue Date, or any proceeds therefrom or assign or otherwise convey any right to receive income or profit therefrom unless:

  (1)
  in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the exchange notes, the exchange notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

  (2)
  in all other cases, the exchange notes and any unexchanged senior notes are equally and ratably secured, except for:

  (a)
  Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

  (b)
  Liens on Investment Securities securing Indebtedness Incurred pursuant to clause (b) of the definition of "Permitted Indebtedness" and Interest Swap Obligations and Currency Agreements related thereto;

  (c)
  Liens on Investment Securities, cash deposits or other assets (and proceeds thereof) of the Company or any of the Restricted Subsidiaries securing Indebtedness or other obligations of the Company or such Restricted Subsidiary Incurred in the ordinary course of the Company's or such Restricted Subsidiary's specialist, market making, clearing or related businesses and for the sole purpose of purchasing, lending, borrowing, selling or carrying Investment Securities;

  (d)
  Liens securing Purchase Money Indebtedness (or Refinancing Indebtedness in respect thereof) or Sale and Leaseback Transactions involving Capitalized Lease Obligations, in each case Incurred pursuant to clause (1) of the definition of "Permitted Indebtedness;" provided, however, that:

  (1)
  the Purchase Money Indebtedness (or Refinancing Indebtedness) or Capitalized Lease Obligation shall not exceed the cost of the property or assets to be acquired or which is the subject of the Sale and Leaseback Transaction, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets to be acquired or which is the subject of the Sale and Leaseback Transaction, and

  (2)
  the Lien securing any Purchase Money Indebtedness shall be created within 90 days of such acquisition;

  (e)
  Liens securing Acquired Indebtedness (and any Refinancing Indebtedness in respect thereof); provided that:

  (1)
  the Liens secured the Acquired Indebtedness at the time of and prior to the Incurrence of the Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of the Acquired Indebtedness by the Company or a Restricted Subsidiary, and

  (2)
  the Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time the Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

  (f)
  Liens securing the exchange notes and any unexchanged senior notes;

  (g)
  Liens in favor of the Company;

  (h)
  Liens securing Refinancing Indebtedness Incurred to Refinance any Indebtedness, which Refinanced Indebtedness had been secured by a Lien permitted under the Indenture;

      provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

    (i)
    Permitted Liens.

  Merger, Consolidation and Sale of Assets

        The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

  (1)
  either:

  (a)
  the Company shall be the surviving or continuing corporation; or

  (b)
  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

  (x)
  shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

  (y)
  shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the exchange notes of the relevant series and the performance of every covenant of the exchange notes of such series, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

  (2)
  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "—Limitation on Incurrence of Additional Indebtedness;"

  (3)
  immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

  (4)
  the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        The above paragraph will not apply to a merger or consolidation between the Company and a Restricted Subsidiary in which the Company is the surviving corporation or between one or more Restricted Subsidiaries to the extent that a Person that is a Restricted Subsidiary immediately before and after the transaction is the surviving entity, or to the sale of substantially all of the assets of a Restricted Subsidiary to the Company or to a Person that is a Restricted Subsidiary immediately before and after the transaction. For purposes of this covenant, the transfer by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged, or to which such conveyance, lease or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the exchange notes with the same effect as if such surviving entity had been named as such.

  Limitations on Transactions with Affiliates

  (a)
  The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction") unless the Affiliate Transaction is on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. Prior to the consummation by the Company or any Restricted Subsidiary of any Affiliate Transactions (or series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of:

  (1)
  $5.0 million, the Company or such Restricted Subsidiary, as the case may be, shall obtain the approval of its Board of Directors (including a majority of the independent directors) of such transaction or series of related transactions evidenced by a Board Resolution stating that such Board of Directors (including a majority of the disinterested members of the Board of Directors) has determined that such transaction complies with the foregoing provisions, and

  (2)
  $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor, and file it with the Trustee.

  (b)
  The restrictions set forth in paragraph (a) above shall not apply to:

  (1)
  employment, stock option, consulting, agency or other compensation or benefit plans, arrangements and agreements of the Company or any Restricted Subsidiary in accordance with the Annual Incentive Plan or the Equity Incentive Plan or as approved by a majority of the disinterested members of the Board of Directors (or a majority of the disinterested members of a committee thereof);

  (2)
  reasonable fees and compensation paid to directors, and reasonable indemnity provided on behalf of officers, directors, employees, consultants or agents, of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

    (3)
    transactions exclusively between or among the Company and any Restricted Subsidiaries or exclusively between or among Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; and

    (4)
    Restricted Payments permitted to be made pursuant to the "—Limitation on Restricted Payments" covenant.

  Limitation On Designations of Unrestricted Subsidiaries

        The Company may designate any Subsidiary of the Company, other than LaBranche or a Person holding Capital Stock of LaBranche, as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

  (a)
  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

  (b)
  the Company would be permitted under the Indenture to make an Investment at the time of Designation assuming the effectiveness of the Designation in an amount (the "Designation Amount") equal to the sum of:

  (1)
  the Fair Market Value of the Capital Stock of the Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date; and

  (2)
  the aggregate amount of Indebtedness of the Subsidiary owed to the Company and the Restricted Subsidiaries on that date; and

  (c)
  the Company would be permitted to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "—Limitation on Incurrence of Additional Indebtedness" at the time of Designation assuming the effectiveness of the Designation.

        In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to the covenant described under "—Limitation on Restricted Payments" for all purposes of the Indenture. The Indenture further provides that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time:

  (1)
  provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

  (2)
  be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

  (3)
  be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against the Unrestricted Subsidiary).

        The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

  (a)
  no Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

  (b)
  all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

        All Designations and Revocations must be evidenced by an officers' certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

  Reports to Holders

        The Indenture provides that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual and quarterly reports and such information, document and other reports specified in Section 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA §314(a).

Events of Default

        The following events are defined in the Indenture as "Events of Default" with respect to the exchange notes and any unexchanged senior notes of each series:

  (a)
  the failure to pay interest (including any additional interest payable under the Registration Rights Agreement) on any exchange notes of such series when the same becomes due and payable and the default continues for a period of 30 days;

  (b)
  the failure to pay the principal on any exchange notes of such series when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase exchange notes of such series tendered pursuant to a Change of Control Offer, a Net Proceeds Offer or an Excess Proceeds Offer);

  (c)
  a default in the observance or performance of the covenant described under "—Certain Covenants—Merger, Consolidation and Sale of Assets;"

  (d)
  a default in the observance or performance of any other covenant or agreement contained in the Indenture, which default continues for a period of 45 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the exchange notes of such series;

  (e)
  a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default:

  (1)
  is caused by failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default"); or

  (2)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and the aggregate principal amount of any Indebtedness to which clause (1) or (2) applies at the relevant time, exceeds $10.0 million;

  (f)
  one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 45 days after such judgment or judgments become final and nonappealable;

  (g)
  certain events of bankruptcy affecting the Company or any of the Significant Subsidiaries (or any group of Subsidiaries which, taken together, would constitute a Significant Subsidiary) pursuant to SIPA or bankruptcy laws;

  (h)
  LaBranche shall not be a specialist broker in good standing with the NYSE;

  (i)
  the Commission shall revoke the registration of LaBranche as a broker dealer under the Exchange Act or LaBranche shall fail to maintain such registration; or

  (j)
  the Examining Authority (as defined in Rule 15c3-1) for the Company shall suspend (and shall not reinstate within 10 days) or shall revoke LaBranche's status as a member organization thereof.

        If an Event of Default (other than an Event of Default specified in clause (g) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding 2009 exchange notes and unexchanged 2009 senior notes or 2012 exchange notes and unexchanged 2012 senior notes, as the case may be, may declare the principal of, and accrued interest on, the exchange notes and unexchanged senior notes of such series, to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in clause (g) above occurs and is continuing, then all unpaid principal of, and accrued and unpaid interest on, all of the outstanding exchange notes and unexchanged senior notes of such series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the 2009 exchange notes and unexchanged 2009 senior notes or the 2012 exchange notes and unexchanged 2012 senior notes, as the case may be, as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding exchange notes and unexchanged senior notes of such series may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default in respect of the exchange notes of such series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (g) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The Holders of a majority in principal amount of the then outstanding 2009 exchange notes and unexchanged 2009 senior notes, or 2012 exchange notes and unexchanged 2012 senior notes, as the case may be, may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the exchange notes of such series.

        Holders of the 2009 exchange notes and any unexchanged 2009 senior notes, or the 2012 exchange notes and any unexchanged 2012 senior notes, as the case may be, may not enforce the Indenture or the exchange notes of such series except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding 2009 exchange notes and any unexchanged 2009 senior notes, or 2012 exchange notes and any unexchanged 2012 senior notes, as the case may be, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the exchange notes of such series.

        The Company is required to provide an officers' certificate to the Trustee promptly upon the Company obtaining knowledge of any Default or Event of Default (provided that the Company shall provide such certification at least annually whether or not it knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

        The Indenture provides that if a Default occurs, is continuing, and is actually known to the Trustee, the Trustee must mail to each Holder of the relevant series of exchange notes notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of default in the payment of the principal and accrued interest on any 2009 exchange note and any unexchanged 2009 senior note, or 2012 exchange note and any unexchanged senior note, as the case may be, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or the trust officers determines that withholding the notice is in the interest of the Holders of exchange notes and any unexchanged senior notes of such series.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding 2009 exchange notes and any unexchanged 2009 senior notes or 2012 exchange notes and any unexchanged 2012 senior notes, as the case may be ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding exchange notes and unexchanged senior notes of such series, except for:

  (1)
  the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the exchange notes and any unexchanged senior notes of such series when such payments are due solely from the trust described below;

  (2)
  the Company's obligations with respect to the exchange notes and any unexchanged senior notes of such series concerning issuing temporary exchange notes and any unexchanged senior notes of the relevant series, registration of the exchange notes and any unexchanged senior notes of such series, mutilated, destroyed, lost or stolen exchange notes of such series and the maintenance of an office or agency for payments;

  (3)
  the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission or failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the 2009 exchange notes and any unexchanged 2009 senior notes, or the 2012 exchange notes and any unexchanged 2012 senior notes, as the case may be. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "—Events of Default" will no longer constitute an Event of Default with respect to the exchange notes of such series.

        In order to exercise Legal Defeasance or Covenant Defeasance:

  (a)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the 2009 exchange notes and any unexchanged 2009 senior notes or the 2012 exchange notes and any unexchanged 2012 senior notes, as the case may be, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accounts, to pay the principal of, premium, if any, and interest on the exchange notes and any unexchanged senior notes of such series, on the stated date of payment thereof or on the applicable Redemption Date, as the case may be;

  (b)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

  (1)
  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (2)
  since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the 2009 exchange notes and any unexchanged 2009 senior notes or the 2012 exchange notes and any unexchanged 2012 senior notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (c)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the 2009 exchange notes and any unexchanged 2009 senior notes or the 2012 exchange notes and any unexchanged 2012 senior notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (d)
  in respect of the 2009 exchange notes and any unexchanged 2009 senior notes or the 2012 exchange notes and any unexchanged 2012 senior notes, as the case may be, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (e)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (f)
  the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the 2009 exchange notes and any unexchanged 2009 senior notes or the 2012 exchange notes and any unexchanged 2012 senior notes, as the case may be, over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding other creditors of the Company or others;

  (g)
  the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

  (h)
  the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  (i)
  certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the 2009 exchange notes or the 2012 exchange notes, as the case may be, as expressly provided for in the Indenture) as to all outstanding exchange notes of such series when:

  (a)
  either

  (1)
  all the exchange notes of such series theretofor authenticated and delivered (except lost, stolen or destroyed exchange notes of such series which have been replaced or paid and the exchange notes of such series for whose payment money has theretofor been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (2)
  all exchange notes of such series not theretofor delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the exchange notes of such series not theretofor delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on, the exchange notes of such series to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (b)
  the Company has paid all other sums payable under the Indenture by the Company in respect of the exchange notes of such series; and

  (c)
  the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture in respect of the exchange notes of such series have been complied with.

Modification of the Indenture

        From time to time, the Company and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, doubts or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture with respect to the exchange notes of each series may be made with the consent of the Holders of a majority in principal amount of the then outstanding 2009 exchange notes or 2012 exchange notes, as the case may be, issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

  (a)
  reduce the amount of the exchange notes of such series whose holders must consent to an amendment;

  (b)
  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any exchange notes of such series;

  (c)
  reduce the principal of or change or have the effect of changing the fixed maturity of any exchange notes of such series, or change the date on which any exchange notes of such series may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

  (d)
  make any exchange notes of such series payable in money other than that stated in the exchange notes of such series;

  (e)
  make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such exchange notes of such series on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding exchange notes of such series to waive Defaults or Events of Default;

  (f)
  in respect to the exchange notes of such series amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

  (g)
  modify or change any provision of the Indenture or the related definitions affecting the ranking of the exchange notes of such series in a manner which adversely affects the Holders of the exchange notes of such series.

Governing Law

        The Indenture provides that it, the exchange notes and any unexchanged senior notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

        The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any exchange note or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any exchange note or because of the creation of any Indebtedness represented thereby shall be had against any Person solely as a result of their capacity as incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting an exchange note, waives and releases all such liability.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. The Indenture includes the full definition of all these terms, as well as any other terms used below for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Affiliate Transaction" has the meaning set forth under "—Certain Covenants—Limitation on Transactions with Affiliates."

        "AMEX" means the American Stock Exchange, Inc. or any successor operator of the American Stock Exchange.

        "Annual Incentive Plan" means the LaBranche & Co. Inc. Annual Incentive Plan as in effect on the Issue Date or as amended from time to time as approved by a majority of the disinterested members of the Board of Directors (or a majority of the disinterested members of a committee thereof).

        "Asset Acquisition" means:

  (a)
  an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary; or

  (b)
  the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment or other transfer (other than the granting of a Lien in accordance with the Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of:

  (a)
  any Capital Stock of any Restricted Subsidiary; or

  (b)
  any other property or assets (excluding Capital Stock) of the Company or any Restricted Subsidiary;

        provided, however, that "Asset Sale" shall not include:

  (1)
  a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $2.0 million;

  (2)
  the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by the covenant described under "—Certain Covenants—Merger, Consolidation and Sale of Assets;"

  (3)
  any Restricted Payment made in accordance with the covenant described under "—Certain Covenants—Limitation on Restricted Payments;"

  (4)
  the sale, loan or pledge of Investment Securities in the ordinary course of business of the Company and its Restricted Subsidiaries;

  (5)
  Sale and Leaseback Transactions involving up to $15.0 million in the aggregate after the Issue Date; or

  (6)
  the disposition of obsolete or worn-out equipment or entering into operating leases for real property or equipment or subleases in respect thereof, in each case in the ordinary course of business.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Capital Stock" means:

  (a)
  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

  (b)
  with respect to any Person that is not a corporation, any and all partnership, limited liability company interests or other equity interests of such Person.

        "Cash Equivalents" means:

  (a)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

  (b)
  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

  (c)
  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

  (d)
  certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

  (e)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) entered into with any bank meeting the qualifications specified in clause (d) above; and

  (f)
  investments in money market funds that invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

        "Change of Control" means the occurrence of one or more of the following events:

  (a)
  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (determined on a consolidated basis) to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture);

  (b)
  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

  (c)
  any Person or Group, other than the Permitted Holders, becomes the beneficial owner (as defined by Section 13(d) of the Exchange Act) directly or indirectly, of more than 50% of the total voting power of the Capital Stock of the Company, and the Permitted Holders beneficially own, directly or indirectly in the aggregate, a lesser percentage of the total voting power of the Capital Stock of the Company than such Person or Group and do not have the right or ability by voting power, contract, or otherwise to elect or designate for election a majority of the Board of Directors (or any analogous governing body) of the Company; or

  (d)
  the replacement of a majority of the Board of Directors of the Company over a consecutive 24-month period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

        "Change of Control Offer" has the meaning set forth under "—Change of Control."

        "Change of Control Payment Date" has the meaning set forth under "—Change of Control."

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

        "Commission and NYSE Settlement" means the $63.5 million settlement on or about March 29, 2004, among the Company, the NYSE and the Commission paid by the Company to settle investigations by the NYSE and the Commission concerning specialist trading activity.

        "Commission Net Capital" means, at any time, the "net capital" of LaBranche computed in accordance with Rule 15c3-1.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated EBITDA" means, with respect to the Company, for any period, the sum (without duplication) of:

  (a)
  Consolidated Net Income; and

  (b)
  to the extent Consolidated Net Income has been reduced thereby:

  (1)
  all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or taxes attributable to Asset Sales outside the ordinary course of business);

  (2)
  Consolidated Interest Expense;

  (3)
  Consolidated Non-Cash Charges, less any non cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP; and

  (4)
  any portion of the $63.5 million expense in respect of the Commission and NYSE Settlement paid or accrued during such period.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (a)
  the Incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

  (b)
  any Asset Sales, any disposition of assets excluded from the definition of Asset Sale pursuant to clause (3) thereof or any Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period, provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale, other disposition or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly Incurred or otherwise assumed such guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio:"

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (2)
  if interest on any Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

  (3)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to the Company, for any period, the sum, without duplication, of:

  (a)
  Consolidated Interest Expense; plus

  (b)
  the product of:

  (1)
  the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock and dividends paid on or accrued in respect of shares of the Company's Series B preferred stock outstanding as of the Issue Date and repurchased within 120 days thereof) paid, accrued or scheduled to be paid or accrued during such period; and

  (2)
  a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to the Company, for any period, the sum of, without duplication:

  (a)
  the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP including, without limitation, whether or not constituting interest expense in accordance with GAAP:

  (1)
  any amortization of debt discount;

  (2)
  the net costs under Interest Swap Obligations;

  (3)
  all capitalized interest; and

  (4)
  the interest portion of any deferred payment obligation.

  (b)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

  (a)
  after-tax gains (but not losses) from Asset Sales or reserves relating thereto;

  (b)
  extraordinary gains or losses;

  (c)
  for purposes of calculating Consolidated Net Income pursuant to clause (3) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments" only, the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

  (d)
  the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the relevant time permitted by a contract, operation of law or otherwise;

  (e)
  any increase (but not decrease) in net income attributable to minority interests in Restricted Subsidiaries;

  (f)
  the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

  (g)
  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

  (h)
  any gains or losses on early extinguishment of Indebtedness;

  (i)
  the net after-tax effect of impairment charges related to intangible assets;

  (j)
  in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, for purposes of calculating Consolidated Net Income pursuant to clause (3) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments' only, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

  (k)
  the cumulative effect of changes in accounting principles.

        "Consolidated Non-Cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge that requires an accrual of or a reserve for cash charges for any future period).

        "Covenant Defeasance" has the meaning set forth under "—Legal Defeasance and Covenant Defeasance."

        "Credit Agreement" means the Amended and Restated Credit Agreement between LaBranche and The Bank of New York, dated October 31, 2002, as amended, or any replacement or successor credit agreement on substantially the same terms as such credit agreement.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

        "Designation" has the meaning set forth under "Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries."

        "Designation Amount" has the meaning set forth under "—Certain Covenants—Limitations on Designations of Unrestricted Subsidiaries."

        "Disqualified Capital Stock" means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable, or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the 91st day after the final maturity date of the 2012 exchange notes, or in the event that the 2012 exchange notes are no longer outstanding, the final maturity date of the 2009 exchange notes.

        "Equity Incentive Plan" means the LaBranche & Co Inc. Equity Incentive Plan as in effect on the Issue Date or as amended from time to time as approved by a majority of the disinterested members of the Board of Directors (or a majority of the disinterested members of a committee thereof).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

        "Event of Default" has the meaning set forth under "—Events of Default."

        "Excess Proceeds" means the amount by which the net cash proceeds from the sale of the outstanding 2009 senior notes and 2012 senior notes exceeds the sum of (i) the aggregate principal amount of the 2004 notes and the 2007 notes repurchased by the Company pursuant to the offer to purchase and consent solicitation dated April 5, 2004, (ii) the accrued and unpaid interest on such notes to the date of repurchase, (iii) the amount of the premium paid to the holders of such notes in connection with such repurchase and solicitation and (iv) the amount of the actual expenses incurred by the Company in connection with such repurchase and solicitation.

        "Excess Proceeds Offer" has the meaning set forth under "Excess Proceeds Offer."

        "Excess Proceeds Offer Amount" has the meaning set forth under "Excess Proceeds Offer."

        "Excess Proceeds Offer Payment Date" has the meaning set forth under "Excess Proceeds Offer."

        "Excess Proceeds Offer Trigger Date" has the meaning set forth under "Excess Proceeds Offer."

        "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

        "Holders" has the meaning set forth under "—Principal, Maturity and Interest."

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable, contingently or otherwise, in respect of such Indebtedness or other obligation on the balance sheet of such Person. Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

        "Indebtedness" means, with respect to any Person, without duplication:

  (a)
  all Obligations of such Person for borrowed money;

  (b)
  all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (c)
  all Capitalized Lease Obligations of such Person;

  (d)
  all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

  (e)
  all letters of credit, banker's acceptances or similar credit transactions (including any Obligations for reimbursement in respect thereof);

  (f)
  guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (a) through (e) above and clause (h) below;

  (g)
  all Obligations of any other Person of the type referred to in clauses (a) through (e) that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

  (h)
  all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

  (i)
  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        Notwithstanding anything to the contrary herein, "Indebtedness" shall not include any overnight borrowings of money by the Company or any Restricted Subsidiary Incurred in connection with the lending of Investment Securities which does not constitute Indebtedness under GAAP.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        "Independent Financial Advisor" means a qualified accounting, appraisal or investment banking firm of national standing that does not, and whose directors, officers, employees and Affiliates do not, have a direct or indirect financial interest in the Company.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person:

  (a)
  any direct or indirect advance, loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others); or

  (b)
  any purchase or acquisition by such Person of any Capital Stock (or warrants, rights or options to purchase Capital Stock), bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person.

        "Investment" shall exclude extensions of credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal practices of the Company or such Restricted Subsidiary, as the case may be, in the ordinary course of its specialist, market making, clearing and related businesses, including, without limitation, margin loans made by the Company and the Restricted Subsidiaries to any Person in the ordinary course of the Company's or such Restricted Subsidiary's business, which margin loans at the time extended are fully secured by marketable securities of such Person. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the "Referent Subsidiary") such that, after giving effect to any such sale or disposition the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

        "Investment Securities" means marketable securities of a Person (other than an Affiliate or joint venture of the Company or any Restricted Subsidiary), futures contracts on marketable securities and spot currencies used for the hedging of marketable securities purchased, borrowed, sold, loaned or pledged by the Company or any of its Restricted Subsidiaries in the ordinary course of its specialist, market making, clearing or related businesses.

        "Issue Date" means the first date of issuance of the 2009 senior notes and 2012 senior notes.

        "LaBranche" means LaBranche & Co. LLC, a New York limited liability company, or any other wholly owned Subsidiary of the Company registered as a broker dealer under the Exchange Act which succeeds to the business of LaBranche & Co. LLC.

        "Legal Defeasance" has the meaning set forth under "—Legal Defeasance and Covenant Defeasance."

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature hereof and any agreement to give any security interest).

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

  (a)
  reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

  (b)
  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

  (c)
  repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale; and

  (d)
  appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Net Proceeds Offer" has the meaning set forth under "—Certain Covenants—Limitation on Asset Sales."

        "Net Proceeds Offer Amount" has the meaning set forth under "—Certain Covenants—Limitation on Asset Sales."

        "Net Proceeds Offer Payment Date" has the meaning set forth under "—Certain Covenants—Limitation on Asset Sales."

        "Net Proceeds Offer Trigger Date" has the meaning set forth under "—Certain Covenants—Limitation on Asset Sales."

        "NYSE" means the New York Stock Exchange, Inc. or any successor operator of the New York Stock Exchange.

        "NYSE Net Capital" means, at any time, the "net capital" of LaBranche computed in accordance with Rule 326(a) of the NYSE (or any successor provision).

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other amounts payable under the documentation governing any Indebtedness.

        "Permitted Holders" means:

  (a)
  individually or a combination of any of the following individuals: George M.L. LaBranche, IV, James G. Gallagher or Alfred O. Hayward, Jr.;

  (b)
  a spouse of any of the Persons referred to in clause (a) or any of his or her lineal descendants;

  (c)
  the trustee(s) of any trust established solely for any of the Persons referred to in clause (a) or (b);

  (d)
  any organization to which contributions by any of the Persons referred to in a clause (a), (b) or (c) are deductible for federal income, estate or gift tax purposes or any split interest trust described in Section 4947 of the Internal Revenue Code of 1986, as amended, provided that, in each case, such Person is a trustee or a member of the board of directors, trustees or other governing body or group having the ultimate authority, inter alia, to vote, dispose or direct the voting or disposition of Capital Stock of the Company held by such Person; and

  (e)
  a corporation of which a majority of the voting power of its outstanding Capital Stock is beneficially owned by, or a partnership or limited liability company of which a majority of the partnership or limited liability company interests entitled to vote and participate in the management of the partnership or limited liability company are beneficially owned by, a Person described in clause (a), (b), (c) or (d).

        "Permitted Indebtedness" means, without duplication, each of the following:

  (a)
  Indebtedness under the 2009 senior notes and 2012 senior notes (including exchange notes issued therefor);

  (b)
  Indebtedness of the Company and the Restricted Subsidiaries Incurred pursuant to the Credit Agreement and any other working capital facilities to be used for similar purposes in an amount not to exceed 70% of the market value of the Investment Securities securing such facilities constituting securities listed on any national securities exchange or quoted on any automated inter dealer quotation system, less the amount of any permanent prepayments or reductions of commitments in respect of any such Indebtedness made pursuant to "—Certain Covenants—Limitation on Asset Sales;"

  (c)
  Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date (excluding Indebtedness under the Credit Agreement) reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

  (d)
  Permitted Subordinated Indebtedness Incurred after the Issue Date not to exceed $50.0 million at any one time outstanding;

  (e)
  Interest Swap Obligations of the Company covering Indebtedness of the Company and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness Incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

  (f)
  Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (g)
  Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary for so long as the Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such Indebtedness shall be deemed to be Incurred on such date and not to constitute Permitted Indebtedness under this clause (g);

  (h)
  Indebtedness of the Company to a Restricted Subsidiary, provided that:

  (1)
  any Indebtedness of the Company to any Restricted Subsidiary is subordinate in right of payment to the exchange notes, and

  (2)
  if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the date of Incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

  (i)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar installment inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

  (j)
  Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

  (k)
  Refinancing Indebtedness;

  (l)
  Purchase Money Indebtedness and Capitalized Lease Obligations (and any Indebtedness Incurred to Refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) of the Company or any Restricted Subsidiary not to exceed $20.0 million at any one time outstanding;

  (m)
  additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $15.0 million at any one time outstanding; and

  (n)
  Indebtedness or other obligations of the Company or any Restricted Subsidiary (excluding Indebtedness under the Credit Agreement) Incurred in the ordinary course of the Company's or such Restricted Subsidiary's specialist, market making, clearing or related businesses and for the sole purpose of purchasing, lending, borrowing, selling or carrying Investment Securities; provided, that the amount of any such Indebtedness or other obligations does not exceed 100% of the fair market value of (i) the assets, including cash, securing such Indebtedness or other obligations, or (ii) the assets offsetting or hedging against such Indebtedness or other obligations.

        "Permitted Investments" means:

  (a)
  Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

  (b)
  Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinate in right of payment to the exchange notes;

  (c)
  Investments in cash and Cash Equivalents;

  (d)
  loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any time outstanding in the aggregate;

  (e)
  Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with the Indenture;

  (f)
  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

  (g)
  Investments made by the Company or the Restricted Subsidiaries as a result of noncash consideration received in connection with an Asset Sale made in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales;"

  (h)
  Investments in Investment Securities (including borrowings or loans of Investment Securities) in the ordinary course of business of the Company and its Restricted Subsidiaries; or

  (i)
  additional Investments not to exceed $10.0 million at any one time outstanding in the aggregate.

        "Permitted Liens" means the following types of Liens:

  (a)
  Liens for taxes, assessments or governmental charges or claims either:

  (1)
  not delinquent, or

  (2)
  contested in good faith by appropriate proceedings and as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (b)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title, in each case arising in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (c)
  Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (d)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (e)
  easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any Restricted Subsidiary;

  (f)
  any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

  (g)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (h)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (i)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

  (j)
  leases or subleases in respect of real property or equipment granted to others not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

  (k)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

  (l)
  normal and customary rights of setoff upon deposits of cash in favor of banks or other financial institutions.

        "Permitted Subordinated Indebtedness" means Indebtedness of the Company Incurred at a time when no Default or Event of Default has occurred and is continuing:

  (a)
  which matures at least 91 days after the final maturity date for the 2012 exchange notes (unless such exchange notes are no longer outstanding, in which case after the final maturity date for the 2009 exchange notes) and is not prior to that time:

  (1)
  mandatorily redeemable, or

  (2)
  exchangeable for Indebtedness other than Permitted Subordinated Indebtedness pursuant to a sinking fund obligation or otherwise or upon the occurrence of any event;

  (b)
  which has a Weighted Average Life to Maturity greater than that of the 2012 senior notes, including the 2012 exchange notes issued in exchange therefor (unless such 2012 senior notes or 2012 exchange notes are no longer outstanding, in which case has a Weighted Average Life to Maturity greater than that of the 2009 senior notes or 2009 exchange notes);

  (c)
  which is subordinate in right of payment to the exchange notes with payment blockage rights in favor of the Holders of the exchange notes as set forth in the indenture; and

  (d)
  the proceeds of which are loaned by the Company to a Restricted Subsidiary that is a broker dealer pursuant to clause (g) of the definition of Permitted Indebtedness and a subordinated loan agreement (as defined in Appendix D to Rule 15c3-1) for use by a Restricted Subsidiary that is a broker dealer for net capital purposes and properly accounted for by a Restricted Subsidiary that is a broker dealer as Commission Net Capital and NYSE Net Capital; provided that any subordination of the loan by the Company will apply only to the extent required to permit the loan to qualify as Commission Net Capital and NYSE Net Capital.

        "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint or a governmental agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement (other than a registration statement filed on Form S-4 or S-8) filed with the Commission in accordance with the Securities Act.

        "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Redemption Date" has the meaning set forth under "Optional Redemption."

        "Reference Date" has the meaning set forth under "—Certain Covenants—Limitation on Restricted Payments."

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness Incurred in accordance with "Certain Covenants—Limitation on the Incurrence of Additional Indebtedness" (other than Permitted Indebtedness) or clause (a) or (c) of the definition of "Permitted Indebtedness," in each case that does not:

  (a)
  result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium reasonably necessary to Refinance such Indebtedness and plus the amount of reasonable expenses Incurred by the Company in connection with such Refinancing); or

  (b)
  create Indebtedness with:

  (1)
  a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, or

  (2)
  a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

  provided that if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company; and provided further that if the Indebtedness being Refinanced is subordinated in right of payment to the exchange notes, then such Refinancing Indebtedness shall be subordinated in right of payment to the exchange notes at least to the same extent as the Indebtedness being Refinanced.

        "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date by and among the Company and Credit Suisse First Boston LLC as Initial Purchaser.

        "Replacement Assets" means assets and property that will be used in the business of the Company and/or its Restricted Subsidiaries as such business is then being conducted (including Capital Stock of a Person that becomes a Wholly Owned Restricted Subsidiary).

        "Restricted Payment" has the meaning set forth under "—Certain Covenants—Limitations on Restricted Payments."

        "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "—Certain Covenants—Limitations on Designations of Unrestricted Subsidiaries." Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

        "Revocation" has the meaning set forth under "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries."

        "Rule 15c3-1" means Rule 15c3-1 under the Exchange Act (or any successor provision).

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

        "SIPA" means the Securities Investor Protection Act of 1970, as amended, or any successor statute or statutes thereto, and the rules and regulations promulgated thereunder.

        "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Section 1.02(w) of Regulation S-X under the Securities Act as in effect on the Issue Date, except that all references to 10% in Section 1.02(w) shall be changed to 5%.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subsidiary" means, with respect to any Person:

  (a)
  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

  (b)
  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Surviving Entity" has the meaning set forth under "—Certain Covenants—Merger, Consolidation and Sale of Assets."

        "TIA" means the Trust Indenture Act of 1939 as in effect on the date of the Indenture.

        "Transaction Date" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (a)
  the then outstanding aggregate principal amount of such Indebtedness into

  (b)
  the sum of the total of the products obtained by multiplying:

  (1)
  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

  (c)
  the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Subsidiary not organized under the laws of a State of the United States, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned directly or indirectly by the Company or any Wholly Owned Restricted Subsidiary.

Book-Entry; Delivery and Form

        The exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Exchange notes will be issued only upon surrender of the outstanding senior notes for which the exchange notes are issuable.

        Exchange notes of each series initially will be represented by a single permanent global certificate (which may be subdivided) in definitive, fully registered form without interest coupons (collectively, the "Global Notes").

        The Global Notes will be deposited upon issuance with the Trustee as custodian for the DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear System ("Euroclear") or Clearstream Banking, S.A. ("Clearstream"), as described below under "Depositary Procedures."

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for exchange notes in certificated form except in the limited circumstances described below under "—Exchange of Book-Entry Notes for Certificated Exchange Notes."

Depositary Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the systems or their participants directly to discuss these matters.

        DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC's records reflect only the identity of Participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        Pursuant to procedures established by DTC:

  •
  upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

  •
  ownership of such interests in the Global Notes will be maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are Participants or Indirect Participants in such system. Euroclear and Clearstream will hold interests in the exchange notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank, S.A./

N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. The depositaries, in turn, will hold interests in the exchange in customers' securities accounts in the depositaries' names on the books of DTC.

        All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of beneficial owners of interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the exchange notes, see "—Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes."

        Except as described below, owners of interests in the Global Notes will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

        Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee (or the paying agent if other than the Trustee) to DTC in its capacity as the registered holder under the Indenture. The Company and the Trustee will treat the persons in whose names the exchange notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee or any agent of the Company or the Trustee has or will have any responsibility or liability for:

  •
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  •
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the exchange notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

        Subject to the transfer restrictions described under "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to the transfer restrictions described under "Notice to Investors," cross market transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries. Cross market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        DTC has advised the Company that it will take any action permitted to be taken by a Holder of exchange notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes

        The Global Notes of each series are exchangeable for certificated exchange notes of such series in definitive, fully registered form without interest coupons ("Certificated Notes") only in the following limited circumstances:

  •
  DTC (1) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes of each series and the Company fails to appoint a successor depositary within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act,

  •
  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the exchange notes of such series in the form of Certificated Notes, or

  •
  if there shall have occurred and be continuing an Event of Default with respect to the exchange notes of such series.

        In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless the Company determines otherwise in accordance with the Indenture and in compliance with applicable law.

Transfers Within and Between Global Notes

        Through and including the 40th day after the later of the commencement of the offering of the exchange notes and the closing of the offering (the "40-day Period"), beneficial interests in a Regulation S Global Note may be transferred to a person who takes delivery in the form of an interest in a Rule 144A Global Note only if such transfer is made pursuant to Rule 144A and the transferor first delivers to the Trustee a certificate (in the form provided in the Indenture) to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

        Beneficial interests in a Rule 144A Global Note may be transferred to a person who takes delivery in the form of a beneficial interest in a Regulation S Global Note only upon receipt by the Trustee of a written certification (in the form provided in the Indenture) from the transferor to the effect that such transfer is being made in accordance with Regulation S or Rule 144A under the Securities Act (if available).

        Transfers of beneficial interests within a Global Note may be made without delivery of any written certification or other documentation from the transferor or the transferee.

        Transfers of beneficial interests in a Regulation S Global Note for beneficial interests in a Rule 144A Global Note or vice versa will be effected by DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

Registration Rights Exchange Offer; Registration Rights

        We entered the Registration Rights Agreement on May 4, 2004. In the Registration Rights Agreement, we agreed to file the exchange offer registration statement, of which this prospectus forms a part (the "Exchange Offer Registration Statement"), with the SEC within 90 days of the Issue Date, and use our reasonable best efforts to have it declared effective within 180 days of the Issue Date. We also agreed to use our reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and to keep the exchange offer open for a period of not less than 30 days. Pursuant to the exchange offer, certain Holders of 2009 senior notes and 2012 senior notes that constitute Transfer Restricted Securities (as defined below) may exchange their Transfer Restricted Securities for registered exchange notes. To participate in the exchange offer, each Holder must represent that it is not an affiliate of the Company, it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes that are issued in the exchange offer, and that it is acquiring the exchange notes in its ordinary course of business.

        If (i) the exchange offer is not permitted by applicable law or Commission policy, (ii) the exchange offer is not consummated by the 210th day after the Issue Date, (iii) the Initial Purchaser notifies us following consummation of the registered exchange offer that senior notes held by it are not eligible to be exchanged for exchange notes in the exchange offer, or (iv) any Holders are prohibted by law or Commission policy from participating the exchange offer or may not resell the exchange notes acquired by them in the exchange offer to the public without delivering a prospectus, then we will file with the Commission a shelf registration statement (a "Shelf Registration Statement") to register for public resale the Transfer Restricted Securities held by any such Holder who provides the Company with certain information for inclusion in the Shelf Registration Statement.

        For the purposes of the Registration Rights Agreement, a "Transfer Restricted Security" means each outstanding senior note until the earliest on the date of which (i) such note is exchanged in the exchange offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such note has been disposed of in accordance with the Shelf Registration Statement, (iii) such note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (iv) such note is distributed to the public pursuant to Rule 144AS under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

        The Registration Rights Agreement provides that (i) if we fail to file an Exchange Offer Registration Statement with the Commission on or prior to the 90th day after the Issue Date, (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 180th day after the Issue Date, (iii) if the exchange offer is not consummated on or before the 210th day after the Issue Date, (iv) if obligated to file the Shelf Registration Statement and the Shelf Registration Statement has not been declared effective by the Commission on or prior to the 180th day after such filing obligation arises or (v) subject to certain exceptions described in the next paragraph, if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable (each, a "Registration Default"), we agree to pay additional cash interest on the senior notes of each series in an amount equal to 0.25% per annum of the principal amount notes held by such Holder for the first 90 day period immediately following the occurrence of such Registration Default. The amount of the additional interest in the case of notes of each series will increase by an additional 0.25% per annum of the principal amount of notes with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum rate per year of 1.0%. We shall not be required to pay additional interest for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of additional interest will cease.

DESCRIPTION OF OTHER INDEBTEDNESS

        The following summarizes the principal terms of our other indebtedness. Copies of the material agreements relating to the other existing indebtedness have been filed with the SEC and the description below is qualified in its entirety by reference to the agreements. See "Where You Can Find More Information."

The 2004 Notes and the 2007 Notes

        Our indebtedness includes $6.9 million aggregate principal amount of 2004 notes issued on August 24, 1999, which bear interest at a rate of 9.5% annually and mature on August 15, 2004, and $13.6 million aggregate principal amount of 2007 notes issued on March 2, 2000, which bear interest at a rate of 12.0% annually and mature in March 2007. We pay interest on the 2004 notes and the 2007 notes on February 15 and August 15 of each year.

        The 2004 notes are senior obligations of LaBranche & Co Inc. and rank equally with our existing and future other unsecured senior indebtedness. They rank senior in right of payment to all of our current and future subordinated indebtedness for borrowed money, except existing and future secured indebtedness to the extent of the assets securing such indebtedness. The 2004 notes are effectively subordinated to the outstanding indebtedness of our existing subsidiaries. The 2004 notes rank equally with the exchange notes.

        The 2007 notes are senior subordinated obligations of LaBranche & Co Inc. and are subordinated to all of our existing and future other unsecured indebtedness unless such other indebtedness, by its terms, provides that it ranks equally with, or subordinate to, the 2007 notes. The 2007 notes, therefore, are subordinated to the 2004 notes and the senior notes (and exchange notes issued in exchange thereof) and effectively subordinated to the outstanding indebtedness of our existing subsidiaries, and the 2007 notes will be subordinated to the exchange notes.

        Each of the 2004 notes and the 2007 notes were issued under a separate indenture with U.S. Bank National Association, the successor in interest to Firstar Bank, N.A. In connection with the refinancing of our indebtedness in May 2004, the indentures governing each of the 2004 notes and the 2007 notes were stripped of substantially all of the restrictive covenants, events of defaults and related provisions and replaced with a supplemental indenture. Under the terms of the supplemental indenture governing each of the 2004 notes and the 2007 notes, if we sell substantially all our assets or experience specific kinds of changes of control, we must offer to repurchase the 2004 notes and the 2007 notes at a price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

        The 2004 notes are redeemable, at our option at any time, in whole or in part, at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption, plus a make-whole premium. The 2007 notes, by their terms, are not redeemable by us at any time.

        The 2007 notes also require us, within 150 days after the end of each fiscal year, to offer to redeem from all holders of the 2007 Notes a principal amount equal to our Excess Cash Flow, as defined, at a price equal to 103.0% of the principal amount being offered for purchase plus accrued and unpaid interest, if any, to the date of redemption. Each holder is entitled to be offered his or her pro rata share based upon its ownership percentage of the outstanding 2007 notes. An Excess Cash Flow offer is not required to be made for any fiscal year if the amount of such offer would be less than $5.0 million. Excess Cash Flow is defined for this purpose as 40.0% of the amount by which our consolidated EBITDA exceeds the sum of our interest expense, tax expense, increase in net capital or NLA requirements, capital expenditures, any cash amounts related to acquisitions of NYSE specialists or any cash payments related to our payment at maturity of the principal amount of our existing or certain other indebtedness.

LaBranche & Co. LLC's Credit Agreement

        In October 2003, LaBranche & Co. LLC extended its $200.0 million credit agreement with a bank to October 29, 2004 on the same terms and conditions as the expiring agreement. The credit agreement may be extended by LaBranche & Co. LLC, subject to the bank's approval, for additional one-year terms by giving written notice to the bank at least 30 days prior to the then-current scheduled termination date. Amounts outstanding under the credit agreement would be secured by our inventory of specialist stocks and bear interest at the bank's broker loan rate. This credit agreement can only be used to finance inventory requirements at LaBranche & Co. LLC. To date, LaBranche & Co. LLC has not used this credit agreement. In order to maintain the availability of funds under this credit agreement, LaBranche & Co. LLC must comply with certain financial and other covenants.

        The credit agreement also restricts LaBranche & Co. LLC's ability to incur additional indebtedness, including guarantees, and certain mortgages or other encumbrances on the assets pledged under the credit agreement.

LaBranche & Co. LLC's Subordinated Debt

        LaBranche & Co. LLC has outstanding unsecured senior subordinated notes in the aggregate principal amounts of $12.0 million. These notes were originally issued in the aggregate principal amount of $15.0 million, but, in accordance with the terms thereof, $3.0 million in principal amount must be repaid on June 3 of each of 2004, 2005, 2006, 2007 and 2008. We repaid $3.0 million in accordance with these terms in June 2004. These notes mature on June 3, 2008 and bear interest, payable quarterly at an annual rate of 7.7%. LaBranche & Co. LLC may prepay, at a premium, all or any part of such senior subordinated notes at any time, provided that the amount prepaid is not less than 5.0% of the aggregate principal amount of such senior subordinated notes then outstanding.

        Upon the occurrence of a change of control, LaBranche & Co. LLC may, but is not required to, make one irrevocable separate offer to each holder of such senior subordinated notes to prepay all of the senior subordinated notes then held by that holder. The occurrence of a change of control also constitutes an event of acceleration under the senior subordinated notes.

        Among other things, the agreements relating to such senior subordinated notes, as amended, require that LaBranche & Co. LLC comply with certain covenants, including covenants that:

  •
  restrict the type of businesses in which it may engage;

  •
  require its net capital to be at least 150% of the net capital required by the NYSE or the SEC, and its adjusted partners' capital to be at least $40.0 million; and

  •
  prohibit it from making certain cash distributions and other restricted payments.

        A failure to make timely payments of principal and/or interest on such senior subordinated notes or the occurrence of certain other events may result in a default under, or an acceleration of, such senior subordinated notes. These events include:

  •
  the Securities Investor Protection Corporation makes an application stating that the customers of LaBranche & Co. LLC are in need of protection under the Securities Investor Protection Act, and the application is not dismissed within 30 days;

  •
  the SEC revokes the registration of LaBranche & Co. LLC as a broker-dealer;

  •
  the NYSE suspends the status of LaBranche & Co. LLC as a member organization; and

  •
  LaBranche & Co. LLC fails to meet its net capital requirements.

Other Indebtedness

        LaBranche & Co. LLC is a party to a number of separate cash subordinated loan agreements under which it has indebtedness approved by the NYSE for inclusion as net capital. These cash subordinated loan agreements represent junior subordinated debt of LaBranche & Co. LLC. As of June 30, 2004, the aggregate principal amount of such subordinated indebtedness was approximately $5.3 million. This debt bears interest, payable quarterly, at an annual rate of 10.0%. LaBranche & Co. LLC has the option to prepay all or a portion of this indebtedness, subject to the approval of the NYSE and the application of regulatory net capital requirements. This indebtedness generally matures one year after issuance, but has automatic rollover provisions pursuant to which each scheduled maturity date will be extended for an additional year, unless the lender gives LaBranche & Co. LLC seven months' advance notice that the maturity date will not be extended.

        We also currently have $10.0 million aggregate principal amount of indebtedness outstanding, which consists of one note for $2.0 million, maturing in June 2005 and bears interest at an annual rate of 8.0%, and eight separate notes, each of which are in the principal amount of $1.0 million, maturing in August 2007 and bearing interest at annual rates ranging from 9.0% to 10.0%.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income consequences relevant to (i) the exchange of the outstanding senior notes for the exchange notes pursuant to the exchange offer and (ii) the purchase, ownership and disposition of the exchange notes as of the date hereof. This summary is for general information only and is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury Regulations, published rulings, administrative pronouncements and court decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations at any time and in some circumstances with retroactive effect. This summary does not consider the effects of any foreign, state, local or other tax laws. This summary does not address tax consequences applicable to holders that may be subject to special tax rules, such as financial institutions, tax-exempt organizations, certain expatriates, pension funds, insurance companies, dealers in securities or foreign currencies, holders that hold the outstanding senior notes or the exchange notes, as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction for tax purposes, persons who hold the outstanding senior notes or the exchange notes through a partnership or other pass through entity, or persons that have a "functional currency" other than the U.S. dollar (except as disclosed below under "Tax Consequences to Non-U.S. Holders"). This summary discusses the tax consequences applicable only to persons who hold the outstanding senior notes or the exchange notes as "capital assets" within the meaning of Section 1221 of the Code. In addition, this summary does not address special rules that may apply to certain Non-U.S. Holders (as defined below), such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies," that are subject to special treatment under the Code. Holders of the notes are urged to consult their own tax advisors as to the United States federal income tax consequences of exchanging their outstanding senior notes for exchange notes pursuant to the exchange offer and acquiring, holding and disposing of the exchange notes, as well as the effects of state, local and foreign tax laws.

        As used herein, the term "U.S. Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any of its political subdivisions;

  •
  an estate, the net income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons (as defined in the Code) with authority to control all substantial decisions, or a trust that has a valid election in effect under applicable United States Treasury Regulations to be treated as a U.S. person.

        The term "Non-U.S. Holder" means a holder of a note that not a U.S. Holder. The term "Holder" means a holder of a note that is either a U.S. Holder or a Non-U.S Holder. If a partnership is a beneficial owner of a note, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A partnership that is a beneficial owner of a note, and partners in such partnership, are urged to consult their own tax advisors regarding such partnership's ownership and disposition of the notes.

Exchange Offer

        The issuance of the exchange notes to a Holder of outstanding senior notes pursuant to the terms set forth in this prospectus should not constitute a taxable exchange for United States federal income tax purposes. Consequently, no gain or loss should be recognized by Holders of the outstanding senior notes upon receipt of their exchange notes. For purposes of determining gain or loss upon the subsequent sale or exchange of exchange notes, a Holder's basis in the exchange notes should be the same as his or her basis in the outstanding senior notes exchanged therefor. Holders should be considered to have held the exchange notes from the time of their original acquisition of their senior notes.

Tax Consequences to U.S. Holders

  Interest

        Stated interest on an exchange note generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of accounting for United States federal income tax purposes. Thus, accrual method U.S. Holders will report interest on their exchange notes as it accrues, and cash method U.S. Holders will report interest when it is received or unconditionally made available for receipt.

  Market Discount

        If a U.S. Holder purchased a senior note prior to the exchange offer for an amount that is less than its "revised issue price," the amount of such difference is treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years until maturity (from the date of acquisition). The revised issue price of a senior note for this purpose should be equal to its issue price. If a U.S. Holder exchanges a senior note, with respect to which there is market discount, for an exchange note pursuant to the exchange offer, the market discount applicable to the senior note should carry over to the exchange note so received.

        Under the market discount rules of the Code, a U.S. Holder is required to treat any gain on the sale, exchange, retirement or other taxable disposition of a note as ordinary income to the extent of the accrued market discount that previously has not been included in income. If a U.S. Holder disposes of a note with market discount in certain otherwise nontaxable transactions, such U.S. Holder may be required to include accrued market discount as ordinary income as if the U.S. Holder had sold the note at its then fair market value. In general, market discount accrues on a ratable basis over the remaining term of the note. A U.S. Holder may, however, make an irrevocable election to accrue market discount on a constant yield to maturity basis. A U.S. Holder may elect to include market discount in income currently as it accrues. An election made to include market discount in income as it accrues will apply to all debt instruments that a U.S. Holder acquires on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the Internal Revenue Service.

        A U.S. Holder might be required to defer all or a portion of the interest expense on indebtedness incurred or continued to purchase or carry a note with market discount unless such U.S. Holder has elected to include market discount in income as it accrues.

        The rules governing market discount are complex and U.S. Holders should consult their own tax advisors concerning the application of these rules.

  Amortizable Bond Premium

        In general, if a U.S. Holder purchased an outstanding senior note prior to the exchange offer for an amount in excess of its face amount, such excess will constitute "amortizable bond premium." If a U.S. Holder exchanges a senior note, with respect to which there is bond premium, for an exchange note pursuant to the exchange offer, the bond premium applicable to the senior note should carry over to the exchange note so received. In general, a U.S. Holder may elect to amortize the bond premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year using a constant-yield method over the remaining term of the note (or, if it results in a smaller amount of amortizable premium, until an earlier call date). Under United States Treasury Regulations, the amount of amortizable bond premium that may be deducted in any accrual period is limited to the amount by which a U.S. Holder's total interest inclusions on the note in prior accrual periods exceed the total amount treated as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. Any election to amortize bond premium applies to all taxable debt instruments acquired by a U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

  Sale, Exchange or Other Disposition of the Exchange Notes

        Upon the sale, exchange or other taxable disposition of an exchange note, a U.S. Holder generally will be required to recognize gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition and the U.S. Holder's adjusted tax basis in such exchange note. Subject to the discussion of market discount above, any gain or loss so recognized will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the sale, exchange or other disposition, an exchange note was held for more than one year. For this purpose, the amount realized on the sale, exchange or other disposition of the exchange notes does not include any amount attributable to accrued but unpaid interest, which will be taxable as such unless previously taken into account. A U.S. Holder's adjusted tax basis in an exchange note generally will be the purchase price of such exchange note on the date of purchase, increased by any accrued market discount previously included in income by the U.S. Holder, and decreased by the amount of any amortizable bond premium deducted with respect to such note.

  Backup Withholding and Information Reporting

        A U.S. Holder may be subject to backup withholding (currently at a rate of 28%) with respect to interest paid or accrued on, and gross proceeds from a sale or other disposition of, an exchange note unless the U.S. Holder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable backup withholding rules. A noncorporate U.S. Holder that does not provide us with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Amounts withheld from a U.S. Holder under the backup withholding rules are generally allowable as a credit against the United States federal income tax liability (if any) of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Tax Consequences to Non-U.S. Holders

  Interest

        Subject to the discussion of backup withholding below, payments of interest on an exchange note by us or any of our agents to or on behalf of any Non-U.S. Holder will be treated as "portfolio interest" which is not subject to United States federal income tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder, provided that:

  •
  the Non-U.S. Holder does not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a controlled foreign corporation that is related to us through sufficient stock ownership; and

  •
  either (a) the beneficial owner of the exchange note certifies, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name and address on a properly executed IRS form W-8, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the exchange note on behalf of the beneficial owner certifies to us or our agent under penalties of perjury that it has received IRS Form W-8 or a suitable substitute form from the beneficial owner or from another qualifying intermediary and provides a copy to us or our agent.

        A Non-U.S. Holder that is not exempt from tax under the "portfolio interest" exception generally will be subject to United States federal income tax withholding at a rate of 30% on interest payments with respect to the exchange notes. A Non-U.S. Holder will not be subject to the 30% withholding tax, however, if such Non-U.S. Holder provides (i) a properly executed IRS Form W-8 claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) a properly executed IRS Form W-8ECI stating that interest paid on the exchange notes is not subject to the withholding tax because it is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States.

  Gain on Disposition

        A Non-U.S. Holder will not be subject to United States federal income tax on any capital gain realized on the sale, exchange, retirement at maturity or other taxable disposition of an exchange note, unless:

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met; or

  •
  the gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder, and, if an income tax treaty applies, is generally attributable to a U.S. "permanent establishment" maintained by the Non-U.S. Holder.

  Effectively Connected Income and Gain

        If interest or gain on the disposition of an exchange note is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder, the interest, although exempt from the 30% withholding tax described above, and gain will be subject to the United States federal income tax generally applicable to U.S. persons. In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For this purpose, interest and gain on the disposition of an exchange note will be included in such foreign corporation's effectively connected earnings and profits.

  Backup Withholding and Information Reporting

        In general, subject to the discussion below, under current U.S. Treasury Regulations, backup withholding (currently at a rate of 28%) will not apply to payments made by us or any of our agents, in their capacities as agents, to a Non-U.S. Holder if it has provided the required certification that it is not a United States person within the meaning of the Code, provided that neither we nor our agent has actual knowledge that the holder is a U.S. person. We will report annually to the IRS and to each Non-U.S. Holder any interest that is subject to withholding, that is exempt from U.S. withholding tax based on a tax treaty or that is exempt from U.S. tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

        Payments of principal and interest through a U.S. office of a U.S. or foreign broker will be subject to backup withholding and information reporting unless the broker has in its records documentary evidence that the beneficial owner of the payment is not a U.S. person or is otherwise entitled to an exemption, and other applicable certification requirements are met. Payments of principal and interest through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if such broker is a U.S. person, a controlled foreign corporation for United States federal income tax purposes, a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business, or a foreign partnership with significant U.S. ownership, then information reporting (but not backup withholding) will be required, unless the broker has in its records documentary evidence that the beneficial owner of the payment is not a U.S. person or is otherwise entitled to an exemption, and other applicable certification requirements are met (and the broker has no actual knowledge to the contrary).

        Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder would be allowed as a refund or a credit against the Non-U.S. Holder's United States federal income tax liability, provided the required information is furnished to the IRS.

        THE SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF EXCHANGING THEIR SENIOR NOTES FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER AND OF ACQUIRING, HOLDING AND DISPOSING OF EXCHANGE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding senior notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                         , 2004, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the senior notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding senior notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes will be passed upon for us by Fulbright & Jaworski L.L.P., New York, New York.

EXPERTS

        Our audited financial statements and schedules as of December 31, 2003 and 2002 and for the two years then ended, included in this prospectus have been audited by KPMG LLP as stated in their report, appearing herein. Our audited financial statements and schedules as of December 31, 2001 and for the year then ended, included in this prospectus, have been audited by Arthur Andersen LLP. Arthur Andersen LLP informed us that it will no longer be able to issue written consents to the inclusion of its reports in our registration statements and has not consented to the inclusion of its reports on our financial statements as of and for the year ended December 31, 2001. This limits your ability to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

PART I    FINANCIAL INFORMATION

Item 1.    Financial Statements.

LaBRANCHE & CO INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)
(000's omitted except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$40,445	$60,103	$92,743	$111,906
Commissions	23,725	24,859	49,248	47,375
Net unrealized gain on non-marketable investments	24,683	3	24,348	292
Other	1,849	2,539	4,276	4,565

Total revenues	90,702	87,504	170,615	164,138

EXPENSES:
Employee compensation and related benefits	22,645	25,096	50,436	50,915
Interest	19,336	12,207	31,694	23,928
Exchange, clearing and brokerage fees	9,689	10,936	18,583	21,598
Lease of exchange memberships	3,954	6,186	8,097	12,655
Depreciation and amortization of intangibles	3,051	3,279	6,106	6,589
Exchange memberships impairment	18,327	—	18,327	—
Debt repurchase premium	49,028	—	49,028	—
Other	9,954	7,767	19,985	15,147

Total expenses	135,984	65,471	202,256	130,832

Income (loss) before minority interest and provision (benefit) for income taxes	(45,282)	22,033	(31,641)	33,306
MINORITY INTEREST	195	127	370	127

Income (loss) before provision (benefit) for income taxes	(45,477)	21,906	(32,011)	33,179
PROVISION (BENEFIT) FOR INCOME TAXES	(20,976)	10,316	(15,424)	16,062

Net income (loss)	(24,501)	11,590	(16,587)	17,117
Preferred dividends and discount accretion	1,056	942	2,112	2,109

Net income (loss) applicable to common stockholders	$(25,557)	$10,648	$(18,699)	$15,008

Weighted-average common shares outstanding:
Basic	59,822	59,525	59,814	59,510
Diluted	59,822	60,256	59,814	60,284
Earnings (loss) per share:
Basic	$(0.43)	$0.18	$(0.31)	$0.25
Diluted	$(0.43)	$0.18	$(0.31)	$0.25

The accompanying notes are an integral part of these condensed consolidated statements.

LaBRANCHE & CO INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(UNAUDITED)
(000's omitted except per share data)

	As of
	June 30, 2004	December 31, 2003
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$451,420	$491,885
Cash and securities segregated under federal regulations	3,341	3,959
Securities purchased under agreements to resell	30,000	13,000
Receivable from brokers, dealers and clearing organizations	266,065	142,639
Receivable from customers	5,727	3,434
Securities owned, at market value:
Corporate equities	284,247	265,568
Options	105,365	73,694
Exchange-traded funds	373,515	102,626
U.S. Government obligations	249	—
Commissions receivable	4,721	4,613
Exchange memberships contributed for use, at market value	13,635	15,000
Exchange memberships owned, at adjusted cost (market value of $59,956 and $58,870, respectively)	59,332	77,319
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $9,848 and $8,931, respectively	4,043	4,659
Intangible assets, net of accumulated amortization:
Specialist stock lists	366,392	371,580
Trade name	25,011	25,011
Goodwill	289,593	289,593
Income taxes receivable	30,776	—
Other assets	77,950	75,022

Total assets	$2,391,382	$1,959,602

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Payable to brokers and dealers	$122,345	$45,172
Payable to customers	5,815	9,010
Securities sold, but not yet purchased, at market value:
Corporate equities	383,792	232,942
Options	89,303	67,079
Exchange-traded funds	279,230	115,140
U.S. Government obligations	6,704	—
Accrued compensation	29,168	42,833
Accounts payable and other accrued expenses	23,507	99,844
Income taxes payable	—	8,588
Deferred tax liabilities	172,873	172,846
Short term debt	8,855	101,971
Long term debt	481,529	255,606
Subordinated liabilities:
Exchange memberships contributed for use, at market value	13,635	15,000
Other subordinated indebtedness	17,285	20,285

Total liabilities	1,634,041	1,186,316

Minority interest	370	322

Commitments and contingencies
Preferred stock, Series A, $.01 par value, liquidation value of $1,000 per share; 10,000,000 shares authorized; -0- and 39,186 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	—	38,317
Preferred stock, Series B, $.01 par value, liquidation value of $1,000 per share; 10,000,000 shares authorized; 39,186 and -0- shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	38,665	—
Common stock, $.01 par value, 200,000,000 shares authorized; 59,822,872 and 59,791,036 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	598	598
Additional paid-in capital	685,031	682,816
Retained earnings	32,677	51,374
Unearned compensation	—	(141)

Total stockholders' equity	756,971	772,964

Total liabilities and stockholders' equity	$2,391,382	$1,959,602

The accompanying notes are an integral part of these condensed consolidated statements.

LaBRANCHE & CO INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)
(000's omitted)

	Six Months Ended June 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(16,587)	$17,117
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization of intangibles	6,106	6,589
Amortization of debt issuance costs and bond discount	6,568	1,053
Net unrealized gain on non-marketable investments	(24,348)	(292)
Minority interest in consolidated subsidiary	370	127
Compensation expense related to stock-based compensation	2,357	1,801
Deferred tax provision	28,447	1,153
Exchange memberships impairment	18,327	—
Acceleration of preferred stock discount accretion	—	918
Tax benefit related to employee stock transactions	—	61
Changes in operating assets and liabilities:
Cash and securities segregated under federal regulations	618	(4,934)
Securities purchased under agreements to resell	(17,000)	15,000
Receivable from brokers, dealers and clearing organizations	(123,426)	(78,034)
Receivable from customers	(2,293)	5,906
U. S. Government obligations	—	395,840
Securities owned, at market value:
Corporate equities	(18,679)	(115,254)
Options	(31,672)	1,894
Exchange-traded funds	(270,889)	(212,083)
U.S. Government obligations	(249)	—
Commissions receivable	(108)	(457)
Income taxes receivable	(30,776)	—
Other assets	(11,258)	1,869
Payable to brokers and dealers	77,173	16,250
Payable to customers	(3,195)	(7,949)
Securities sold, but not yet purchased, at market value:
Corporate equities	150,850	181,151
Options	22,224	(8,715)
Exchange-traded funds	164,090	136,880
U.S. Government obligations	6,704	—
Accrued compensation	(13,665)	(15,289)
Accounts payable and other accrued expenses	(78,099)	(1,030)
Income taxes payable	(8,588)	(2,041)

Net cash (used in) provided by operating activities	(166,998)	337,531

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchases of office equipment and leasehold improvements	(302)	(641)
Payments for exchange memberships	(340)	(13)

Net cash (used in) investing activities	(642)	(654)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment to minority interest holder	(322)	—
Proceeds from exercise of stock options	—	216
Payment of common stock dividends	—	(9,523)
Payment of preferred stock dividends	—	(2,745)
Payment for preferred stock buyback	—	(24,650)
Principal payments of subordinated debt	(3,000)	—
Proceeds from issuance of long term debt	460,000	—
Repayment of short term and long term debt	(329,503)	—

Net cash provided by (used in) financing activities	127,175	(36,702)

(Decrease) increase in cash and cash equivalents	(40,465)	300,175

CASH AND CASH EQUIVALENTS, beginning of period	491,885	77,033

CASH AND CASH EQUIVALENTS, end of period	$451,420	$377,208

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
Interest	$29,399	$21,555
Income taxes	$39	$16,193
SUPPLEMENTAL NON-CASH FINANCING AND INVESTING ACTIVITIES:
Net increase in additional paid-in capital related to stock-based awards	$2,357	$2,016

The accompanying notes are an integral part of these condensed consolidated statements.

LaBRANCHE & CO INC. and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.    ORGANIZATION AND DESCRIPTION OF BUSINESS

        The condensed consolidated financial statements include the accounts of LaBranche & Co Inc., a Delaware corporation (the "Holding Company"), and its subsidiaries, LaBranche & Co. LLC, a New York limited liability company ("LaBranche & Co. LLC"), LaBranche Financial Services, Inc., a New York corporation ("LFSI"), LaBranche Structured Products, LLC, a New York limited liability company ("LSP"), LaBranche Structured Products Specialists, LLC, a New York limited liability company ("LSPS"), LABDR Services, Inc., a Delaware corporation ("LABDR"), and LaBranche & Co. B.V., a Netherlands private limited liability company ("BV" and collectively with the Holding Company, LaBranche & Co. LLC, LFSI, LSP, LSPS and LABDR, the "Company"). The Holding Company is the sole member of LaBranche & Co. LLC, LSP and LSPS, the 100% stockholder of LFSI and LABDR, and the sole owner of BV. LaBranche & Co. LLC is a registered broker-dealer and operates primarily as a specialist in equity securities and rights listed on the New York Stock Exchange (the "NYSE") and in equity securities on the American Stock Exchange (the "AMEX"). LFSI is a registered broker-dealer and a member of the NYSE and other exchanges, and provides securities clearing, securities execution and other related services to its own retail customers, customers of introducing brokers and institutional customers, including traders, professional investors and broker-dealers. LFSI also provides direct-access floor brokerage services to institutional customers. LSP is a registered broker-dealer and operates as a specialist in options, Exchange-Traded Funds ("ETFs") and futures on the AMEX, the New York Board of Trade ("NYBOT") and the Philadelphia Stock Exchange ("PHLX") and as a market-marker in options, ETFs and futures on several exchanges. LSPS began operations on July 2, 2004 as a specialist in ETFs traded on the NYSE. LABDR provides disaster recovery services and back-up facilities to other Holding Company subsidiaries. BV represents LaBranche & Co. LLC in European markets and provides client services to LaBranche & Co. LLC's European listed companies.

2.    INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL INFORMATION

        The unaudited interim condensed consolidated financial information as of June 30, 2004 and for the six months ended June 30, 2004 and 2003 is presented in the accompanying condensed consolidated financial statements. The unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial information. The unaudited interim condensed consolidated financial information reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for such periods. Certain prior period amounts have been reclassified to conform to the current period presentation. This unaudited interim condensed consolidated financial information as of June 30, 2004 should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2003 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "2003 10-K") filed with the Securities and Exchange Commission ("SEC") on March 15, 2004. Results of the interim periods are not necessarily indicative of results to be obtained for a full fiscal year.

3.    DEBT EXTINGUISHMENT AND REFINANCING

        On April 5, 2004, the Company offered to repurchase for cash all of its outstanding $100.0 million aggregate principal amount of 9.5% senior notes due 2004 (the "2004 Notes") and $250.0 million aggregate principal amount of 12.0% senior subordinated notes due 2007 (the "2007 Notes" and, together with the 2004 Notes, the "Old Notes") in connection with a refinancing of its indebtedness. In conjunction with the offer, the Company also solicited consents of the registered holders of the Old Notes to eliminate substantially all of the restrictive covenants, certain events of default and related provisions contained in the indentures governing the Old Notes. The Company received the requisite number of consents to these changes in the indentures governing the Old Notes by the applicable expiration date, April 19, 2004. On May 18, 2004, the offer was completed, and the Company purchased and extinguished approximately $93.1 million aggregate principal amount of the 2004 Notes and $236.4 million aggregate principal amount of the 2007 Notes. The aggregate purchase price paid by the Company for the Old Notes was approximately $386.9 million, which included the purchase price, the premium and consent payments of approximately $49.0 million, and accrued but unpaid interest on the Old Notes up to, but not including, the settlement date. Upon completion of the offer, the indentures governing the remaining outstanding Old Notes were stripped of substantially all restrictive covenants, certain events of default and other related provisions.

        In order to fund the repurchase of the Old Notes, the Company offered and sold $460.0 million in aggregate principal amount of new senior notes (collectively, the "New Notes") to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States pursuant to Regulation S under the Securities Act. The New Notes consist of 9.5% senior notes due 2009 in the aggregate principal amount of $200.0 million (the "2009 Senior Notes") and 11.0% senior notes due 2012 in the aggregate principal amount of $260.0 million (the "2012 Senior Notes"). The indenture governing the New Notes contains provisions substantially similar to those of the indenture that governed the Old Notes prior to their amendment. For a more complete description of the restrictive covenants in the indenture governing the New Notes, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

4.    EXCHANGE MEMBERSHIPS

        In June 2004, the Company recognized a pre-tax other-than-temporary impairment charge of approximately $18.3 million to reflect a reduction in the carrying value of its NYSE memberships based on management's estimate of their fair value at June 30, 2004. As part of its assessment of the other-than-temporary impairment of these assets, management of the Company considered and evaluated various financial and economic factors directly affecting both the equity securities market as a whole and the specialist industry in particular, including recent sales of NYSE memberships, historical trends of sales and lease prices of NYSE memberships, the current condition of the NYSE market structure and legal and regulatory developments affecting the NYSE market structure.

        Of the total $18.3 million other-than-temporary impairment charge of exchange memberships, approximately $16.3 million was attributed to the Company's Specialist reporting unit and approximately $2.0 million was attributed to the Company's Execution and Clearing reporting unit.

5.    NON-MARKETABLE SECURITIES

        For the quarter ended June 30, 2004, the Company recognized a pre-tax unrealized gain of approximately $24.6 million to reflect an increase in the carrying value of its principal non-marketable investment. The adjustment to the fair value of this investment, which reflects a 20% discount relating to escrowed funds, was based on the purchase price contracted by a major financial institution for all of the investee's outstanding common stock and common stock equivalents. Non-marketable securities are included in Other Assets on the accompanying condensed consolidated statements of financial condition as of June 30, 2004 and 2003.

6.    INCOME TAXES

        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of tax benefits or expenses based on the estimated future tax effects of temporary differences between the financial statement and tax bases of its assets and liabilities. Deferred tax assets and liabilities primarily relate to unrealized gains and losses on non-marketable investments, stock-based compensation, other compensation accruals, amortization periods of certain intangibles and differences between the financial statement and tax bases of assets acquired.

        The components of the provision (benefit) for income taxes reflected on the condensed consolidated statements of operations are set forth below (000's omitted):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Current federal, state and local taxes	$(42,745)	$10,813	$(43,871)	$14,909
Deferred tax provision (benefit)	21,769	(497)	28,447	1,153

Total provision (benefit) for income taxes	$(20,976)	$10,316	$(15,424)	$16,062

7.    CAPITAL AND NET LIQUID ASSET REQUIREMENTS

        LaBranche & Co. LLC, as a specialist and member of the NYSE and AMEX, is subject to the provisions of SEC Rule 15c3-1, as adopted and administered by the SEC, NYSE and AMEX. LaBranche & Co. LLC is required to maintain minimum net capital, as defined, equivalent to the greater of $100,000 or 1/15 of aggregate indebtedness, as defined.

        As of June 30, 2004 and December 31, 2003, LaBranche & Co. LLC's net capital, as defined under SEC Rule 15c3-1, was $455.5 million and $408.7 million, respectively, which exceeded the minimum requirements by $453.7 million and $403.1 million, respectively. LaBranche & Co. LLC's aggregate indebtedness to net capital ratio on those dates was .06 to 1 and .21 to 1, respectively.

        The NYSE generally requires its specialist firms to maintain a minimum dollar regulatory capital amount in order to establish that they can meet, with their own net liquid assets, their position requirement.

        As of June 30, 2004 and December 31, 2003, the Company's specialist subsidiary, LaBranche & Co. LLC's NYSE minimum required dollar amount of net liquid assets, as defined, was $446.0 million, compared to actual net liquid assets, as defined, of $455.2 million and $473.0 million, respectively.

        The AMEX generally requires its equity specialist firms to maintain a cash or liquid asset position of the greater of (a) $1.0 million or (b) an amount sufficient to assume a position of sixty trading units of each security in which the equity specialist is registered. As of June 30, 2004, LaBranche & Co. LLC satisfied the AMEX equity specialist liquid asset requirements.

        As a registered broker-dealer and member firm of the NYSE, LFSI is also subject to SEC Rule 15c3-1, as adopted and administered by the SEC and the NYSE. Under the alternative method permitted by this rule, the minimum required net capital is equal to the greater of $1.5 million or 2% of aggregate debit items, as defined. As of June 30, 2004 and December 31, 2003, LFSI's net capital, as defined, was $10.1 million and $14.4 million, respectively, which exceeded minimum requirements by $8.6 million and $12.9 million, respectively.

        As a clearing broker-dealer, LFSI has elected to compute a reserve requirement for Proprietary Accounts of Introducing Broker-Dealers ("PAIB Calculation"), as defined. The PAIB Calculation is computed in order for correspondent firms to classify their assets held by LFSI as allowable assets in the correspondents' net capital calculation. At June 30, 2004 and December 31, 2003, the reserve requirement was approximately $2.1 million and $2.2 million, respectively. LFSI had cash and securities on deposit in a Special Reserve Bank Account of $3.5 million as of July 2, 2004 and $3.7 million as of January 3, 2004 to comply with its respective period-end requirements.

        As a registered broker-dealer and AMEX member firm, LSP is subject to SEC Rule 15c3-1, as adopted and administered by the SEC and the AMEX. LSP is required to maintain minimum net capital, as defined, equivalent to the greater of $100,000 or 1/15 of aggregate indebtedness, as defined. As of June 30, 2004 and December 31, 2003, LSP's net capital, as defined, was $21.9 million and $32.8 million, respectively, which exceeded minimum requirements by $21.6 million and $32.6 million, respectively.

8.    EARNINGS (LOSS) PER SHARE

        Earnings (loss) per share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) applicable to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share includes the determinants of basic earnings (loss) per share and, in addition, gives effect to dilutive potential common shares for periods in which there is net income available to common shareholders.

        The computations of basic and diluted earnings (loss) per share are set forth below (000's omitted, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net income (loss)	$(24,501)	$11,590	$(16,587)	$17,117
Less: preferred dividends and discount accretion	1,056	942	2,112	2,109

Numerator for basic and diluted earnings (loss) per share—net income (loss) applicable to common stockholders	(25,557)	10,648	(18,699)	15,008
Denominator for basic earnings (loss) per share—weighted-average number of common shares outstanding	59,822	59,525	59,814	59,510
Dilutive shares:
Stock options	—	432	—	475
Restricted stock units	—	299	—	299

Denominator for diluted earnings (loss) per share—weighted-average number of common shares outstanding	59,822	60,256	59,814	60,284
Basic earnings (loss) per share	$(0.43)	$0.18	$(0.31)	$0.25
Diluted earnings (loss) per share	$(0.43)	$0.18	$(0.31)	$0.25

        The exercise prices for options to purchase an aggregate of 2,724,223 and 1,807,500 shares of common stock exceeded the average market price of the Company's common stock for the three and six months ended June 30, 2004 and 2003, respectively. In addition, potential common shares relating to restricted stock and restricted stock units for the three months ended June 30, 2004 and 2003 totaled 566,164 and 248,170 shares, respectively, and for the six months ended June 30, 2004 and 2003 totaled 548,618 and 247,810 shares, respectively. Accordingly, the calculation of diluted earnings per share does not include the antidilutive effect of these stock-based awards for the three and six months ended June 30, 2004 and 2003.

9.    EMPLOYEE INCENTIVE PLANS

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an Amendment of FASB Statement No. 123." SFAS No. 148 provides two additional methods, the modified prospective and the retroactive restatement methods, for an entity that voluntarily changes to the fair-value based method of accounting for stock-based employee compensation, in addition to the prospective method required by SFAS No. 123, "Accounting for Stock-Based Compensation." Prior to January 1, 2003, the Company elected to account for stock based employee compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25 as permitted by SFAS No. 123. In accordance with APB No. 25, compensation expense was not recognized for stock options that had no intrinsic value on the date of grant. In addition, compensation expense was not recognized for those options issued in connection with the Company's acquisition of ROBB PECK McCOOEY Financial Services, Inc. ("RPM") in March 2001 and treated as part of the purchase price of RPM in accordance with the rules of purchase accounting. On January 1, 2003, the Company adopted the prospective method provided by SFAS No. 148 to account for stock-based employee compensation. Accordingly, the Company expenses the fair value, as of the date of grant, of stock options issued to employees on or after January 1, 2003 over the related service periods. The Company has not issued any stock options since January 1, 2003.

        If the Company had recognized compensation expense for options granted prior to January 1, 2003 under the fair-value based method of SFAS No. 123, net income (loss) applicable to common stockholders and earnings (loss) per share would have been reduced to the pro forma amounts indicated below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(000's omitted, except per share data)
Net income (loss) applicable to common stockholders, as reported	$(25,557)	$10,648	$(18,698)	$15,008
Add: Stock-based compensation expense included in reported net income (loss) (net of tax effect)	532	510	1,164	928
Less: Stock-based compensation expense under SFAS 123 (net of tax effect)	(1,891)	(2,303)	(4,032)	(4,514)

Pro forma net income (loss) applicable to common stockholders	$(26,916)	$8,855	$(21,566)	$11,422
Diluted earnings (loss) per share, as reported	$(0.43)	$0.18	$(0.31)	$0.25
Diluted earnings (loss) per share pro forma	$(0.45)	$0.15	$(0.36)	$0.19

        The effect of applying SFAS No. 123 in the pro forma disclosure above may not be representative of the potential effect stock-based compensation would have on net income in future periods.

10.    BUSINESS SEGMENTS

        Segment information is presented in accordance with SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." Prior to January 1, 2002, the Company considered its operations to be one reportable segment for purposes of presenting consolidated financial information and evaluating its performance. Since adopting SFAS No. 131 in 2002, the Company views its business under two separate segments: Specialist and Execution and Clearing. The Company's business segments are based upon the nature of the financial services provided, their revenue source and the Company's management organization.

        The Company's Specialist segment operates as a specialist in equities, rights and ETFs listed on the NYSE, as a specialist in equities, options, ETFs and futures on the AMEX, NYBOT and the PHLX and as a market-maker in options, ETFs and futures on several exchanges. This segment also provides support services for the Company's specialist activities. The Specialist segment currently includes the operations of LaBranche & Co. LLC, LSP, LSPS, LABDR and BV.

        The Company's Execution and Clearing segment provides securities execution, securities clearing and other related services to its own retail customers, customers of introducing brokers and institutional customers, including traders, professional investors and broker-dealers. This segment also provides direct-access floor brokerage services to institutional customers. The Execution and Clearing segment currently includes the operations of LFSI.

        Revenues and expenses directly associated with each segment are included in determining its operating results. Other expenses, including corporate overhead, which are not directly attributable to a particular segment, generally are allocated to each segment based on its resource usage levels or other appropriate measures. Certain administrative expenses, corporate overhead expenses and other sources of revenue are not specifically allocated by management when reviewing the Company's segments' performance, and appear in the Other section. Selected financial information for each segment is set forth below (000's omitted):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Specialist Segment:
Revenues	$54,429	$74,598	$120,773	$139,373
Operating expenses	30,832	33,394	65,213	66,704
Exchange memberships impairment	16,300	—	16,300	—
Depreciation and amortization expense	2,909	2,920	5,812	5,879

Income before minority interest and taxes	4,388	38,284	33,448	66,790

Segment goodwill	289,593	466,485	289,593	466,485
Segment assets	2,140,348	2,012,461	2,140,348	2,012,461
Execution and Clearing Segment:
Revenues	$11,571	$12,907	$24,811	$24,401
Operating expenses	13,295	15,307	27,426	29,888
Exchange memberships impairment	2,027	—	2,027	—
Depreciation and amortization expense	117	343	244	689

Loss before minority interest and taxes	(3,868)	(2,743)	(4,886)	(6,176)

Segment goodwill	—	4,052	—	4,052
Segment assets	53,241	76,474	53,241	76,474

Other (1):
Revenues	$24,702	$(1)	$25,031	$364
Operating expenses	21,451	13,491	36,157	27,651
Debt repurchase premium	49,028	—	49,028	—
Depreciation and amortization expense	25	16	49	21

Loss before minority interest and taxes	(45,802)	(13,508)	(60,203)	(27,308)

Segment assets	197,793	99,667	197,793	99,667
Total:
Revenues	$90,702	$87,504	$170,615	$164,138
Operating expenses	65,578	62,192	128,796	124,243
Exchange memberships impairment	18,327	—	18,327	—
Debt repurchase premium	49,028	—	49,028	—
Depreciation and amortization expense	3,051	3,279	6,105	6,589

Income (loss) before minority interest and taxes	(45,282)	22,033	(31,641)	33,306

Goodwill	289,593	—	289,593	—

Assets	$2,391,382	$2,188,602	$2,391,382	$2,188,602

(1)
Other is comprised primarily of the interest on the Holding Company's indebtedness, unallocated corporate administrative expenses, including legal costs, unallocated revenues (primarily income and unrealized gains from non-marketable investments and interest income), and elimination entries.

11.    COMMITMENTS AND CONTINGENCIES

        There have been no material new developments in the Company's legal proceedings since the filing of the Company's Form 10-Q for the quarter ended March 31, 2004, filed May 10, 2004 (the "First Quarter 10-Q"), which updated the legal proceedings disclosed in the 2003 10-K, except as follows:

        On May 17, 2004, the Posner lawsuit described in the 2003 10-K was transferred to the United States District Court for the Southern District of New York (No. 04 Civ. 3966).

        On May 27, 2004, the Pirelli, Marcus, Empire, CalPERS and Rosenbaum lawsuits disclosed in the First Quarter 10-Q and the 2003 10-K were consolidated by the United States District Court for the Southern District of New York, under the caption In re NYSE Specialists Securities Litigation, and lead plaintiffs and lead plaintiff's counsel were appointed by the court.

        On June 7, 2004, the plaintiffs in In re LaBranche Sec. Litig (which consolidated the Sofran, Semon, Haug, Labul, Murphy, Strain, Yopp, Ferris and Levin lawsuits described in the First Quarter 10-Q and the 2003 10-K) filed an amended consolidated complaint. On July 12, 2004, the plaintiffs filed a corrected consolidated complaint.

        On April 1, 2004, the court in the Northern District of Illinois lawsuit described in the 2003 10-K (Last Atlantis Capital LLC v. Chicago Board of Options Exchange, Inc., et al., Civ. No. 04 C 0397) set February 14, 2005 as a trial date.

        The Company believes that the claims asserted against it in the lawsuits listed above, as described in the 2003 10-K, the First Quarter 10-Q and above, are without merit, and the Company denies all allegations of wrongdoing. There can be no assurance, however, as to the outcome or timing of the resolution of these proceedings. The Company therefore is unable to estimate the amount or potential range of any loss that may arise out of these proceedings. The range of possible resolutions could include determinations and judgments against the Company or settlements and could require substantial payments by the Company that could have a material adverse effect on the Company's financial condition, results of operations and cash flows.

        The Company has been the target, from time to time, of other various claims and lawsuits incidental to the ordinary course of its and its subsidiaries' business operations. While the ultimate outcome of those claims and lawsuits which currently are pending cannot be predicted with certainty, the Company believes, based on its understanding of the facts of these proceedings, that their ultimate resolution will not, in the aggregate, have a material adverse effect on the Company's financial condition or results of operations.

12.    SUBSEQUENT EVENTS

        On June 14, 2004, the Company commenced an offer to purchase any and all of the approximately 39,186 outstanding shares of its Series B preferred stock. On July 12, 2004, the offer expired with 100% of the outstanding shares of Series B preferred stock having been tendered. On July 13, 2004, the Company purchased all of the tendered shares at a price of $1,000 per share, plus accrued and unpaid dividends up to but not including the date of purchase for approximately $42.6 million and all outstanding shares of the Company's Series B preferred stock were retired. As a result of the purchase, the Company recorded an expense in the third quarter of 2004 of approximately $0.5 million due to the acceleration of the discount accretion on the shares that were purchased.

        Of the approximately 39,186 then-outstanding shares of the Company's Series B preferred stock, approximately 9,760 shares had been held in escrow in order to secure the indemnification obligations of the former stockholders of RPM in connection with the Company's acquisition of RPM in March 2001. In connection with the completion of the offer to purchase all outstanding shares of the Company's Series B preferred stock, this escrow arrangement was terminated in order to facilitate the Company's objective of repurchasing and retiring all of its shares of Series B preferred stock without forfeiting any material right to indemnification under the merger agreement governing its acquisition of RPM.

Report of Independent Registered Public Accounting Firm

The Board of Directors
LaBranche & Co Inc.:

        We have audited the accompanying consolidated statements of financial condition of LaBranche & Co Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two year period ended December 31, 2003 and the related December 31, 2003 and 2002 financial statement schedule. These consolidated financial statements and the related financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the related financial statement schedule based on our audits. The consolidated statements of operations, changes in stockholders' equity and cash flows of LaBranche & Co Inc. for the year ended December 31, 2001, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements and financial statement schedule, before the revision described in Note 17 to the consolidated financial statements, in their report dated January 17, 2002.

        We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LaBranche & Co Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related December 31, 2003 and 2002 financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed above, the consolidated statements of operations, changes in stockholders' equity and cash flows of LaBranche & Co Inc. for the year ended December 31, 2001, were audited by other auditors who have ceased operations. As described in Note 17, the Company changed the composition of its reportable segments in 2002, and the amounts in the 2001 consolidated financial statements relating to reportable segments have been restated to conform to the 2003 and 2002 composition of reportable segments. We audited the adjustments that were applied to restate the disclosures for reportable segments reflected in the 2001 consolidated financial statements. In our opinion, such adjustments are appropriate and have been properly applied. As described in Note 2, these consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. In our opinion, the disclosures for 2001 in Note 5 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of LaBranche & Co Inc. and subsidiaries other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

/s/ KPMG LLP
New York, New York
March 15, 2004

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of LaBranche & Co Inc.:

        We have audited the accompanying consolidated statements of financial condition of LaBranche & Co Inc. (a Delaware corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity/members' capital and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LaBranche & Co Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

        Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The parent company only condensed financial statements appearing on pages F-29 through F-34 are presented for the purpose of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. Such statements have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ ARTHUR ANDERSEN LLP
New York, New York
January 17, 2002

This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with LaBranche & Co Inc.'s annual report on Form 10-K for the year ended December 31, 2001. This audit report has not been reissued by Arthur Andersen LLP in connection with this Registration Statement on Form S-4. See Exhibit 23.2 for further discussion.

LaBRANCHE & CO INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(000's omitted, except share data)

	December 31,
	2003	2002
ASSETS
Cash and cash equivalents	$491,885	$77,033
Cash and securities segregated under federal regulations	3,959	16,012
Securities purchased under agreements to resell	13,000	26,000
Receivable from brokers, dealers and clearing organizations	142,639	145,387
Receivable from customers	3,434	12,425
United States Government obligations	—	395,840
Securities owned, at market value:
Corporate equities	265,568	106,295
Options	73,694	61,478
Exchange-traded funds	102,626	21,455
Commissions receivable	4,613	4,379
Exchange memberships contributed for use, at market value	15,000	26,176
Exchange memberships owned, at cost (market value of $58,870 and $78,337, respectively)	77,319	77,815
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $8,931 and $6,987, respectively	4,659	6,089
Intangible assets, net of accumulated amortization:
Specialist stock lists	371,580	381,956
Trade name	25,011	25,011
Goodwill	289,593	470,598
Other assets	75,022	58,853

Total assets	$1,959,602	$1,912,802

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Payable to brokers and dealers	$45,172	$16,417
Payable to customers	9,010	21,971
Securities sold, but not yet purchased, at market value:
Corporate equities	232,942	106,685
Options	67,079	63,695
Exchange-traded funds	115,140	4,359
Accrued compensation	42,833	55,185
Accounts payable and other accrued expenses	99,844	50,268
Income taxes payable	8,588	13,201
Deferred tax liabilities	172,846	179,924
Short term debt	101,971	2,000
Long term debt	255,606	354,948
Subordinated liabilities:
Exchange memberships contributed for use, at market value	15,000	26,176
Other subordinated indebtedness	20,285	28,285

Total liabilities	1,186,316	923,114

Minority interest	322	—
Commitments and contingencies
Preferred stock, Series A, $.01 par value, liquidation value of $1,000 per share; 10,000,000 shares authorized; 39,186 and 63,836 shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively	38,317	61,361
Common stock, $.01 par value, 200,000,000 shares authorized; 59,791,036 and 59,504,148 shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively	598	595
Additional paid-in capital	682,816	679,601
Retained earnings	51,374	249,065
Unearned compensation	(141)	(934)

Total stockholders' equity	772,964	989,688

Total liabilities and stockholders' equity	$1,959,602	$1,912,802

The accompanying notes are an integral part of these consolidated statements.

LaBRANCHE & CO INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(000's omitted, except per share data)

	For the Years Ended December 31,
	2003	2002	2001
REVENUES:
Net gain on principal transactions	$202,207	$342,400	$340,795
Commissions	94,443	92,044	62,866
Other	9,339	18,401	20,469

Total revenues	305,989	452,845	424,130

EXPENSES:
Employee compensation and related benefits	99,123	131,511	110,832
Interest	48,188	48,589	52,049
Exchange, clearing and brokerage fees	40,406	37,729	22,367
Lease of exchange memberships	24,773	25,939	20,536
Depreciation and amortization of intangibles	12,803	13,446	39,450
Legal and professional fees	8,034	8,072	4,959
Communications	8,705	6,653	4,795
Occupancy	5,832	5,446	3,932
Restitution and fines	63,519	—	—
Goodwill impairment	170,302	—	—
Other	9,378	9,336	8,499

Total expenses	491,062	286,721	267,419

Income (loss) before minority interest and provision (benefit) for income taxes	(185,074)	166,124	156,711
MINORITY INTEREST	322	—	—

Income (loss) before provision (benefit) for income taxes	(185,396)	166,124	156,711
PROVISION (BENEFIT) FOR INCOME TAXES	(6,007)	78,898	85,124

Net income (loss)	(179,389)	87,226	71,587
Series A preferred dividends and discount accretion	4,014	6,941	7,472

Net income (loss) applicable to common stockholders	$(183,403)	$80,285	$64,115

Weighted-average common shares outstanding:
Basic	59,614	58,992	55,691
Diluted	59,614	59,939	56,948
Earnings (loss) per share:
Basic	$(3.08)	$1.36	$1.15
Diluted	$(3.08)	$1.34	$1.13

The accompanying notes are an integral part of these consolidated statements.

LaBRANCHE & CO INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(000's omitted)

	Common Stock
			Preferred Stock	Additional Paid-in Capital	Retained Earnings	Unearned Compensation
	Shares	Amount					Total
BALANCE, December 31, 2000	49,070	$491	$—	$273,347	$104,665	$(7,602)	$370,901
Net income	—	—	—	—	71,587	—	71,587
Grant of stock options to former RPM option holders	—	—	—	89,623	—	—	89,623
Issuance of stock for option exercises by former RPM option holders	1,255	13	—	9,411	—	—	9,424
Issuance of stock to former RPM stockholders	6,924	69	—	260,463	—	—	260,532
Issuance of preferred stock for RPM acquisition	—	—	93,426	—	—	—	93,426
Preferred stock dividends and discount accretion	—	—	1,105	—	(7,472)	—	(6,367)
Issuance of stock related to other acquisitions	1,254	12	—	29,993	—	—	30,005
Recognition of a tax benefit related to employee option exercises	—	—	—	2,496	—	—	2,496
Issuance of restricted stock, shares for option exercises and related compensation	231	2	—	6,089	—	640	6,731

BALANCE, December 31, 2001	58,734	$587	$94,531	$671,422	$168,780	$(6,962)	$928,358
Net income	—	—	—	—	87,226	—	87,226
Preferred stock dividends and discount accretion	—	—	2,994	—	(6,941)	—	(3,947)
Recognition of a tax benefit related to employee option exercises	—	—	—	2,610	—	—	2,610
Issuance of restricted stock, shares for option exercises and related compensation	770	8	—	5,569	—	6,028	11,605
Preferred stock buyback	—	—	(36,164)	—	—	—	(36,164)

BALANCE, December 31, 2002	59,504	$595	$61,361	$679,601	$249,065	$(934)	$989,688

Net loss	—	—	—	—	(179,389)	—	(179,389)
Common and preferred stock dividends and discount accretion	—	—	688	—	(18,302)	—	(17,614)
Recognition of a tax benefit related to employee option exercises	—	—	—	372	—	—	372
Issuance of restricted stock, shares for option exercises and related compensation	287	3	—	2,843	—	793	3,639
Preferred stock buyback	—	—	(23,732)	—	—	—	(23,732)

BALANCE, December 31, 2003	59,791	$598	$38,317	$682,816	$51,374	$(141)	$772,964

The accompanying notes are an integral part of these consolidated statements

LaBRANCHE & CO INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(000's omitted)

	For the Years Ended December 31,
	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(179,389)	$87,226	$71,587
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of intangibles	12,803	13,446	39,450
Amortization of debt issuance costs and bond discount	2,155	2,078	1,763
Goodwill impairment	170,302	—	—
Minority interest in income of consolidated subsidiary	322	—	—
Compensation expense related to stock-based compensation	3,423	3,114	6,235
Deferred tax provision (benefit)	(23,329)	11,734	(5,694)
Acceleration of preferred stock discount accretion	918	1,844	—
Other-than-temporary impairment of exchange membership owned	515	—	—
Tax benefit related to employee stock transactions	433	6,639	18,681
Changes in operating assets and liabilities:
Cash and securities segregated under federal regulations	12,053	62,356	(74,758)
Securities purchased under agreements to resell	13,000	33,113	74,998
Receivable from brokers, dealers and clearing organizations	2,748	32,142	(114,038)
Receivable from customers	8,991	(1,419)	(10,093)
United States government obligations	395,840	(67,792)	(328,048)
Securities owned, at market value:
Corporate equities	(159,273)	28,338	(23,699)
Options	(12,216)	6,971	(59,785)
Exchange-traded funds	(81,171)	1,022	4,427
Commissions receivable	(234)	592	(964)
Other assets	(285)	(6,930)	(47,341)
Payable to brokers and dealers	28,755	(23,116)	35,465
Payable to customers	(12,961)	(41,268)	59,187
Securities sold, but not yet purchased, at market value:
Corporate equities	126,257	(20,311)	78,801
Options	3,384	4,873	50,650
Exchange-traded funds	110,781	—	—
Accrued compensation	(12,352)	1,072	24,873
Accounts payable and other accrued expenses	50,561	(40,644)	72,622
Income taxes payable	(3,130)	411	4,424

Net cash provided by (used in) operating activities	458,901	95,491	(121,257)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash received from (paid for) acquisitions	—	(3,376)	29,050
Payments for purchases of office equipment and leasehold improvements	(995)	(2,683)	(3,497)
Payment for purchase of an exchange membership	(19)	—	(2,000)

Net cash (used in) provided by investing activities	(1,014)	(6,059)	23,553

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of subordinated debt and promissory notes	—	(37,531)	(7,700)
Proceeds from exercise of stock options	216	8,491	9,892
Payment of common stock dividends	(14,288)	—	—
Payment of preferred stock dividends	(4,313)	(7,238)	(2,367)
Payment for preferred stock buyback	(24,650)	(28,164)	—

Net cash (used in) financing activities	(43,035)	(64,442)	(175)

Increase (decrease) in cash and cash equivalents	414,852	24,990	(97,879)
CASH AND CASH EQUIVALENTS, beginning of year	77,033	52,043	149,922

CASH AND CASH EQUIVALENTS, end of year	$491,885	$77,033	$52,043

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
Interest	$42,704	$46,022	$46,722
Income taxes	$20,193	$65,513	$65,700
SUPPLEMENTAL NON-CASH FINANCING AND INVESTING ACTIVITIES:
Acquisitions:
Intangible assets	$—	$4,665	$534,938
Fair value of tangible assets acquired, other than cash	—	2,825	229,665
Deferred tax liabilities related to intangible assets	—	687	95,994
Other liabilities	—	3,332	185,359
Common stock issuance	—	—	290,468
Net increase in additional paid in-capital related to stock-based awards	4,008	14,207	108,259
Satisfaction of secured demand notes through release of collateral	$8,000	$1,000	$—

The accompanying notes are an integral part of these consolidated statements.

LaBRANCHE & CO INC. and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    ORGANIZATION AND DESCRIPTION OF BUSINESS

        The consolidated financial statements include the accounts of LaBranche & Co Inc., a Delaware corporation (the "Holding Company"), and its subsidiaries, LaBranche & Co. LLC, a New York limited liability company ("LaBranche"), LaBranche Financial Services, Inc., a New York corporation ("LFSI"), LaBranche Structured Products, LLC, a New York limited liability company ("LSP"), LABDR Services, Inc., a Delaware corporation ("LABDR"), and LaBranche & Co. B.V., a Netherlands private limited liability company ("BV" and collectively with the Holding Company, LaBranche, LFSI, LSP and LABDR, the "Company"). The Holding Company is the sole member of LaBranche and LSP, the 100% stockholder of LFSI and LABDR, and the sole owner of BV. LaBranche is a registered broker-dealer and operates primarily as a specialist in equity securities and rights listed on the New York Stock Exchange ("NYSE") and in equity securities on the American Stock Exchange ("AMEX"). LFSI is a registered broker-dealer and a member of the NYSE and other exchanges, and provides securities clearing, securities execution and other related services to its own retail customers, customers of introducing brokers and institutional customers, including traders, professional investors and broker-dealers. LFSI also provides direct-access floor brokerage services to institutional customers. LSP is a registered broker-dealer and operates as a specialist in options, Exchange-Traded Funds ("ETFs") and futures on the AMEX and the New York Board of Trade ("NYBOT") and acts as a market-maker in ETFs, futures and options on various exchanges. LABDR was incorporated in 2003 to provide disaster recovery services and back-up facilities to other Holding Company subsidiaries. BV represents LaBranche in European markets and provides client services to LaBranche's European listed companies.

2.    SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Certain prior period amounts have been reclassified to conform to the current period presentation.

        The consolidated financial statements include the accounts of the Holding Company and its wholly-owned and majority-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

        Cash and cash equivalents include all demand deposits held in banks and highly liquid investments with original maturities of 90 days or less.

Securities Transactions

        Principal securities transactions and the related gains and losses are recorded on a trade date basis. Customer securities transactions are recorded on a settlement date basis and the related revenues and expenses are recorded on a trade date basis. Receivables from, and payables to, customers represent amounts due from or to customers of the Company in connection with cash and margin securities transactions. Certain receivables are collateralized by customers' securities held by the Company and by other broker-dealers for delivery to the Company, the value of which is not reflected in the accompanying consolidated financial statements. Corporate equities, options, ETFs, futures and other securities owned, and securities sold, but not yet purchased, are reflected at market value and unrealized gains and losses are reflected in net gain on principal transactions. United States Government obligations, together with related interest receivable as reported in other assets, are reflected at market value, with interest income included in other income. Dividends and Securities and Exchange Commission ("SEC") fees, as well as gains and losses from the trading of foreign currencies are also included in net gain on principal transactions. Dividend income and expense are recognized on the record date, which does not differ materially from the ex-date. In the normal course of business, the Company is permitted to use client margin securities to finance customer securities transactions, subject to certain regulatory guidelines. The market value for the equity securities, ETFs and future contracts is based on the closing price posted on the primary exchange on which they are traded. The market value of exchange-traded options is based on the national best bid/offer as determined by the Company's options clearing agent.

        Investments in non-marketable securities consist of private equity, limited liability company and limited partnership investments, and are included in other assets on the accompanying consolidated statements of financial condition. These investments do not have readily available price quotations. These investments are accounted for under the equity method, which approximates fair value, or are accounted for at fair value as estimated by management of the Company. In determining the estimated fair value, the Company considers all appropriate factors relevant to such investments, such as sufficient evidence of a third-party transaction, and consistently applies the procedures for arriving at fair value. Write-downs to fair value are recognized if the expected realizable value of the investments is less than the carrying value. Unrealized gains and losses related to changes in fair value are included in other revenues in the accompanying consolidated statements of operations.

Collateralized Financing Transactions

        Securities purchased and sold under agreements to resell and repurchase, as well as securities borrowed and loaned for which cash is deposited or received, are treated as collateralized financing transactions and are recorded at contract amount plus accrued interest. It is the policy of the Company to obtain possession of collateral with market value equal to or in excess of the principal amount loaned under resale agreements. Collateral is valued daily, and the Company may require counterparties to deposit additional collateral when necessary. The market value of securities received for securities purchased under agreements to resell at December 31, 2003 approximated 102.0% of cash paid. None of the securities received were subsequently repledged or resold.

Goodwill and Other Intangible Assets

        Goodwill and other intangible assets are comprised of the Company's specialist stock lists, trade name and goodwill acquired in connection with various acquisitions, and the limited partner buyout that occurred in 1999 concurrent with the Company's reorganization from partnership to corporate form. The allocations of purchase price to these assets and determinations of their respective useful lives were based upon independent appraisals for material acquisitions through March 2001. The useful lives of the acquired specialist stock lists were determined based upon analysis of historical turnover characteristics of the specialist stocks comprising these lists. For acquisitions subsequent to March 2001, the allocations of purchase price and determinations of useful lives were based upon management's analysis of revenues, consideration paid, common stock listings and other relevant data and ratios. This information was analyzed and compared to the results of the independent appraisals conducted in connection with the acquisitions prior to April 2001.

        With the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002, the acquired trade name and goodwill are no longer amortized. The acquired specialist stock lists, however, continue to be amortized over their respective lives. The Company tests goodwill for impairment at least annually (as of December 31) or when events and circumstances indicate impairment testing may be necessary by applying a fair value based test in accordance with SFAS No. 142. The fair value test involves the comparison of the fair value to the carrying value of the reporting units. The fair value of the reporting units is determined using both the market capitalization of the Company and the present value of the Company's estimated future cash flows based on certain management assumptions. If the carrying amount of the reporting unit exceeds its estimated fair value, the Company will determine if impairment is necessary through additional testing. This additional testing entails estimating the implied fair value of reporting unit goodwill—through the use of discounted cash flows analysis and other measures—and comparing this implied fair value of reporting unit goodwill to its carrying amount. If the carrying amount of reporting unit goodwill exceeds its implied fair value, an impairment loss is recognized in an amount equal to that excess. For the year ended December 31, 2003, the Company recorded a $170.3 million goodwill impairment charge (see Note 5).

        The Company tests its trade name for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test involves a comparison of the trade name's fair value with its carrying amount. If the trade name's carrying amount exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. As of December 31, 2003, the Company's trade name was not impaired.

        The Company accounts for its long-lived intangible assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Pursuant to SFAS No. 144, the Company evaluates its stock lists for potential impairment whenever events or changes in circumstances indicate that their carrying amount may not be fully recoverable. An impairment loss, calculated as the difference between the estimated fair value and the carrying value of the stock lists, is recognized if the expected undiscounted cash flows relating to the stock lists are less than the corresponding carrying value. As of December 31, 2003, the Company's stock lists were not impaired.

Exchange Memberships

        Exchange memberships owned by the Company are carried at cost or, if an other-than-temporary impairment in value has occurred, at management's estimate of fair value.

        Certain employees of the Company have contributed the use of ten memberships on the NYSE to the Company. These memberships are subordinated to claims of general creditors and are carried at market value with a corresponding amount recorded in subordinated liabilities. The Company makes lease payments to these employees for the use of the exchange memberships at a rate that is commensurate with the rent paid to non-affiliated parties for the use of their exchange memberships.

        The Company leases additional memberships on the NYSE, the AMEX, the Chicago Board of Exchange ("CBOE"), and the Philadelphia Stock Exchange ("PHLX") from non-affiliated parties and makes lease payments to these parties at prevailing market rates.

Income Taxes

        The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, the Company recognizes future tax benefits to the extent that such benefits are more likely than not to be realized.

Depreciation and Amortization

        Depreciation of office equipment is calculated using the straight-line method over estimated useful lives of 5 years. Amortization of leasehold improvements is calculated using the lower of the economic useful life of the leasehold improvement or the term of the related lease. Estimated useful lives of leasehold improvements range from 3 to 5 years.

        Prior to the adoption of SFAS No. 142, specialist stock lists and trade name were amortized on a straight-line basis over 15 to 40 years and goodwill was amortized on a straight-line basis over 15 years. With the implementation of SFAS No. 142 in January 2002, the Company ceased the amortization of recorded goodwill and trade name, and thus the related amortization of these intangible assets has not been included in the Company's consolidated results of operations since the adoption date of SFAS No. 142. Acquired specialist stock lists continue to be amortized over their respective lives.

Stock-Based Compensation

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an Amendment of FASB Statement No. 123." SFAS No. 148 provides two additional methods, the modified prospective and the retroactive restatement methods, for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, in addition to the prospective method required by SFAS No. 123. On January 1, 2003, the Company adopted the prospective method of SFAS No. 148 to account for stock-based employee compensation. Accordingly, the Company expenses the fair value, as of the date of grant, of stock-based compensation issued to employees on or after January 1, 2003 over the related service periods. The Company did not issue any employee stock options during 2003.

        For the year ended December 31, 2002 and prior years, the Company elected to account for stock-based employee compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related Interpretations, as permitted by SFAS No. 123, "Accounting for Stock-Based Compensation". In accordance with APB No. 25, compensation expense was not recognized for stock options that had no intrinsic value on the date of grant. In addition, compensation expense was not recognized for those options issued in connection with the Company's acquisition of ROBB PECK McCOOEY Financial Services, Inc. ("RPM") in March 2001 and treated as part of the purchase price of RPM in accordance with the rules of purchase accounting.

        The Company estimated the weighted average fair value of options granted during 2002 ($21.95 per option) and 2001 ($23.65 per option) using the Black-Scholes option-pricing model with the following weighted average assumptions (no options were granted during 2003):

	Options Granted in:
	October 2002	January 2002	March 2001	January 2001
Risk-free interest rate	3.89%	4.94%	4.89%	4.89%
Expected life	6 yrs	7 yrs	7 yrs	7 yrs
Expected volatility	51%	64%	66%	64%
Dividend yield	0%	0%	0%	0%

        Had the Company recognized compensation expense under the fair value based method of SFAS No. 123 (using the estimated weighted average fair values indicated in the table above), net income (loss) available to common stockholders and earnings (loss) per share would have been reduced (or increased, where applicable) to the pro forma amounts indicated below:

	Years Ended December 31,
	2003	2002	2001
	(000's omitted, except per share data)
Net income (loss) available to common stockholders, as reported	$(183,403)	$80,285	$64,115
Add: Stock based compensation expense included in reported net income (loss), net of tax effect	1,788	1,631	3,304
Less: Stock based compensation expense under SFAS 123, net of tax effect	(8,913)	(8,843)	(5,128)

Pro forma net income (loss) available to common stockholders	(190,528)	73,073	62,291
Diluted earnings (loss) per share, as reported	$(3.08)	$1.34	$1.13
Pro forma diluted earnings (loss) per share	(3.20)	1.22	1.09

        The effect of applying SFAS No. 123 in the pro forma disclosure above may not be representative of the potential effect stock-based compensation would have on net income (loss) in future periods.

New Accounting Pronouncements

        In December 2003, the FASB issued FASB Interpretation ("FIN") No. 46(R), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51", an interpretation of FIN 46, "Consolidation of Variable Interest Entities". FIN 46(R) requires a company to consolidate a variable interest entity ("VIE") if the company has variable interests that give it a majority of the expected losses or a majority of the expected residual returns or both of the entity. FIN 46(R) is effective no later than the end of the first reporting period that ends after March 15, 2004. Included in other assets on the accompanying consolidated statements of financial condition are non-marketable investments totaling $20.8 million and $19.4 million as of December 31, 2003 and 2002, respectively. These investments consist of equity interests in private corporations, investments in limited liability companies and an investment in a limited liability partnership. The majority of these investments were made prior to January 1, 2002 at the discretion of management in order to leverage new trading technologies and help manage the Company's cost structure. Certain investments were assumed in connection with one of the Company's 2001 acquisitions. As of December 31, 2003, there were no material future contractual commitments in regard to these investments and the Company's maximum exposure to loss is its investment.

        In May 2003, the FASB issued Statement of Financial Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, except for certain provisions that have been deferred, and otherwise is effective for the interim period beginning after June 15, 2003, except for certain provisions that have been deferred. The Company has not entered into or modified any financial instruments with characteristics of both liabilities and equity as defined under SFAS No. 150 since May 31, 2003. Additionally, the Company has no mandatorily redeemable stock. The implementation of SFAS No. 150 has had no impact on the Company's 2003 consolidated financial statements.

3.    LIQUIDITY

        In view of the $146.9 million decline in the Company's revenues in 2003 compared to 2002, its working capital needs, the $446.0 million net liquid asset requirement to which LaBranche is subject under NYSE rules (see Note 8), the SEC net capital requirements to which LaBranche, LFSI and LSP are subject and the recent tentative $63.5 million settlement of the NYSE and SEC investigations of LaBranche's NYSE specialist trading activity, it is unlikely that the Company will be able to repay its maturing $100.0 million aggregate principal Senior Notes which are due in August 2004, unless the Company is able to refinance the Senior Notes or is able to raise sufficient funds through the disposition of certain non-core business assets.

        Management of the Company currently is exploring several alternatives for refinancing all (or at least a substantial portion) of the Senior Notes in order to enable the Company to repay the Senior Notes and accrued interest when due, and the Company has received several proposals from major financial institutions with respect to refinancing the Senior Notes. On March 15, 2004 the Company secured from a major financial institution a commitment to fund a $25.0 million revolving credit facility which, subject to the satisfaction of certain conditions (including the execution of satisfactory credit documentation) and compliance with certain covenants, will be available if necessary, to fund in part the repayment of the Senior Notes. Although the Company believes it will be able to refinance the Senior Notes on reasonably acceptable terms, there can be no assurance in this regard. If the Company is unable to refinance the Senior Notes prior to their maturity, it will seek to raise sufficient funds to repay the Senior Notes without impairing its core specialist business operations by borrowing under the $25.0 million revolving credit facility described above, by disposing of certain of its investment assets, scaling back or liquidating certain of its non-core specialist operations, disposing of certain of its non-core business assets and/or selling additional shares of its common stock.

        In the event that the Company is unable to refinance or repay the Senior Notes when due, the failure to repay the Senior Notes and accrued interest when due would be deemed an "event of default" under the indenture governing the Senior Notes and also would trigger an "event of acceleration" under certain of the Company's other indebtedness, including the $250.0 million aggregate principal Senior Subordinated Notes which are due in March 2007, requiring immediate repayment of such other indebtedness. Such an "event of default" and "event of acceleration" would materially and adversely affect the Company's financial condition and raise doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.    RECEIVABLE FROM AND PAYABLE TO BROKERS, DEALERS AND CLEARING ORGANIZATIONS

        The balances presented as receivables from and payables to brokers, dealers and clearing organizations consist of the following:

	For the Years Ended December 31,
	2003	2002
	(000's omitted)
Receivable from brokers, dealers and clearing organizations:
Pending trades, net	$—	$24,373
Securities borrowed	74,989	50,348
Receivable from clearing organizations	34,714	49,050
Securities failed to deliver	24,967	19,943
Other receivables from brokers and dealers	7,969	1,673

	$142,639	$145,387

Payable to brokers and dealers:
Pending trades, net	$7,737	$—
Securities failed to receive	12,637	11,773
Other payables to brokers and dealers	24,798	4,644

	$45,172	$16,417

        With respect to securities loaned, the Company receives collateral in the form of cash in an amount in excess of the market value of securities loaned. If the Company's counterparties to its securities loaned transactions have the right by contract or custom to sell or repledge the Company's pledged proprietary securities, then the Company will disclose these securities as "securities pledged to counterparties" on the accompanying consolidated statement of financial condition. As of December 31, 2003, there were no proprietary or customer securities, which were pledged related to the Company's securities loaned transactions.

        The Company monitors the market value of securities borrowed and loaned on a daily basis, with additional collateral obtained or refunded as necessary.

5.    GOODWILL AND OTHER INTANGIBLE ASSETS

        In December 2003, the Company recognized an impairment charge of approximately $170.3 million attributable to goodwill. In determining the fair value of its equity, the Company first compared the fair value of each reporting unit to its carrying value. The primary methods used by the Company to estimate the fair value of its equity at December 31, 2003 included the use of an independent appraisal, various cash flow estimates and related discount rate assumptions, as well as the market capitalization of the Company. Since the result of this first comparison resulted in an excess of each reporting unit's carrying value over its fair value, the Company then estimated the implied fair value of goodwill of each reporting unit and compared it to each reporting unit's carrying value. Implied fair value of goodwill was determined by valuing all Company assets and liabilities pursuant to the purchase accounting guidelines prescribed by SFAS No. 141. The $170.3 million impairment charge represents the excess of reporting unit goodwill carrying value over its implied fair value.

        As part of the impairment testing, the Company used certain estimates and assumptions to make financial projections, which incorporated 2003 as the base year. The operating results and cash flows for 2003 and the conditions that led to impairment were due to several factors, including: lower revenues due to lower trading volumes of equity securities in which LaBranche acts as a specialist, a decline in the Company's stock price throughout 2003, and the investigation by the NYSE and the SEC into the trading practices of several NYSE specialist firms—including LaBranche. Based on these trends, the Company's earnings projections for the next five years were revised.

        Of the total $170.3 million goodwill impairment charge, approximately $166.2 million was attributed to the Company's Specialist reporting unit and approximately $4.1 million was attributed to the Company's Execution and Clearing reporting unit.

        The net carrying value of goodwill decreased approximately $181.0 million from $470.6 million as of December 31, 2002 to $289.6 million as of December 31, 2003. The decrease was due primarily to the aforementioned $170.3 million goodwill impairment charge and a $10.7 million deferred tax liability effect.

        The reported net income (loss) and earnings (loss) per share, as adjusted to exclude amortization of goodwill and trade name, are set forth below:

	For the Years Ended December 31,
	2003	2002	2001
	(000's omitted)
Net income (loss) applicable to common stockholders, as reported	$(183,403)	$80,285	$64,115
Net income (loss) applicable to common stockholders, as adjusted	(183,403)	80,285	92,568
Earnings (loss) per share, as reported
Basic	$(3.08)	$1.36	$1.15
Diluted	(3.08)	1.34	1.13
Earnings (loss) per share, as adjusted
Basic	$(3.08)	$1.36	$1.66
Diluted	(3.08)	1.34	1.62

        The Company's acquired specialist stock lists continue to be amortized over their respective lives ranging from 15 to 40 years, with a weighted-average amortization period of 39.6 years. The gross carrying amount, accumulated amortization and net carrying amount of the Company's acquired specialist stock lists are set forth below:

	As of December 31, 2003	As of December 31, 2002
	(000's omitted)
Gross carrying amount	$406,190	$406,190
Accumulated amortization	(34,610)	(24,234)

Net carrying amount	$371,580	$381,956

        Amortization expense associated with the Company's acquired specialist stock lists was $10.4 million, $10.4 million and $8.7 million for the years ended December 31, 2003, 2002 and 2001, respectively. Estimated amortization expense for the existing specialist stock lists is $10.4 million for each of the fiscal years ending December 31, 2004 through December 31, 2008.

6.    EXCHANGE MEMBERSHIPS

        For the year ended December 31, 2003, the Company recognized an other-than-temporary impairment loss of $0.5 million on the value of its exchange membership on the AMEX. The Company recognized this impairment charge to reflect management's best estimate of the other-than-temporary decline in the fair market value of this exchange membership as of December 31, 2003. The charge is included in Other Expenses on the accompanying consolidated statement of operations for the year ended December 31, 2003.

7.    INCOME TAXES

        The components of the provision (benefit) for income taxes reflected on the accompanying consolidated statements of operations are set forth below:

	For the Years Ended December 31,
	2003	2002	2001
	(000's omitted)
Current income taxes:
Federal	$10,904	$43,592	$58,538
Foreign, state and local	6,418	23,572	32,280

Total current	17,322	67,164	90,818
Deferred income taxes:
Federal	(14,685)	7,615	(3,670)
Foreign, state and local	(8,644)	4,119	(2,024)

Total deferred	(23,329)	11,734	(5,694)

Total provision (benefit) for income taxes	$(6,007)	$78,898	$85,124

        Deferred tax assets and liabilities are determined based on the estimated future tax effects of temporary differences between the financial statement and tax bases of assets and liabilities. The following table presents the components of deferred tax asset and liability balances:

	For the Years Ended December 31,
	2003	2002
	(000's omitted)
Deferred tax assets:
Deferred compensation	$15,627	$16,301
Restitution	18,738	—
Acquisition goodwill impairment	8,138	—
Other	3,642	4,434
Less: valuation allowance	—	—

Total deferred tax assets, net	$46,145	$20,735
Deferred tax liabilities:
Acquisition intangibles (non tax deductible)	$144,288	$159,025
Acquisition intangibles and goodwill (tax deductible)	18,394	11,472
Securities mark to market	4,784	4,472
Non marketable investment basis	4,674	4,393
Other	706	562

Total deferred tax liabilities	$172,846	$179,924

        The 2003 net increase in deferred tax assets was attributable to deductible acquisition intangible amortization from the impairment of goodwill and the deferred charges related to the restitution assessment by the SEC and NYSE. There is no valuation allowance recorded against the deferred tax assets. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be deductible. Based upon the Company's level of historical taxable income, future reversals of existing taxable differences and all other available evidence, the deferred tax assets will more likely than not be realized.

        The 2003 net decrease in deferred tax liabilities is due primarily to a $11.5 million reduction of deferred tax liability recorded against trade name goodwill.

        The Company's effective tax rate differs from the Federal statutory rate primarily due to the nondeductible amortization of intangible assets, nondeductible impairment of goodwill, nondeductible penalties and state and local taxes. A reconciliation of the statutory U.S. Federal income tax rate of 35.0% to the Company's effective income tax rate is set forth below:

	For the Years Ended December 31,
	2003	2002	2001
U.S. Federal income tax rate	35.0%	35.0%	35.0%
Increase (decrease) in taxes related to:
State and local taxes	0.8	11.1	11.4
Nondeductible goodwill and intangibles amortization (impairment)	(29.7)	2.5	8.3
Nondeductible penalty expense	(4.1)
Other	1.2	(1.1)	(0.4)

Effective tax rate	3.2%	47.5%	54.3%

        Tax benefits of approximately $0.4 million, $6.6 million and $18.7 million for the years ended December 31, 2003, 2002 and 2001, respectively, were credited directly to goodwill or additional paid-in capital in the accompanying consolidated statements of financial condition and changes in stockholders' equity. These tax benefits related to the award of restricted stock units and shares of restricted stock and the exercise of stock options.

        As a result of the Company's March 2001 acquisition of Internet Trading Technologies, Inc. ("ITTI"), net operating loss ("NOL") carryforwards totaled $1.6 million and $1.8 million as of December 31, 2003 and 2002, respectively. The utilization of these NOLs as a tax deduction is limited under Section 382 of the Internal Revenue Code to $0.2 million per year. These NOLs will begin to expire between 2019 and 2021.

8.    CAPITAL AND NET LIQUID ASSET REQUIREMENTS

        LaBranche, as a specialist and member of the NYSE and AMEX, is subject to the provisions of SEC Rule 15c3-1 as adopted and administered by the SEC, NYSE, and AMEX. LaBranche is required to maintain minimum net capital, as defined, equivalent to the greater of $100,000 or 1/15 of aggregate indebtedness, as defined.

        As of December 31, 2003 and 2002, LaBranche's net capital, as defined under SEC Rule 15c3-1, was $408.7 million and $472.0 million, respectively, which exceeded minimum requirements by $403.1 million and $467.4 million, respectively. LaBranche's aggregate indebtedness to net capital ratio was .21 to 1 and .15 to 1, as of December 31, 2003 and 2002, respectively.

        The NYSE generally requires its specialist firms to maintain a minimum dollar regulatory capital amount in order to establish that they can meet, with their own net liquid assets, their position requirement. Under the NYSE's Rule 104, specialist units that exceed five percent in any of the NYSE's four concentration measures must maintain minimum net liquid assets based upon the securities for which they act as the specialist. The requirements state that the net liquid assets must be equivalent to $4.0 million for each stock in the Dow Jones Industrial Average, $2.0 million for each stock in the S&P 100 Stock Price Index, excluding stocks included in the previous classification, $1.0 million for each stock in the S&P 500 Stock Price Index, excluding stock included in the previous classifications, $500,000 for each common stock, excluding bond funds and stocks included in the previous classifications, and $100,000 for each stock not included in any of the above classifications. In addition, the NYSE requires any new specialist entities that result from a merger, acquisition, consolidation or other combination of specialist entities to maintain net liquid assets equivalent to the greater of either: (1) the aggregate net liquid assets of the specialist entities prior to their combination or (2) the new capital requirements prescribed under Rule 104. Net liquid assets for a specialist who also engages in transactions other than specialist activities is based upon its excess net capital as determined in accordance with SEC Rule 15c3-1.

        Under NYSE Rule 104, LaBranche's net liquid asset requirement was $446.0 million as of December 31, 2003 and 2002. For the year ended December 31, 2003, LaBranche recorded a charge of $63.5 million as a result of the February 17, 2004 agreement in principle to settle pending investigations by the NYSE and SEC investigations of LaBranche's specialist trading activity (see Note 10). The charge was recorded as a subsequent event as of December 31, 2003 under accounting principles generally accepted in the United States of America. Prior to recording this charge, LaBranche's net liquid assets was $473.0 million. Subsequent to the accrual for the settlement, LaBranche's net liquid assets would have been reduced to $406.1 million. However, LaBranche's net liquid assets is reported to the NYSE on a daily basis, and since the settlement charge was not recorded until February 2004 as a subsequent event, LaBranche reported sufficient net liquid assets as of December 31, 2003. Concurrent with LaBranche's recording of the settlement accrual in February 2004, the Holding Company contributed capital to LaBranche sufficient to maintain compliance with its net liquid assets requirements. LaBranche's actual net liquid assets were $465.2 million as of December 31, 2002.

        LaBranche meets its $446.0 million net liquid assets requirement by maintaining sufficient liquid assets. While securities positions, pending trades and other assets associated with LaBranche's equity specialist activities make up a portion of LaBranche's net liquid assets requirement, a substantial portion of LaBranche's cash and cash equivalents are used to meet the net liquid assets requirement.

        The AMEX generally requires its equity specialist firms to maintain a cash or liquid asset position of the greater of (a) $600,000, or (b) an amount sufficient to assume a position of sixty trading units of each security in which the equity specialist is registered. As of December 31, 2003, LaBranche satisfied the AMEX equity specialist liquid asset requirements.

        As a registered broker-dealer and member firm of the NYSE, LFSI is also subject to SEC Rule 15c3-1 as adopted and administered by the SEC and the NYSE. Under the alternative method permitted by this rule, the minimum required net capital is equal to the greater of $1.5 million or 2% of aggregate debit items, as defined. As of December 31, 2003 and 2002, LFSI's net capital, as defined, was $14.4 million and $19.4 million, respectively, which exceeded minimum requirements by $12.9 million and $17.9 million, respectively.

        As a clearing broker-dealer, LFSI has elected to compute a reserve requirement for Proprietary Accounts of Introducing Broker-Dealers ("PAIB Calculation"), as defined. The PAIB Calculation is computed in order for correspondent firms to classify their assets held by LFSI as allowable assets in the correspondents' net capital calculation. At December 31, 2003 and 2002, the reserve requirement was approximately $2.2 million and $11.3 million, respectively. LFSI had cash and securities on deposit in a Special Reserve Bank Account of $3.7 million as of January 5, 2004, and $21.9 million as of January 3, 2003 to comply with its respective year-end requirements.

        As a registered broker-dealer and AMEX member firm, LSP is subject to SEC Rule 15c3-1, as adopted and administered by the SEC and AMEX. LSP is required to maintain minimum net capital, as defined, equivalent to the greater of $100,000 or 1/15 of aggregate indebtedness, as defined. As of December 31, 2003 and 2002, LSP's net capital, as defined, was $32.8 million and $6.9 million, respectively, which exceeded minimum requirements by $32.6 million and $6.8 million, respectively.

9.    ACQUISITIONS

        Effective March 13, 2001, the Holding Company acquired, under the purchase method of accounting, all the outstanding capital stock of ITTI, a company that provided front-end order execution, analysis and reporting solutions for the wholesale securities dealer market. The excess of purchase price over fair value of net tangible assets of approximately $4.3 million was allocated to goodwill. The results of ITTI's operations have been included in the Company's consolidated financial statements since March 14, 2001.

        Effective March 15, 2001, the Holding Company acquired, through a merger, RPM for an aggregate of approximately 6.9 million shares of the Company's common stock and shares of the Company's nonconvertible Series A preferred stock having an aggregate face and liquidation value of approximately $100.0 million and a fair value of approximately $93.4 million. Each share of the Series A preferred stock entitled the holder thereof to cumulative preferred cash dividends at an annual rate of 8.0% for the first four years, 10.0% for the fifth year and 10.8% thereafter, as well as certain voting rights and preferred distributions upon liquidation. In addition, the Company assumed RPM's obligations under RPM's outstanding option agreements with its employees. Thus, each option to purchase RPM common stock was converted into a vested option to purchase 98.778 shares of the Company's common stock. The acquisition was accounted for under the purchase method of accounting and the results of RPM's operations have been included in the Company's consolidated financial statements since March 16, 2001. The excess of purchase price over fair value of net tangible assets of approximately $452.5 million was allocated to intangible assets with corresponding respective lives as follows:

	Original Amount (in millions)	Life
Specialist Stock List	$180.0	40 years
Goodwill	272.5	15 years

	$452.5

        Effective August 13, 2001, LaBranche acquired all the assets relating to the AMEX stocks and options specialist operations of Cranmer & Cranmer, Inc. ("Cranmer") for an aggregate of approximately $9.2 million, 100,000 shares of the Company's common stock and an amount equal to the equity capital of Cranmer, including the net value of Cranmer's open security positions on the closing date of the acquisition. The excess of purchase price over fair value of net tangible assets of approximately $14.0 million was allocated to specialist stock list and goodwill. The acquisition was accounted for under the purchase method of accounting. The results of the AMEX specialist operations formerly conducted by Cranmer have been included in the Company's consolidated financial statements since August 14, 2001.

        Effective September 20, 2001, LaBranche acquired the interests in the Freedom Specialist Inc. ("Freedom"), R. Adrian & Company, LLC ("Adrian") and LaBranche Joint Book (the "Joint Book")—which it did not previously own—for an aggregate of approximately $13.6 million in cash, 54,750 shares of the Company's common stock and an amount equal to Freedom's and Adrian's respective shares of the equity capital of the Joint Book on the closing date of the acquisition. The acquisition was accounted for under the purchase method of accounting. The excess of purchase price over fair value of net tangible assets of approximately $15.0 million was allocated to specialist stock list and goodwill. The results of the operations formerly conducted by the Joint Book in which LaBranche previously did not own an interest have been included in the Company's consolidated financial statements since September 21, 2001.

        Effective October 18, 2001, LaBranche acquired Bocklet & Company, LLC ("Bocklet") for an aggregate of $20.0 million in cash, of which $5.0 million was paid upon the closing and the remaining amount was paid in equal installments three, six and nine months from the closing date, and 1,100,000 shares of the Company's common stock. In addition, an amount equal to the equity capital of Bocklet on the closing date of the acquisition was paid in equal installments three, six and nine months from the closing date. The acquisition was accounted for under the purchase method of accounting. The excess of purchase price over fair value of net tangible assets of approximately $53.4 million was allocated to specialist stock list and goodwill. The results of the operations formerly conducted by Bocklet have been included in the Company's consolidated financial statements since October 19, 2001.

        Effective October 24, 2002, the Holding Company acquired all the outstanding stock of Hochstin & Company, Inc. ("Hochstin"), which conducted a rights specialist and floor brokerage business on the NYSE, for $7.8 million in cash, of which $3.6 million was paid at the closing and the remainder is to be, or was, paid by the Holding Company as follows: (a) $1.0 million on each of October 24, 2003, 2004 and 2005, and (b) $1.2 million on October 24, 2007, although the final payment may be reduced to $200,000 if the employment with LFSI of a certain former employee of Hochstin is either terminated for cause by LFSI or is terminated voluntarily by such employee prior to October 24, 2007. The acquisition was accounted for under the purchase method of accounting. The excess of purchase price over fair value of net tangible assets of approximately $4.6 million was allocated to goodwill. The results of operations formerly conducted by Hochstin have been included in the Company's consolidated financial statements since October 24, 2002.

        On April 22, 2003, LSP formed an options specialist joint account on the AMEX (the "Joint Account") with Botta Capital Management, LLC ("Botta"). LSP contributed $1.5 million of capital for the operations of the Joint Account and manages the Joint Account's business on the trading floor of the AMEX. Botta contributed its right to act as specialist in certain AMEX option listings. Annual net profits of the Joint Account generated from specialist activities in the Joint Account's AMEX listed options are shared by LSP and Botta on a ratio of 66%/34% basis, respectively, and LSP bears 100% of any annual net losses. After the fourth anniversary of the formation of the Joint Account, Botta will no longer have any interest in the Joint Account or the AMEX option listings it contributed to the Joint Account. The results of the Joint Account have been included in the Company's consolidated financial statements since April 22, 2003, in accordance with FIN 46(R). Botta's share of the net assets and net income of the Joint Account are classified as minority interest on the accompanying 2003 consolidated statement of financial condition and statement of operations, respectively.

10.    COMMITMENTS AND CONTINGENCIES

        On April 22, 2003, the NYSE announced that it was reviewing the trading practices of several specialist firms, including LaBranche, with respect to alleged "interpositioning," pursuant to which specialists are alleged to have improperly intervened in matches between buyers and sellers by not complying with their "negative obligation" to "stand out of the way" when a natural match can occur between a buyer and a seller. On September 26, 2003, the NYSE Division of Enforcement informed LaBranche's representatives of its belief that interpositioning by LaBranche specialists amounted in the aggregate to approximately $5.0 million during the three year period from 2000 to 2002. On October 15, 2003, the NYSE Division of Enforcement informed LaBranche's representatives that a new NYSE Market Surveillance Division study indicated that LaBranche specialists also improperly "traded ahead" of customer orders placed on the "Designated Order Turnaround" or "DOT" system, and that this "specialist advantage" or "DOT inferior" trading amounted in the aggregate to approximately $38.5 million during the 2000 to 2002 period. On October 16, 2003, the NYSE announced that it had determined to bring disciplinary action against the five largest NYSE specialist firms, including LaBranche, and seek substantial fines for their alleged trading ahead of customer orders during the 2000 to 2002 period. On October 17, 2003, the SEC issued a formal Order of Investigation with respect to the specialist trading practices of the five largest NYSE specialist firms, including LaBranche. In December 2003, the SEC and NYSE also indicated that they were expanding the period covered by their investigations to include 1998, 1999 and 2003.

        On January 21, 2004, the staff of the SEC issued a "Wells Notice" notifying the Company and LaBranche that the staff was considering recommending that the SEC bring a civil enforcement action against the Company and LaBranche for possible violations of securities laws and NYSE rules. LaBranche received a similar notice from the NYSE, which restated the NYSE's intent to bring a formal disciplinary proceeding against LaBranche for possible violations of securities laws and NYSE rules.

        On February 17, 2004, the Company announced an agreement in principle with the NYSE and the staff of the SEC to settle the pending investigations by the NYSE and SEC concerning specialist trading activity. The agreement in principle is subject to final approval by the SEC and the signing of definitive settlement papers. The Company announced its understanding that the settlement will take the form of an administrative order with findings based on a neither admit nor deny offer of settlement. The findings, neither admitted nor denied, will include violations of Section 11(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and rules promulgated thereunder concerning specialist trading, including the requirement that a specialist maintain a fair and orderly market, and violations of Section 15(b)(4)(E) of the Exchange Act, including failure to supervise with respect to certain transactions in which one or more employees allegedly violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. Pursuant to the agreement in principle, and without admitting or denying any wrongdoing, the Company announced that it will pay a total of $63.5 million in restitution to customers and civil penalties for certain trades that occurred during the five-year period from 1999 to 2003. Of the total $63.5 million, $41.6 million represents restitution and $21.9 million represents civil penalties. The settlement represents a subsequent event reportable for 2003 under accounting principles generally accepted in the United States of America, and the Company has recorded a $63.5 million pre-tax charge for 2003. It is the Company's understanding that the four other largest NYSE specialist firms also settled the pending investigations concerning their specialist trading activity during the 1999 to 2003 period.

        On or about October 16, 2003 through December 16, 2003, 13 purported class action proceedings were filed against the Company and certain of the Company's officers and directors in the United States District Court for the Southern District of New York alleging improper specialist firm trading. Nine of these lawsuits, Sofran v. LaBranche & Co Inc., et al., No. 03 CV 8201, Semon v. LaBranche & Co Inc., et al., No. 03 CV 8255, Haug v. LaBranche & Co. Inc., et al., No. 03 CV 8265, Labul v. LaBranche & Co Inc., et al., No. 03 CV 8365, Murphy v. LaBranche & Co Inc., et al., No. 03 CV 8462, Strain v. LaBranche & Co Inc., et al., No. 03 CV 8509, Yopp v. LaBranche & Co Inc., et al., No. 03 CV 8783, Ferris v. LaBranche & Co Inc., et al., No. 03 CV 8806, and Levin v. LaBranche & Co Inc., et al., No. 03 CV 8918, have been brought by purchasers of the Company's common stock during class periods alleged to have begun as early as August 1999 and to conclude on October 15, 2003. The plaintiffs in these lawsuits allege that the Company and certain of its past and present officers violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and Section 20(a) of the Exchange Act by materially misrepresenting the Company's alleged illegal activities and its financial performance. Plaintiffs seek unspecified money damages, attorneys' fees and reimbursement of expenses. On December 16, 2003, the Labul action was voluntarily dismissed without prejudice. Motions to consolidate these cases and for the appointment of a lead plaintiff are pending.

        Four of these lawsuits, Pirelli v. LaBranche & Co Inc., et al., No. 03 CV 8264, Marcus v. LaBranche & Co Inc., et al., No. 03 CV 8521, Empire v. LaBranche & Co Inc., et al., No. 03 CV 8935, and the California Public Employees' Retirement System (CalPERS) v. The New York Stock Exchange, Inc., et al, No. 03 CV 9968, are brought by persons or entities who purchased and/or sold shares of stocks of NYSE and AMEX listed companies for which LaBranche or any of six other largest specialist firms acted as specialists during a class period alleged to have begun as early as October 17, 1998 and to conclude on October 15, 2003. The plaintiffs in these lawsuits allege that the Company, LaBranche, the Company's chairman and chief executive officer and six other specialist firms violated Section 10(b), Rule 10b-5 and Section 20(a) by materially misrepresenting the Company's and their alleged illegal activities and profiting on purchases and/or sales of NYSE and AMEX securities. The CalPERS action also names the NYSE as a defendant. Plaintiffs seek unspecified money damages, restitution, attorneys' fees and reimbursement of expenses. Motions to consolidate these cases and for the appointment of a lead plaintiff are pending.

        On or about December 4, 2003, an action purportedly brought on behalf of the general public, Posner v. LaBranche & Co Inc., et al., No. BC307099, was filed against the Company in the Superior Court of the State of California, County of Los Angeles. The plaintiff alleges that the Company, certain of its past and present officers, other specialist firms and individuals at other specialist firms violated California Business and Professions Code § 17200 by engaging in illegal specialist trading activities. Plaintiff seeks an order permanently enjoining the alleged misconduct, restitution, an order declaring acts and practices to be "unlawful, unfair and/or fraudulent," an accounting to determine the amount to be returned by defendants and the amounts to be refunded to members of the public, the creation of an administrative process for defendants' customers to recover their losses and attorneys' fees. On February 27, 2004, the defendants in the action removed the action to the United States District Court for the Central District of California (No. CV04-1345).

        On or about November 6, 2003, a purported shareholder derivative action, Brown v. George M. L. LaBranche IV, et al., No. 03 603512, was filed by two of the Company's shareholders, purportedly on behalf of the Company, against certain of the Company's past or present directors and officers, in the Supreme Court of the State of New York, New York County. Plaintiffs allege breaches of fiduciary duty arising out of statements by the Company concerning its specialist trading business that are alleged to have been false and misleading because the Company failed to disclose alleged violations of NYSE rules. According to plaintiffs, "[a]t least a majority of the Individual Defendants had knowledge of, or were reckless in not knowing of these false and misleading statements and the improper transactions concealed by such statements, and failed to establish and maintain adequate policies, systems and procedures reasonably designed to detect and prevent such improper transactions." Plaintiffs seek damages, return of all compensation received by the defendants for periods during which they breached their fiduciary duties, an order requiring implementation of corrective measures to prevent repetition of the alleged wrongful conduct, attorneys fees and reimbursement of expenses.

        On January 20, 2004, five entities who allege that they are purchasers and sellers of options commenced an action in the United States District Court for the Northern District of Illinois against four national securities exchanges (the AMEX, the Chicago Board Options Exchange, the Philadelphia Stock Exchange and the Pacific Stock Exchange) and 35 securities brokers and/or dealers who made markets in options, including the Company and LSP. Plaintiffs allege that the Company and LSP conspired with other defendants by allegedly failing to execute orders, canceling orders and refusing to cancel orders for the purchase and sale of options. Plaintiffs allege violations of federal antitrust laws (Sections 1 of the Sherman Act and 4 and 16 of the Clayton Act), and securities laws (Section 10(b) of the Exchange Act and Rule 10b-5), breach of contract, common law fraud, breach of fiduciary duty, violations of an Illinois consumer fraud and deceptive business practices statute and tortious interference with business. Injunctive relief and damages (including punitive damages) in an unspecified amount are sought.

        The Company believes that the claims asserted against it in the proceedings described above are without merit, and the Company denies all allegations of wrongdoing. There can be no assurance, however, as to the outcome or timing of the resolution of these proceedings. The Company therefore is unable to estimate the amount or potential range of any loss that may arise out of these proceedings. The range of possible resolutions could include determinations and judgments against the Company or settlements that could require substantial payments by the Company that could have a material adverse effect on the Company's financial condition, results of operations, and cash flows.

        The Company and, in particular, certain of the business operations conducted by LFSI's predecessor in interest, RPM Clearing Corporation have been the target, from time to time, of various claims and lawsuits incidental to the ordinary course of their respective businesses. While the ultimate outcome of those claims and lawsuits which currently are pending cannot be predicted with certainty, the Company believes, based on the understanding of the facts of these proceedings, that their ultimate resolution will not, in the aggregate, have a material adverse effect on the Company's financial condition or results of operations.

        In October 2003, LaBranche extended its $200.0 million committed line of credit agreement with a bank to October 29, 2004 on the same terms and conditions as the expiring agreement. The line of credit, which is available to finance LaBranche's specialist activities, may be extended by LaBranche—subject to the bank's approval—for additional one-year terms by giving written notice to the bank at least 30 days prior to the then-current scheduled termination date. Amounts outstanding under this credit agreement would be secured by LaBranche's inventory of specialist stocks and would bear interest at the bank's broker loan rate. To date, LaBranche has not utilized this facility. In order to maintain the availability of funds under this credit facility, LaBranche must comply with certain financial and other covenants. We currently are in compliance with these covenants.

        The Company has entered into long-term non-cancelable operating lease agreements for certain office space and equipment, which expire at various dates through 2012. Certain lease agreements contain escalation clauses providing for increased rental payments based on increases in maintenance charges and real estate taxes. Minimum future rental commitments under existing non-cancelable leases for office space and equipment are as follows:

Years Ending December 31,
2004	$2,757,972
2005	2,666,232
2006	1,885,116
2007	1,571,430
2008	193,003
Thereafter	224,776

Total	$9,298,529

11.   SUBORDINATED LIABILITIES

        LaBranche is a party to subordinated loan agreements under which it has indebtedness approved by the NYSE for inclusion as net capital, as defined. Interest is payable quarterly at various annual rates. Four agreements representing approximately $2.3 million mature within the last six months of 2004, and six agreements representing approximately $3.0 million mature within the first six months of 2005. These subordinated notes, which bear an annual interest rate of 10.0%, all have automatic rollover provisions, and each scheduled maturity date will be extended an additional year, unless the lender gives LaBranche seven months advance notice that the maturity date will not be extended. LaBranche is also entitled to prepay these subordinated notes without penalty under the terms of the agreements relating thereto. Interest expense incurred on these and other similar subordinated loan agreements which have been repaid for the years ended December 31, 2003, 2002 and 2001 was approximately $0.5 million, $0.8 million and $0.6 million, respectively.

        In 1998, LaBranche issued five subordinated notes representing aggregate indebtedness of $15.0 million, which mature on June 3, 2008 and bear interest at an annual rate of 7.7%, payable on a quarterly basis. These notes are senior to all other subordinated notes of LaBranche. The agreements covering these subordinated notes require LaBranche to comply with certain covenants that, among other things, restrict the type of business in which LaBranche may engage, set certain net capital levels and prohibit restricted payments, as defined. Interest expense incurred on these subordinated notes and other similar subordinated notes which were repaid in September 2002 for the years ended December 31, 2003, 2002 and 2001 was approximately $1.2 million, $2.3 million and $2.8 million, respectively.

        In connection with the acquisition of RPM, LaBranche assumed a secured demand note obligation of $8.0 million maturing in June 2004 and bearing interest at an annual rate of 11.0% on the amount of cash collateral and 4.0% on non-cash collateral, payable monthly. In July 2003, LaBranche prepaid, without penalty, through release of the collateral, this secured demand note, plus accrued interest. Interest expense incurred on secured demand notes for the years ended December 31, 2003, 2002 and 2001 was approximately $0.4 million, $2.0 million and $1.0 million, respectively.

12.    EARNINGS (LOSS) PER SHARE

        Earnings (loss) per share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share includes the determinants of basic earnings (loss) per share and, in addition, gives effect to dilutive potential common shares for periods in which there is net income available to common shareholders.

        The computations of basic and diluted earnings (loss) per share are set forth below:

	Years Ended December 31,
	2003	2002	2001
	(000's omitted, except per share data)
Net income (loss)	$(179,389)	$87,226	$71,587
Less: preferred dividends and discount accretion	4,014	6,941	7,472

Numerator for basic and diluted earnings (loss) per share—net income (loss) applicable to common stockholders	$(183,403)	$80,285	$64,115
Denominator for basic earnings (loss) per share—weighted-average number of common shares outstanding	59,614	58,992	55,691
Dilutive shares:
Stock options	—	681	822
Restricted stock	—	—	50
Restricted stock units	—	266	385

Denominator for diluted earnings (loss) per share—weighted-average number of common shares outstanding	59,614	59,939	56,948
Basic earnings (loss) per share	$(3.08)	$1.36	$1.15
Diluted earnings (loss) per share	$(3.08)	$1.34	$1.13

        The exercise prices for options to purchase an aggregate of 1,807,500 and 262,500 shares of common stock exceeded the average market price of the Company's common stock for the years ended December 31, 2002 and 2001, respectively. In addition, potential common shares relating to restricted stock and restricted stock units whose fair value was below the average market price of the Company's common stock for the years ended December 31, 2002 and 2001 totaled 27,362 and 47,499, respectively. Accordingly, the above calculations of diluted earnings (loss) per share do not include the antidilutive effect of these stock-based awards. Potential common shares relating to options and to restricted stock and restricted stock units totaling 3,626,891 and 295,495, respectively, were excluded from the diluted loss per share calculation for the year ended December 31, 2003 because their effect was antidilutive.

13.    EMPLOYEE INCENTIVE PLANS

  Equity Incentive Plan

        The Company sponsors an Equity Incentive Plan ("EIP") which provides for grants of incentive stock options, nonqualified stock options, restricted shares of common stock, restricted stock units, unrestricted shares and stock appreciation rights.

        Upon inception of the EIP, the Company reserved for issuance 4,687,500 shares of common stock. On July 20, 2001, the Board of Directors approved, subject to the subsequent approval of the

Company's stockholders, an increase in the number of shares of the Company's common stock available for issuance under the EIP by an additional 3,000,000 shares. This increase was approved by a majority vote of the stockholders of the Company at its annual meeting of stockholders on May 21, 2002. The maximum number of shares of common stock with respect to which options, restricted stock, restricted stock units or other equity-based awards may be granted under the EIP during any calendar year to any employee may not exceed 500,000 shares, subject to adjustment upon certain corporate transactions.

  Restricted Stock and Restricted Stock Units

        The Company granted restricted stock units ("RSUs") to employees in connection with its initial public offering and subsequently as stock-based compensation. The Company granted restricted stock ("RS") as part of employment contracts and in connection with certain acquisitions. In general, both the restricted stock units and the restricted stock awards vest in three to five annual installments on the anniversary of the date of grant. Compensation expense for all of these RS and RSUs awards is recognized on a straight-line basis over the respective vesting periods. In addition, all of these awards are subject to the employees' continuing service with the Company and other restrictions. For the years ended December 31, 2003, 2002 and 2001, the Company recorded compensation expense related to these awards, net of forfeitures, and a credit to additional paid-in-capital, of $3.4 million, $3.1 million and $6.2 million, respectively.

        The following table provides information about grants of RS and RSUs:

Number of Shares
RS and RSUs Outstanding as of December 31, 2000	1,250,262
Granted	60,000
Vested	(223,906)
Forfeited	(60,142)

RS and RSUs Outstanding as of December 31, 2001	1,026,214
Granted	20,000
Vested	(308,436)
Forfeited	(193,660)

RS and RSUs Outstanding as of December 31, 2002	544,118
Granted	46,000
Vested	(289,833)
Forfeited	(4,340)

RS and RSUs Outstanding as of December 31, 2003	295,945

  Stock Options

        In general, most of the stock options granted to employees as stock-based compensation vest and become exercisable in annual installments over three years. Options granted as part of purchase accounting acquisitions were fully vested and exercisable on the grant date. Pursuant to APB No. 25, no compensation expense was recognized for any of these option grants since, on the date of grant, these options had no intrinsic value. In addition, these option grants will generally expire ten years from the date of grant, unless sooner terminated or exercised.

        The following table provides information about options to purchase the Company's common stock:

	Number of Shares	Weighted Average Exercise Price per Share
Options Outstanding as of December 31, 2000	1,150,000	$14.00
Options Granted	3,038,162	11.22
Options Exercised	(1,287,936)	7.68
Options Forfeited	(66,667)	14.00

Options Outstanding as of December 31, 2001	2,833,559	13.90
Options Granted	1,545,000	34.64
Options Exercised	(705,890)	12.03
Options Forfeited	—	—

Options Outstanding as of December 31, 2002	3,672,669	22.98
Options Granted	—	—
Options Exercised	(15,778)	13.67
Options Forfeited	(30,000)	35.00

Options Outstanding as of December 31, 2003	3,626,891	22.92
Options Exercisable as of:
December 31, 2001	2,287,726	$10.89
December 31, 2002	1,977,669	12.42
December 31, 2003	2,074,391	13.76

        The following table summarizes information about stock options outstanding as of December 31, 2003:

	Options Outstanding			Options Exercisable
			Weighted Average Exercise Price per Share
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life		Number Exercisable	Weighted Average Exercise Price
$2.00 - 10.99	493,890	1.0	$2.78	493,890	$2.78
11.00 - 20.99	1,355,501	6.9	13.86	1,355,501	13.86
21.00 - 30.99	75,000	8.8	27.50	50,000	27.50
31.00 - 40.99	1,702,500	7.9	35.77	175,000	40.00

	3,626,891			2,074,391

  Senior Executive Bonus Plan

        During March 2003, the Board of Directors of the Company approved, subject to the subsequent approval of the Company's stockholders, the adoption of the Senior Executive Bonus Plan, effective as of January 1, 2003. The purpose of the Senior Executive Bonus Plan is to provide for the payment to the Company's Chief Executive Officer and next four most highly compensated executive officers of bonuses which are exempt from the $1.0 million deduction limitation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. Bonuses are payable in cash and/or equity-based awards under the Company's EIP. The adoption of the Senior Executive Bonus Plan was approved by a majority of the stockholders of the Company at its annual meeting of stockholders on May 20, 2003. For the year ended December 31, 2003, no bonuses were paid under this plan.

14.    SHORT TERM AND LONG TERM DEBT

        On August 24, 1999, the Holding Company issued $100.0 million aggregate principal amount of the Senior Notes. The Senior Notes bear interest at a rate of 9.5% annually and mature on August 15, 2004. The carrying value of the Senior Notes as of December 31, 2003 and 2002 was $100.0 million and $99.9 million, respectively. The $0.2 million original discount on the Senior Notes is being amortized over their life as an adjustment to interest expense. Debt issuance costs incurred as a result of the offering of the Senior Notes totaled approximately $2.7 million and are being amortized on a straight-line basis over the life of the Senior Notes as an adjustment to interest expense. Interest expense related to the Senior Notes for each of the years ended December 31, 2003, 2002 and 2001 was approximately $9.5 million (see Note 3).

        In connection with the acquisitions of Henderson Brothers Holdings, Inc. and Webco Securities, Inc., the Holding Company issued $250.0 million aggregate principal amount of Senior Subordinated Notes (the "Senior Subordinated Notes") that bear interest at a rate of 12.0% annually and mature on March 2, 2007. As of December 31, 2003 and 2002, the carrying value of the Senior Subordinated Notes was $247.6 million and $247.0 million, respectively. The $4.3 million original discount on the Senior Subordinated Notes is being amortized over their life as an adjustment to interest expense. Debt issuance costs incurred in the offering of the Senior Subordinated Notes totaled approximately $6.9 million, and are also being amortized as an adjustment to interest expense over the life of the Senior Subordinated Notes. For the years ended December 31, 2003, 2002 and 2001, interest expense related to these Senior Subordinated Notes was approximately $31.5 million, $31.3 million, and $31.2 million, respectively.

        The indentures governing each of the Senior Notes and the Senior Subordinated Notes include certain covenants that, among other things, limit the Company's ability to incur additional indebtedness, pay dividends on, or repurchase, its stock, make certain investments, engage in transactions with stockholders and affiliates, create liens on its assets and sell assets or engage in mergers and consolidations, except in accordance with certain specified conditions. Under these financial covenants, the Company's ability to incur additional indebtedness, pay dividends or redeem stock is limited if the Company's "consolidated fixed charge coverage ratio," which is based on a trailing four quarters, is at or below 2.75:1. The "consolidated fixed charge coverage ratio" reflects a comparison between (1) the Company's consolidated earnings before interest, income tax, depreciation and amortization expenses ("EBITDA"), and (2) the sum of the Company's interest expenses and a tax-effected multiple of dividend payments with respect to the outstanding shares of the Company's preferred stock.

        As of December 31, 2003, the Company was not in default of the indentures governing the Senior Notes and Senior Subordinated Notes, but was subject to both the covenant limiting the Company's ability to incur additional indebtedness and the covenant limiting the Company's ability to make certain so-called "restricted payments" (such as dividends or cash payments to purchase the Company's stock), because its consolidated fixed charge coverage ratio was below 2.75:1. However, under exceptions to these covenants, while the consolidated fixed charge coverage ratio was below 2.75:1, the Company was still permitted to incur indebtedness pursuant to working capital facilities, including the $200.0 million line of credit maintained by LaBranche, subject to certain conditions and limitations.

        As of December 31, 2003, due to the net loss the Company incurred primarily as a result of the charges related to goodwill impairment and the NYSE and SEC specialist investigation, the Company's ability to make restricted payments became subject to another limitation contained in the indentures governing the Senior Notes and Senior Subordinated Notes. Because the Company's cumulative restricted payments since the original issuance of the Senior Notes, including the dividends previously paid with respect to the Company's common stock and Series A preferred stock, the 2002 and 2003 repurchases of Series A preferred stock, and certain of the Company's prior investments, were greater than the sum of (i) 50% of the Company's cumulative consolidated net income and (ii) 100% of the net cash proceeds received from any issuance or sale of the Company's capital stock, the Company became subject to a second limitation on its ability to make restricted payments.

        Accordingly, unless and until the Company's EBITDA increases above recent levels and the Company's consolidated fixed charge coverage ratio again exceeds 2.75:1, and the cumulative consolidated net income exceeds the Company's cumulative restricted payments, the continuing application of these limitations could restrict the Company's access to certain sources of financing and its ability to distribute earnings to its stockholders and strategically and flexibly deploy its capital.

        The Senior Subordinated Notes also require the Company, within 150 days after the end of each fiscal year, to offer to redeem from all holders of the Senior Subordinated Notes a principal amount equal to the Company's Excess Cash Flow, as defined, at a price equal to 103.0% of the principal amount being offered for purchase plus accrued and unpaid interest, if any, to the date of redemption. Each holder is entitled to be offered his or her pro rata share based upon his or her ownership percentage of the outstanding Senior Subordinated Notes. An Excess Cash Flow offer is not required to be made for any fiscal year if the amount of such offer would be less than $5.0 million. Excess Cash Flow is defined for this purpose as 40.0% of the amount by which the Company's consolidated EBITDA exceeds the sum of its interest expense, tax expense, increase in net capital or net liquid asset requirements, capital expenditures, any cash amounts related to acquisitions of NYSE specialists or any cash payments related to the Company's payment at maturity of the principal amount of its existing or certain other indebtedness. On May 13, 2003, the Company offered to purchase approximately $30.5 million aggregate principal amount of Senior Subordinated Notes based on the Excess Cash Flow for the year ended December 31, 2002. This offer expired on June 11, 2003 without the tender of any Senior Subordinated Notes. An Excess Cash Flow offer may not be made to the extent the offer would violate the prohibition on restricted payments contained in the indentures governing the Senior Notes. Thus, while the Senior Notes are outstanding, if the Company's consolidated fixed charge coverage ratio is below 2.75:1, the Company may not offer to redeem any Senior Subordinated Notes pursuant to an Excess Cash Flow offer or otherwise. The Company, therefore, does not anticipate being required to make an Excess Cash Flow offer in 2004 based on its financial results in 2003.

        As of December 31, 2003 and 2002, the Holding Company was obligated under a promissory note for $2.0 million assumed in connection with the RPM acquisition, which was issued to a family member of a former employee of RPM. The note bore interest at 12.5% per year until June 15, 2003, and bears interest at 8.0% per year through June 14, 2004, its maturity date. This promissory note is classified as short term debt on the accompanying statements of financial condition. In addition, the Holding Company issued to RPM Nautical Foundation, Inc. ("RPM Nautical") notes in the aggregate amount of $8.0 million on August 7, 2002 in exchange for 8,000 shares of the Company's Series A Preferred Stock then held by RPM Nautical. This indebtedness accrued interest at the rate of 10.0% per year until August 7, 2003 and thereafter accrues interest at a rate of 9.0% per year, payable semiannually, and matures on August 7, 2007. Interest expense incurred by the Holding Company related to the notes described in this paragraph for the years ended December 31, 2003, 2002 and 2001 was approximately $1.0 million, $0.6 million and $0.2, respectively.

        Principal maturities of long term debt as of December 31, 2003 are as follows:

Year Ending December 31,	Amount
(000's omitted)
2004	—
2005	—
2006	—
2007	$258,000
2008	—
Thereafter	—

Total	$258,000

15.    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

        SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires companies to report the fair value of financial instruments for certain assets and liabilities. Substantially all the Company's assets and liabilities are carried at fair value or contracted amounts, which approximate fair value.

        The fair value of fixed rate debt, in millions, is as follows:

	As of December 31,
	2003		2002
	Carrying Value	Fair Value	Carrying Value	Fair Value
Senior Debt	$100.0	$101.0	$99.9	$104.9
Senior Subordinated Debt	$247.6	$250.0	247.0	280.5
Other	$30.3	$33.1	$30.3	$33.6

        The fair value of the Senior Notes and the Senior Subordinated Notes was determined based upon their market value as of December 31, 2003. The fair value of the fixed rate and other notes was determined using current market rates to discount their cash flows.

16.    RETIREMENT PLAN

        The Company has a defined contribution retirement plan (the "Plan") that is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Effective January 1, 2003, the Plan sponsor changed from LaBranche to the Holding Company.

        All employees are eligible to participate in the Plan after they have completed three months of service and/or have been credited with 1,000 hours of service. Participants are entitled to contribute voluntarily in an amount equal to not less than 1% and not more than 60% of their annual pre-tax compensation, up to the maximum amount permitted under Internal Revenue Service ("IRS") regulations for the applicable Plan year. The Company, acting in its sole discretion, can declare and make employer matching contributions and additional voluntary contributions. During the years ended December 31, 2003, 2002 and 2001, the Company contributed approximately $1.0 million, $1.2 million and $1.0, respectively, as employer matching contributions to the Plan, and approximately $4.2 million and $3.4 million as of December 31, 2002 and 2001, respectively, as additional voluntary contributions. There were no additional voluntary contributions for 2003.

17.    BUSINESS SEGMENTS

        Segment information is presented in accordance with SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." Prior to January 1, 2002, the Company considered its operations to be one reportable segment for purposes of presenting consolidated financial information and evaluating its performance. Since adopting SFAS No. 131 in 2002, the Company views its business under two separate segments: Specialist and Execution and Clearing. Accordingly, the 2001 reportable segments information was restated in 2002 to conform to the current reportable segments presentation. The Company's business segments are based upon the nature of the financial services provided, their revenue source and the Company's management organization.

        The Company's Specialist segment operates as a specialist in equities and rights listed on the NYSE, as a specialist in equities, options, ETFs, and futures on the AMEX and the NYBOT, and as a market-maker in ETFs, futures and options on several exchanges. This segment also provides support services for the NYSE specialist activities. The Specialist segment currently includes the operations of LaBranche, LSP, LABDR and BV since they share similar economic characteristics.

        The Company's Execution and Clearing segment provides securities execution, securities clearing and other related services to its own retail customers, customers of introducing brokers and institutional customers, including traders, professional investors and broker-dealers. This segment also provides direct-access floor brokerage services to institutional customers. The Execution and Clearing segment currently includes the operations of LFSI.

        Revenues and expenses directly associated with each segment are included in determining its operating results. Other expenses, including corporate overhead, which are not directly attributable to a particular segment, generally are allocated to each segment based on its resource usage levels or other appropriate measures. Certain administrative expenses, corporate overhead expenses and other sources of revenues are not specifically allocated by management when reviewing the Company's segments'

performance, and appear in the Other section. Selected financial information for each segment is set forth below:

	For the Years Ended December 31,
	2003	2002	2001
	(000's omitted)
Specialist Segment:
Revenues	$256,583	$401,169	$395,731
Operating expenses	133,016	164,367	136,751
Goodwill impairment	166,250	—	—
Restitution and fines	63,519	—	—
Depreciation and amortization expense	11,715	12,337	38,186

Income (loss) before minority interest and taxes	(117,917)	224,465	220,794

Segment goodwill	289,593	466,546	456,910
Segment assets	$1,785,623	$1,726,935	$1,776,794
Execution and Clearing Segment:
Revenues	$47,909	$44,565	$27,180
Operating expenses	56,799	53,297	38,838
Goodwill impairment	4,052	—	—
Depreciation and amortization expense	1,008	1,093	967

Loss before minority interest and taxes	$(13,950)	$(9,825)	$(12,625)

Segment goodwill	—	4,052	4,053
Segment assets	$59,927	$88,666	$156,745
Other (1):
Revenues	$1,497	$7,111	$1,219
Operating expenses	54,623	55,611	52,380
Depreciation and amortization expense	80	16	297

Loss before minority interest and taxes	(53,206)	(48,516)	(51,458)

Segment assets	$114,052	$97,201	$67,298
Total:
Revenues	$305,989	$452,845	$424,130
Operating expenses	244,439	273,275	227,969
Goodwill impairment	170,302	—	—
Restitution and fines	63,519	—	—
Depreciation and amortization expense	12,803	13,446	39,450

Income (loss) before minority interest and taxes	$(185,074)	$166,124	$156,711

Goodwill	289,593	470,598	460,963
Total assets	$1,959,602	$1,912,802	$2,000,837

(1)
Other is comprised primarily of the interest on the Holding Company's indebtedness, unallocated corporate administrative expenses, including legal costs, unallocated revenues (primarily income from non-marketable investments and interest income), and elimination entries.

18.    STOCKHOLDERS' EQUITY

        In connection with the Company's acquisition of RPM in March 2001, the Company issued 100,000 shares of Series A preferred stock. Until its surrender in an exchange offer completed in January 2004 (see Note 20), each outstanding share of Series A preferred stock entitled the holder thereof to cumulative preferred cash dividends at an annual rate of 8.0% of the liquidation preference per share until March 15, 2005, 10.0% until March 15, 2006 and 10.8% thereafter. Dividends on the issued and outstanding shares of Series A preferred stock were cumulative and accrued from the date on which they were originally issued. Dividends were payable on the first day of January and the first day of July of each year (or if such date was not a regular business day, then the next business day thereafter). On January 2, 2003 and July 1, 2003, the Company paid dividends of $2.6 million and $1.6 million, respectively, with respect to the outstanding shares of its Series A preferred stock on those dates.

        On February 19, 2002, the Company purchased approximately 28,164 shares of its outstanding Series A preferred stock for approximately $28.5 million, including accrued but unpaid dividends. As a result of the purchase, the Company recorded an expense due to the acceleration of the discount accretion on the shares purchased of approximately $1.5 million, which was included in other expenses. On August 7, 2002, the Company issued eight individual subordinated notes in the aggregate principal amount of $8.0 million to RPM Nautical in exchange for the 8,000 shares of the Company's Series A preferred stock then held by RPM Nautical. The Company also paid to RPM Nautical, in cash, the amount of accrued and unpaid dividends with respect to the shares of the Company's Series A preferred stock held by RPM Nautical as of August 6, 2002. As a result of the exchange, the Company recorded an expense of approximately $0.4 million due to the acceleration of the discount accretion on the shares exchanged, which was included in other expenses. On February 6, 2003, the Company repurchased approximately 24,650 shares of its Series A preferred stock for approximately $24.8 million, including accrued but unpaid dividends through the date of purchase. As a result of the purchase, the Company recorded an expense due to the acceleration of the discount accretion on the shares purchased of approximately $0.9 million, which was included in other expenses.

        On January 16, 2003, the Board of Directors declared an $0.08 per share cash dividend payable on February 14, 2003 to holders of record of the Company's common stock on January 31, 2003. This dividend was paid on February 14, 2003. On April 14, 2003, the Board of Directors declared an $0.08 per share cash dividend payable on May 14, 2003 to holders of record of the Company's common stock on April 30, 2003. This dividend was paid on May 14, 2003. On July 17, 2003, the Board of Directors declared an $0.08 per share cash dividend payable on August 14, 2003 to holders of record of the Company's common stock on July 31, 2003. This dividend was paid on August 14, 2003. On October 20, 2003, the board of directors suspended the payment of dividends with respect to the Company's common stock.

        The indentures covering the Company's Senior Notes and Senior Subordinated Notes currently prohibit the Company from paying dividends with respect to the outstanding shares of its capital stock (see Note 14).

19.    FINANCIAL INSTRUMENTS WITH CONCENTRATION OF CREDIT AND OFF-BALANCE SHEET RISK

        As specialists and market-makers on the NYSE, AMEX, and NYBOT, LaBranche and LSP are engaged in various securities trading and lending activities. In connection with their specialist activities, LaBranche and LSP assume positions in stocks for which they are responsible. LaBranche and LSP are exposed to credit risk associated with the nonperformance of counterparties in fulfilling their contractual obligations pursuant to these securities transactions. LaBranche and LSP are exposed to market risk associated with the sale of securities sold but not yet purchased, which can be directly impacted by volatile trading on the NYSE, AMEX and other exchanges. Additionally, in the event of nonperformance and unfavorable market price movements, LaBranche and LSP may be required to purchase or sell financial instruments, which may result in a loss.

        The Company enters into collateralized financing agreements in which it extends short term credit to major financial institutions. The Company controls access to the collateral pledged by the counterparties, which generally consists of U.S. equity and government securities. The value and adequacy of the collateral are continually monitored. Consequently, the risk of credit loss from counterparties' failure to perform in connection with collateralized lending activities is minimal.

        In addition, LFSI, through the normal course of business, enters into various securities transactions as agent. The execution, settlement and financing of those transactions can result in off-balance sheet risk and concentration of credit risk. LFSI's execution and clearing activities involve settlement and financing of various customer securities transactions on a cash or margin basis. These activities may expose LFSI to off-balance sheet risk in the event the customer or other broker is unable to fulfill its contractual obligations and LFSI has to purchase or sell securities at a loss. For margin transactions, LFSI may be exposed to significant off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur in their accounts.

        LFSI seeks to control the risks associated with customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. LFSI monitors margin levels daily and pursuant to such guidelines, requires customers to deposit additional collateral or to reduce positions when necessary.

        LFSI is engaged in various brokerage activities in which its counterparties primarily include broker-dealers, banks and other financial institutions. LFSI may be exposed to the risk of default, which depends on the creditworthiness of the counterparty. It is LFSI's policy to review, as necessary, the credit standing of each counterparty with which it conducts business.

        LSP uses derivative financial instruments, including exchange-traded options, ETFs and domestic and foreign futures contracts, for trading purposes and to financially hedge other positions or transactions as part of its specialist and market-making business and overall risk management process. These financial instruments subject LSP to varying degrees of market, credit and foreign exchange risk. LSP records its derivative trading activities at market value, with corresponding gains or losses recorded in net gain on principal transactions. Gains or losses from foreign currency transactions are also recorded in net gain on principal transactions. In order to minimize risk, management continually monitors positions, gain and loss, volatility and other standard risk measures on a real-time basis and communicates its risk tolerance to LSP's traders.

20.    SUBSEQUENT EVENTS

        On January 21, 2004, the Company completed an exchange offer, pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended, pursuant to which it exchanged one share of a newly-created Series B preferred stock for each share of its issued and outstanding Series A preferred stock. In the exchange offer, all of the approximately 39,186 shares of Series A preferred stock were exchanged by the fourteen holders of record for shares of the Company's Series B preferred stock. Issuance of the newly-created shares of Series B preferred stock was contingent upon the tender for exchange of 100% of the issued and outstanding shares of Series A preferred stock.

        Each share of newly-issued Series B preferred stock has a liquidation preference of $1,000 per share and generally accrues cumulative preferred dividends at an annual rate of 8.0% of the liquidation preference until March 15, 2005, 10.0% until March 15, 2006 and 10.8% thereafter, payable on the first day of January and the first day of July of each year. The terms of the Series B preferred stock provide, however, that if the dividend payable on January 1, 2004 with respect to the then-outstanding Series A preferred stock is not timely paid, the dividend payable on July 1, 2004 with respect to the Series B preferred stock will accrue at an annual rate of 9.0%. Because the Company did not pay the January 1, 2004 dividend with respect to the then-outstanding Series A preferred stock, the dividend payable on July 1, 2004 with respect to the Series B preferred stock currently is accruing at an annual rate of 9.0%. Additionally, if the dividend payable on July 1, 2004 is not timely paid with respect to the Series B preferred stock, then the dividend payable on January 1, 2005 will accrue at an annual rate of 9.0% through September 30, 2004 and 8.0% thereafter through December 31, 2004.

        On January 21, 2004, the Company granted 600,000 RSUs to employees under the EIP. These RSUs will generally vest in full on the third anniversary of the date of grant, subject to the grantees remaining in the continuous employ of the Company through the vesting date.

        In February 2004, LaBranche Structured Products Specialists, LLC ("LSPS"), of which the Holding Company is the sole member, was organized as a specialist in ETFs traded on the NYSE, but has yet to commence operations.

        For subsequent events regarding legal contingencies, see Note 10.

Schedule 1.

LaBRANCHE & CO INC.
(Parent Company Only)
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(000's omitted, except share data)

	December 31,
	2003	2002
ASSETS
Cash and cash equivalents	$48,592	$10,298
Securities purchased under agreements to resell	13,000	26,000
United States Government obligations	—	28,897
Investment in subsidiaries, at equity value	1,103,366	1,281,411
Subordinated note receivable	—	9,000
Other assets	77,046	99,917

Total assets	$1,242,004	$1,455,523

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Interest payable	$14,431	$14,850
Accrued compensation	32,069	31,898
Accounts payable and other accrued expenses	28,341	28,772
Income taxes payable	8,064	13,196
Deferred tax liabilities	28,558	20,171
Short term debt	101,971	2,000
Long term debt	255,606	354,948

Total liabilities	469,040	465,835
Preferred stock, Series A, $.01 par value, liquidation value of $1,000 per share; 10,000,000 shares authorized; 39,186 and 63,836 shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively	38,317	61,361
Common stock, $.01 par value, 200,000,000 shares authorized; 59,791,036 and 59,504,148 shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively	598	595
Additional paid-in-capital	682,816	679,601
Retained earnings	51,374	249,065
Unearned compensation	(141)	(934)

	772,964	989,688

Total liabilities and stockholders' equity	$1,242,004	$1,455,523

See accompanying notes to condensed financial statements.

LaBRANCHE & CO INC.
(Parent Company Only)

CONDENSED STATEMENTS OF OPERATIONS

(000's omitted)

	For the Years Ended December 31,
	2003	2002	2001
REVENUES (LOSS):
Earnings (loss) from investment in subsidiaries	$(155,401)	$107,776	$98,853
Investment income	6,152	10,182	2,074

Total revenue (loss)	(149,249)	117,958	100,927

EXPENSES:
Interest	42,598	42,734	44,550
Employee compensation and related benefits	11,205	10,824	7,847
Other	5,555	5,140	1,135

Total expenses	59,358	58,698	53,532

Income (loss) before income tax benefit	(208,607)	59,260	47,395
INCOME TAX BENEFIT	(29,218)	(27,966)	(24,192)

Net income (loss)	(179,389)	87,226	71,587
Series A preferred dividends and discount accretion	4,014	6,941	7,472

Net income (loss) applicable to common stockholders	$(183,403)	$80,285	$64,115

See accompanying notes to condensed financial statements.

LaBRANCHE & CO INC.
(Parent Company Only)

CONDENSED STATEMENTS OF CHANGES IN
STOCKHOLDERS' EQUITY

(000's omitted)

	Common Stock
			Preferred Stock	Additional Paid-in Capital	Retained Earnings	Unearned Compensation
	Shares	Amount					Total
BALANCE, December 31, 2000	49,070	$491	$—	$273,347	$104,665	$(7,602)	$370,901
Net income	—	—	—	—	71,587	—	71,587
Grant of stock options to former RPM option holders	—	—	—	89,623	—	—	89,623
Issuance of stock for option exercises by former RPM option holders	1,255	13	—	9,411	—	—	9,424
Issuance of stock to former RPM stockholders	6,924	69	—	260,463	—	—	260,532
Issuance of preferred stock for RPM acquisition	—	—	93,426	—	—	—	93,426
Preferred stock discount accretion and dividends	—	—	1,105	—	(7,472)	—	(6,367)
Issuance of stock related to other acquisitions	1,254	12	—	29,993	—	—	30,005
Recognition of a tax benefit related to employee option exercises	—	—	—	2,496	—	—	2,496
Issuance of restricted stock shares for option exercises and related compensation	231	2	—	6,089	—	640	6,731

BALANCE, December 31, 2001	58,734	$587	$94,531	$671,422	$168,780	$(6,962)	$928,358
Net income	—	—	—	—	87,226	—	87,226
Preferred stock discount accretion and dividends	—	—	2,994	—	(6,941)	—	(3,947)
Recognition of tax benefit related to employee option exercises	—	—	—	2,610	—	—	2,610
Issuance of restricted stock shares for option exercises and related compensation	770	8	—	5,569	—	6,028	11,605
Preferred stock buyback	—	—	(36,164)	—	—	—	(36,164)

BALANCE, December 31, 2002	59,504	$595	$61,361	$679,601	$249,065	$(934)	$989,688

Net loss	—	—	—	—	(179,389)	—	(179,389)
Common and preferred stock dividends and discount accretion	—	—	688	—	(18,302)	—	(17,614)
Recognition of tax benefit related to employee option exercises	—	—	—	372	—	—	372
Issuance of restricted stock shares for option exercises and related compensation	287	3	—	2,843	—	793	3,639
Preferred stock buyback	—	—	(23,732)	—	—	—	(23,732)

BALANCE, December 31, 2003	59,791	$598	$38,317	$682,816	$51,374	$(141)	$772,964

See accompanying notes to condensed financial statements.

LaBRANCHE & CO INC.
(Parent Company Only)

CONDENSED STATEMENTS OF CASH FLOWS

(000's omitted)

	For the Years Ended December 31,
	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(179,389)	$87,226	$71,587
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of fixed assets	80	16	297
Amortization of debt issuance costs and bond discount	2,110	1,926	1,763
Compensation expense related to stock based compensation	2,631	3,114	3,263
Tax benefit related to exercise of stock options	433	6,639	18,681
Acceleration of preferred stock discount accretion	918	1,844	—
Undistributed equity earnings from investment in subsidiaries	155,401	(79,814)	(74,660)
Deferred tax benefit	(29,218)	(27,966)	(24,192)
Changes in operating assets and liabilities:
Securities purchased under agreements to resell	13,000	(26,000)	—
United States government obligations	28,897	1,187	(30,084)
Other assets	30,690	(47,190)	(54,690)
Accrued compensation	171	(5,887)	37,784
Accounts payable and other accrued expenses	32,234	(14,492)	(33,568)

Net cash provided by operating activities	57,958	(99,397)	(83,819)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for office equipment and leasehold improvements	(39)	(96)	—
Net cash paid for acquisitions	—	(3,600)	—
Return of capital from subsidiary	82,554	154,000	200,915
Payment for investment in subsidiary	(59,145)	(31,494)	(141,735)

Net cash provided by (used in) investing activities	23,370	118,810	59,180

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of subordinated debt and promissory notes	—	(14,781)	(7,500)
Payment of common and preferred dividends	(18,600)	(7,238)	(2,367)
Proceeds from exercise of stock options	216	8,491	9,892
Payments for preferred stock buyback	(24,650)	(28,164)	—

Net cash (used in) provided by financing activities	(43,034)	(41,692)	25

Increase (decrease) in cash and cash equivalents	38,294	(22,279)	(24,614)
CASH AND CASH EQUIVALENTS, beginning of year	10,298	32,577	57,191

CASH AND CASH EQUIVALENTS, end of year	48,592	$10,298	$32,577

SUPPLEMENTAL DISCLOSURES OF CASH PAID FOR:
Income taxes	$20,193	$48,063	$65,700
Interest	42,704	41,998	42,421

See accompanying notes to condensed financial statements.

LaBRANCHE & CO INC.
(Parent Company Only)

NOTES TO CONDENSED FINANCIAL STATEMENTS

1.    OVERVIEW

        The accompanying condensed financial statements of LaBranche & Co Inc. (Parent Company Only) should be read in conjunction with the consolidated financial statements of LaBranche & Co Inc. and Subsidiaries and the notes thereto contained elsewhere in this filing.

2.    TRANSACTIONS WITH SUBSIDIARIES

        LaBranche & Co Inc. has transactions with its consolidated subsidiaries determined on an agreed-upon basis.

        LaBranche & Co Inc. received cash dividends from its consolidated subsidiaries totaling $82.6 million, $154.0 million and $200.9 million for the years ended December 31, 2003, 2002 and 2001, respectively.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145(a) of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such party is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such party in connection with such action, suit or proceeding if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such party acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such party acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such party shall be indemnified against expenses actually and reasonably incurred by such party in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such party or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such party against such liabilities under such Section 145.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        Article Tenth of the certificate of incorporation of LaBranche & Co Inc. (the "Registrant") states that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant, any of its stockholders or any other person or entity for monetary damages for breach of fiduciary duty owed to the Registrant, its stockholders or such other person or entity owing to such director's position as a director of the Company.

        Article Eleventh of the Company's certificate of incorporation, contains substantially the same provisions for indemnification as those contained in Section 145 of the DGCL.

        The Company has entered into indemnification agreements with its current directors and executive officers. The Company has agreed to insure its directors and officers against losses arising from any claim against them as such for wrongful acts or omission, subject to certain limitations.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

2.1	Plan of Incorporation of LaBranche & Co. *
2.2	Exchange Agreement by and among LaBranche & Co Inc., LaB Investing Co., L.L.C. and the members of LaB Investing Co. L.L.C. listed on Schedule A thereto. *
3.1	Amended and Restated Certificate of Incorporation of LaBranche & Co Inc. *
3.2	Amended and Restated Bylaws of LaBranche & Co Inc. *
4.1	Specimen Stock Certificate. *
4.2	Indenture, dated as of August 24, 1999, by and among LaBranche & Co Inc., as issuer, and Firstar Bank, N.A., as trustee, relating to the 9 1/2% Senior Notes due 2004. **
4.3	Form of 9 1/2% Senior Notes due 2004 of LaBranche & Co Inc. (included as Exhibit A to the Indenture filed as Exhibit 4.2). **
4.4
Registration Rights Agreement, dated as of August 24, 1999, by and among LaBranche & Co Inc., as issuer, and Salomon Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchasers. **
4.5	Indenture, dated as of March 2, 2000, by and among LaBranche & Co., as issuer, and Firstar Bank, N.A., as trustee, relating to the 12% Senior Subordinated Notes due 2007. ***
4.6	Form of 12% Senior Subordinated Notes due 2007 of LaBranche & Co Inc. (included as Exhibit A to the Indenture in Exhibit 4.5).
4.7
Registration Rights Agreement, dated as of March 2, 2000, by and among LaBranche & Co Inc., as issuer, and Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney Inc. and ABN AMRO Incorporated, as initial purchasers. ***
4.8
Supplemental Indenture, dated as of April 20, 2004 with respect to the Indenture dated August 24, 1999, between LaBranche & Co Inc., as issuer and U.S. Bank National Association, as trustee, relating to the 9 1/2% Senior Notes due 2004. *******
4.9
Supplemental Indenture, dated as of April 20, 2004 with respect to the Indenture dated March 2, 2000, between LaBranche & Co Inc., as issuer and U.S. Bank National Association, as trustee, relating to the 12% Senior Subordinated Notes due 2007. *******
4.10
Indenture, dated as of May 18, 2004, by and among LaBranche & Co Inc., as issuer, and U.S. Bank National Association, as trustee, relating to the 9 1/2% Senior Notes due 2009 and the 11% Senior Notes due 2012. ******
4.11	Form of 9 1/2% Senior Note due 2009 and 11% Senior Note due 2012 (included as Exhibit A to the Indenture filed as Exhibit 4.8). *******
4.12	Registration Rights Agreement, dated as of May 4, 2004, by and among LaBranche & Co Inc., as issuer, and Credit Suisse First Boston, as initial purchaser. *******
5.1	Opinion of Fulbright & Jaworski L.L.P.†
10.1	Agreement of Lease between Aetna Life Insurance Company and LaBranche & Co., dated January 6, 1984, as amended to date. *
10.2	Second Amendment to Lease Agreement by and between Bank of Communications and LaBranche & Co. dated July 1995, as amended to date. *

10.3	LaBranche & Co Inc. Equity Incentive Plan. *****
10.4	LaBranche & Co Inc. Annual Incentive Plan. *
10.5	Form of Employment Letter between LaBranche & Co Inc. and its executive officers. *
10.6	Form of Agreement Relating to Noncompetition and Other Covenants. *
10.7	Form of Pledge Agreement. *
10.8	Stockholders' Agreement by and among LaBranche & Co Inc. and the Stockholders listed on Schedule I thereto. *
10.9	LaBranche & Co. Note Purchase Agreement, dated June 3, 1998, relating to the issuance of $15,000,000 aggregate principal amount of 7.69% Subordinated Notes. *
10.10
Amendment to Note Purchase Agreements, dated as of August 23, 1999, relating to the issuance of $20,000,000 aggregate principal amount of 8.17% Subordinated Notes and $15,000,000 aggregate principal amount of 7.69% Subordinated Notes. **
10.11	Form of Subordinated Note. *
10.12	Amended and Restated Credit Agreement, dated as of October 31, 2002, by and among LaBranche & Co. LLC and The Bank of New York. ******
10.13	Form of Indemnification Agreement. *
10.14
Purchase Agreement, dated February 24, 2000, by and among LaBranche & Co Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney Inc. and ABN AMRO Incorporated, as initial purchasers, relating to the issuance of $250,000,000 aggregate principal amount of 12% Senior Subordinated Notes due 2007.***
10.15	Amended and Restated Articles of Partnership of LaBranche & Co.**
10.16	LaB Investing Co., L.L.C. Amended and Restated Operating Agreement.**
10.17	Agreement and Plan of Merger, dated as of January 18, 2001, by and between LaBranche & Co Inc. and ROBB PECK McCOOEY Financial Services, Inc.****
10.18	Amendment No. 1, dated as of February 15, 2001, to Agreement and Plan of Merger by and between LaBranche & Co Inc. and ROBB PECK McCOOEY Financial Services, Inc.****
10.19	Amended and Restated LaBranche & Co Inc. Equity Incentive Plan. *****
10.20	LaBranche & Co Inc. Senior Executive Bonus Plan. *******
10.21
Purchase Agreement, dated May 4, 2004, by and among LaBranche & Co Inc., as issuer, and Credit Suisse First Boston, as initial purchaser, relating to the issuance of $200,000,000 9 1/2% Senior Notes due 2009 and $260,000,000 11% Senior Notes due 2011.
12.1	Computation of ratios of earnings to fixed charges.
21	List of Subsidiaries.
23.1	Consent of KPMG LLP.
23.2	Information regarding consent of Arthur Andersen LLP.
23.3	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).†
25.1	Statement of Eligibility of U.S. Bank National Association, as trustee, on Form T-1, with respect to the 9 1/2% Senior Notes due 2009.
25.2	Statement of Eligibility of U.S. Bank National Association, as trustee, on Form T-1, with respect to the 11% Senior Notes due 2012.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.

*	Incorporated by reference to our Registration Statement on Form S-1 (Registration No. 333-81079), as amended, effective August 18, 1999.
**	Incorporated by reference to our Registration Statement on Form S-4 (Registration No. 333-88119), as amended, effective November 3, 1999.
***	Incorporated by reference to our Annual Report on Form 10-K, filed on March 30, 2000.
****	Incorporated by reference to our Current Report on Form 8-K, filed on March 22, 2001.
*****	Incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-8 (Registration No. 333-102607), effective January 21, 2003.
******	Incorporated by reference to Exhibit 10.12 of our Annual Report on Form 10-K, filed March 15, 2004.
*******	Incorporated by reference to Exhibits 4.1 through 4.5 of our Quarterly Report on Form 10-Q for the three months ended June 30, 2004, filed August 9, 2004.
†	To be filed by amendment.

Item 22. Undertakings

        The undersigned registrant hereby undertakes:

          (a)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (b)   That every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d)   To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (e)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 13, 2004.

LaBRANCHE & CO INC.
By:	/s/ GEORGE M.L. LABRANCHE, IV George M.L. LaBranche, IV Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George M.L. LaBranche, IV and Alfred O. Hayward, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933 and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date

/s/ GEORGE M.L. LABRANCHE, IV George M.L. LaBranche, IV	Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 13, 2004
/s/ THOMAS E. DOOLEY Thomas E. Dooley	Director	August 13, 2004
/s/ DAVID A. GEORGE David A. George	Director	August 13, 2004
/s/ DONALD E. KIERNAN Donald E. Kiernan	Director	August 13, 2004
/s/ ALFRED O. HAYWARD, JR. Alfred O. Hayward, Jr.	Executive Vice President and Director	August 13, 2004

/s/ HARVEY S. TRAISON Harvey S. Traison	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 13, 2004
/s/ TODD A. GRABER Todd A. Graber	Controller (Principal Accounting Officer)	August 13, 2004

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TABLE OF CONTENTS
NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY
AVAILABLE INFORMATION
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
Our Company
Our Competitive Position
The Exchange Offer
The Exchange Notes
Risk Factors
Summary Historical Consolidated Financial Data
RISK FACTORS
THE EXCHANGE OFFER
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
BUSINESS
MANAGEMENT
BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants In Last Fiscal Year
Fiscal Year End Option Values
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF EXCHANGE NOTES
DESCRIPTION OF OTHER INDEBTEDNESS
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
Index to Financial Statements
PART I FINANCIAL INFORMATION
  Item 1. Financial Statements.
LaBRANCHE & CO INC. and SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (000's omitted except per share data)
LaBRANCHE & CO INC. and SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED) (000's omitted except per share data)
LaBRANCHE & CO INC. and SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (000's omitted)
LaBRANCHE & CO INC. and SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
LaBRANCHE & CO INC. (Parent Company Only) CONDENSED STATEMENTS OF OPERATIONS (000's omitted)
LaBRANCHE & CO INC. (Parent Company Only) CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (000's omitted)
LaBRANCHE & CO INC. (Parent Company Only) CONDENSED STATEMENTS OF CASH FLOWS (000's omitted)
LaBRANCHE & CO INC. (Parent Company Only) NOTES TO CONDENSED FINANCIAL STATEMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  Item 22. Undertakings
SIGNATURES
POWER OF ATTORNEY